                                                           424b5
                                                           File Number 333-13617

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED JUNE 24, 1997)
                                 $357,066,358
                                 (APPROXIMATE)

                     BEAR STEARNS MORTGAGE SECURITIES INC.
                                   DEPOSITOR
                        LIBERTY LENDING SERVICES, INC.
                                MASTER SERVICER
               MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1997-6
      The Mortgage Pass-Through Certificates, Series 1997-6 (collectively, the "Certificates"), consist of all Classes identified in the chart below (the "Offered Certificates") as well as certain additional Classes of Other Certificates (as hereinafter defined) which are not being offered for sale hereunder. The original principal amount of one or more Classes of Certificates may be increased or decreased by up to 10% prior to their issuance, depending on the Mortgage Loans actually delivered to the Trustee named herein, and may be adjusted as necessary to obtain the required ratings on the Offered Certificates. It is a condition to their issuance that each Class of Certificates receive the respective ratings (set forth under "Summary of Terms -- Rating") of Moody's Investors Service, Inc. ("Moody's") and Duff & Phelps Credit Rating Co. ("DCR").
                                                  (COVER CONTINUED ON NEXT PAGE)
                                   --------
THE CERTIFICATES DO NOT REPRESENT AN OBLIGATION OF OR INTEREST IN BSMSI, THE TRUSTEE, LIBERTY, THE MASTER SERVICER OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL ENTITY, BSMSI, LIBERTY, THE MASTER SERVICER OR ANY OF THEIR AFFILIATES, OR ANY OTHER PERSON, DISTRIBUTIONS ON THE CERTIFICATES WILL BE PAYABLE SOLELY FROM THE ASSETS TRANSFERRED OR PLEDGED TO THE TRUST FOR
                      THE BENEFIT OF CERTIFICATEHOLDERS.
                                   --------
THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION
OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS
                              A CRIMINAL OFFENSE.
                                   --------

  $183,868,206      (1)    Class 1-A Certificates      $133,841,500      (4)      Class 3-A Certificates
  $ 18,640,836      (1)    Class 2-A Certificates          (5)          0.764%    Class 3-X Certificates
         (2)        (2)    Class X Certificates        $  3,607,500      (4)      Class 3-B-1 Certificates
  $  7,414,272      (3)    Class B-1 Certificates      $  2,164,500      (4)      Class 3-B-2 Certificates
  $  3,762,467      (3)    Class B-2 Certificates      $  1,443,000      (4)      Class 3-B-3 Certificates
  $  2,323,877      (3)    Class B-3 Certificates      $       100       (1)      Class R-1 Certificate
                                                       $       100       (1)      Class R-2 Certificate

----------
(1) During each Interest Accrual Period (as defined herein), the Class 1-A , Class R-1 and Class R-2

                                             (FOOTNOTES CONTINUED ON NEXT PAGE)

      The Offered Certificates other than the Class B-2, Class B-3, Class 3-X and Class 3-B-3 Certificates (such remaining Classes of Certificates, the "Underwritten Certificates") will be purchased by Bear, Stearns & Co. Inc. (the "Underwriter") from BSMSI and will be offered by the Underwriter from time to time in negotiated transactions at varying prices to be determined at the time of sale. Proceeds to BSMSI are expected to be approximately 102.6% of the aggregate principal balance of the Offered Certificates plus accrued interest thereon, but before deducting expenses payable by BSMSI in connection with the Offered Certificates, estimated to be $540,000.
      The Underwritten Certificates are offered by the Underwriter when, as and if issued, delivered to and accepted by the Underwriter and subject to certain other conditions. It is expected that delivery of the Class R-1 and Class R-2 Certificates will be made against payment therefor at the offices of Bear, Stearns & Co. Inc., 245 Park Avenue, New York, New York 10167 and that delivery of the other Offered Certificates will be made in book entry form only, through the Same Day Funds Settlement System of The Depository Trust Company, in each case on or about December 30, 1997.


                           BEAR, STEARNS & CO. INC.
          The date of this Prospectus Supplement is December 26, 1997

(FOOTNOTES CONTINUED FROM PREVIOUS PAGE)

Certificates will bear interest at a variable Pass-Through Rate equal to approximately 76.85% of the weighted average of the Net Rates (as defined herein) of the Group 1 Mortgage Loans (as defined herein), and the Class 2-A Certificates will bear interest at a variable Pass-Through Rate equal to approximately 73.33% of the weighted average of the Net Rates (as defined herein) of the Group 2 Mortgage Loans (as defined herein). The Pass-Through Rate for the first Interest Accrual Period for the Class 1-A, Class R-1, Class R-2 and Class 2-A Certificates each will be approximately 6.750% per annum.

(2) The Class X Certificates will have a Notional Amount equal to the sum of the Scheduled Principal Balances of the Group 1 Mortgage Loans and the Group 2 Mortgage Loans and will bear interest on this Notional Amount at a variable Pass-Through Rate equal to the weighted average of approximately 23.15% of the weighted average of the Net Rates of the Group 1 Mortgage Loans and approximately 26.67% of the weighted average of the Net Rates of the Group 2 Mortgage Loans (weighted on the basis of the respective Scheduled Principal Balances). The Pass-Through Rate for the Class X Certificates for the initial Interest Accrual Period is expected to be approximately 2.072% per annum.

(3) During each Interest Accrual Period, the Class B-1, Class B-2 and Class B-3 Certificates will each bear interest at a variable Pass-Through Rate equal to approximately 76.85% of the weighted average of the Net Rates of the Group 1 Mortgage Loans (weighted by the excess of the Scheduled Principal Balance of the Group 1 Mortgage Loans immediately following the Due Date in the month prior to the month of the related Distribution Date over the aggregate Current Principal Amount of the Class 1-A, Class R-1 and Class R-2 Certificates immediately preceding the related Distribution Date) and approximately 73.33% of the weighted average of the Net Rates of the Group 2 Mortgage Loans (weighted by the excess of the Scheduled Principal Balance of the Group 2 Mortgage Loans immediately following the Due Date in the month prior to the month of the Distribution Date over the aggregate Current Principal Amount of the Class 2-A Certificates immediately preceding the related Distribution Date). The Pass-Through Rate for the first Interest Accrual Period for these Certificates will be approximately 6.750% per annum.

(4) During each Interest Accrual Period, the Class 3-A, Class 3-B-1, Class 3-B-2 and Class 3-B-3 Certificates will each bear interest at a variable Pass-Through Rate equal to the weighted average of the Net Rates of the Group 3 Mortgage Loans (as defined herein) minus 76.4 basis points. The Pass-Through Rate for the first Interest Accrual Period for these Certificates will be approximately 7.000% per annum.

(5) The Class 3-X Certificates will have a Notional Amount equal to the sum of the Scheduled Principal Balances of the Group 3 Mortgage Loans.
             ------------------------------------------------------
 (COVER CONTINUED FROM PREVIOUS PAGE)

         The Offered Certificates and the Other Certificates (as defined herein) will represent, in the aggregate, the entire beneficial ownership interest in a trust (the "Trust") consisting primarily of three groups ("Mortgage Loan Group 1," "Mortgage Loan Group 2," and "Mortgage Loan Group 3," and each, a "Mortgage Loan Group") generally consisting of conventional, FHA Insured or VA Guaranteed, first lien, fixed and adjustable rate mortgages secured by one- to four-family residences, individual condominium units, town houses, manufactured homes, and individual cooperative apartments and a limited number of multifamily (five or more units) dwellings, located primarily in Ohio, Texas, Colorado, California, and New York (each a "Mortgaged Property"). Each Mortgage Loan Group will constitute a separate sub-trust. The characteristics of the Mortgage Loans comprising all three Mortgage Loan Groups are described herein under "Description of the Mortgage Loans" and in Annex A hereto. All the Mortgage Loans will be acquired by Bear Stearns Mortgage Securities Inc. ("BSMSI") on the date of issuance of the Certificates from Liberty Savings Bank, FSB, in its individual capacity and in its capacity as trustee (collectively, "Liberty" or "Seller").

         Principal and interest on the Certificates are payable as described herein on the 25th day of each month or, if such day is not a business day, then on the next succeeding business day, beginning in January 1998 (each, a "Distribution Date"). Interest will accrue on the Certificates at the applicable Pass-Through Rates described above and will be distributed in the amounts as described under "Description of the Certificates -- Distributions on the Certificates

-- Interest" herein. Distributions of principal among the Certificates will be made as described under "Description of the Certificates --Distributions on the Certificates -- Principal" herein. Realized Losses (as defined under "Description of the Certificates -- Realized Losses") on the Mortgage Loans will be allocated to the Certificates as described under "Description of the Certificates -- Allocation of Losses; Subordination" herein.

         There is currently no secondary market for the Certificates and there can be no assurance that one will develop. The Underwriter intends to establish a market in the Underwritten Certificates but is not obligated to do so. There is no assurance that any such market, if established, will continue.

         THE YIELD TO INVESTORS IN EACH CLASS OF CERTIFICATES AND PARTICULARLY THE CLASS X AND CLASS 3- X CERTIFICATES WILL BE SENSITIVE TO THE RATE AND TIMING OF PRINCIPAL PAYMENTS (INCLUDING PREPAYMENTS) ON THE MORTGAGE LOANS IN THE RELATED MORTGAGE LOAN GROUP OR IN THE CASE OF THE CLASS X CERTIFICATES AND THE GROUP 1-2 SUBORDINATE CERTIFICATES (AS DEFINED HEREIN) THE MORTGAGE LOANS IN MORTGAGE LOAN GROUP 1 AND MORTGAGE LOAN GROUP 2, WHICH GENERALLY MAY BE PREPAID IN FULL OR IN PART AT ANY TIME WITHOUT PENALTY. THE YIELD TO MATURITY OF A CLASS OF OFFERED CERTIFICATES PURCHASED AT A DISCOUNT OR PREMIUM WILL BE MORE SENSITIVE TO THE RATE AND TIMING OF PAYMENTS THEREON. HOLDERS OF THE OFFERED CERTIFICATES SHOULD CONSIDER, IN THE CASE OF ANY SUCH CERTIFICATES PURCHASED AT A DISCOUNT, THE RISK THAT A SLOWER THAN ANTICIPATED RATE OF PRINCIPAL PAYMENTS COULD RESULT IN AN ACTUAL YIELD THAT IS LOWER THAN THE ANTICIPATED YIELD AND, IN THE CASE OF ANY OFFERED CERTIFICATES PURCHASED AT A PREMIUM, THE RISK THAT A FASTER THAN ANTICIPATED RATE OF PRINCIPAL PAYMENTS COULD RESULT IN AN ACTUAL YIELD THAT IS LOWER THAN THE ANTICIPATED YIELD. MOREOVER, AS A RESULT OF THE METHOD OF CALCULATION OF THE PASS-THROUGH RATES ON EACH CLASS OF CERTIFICATES (OTHER THAN THE CLASS 3-X CERTIFICATES) , THE VARIOUS YIELDS TO MATURITY WILL BE ADVERSELY AFFECTED BY PRINCIPAL PREPAYMENTS OF THE MORTGAGE LOANS WITH RELATIVELY HIGH RATES IN THE RELATED MORTGAGE LOAN GROUP OR GROUPS. INVESTORS IN THE CLASS X AND CLASS 3-X CERTIFICATES SHOULD CONSIDER THE ASSOCIATED RISKS, INCLUDING THE RISK THAT A RAPID RATE OF PRINCIPAL PREPAYMENTS IN THE GROUP1 AND/OR GROUP 2 MORTGAGE LOANS AND IN THE GROUP 3 MORTGAGE LOANS, RESPECTIVELY, COULD RESULT IN THE FAILURE OF INVESTOR IN SUCH CLASSES TO RECOVER FULLY THEIR INVESTMENTS. SINCE ALL OF THE GROUP 3 MORTGAGE LOANS BEAR ADJUSTABLE INTEREST RATES, THE YIELD TO INVESTORS IN EACH CLASS OF CLASS 3 CERTIFICATES (AS DEFINED HEREIN) WILL ALSO BE HIGHLY SENSITIVE TO THE LEVELS OF THE APPLICABLE INDICES (AS DEFINED HEREIN) ON THE MORTGAGE LOANS IN MORTGAGE LOAN GROUP 3. IN ADDITION, THE YIELD TO INVESTORS IN THE GROUP 3 CERTIFICATES MAY BE ADVERSELY AFFECTED BY THE AMOUNT OF DEFERRED INTEREST (AS DEFINED HEREIN) WITH RESPECT TO NEGATIVELY AMORTIZING MORTGAGE LOANS. THE YIELD TO INVESTORS IN THE CERTIFICATES, AND PARTICULARLY THE SUBORDINATE CERTIFICATES (AS DEFINED HEREIN), ALSO WILL BE ADVERSELY AFFECTED BY REALIZED LOSSES AND NET INTEREST SHORTFALLS (EACH AS DEFINED HEREIN). NO REPRESENTATION IS MADE AS TO THE ANTICIPATED RATE OF PREPAYMENTS ON THE MORTGAGE LOANS, THE LEVEL OF ANY INDEX, THE AMOUNT OF DEFERRED INTEREST, THE AMOUNT AND TIMING OF REALIZED LOSSES OR NET INTEREST SHORTFALLS OR AS TO THE RESULTING YIELD TO MATURITY OF ANY CLASS OF CERTIFICATES. SEE "SUMMARY OF TERMS -- YIELD AND PREPAYMENT CONSIDERATIONS" AND "YIELD AND PREPAYMENT CONSIDERATIONS" HEREIN.

         As described herein, two separate real estate mortgage investment conduit ("REMIC") elections will be made in connection with the Trust for federal income tax purposes. As described more fully herein and in the Prospectus, all of the Certificates other than the Class R-1 and Class R-2 Certificates will be designated as "regular interests" in a REMIC and the Class R-1 and Class R-2 Certificates will each represent a "residual interest" in a REMIC. See "Federal Income Tax Considerations" herein and "Certain Federal Income Tax Consequences" in the Prospectus. The Class R-1 and Class R-2 Certificates will be subject to certain restrictions on transfer and may have tax liabilities during the early years of the REMICs that substantially exceed the principal and interest paid thereon during such period. See "Restrictions on Purchase and Transfer of the Residual Certificates" herein.


         Certain limited representations and warranties concerning the Mortgage Loans will be made by Liberty. The obligations of Liberty to repurchase or substitute for a Mortgage Loan as to which a breach has occurred and is continuing will constitute the sole remedies available to Certificateholders with respect to a breach of any representations or warranties concerning the Mortgage Loans. Liberty Lending Services Inc., a subsidiary of Liberty, will act as master servicer of the Mortgage Loans.

         To the extent statements contained herein do not relate to historic or current information, this Prospectus Supplement may be deemed to contain forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "1933 Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "1934 Act"). Actual results could differ materially from those contained in such statements as a result of the matters set forth above, under "Summary of Terms -- Yield and Prepayment Considerations" and "Yield and Prepayment Considerations" and elsewhere in this Prospectus Supplement.

         The Offered Certificates offered by this Prospectus Supplement constitute a portion of a separate series of Certificates being offered by BSMSI pursuant to its Prospectus dated June 24, 1997, of which this Prospectus Supplement is a part and which accompanies this Prospectus Supplement. The Prospectus contains important information regarding this offering which is not contained herein and prospective investors are urged to read the Prospectus and this Prospectus Supplement in full.

                                SUMMARY OF TERMS


         THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE DETAILED INFORMATION APPEARING ELSEWHERE IN THIS PROSPECTUS SUPPLEMENT AND IN THE ACCOMPANYING PROSPECTUS. CAPITALIZED TERMS USED BUT NOT DEFINED IN THIS SUMMARY SHALL HAVE THE MEANING ASSIGNED ELSEWHERE IN THE PROSPECTUS SUPPLEMENT. SEE "INDEX OF PRINCIPAL DEFINITIONS" HEREIN.


Title of Series.........................    Mortgage Pass-Through Certificates,
                                                 Series 1997-6 (the
                                                 "Certificates"). The Offered
                                                 Certificates and the Other
                                                 Certificates will represent in
                                                 the aggregate the entire
                                                 beneficial ownership interest
                                                 in a trust (the "Trust")
                                                 consisting primarily of three
                                                 separate sub-trusts consisting
                                                 of Group 1 Mortgage Loans,
                                                 Group 2 Mortgage Loans and
                                                 Group 3 Mortgage Loans having
                                                 aggregate principal balances as
                                                 of December 1, 1997 (the
                                                 "Cut-off Date") of
                                                 approximately $200,949,077,
                                                 $20,372,499 and $144,303,606,
                                                 respectively. The Certificates
                                                 will be issued pursuant to a
                                                 Pooling and Servicing Agreement
                                                 (the "Agreement") to be dated
                                                 as of December 1, 1997 among
                                                 Bear Stearns Mortgage
                                                 Securities Inc., as depositor
                                                 ("BSMSI"), Liberty Lending
                                                 Services, Inc., as master
                                                 servicer ("LLSI" or the "Master
                                                 Servicer"), and Bankers Trust
                                                 Company of California, as
                                                 trustee (the "Trustee").

Offered Certificates....................

                                                      $    183,868,206      (1)     Class 1-A Certificates
                                                      $     18,640,836      (1)     Class 2-A Certificates
                                                              (2)           (2)     Class X Certificates
                                                      $      7,414,272      (3)     Class B-1 Certificates
                                                      $      3,762,467      (3)     Class B-2 Certificates
                                                      $      2,323,877      (3)     Class B-3 Certificates
                                                      $    133,841,500      (4)     Class 3-A Certificates
                                                              (5)         0.764%    Class 3-X Certificates
                                                      $      3,607,500      (4)     Class 3-B-1 Certificates
                                                      $      2,164,500      (4)     Class 3-B-2 Certificates
                                                      $      1,443,000      (4)     Class 3-B-3 Certificates
                                                      $            100      (1)     Class R-1 Certificate
                                                      $            100      (1)     Class R-2 Certificate

                                                 --------------
                                                 (1) During each Interest
                                                     Accrual Period (as defined
                                                     herein), the Class 1-A,
                                                     Class R-1 and Class R-2
                                                     Certificates will bear
                                                     interest at a variable
                                                     Pass-Through Rate equal to
                                                     approximately 76.85% of the
                                                     weighted average of the Net
                                                     Rates (as defined herein)
                                                     of the Group 1 Mortgage
                                                     Loans (as defined herein),
                                                     and the Class 2-A
                                                     Certificates will bear
                                                     interest at a variable
                                                     Pass-Through Rate equal to
                                                     approximately 73.33% of the
                                                     weighted average of the Net
                                                     Rates (as defined herein)
                                                     Group 2 Mortgage Loans (as
                                                     defined herein). The
                                                     Pass-Through Rates for the
                                                     first Interest Accrual
                                                     Period for these
                                                     Certificates will be
                                                     approximately 6.750% per
                                                     annum.

                                                 (2) The Class X Certificates
                                                     will have a Notional Amount
                                                     equal to the sum of the
                                                     Scheduled Principal
                                                     Balances of the Group 1
                                                     Mortgage Loans and the
                                                     Group 2 Mortgage Loans and
                                                     will bear interest on this
                                                     Notional Amount at a
                                                     variable Pass-Through Rate
                                                     equal to the weighted
                                                     average of approximately
                                                     23.15% of the weighted
                                                     average of the Net Rates of
                                                     the Group 1 Mortgage Loans
                                                     and approximately 26.67% of
                                                     the weighted average of the
                                                     Net Rates of the Group 2
                                                     Mortgage Loans (weighted on
                                                     the basis of the respective
                                                     Scheduled Principal
                                                     Balances). The Pass-Through
                                                     Rate for the Class X
                                                     Certificates for the
                                                     initial Interest Accrual
                                                     Period is expected to be
                                                     approximately 2.072% per
                                                     annum.

                                                 (3) During each Interest
                                                     Accrual Period, the Class
                                                     B-1, Class B-2 and Class
                                                     B-3 Certificates will each
                                                     bear interest at a variable
                                                     Pass-Through Rate equal to
                                                     approximately 76.85% of the
                                                     weighted average of the Net
                                                     Rates of the Group 1
                                                     Mortgage Loans (weighted by
                                                     the excess of the Scheduled
                                                     Principal Balance of the
                                                     Group 1 Mortgage Loans
                                                     immediately following the
                                                     Due Date in the month prior
                                                     to the month of the related
                                                     Distribution Date over the
                                                     aggregate Current Principal
                                                     Amount of the Class 1-A,
                                                     Class R-1 and Class R-2
                                                     Certificates immediately
                                                     preceding the related
                                                     Distribution Date) and
                                                     approximately 73.33% of the
                                                     weighted average of the Net
                                                     Rates of the Group 2
                                                     Mortgage Loans (weighted by
                                                     the excess of the Scheduled
                                                     Principal Balance of the
                                                     Group 2 Mortgage Loans
                                                     immediately following the
                                                     Due Date in the month prior
                                                     to the month of the related
                                                     Distribution Date over the
                                                     aggregate Current Principal
                                                     Amount of the Class 2-A
                                                     Certificates immediately
                                                     preceding the related
                                                     Distribution Date). The
                                                     Pass-Through Rate for the
                                                     first Interest Accrual
                                                     Period for these
                                                     Certificates will be
                                                     approximately 6.750% per
                                                     annum.

                                                 (4) During each Interest
                                                     Accrual Period, the Class
                                                     3-A, Class 3-B-1, Class
                                                     3-B-2 and Class 3-B-3
                                                     Certificates will each bear
                                                     interest at a variable
                                                     Pass-Through Rate equal to
                                                     the weighted average
                                                     of the Net Rates of the
                                                     Group 3 Mortgage Loans (as
                                                     defined herein) minus 76.4
                                                     basis points. The
                                                     Pass-Through Rate for the
                                                     first Interest Accrual
                                                     Period for these
                                                     Certificates will be
                                                     approximately 7.000% per
                                                     annum.

                                                 (5) The Class 3-X Certificates
                                                     will have a Notional Amount
                                                     equal to the sum of the
                                                     Scheduled Principal
                                                     Balances of the Group 3
                                                     Mortgage Loans.


                                            The original principal amount of
                                                 one or more Classes of
                                                 Certificates may be increased
                                                 or decreased by BSMSI by up to
                                                 10%, depending upon the
                                                 Mortgage Loans actually
                                                 acquired by BSMSI and delivered
                                                 to the Trustee. In addition,
                                                 the original principal amount
                                                 of any Class of Certificates
                                                 may be adjusted, as necessary,
                                                 to obtain the required ratings
                                                 on the Certificates from the
                                                 Rating Agencies. Accordingly,
                                                 any investor's commitments with
                                                 respect to the Certificates may
                                                 be correspondingly decreased or
                                                 increased.

Other Certificates:.....................   In addition to the Offered
                                                 Certificates, the Trust will
                                                 issue the following Classes of
                                                 "Other Certificates," in the
                                                 indicated approximate original
                                                 principal amounts, which will
                                                 provide credit support to the
                                                 Offered Certificates, but which
                                                 are not offered hereby:

                                                 Class B-4     (1)   $ 1,770,572
                                                 Class B-5     (1)   $   995,947
                                                 Class B-6     (1)   $ 2,545,199
                                                 Class 3-B-4   (2)   $ 1,082,200
                                                 Class 3-B-5   (2)   $   721,500
                                                 Class 3-B-6   (2)   $ 1,443,406

                                                 ----------
                                                 (1) Interest accrues at the
                                                     same Variable Pass-Through
                                                     Rate as interest accrues on
                                                     the Class B-1, Class B-2
                                                     and Class B-3 Certificates.

                                                 (2) Interest accrues at the
                                                     same Variable Pass-Through
                                                     Rate as interest accrues on
                                                     the Class 3-A, Class 3-B-1,
                                                     Class 3-B-2, and Class
                                                     3-B-3 Certificates.

                                            Any information contained herein
                                                 with respect to the Other
                                                 Certificates is provided only
                                                 to permit a better
                                                 understanding of the Offered
                                                 Certificates.

Designations
     CERTIFICATES.......................   Offered Certificates and Other
                                                 Certificates.

     OFFERED CERTIFICATES...............   Class 1-A, Class 2-A, Class X, Class
                                                 B-1, Class B-2, Class B-3,
                                                 Class 3-A, Class 3-X, Class
                                                 3-B-1, Class 3-B-2, Class
                                                 3-B-3, Class R -1 and Class R-2
                                                 Certificates.

     UNDERWRITTEN CERTIFICATES..........   Class 1-A, Class 2-A, Class X, Class
                                                 B-1, Class 3-A, Class 3-B-1,
                                                 Class 3-B-2, Class R-1 and
                                                 Class R-2.

     OTHER CERTIFICATES.................   Class B-4, Class B-5, Class B-6,
                                                 Class 3-B-4, Class 3-B-5 and
                                                 Class 3-B-6 Certificates (not
                                                 offered hereby).

     GROUP 1-2 CERTIFICATES.............   Group 1-2 Senior Certificates and
                                                 the Group 1-2 Subordinate
                                                 Certificates.

 .    GROUP 1-2 SENIOR CERTIFICATES......   Class 1-A, Class 2-A, Class X, Class
                                                 R-1 and Class R-2 Certificates.

     GROUP 1-2 SUBORDINATE
       CERTIFICATES.....................   Class B-1, Class B-2, Class B-3,
                                                 Class B-4, Class B-5 and Class
                                                 B-6 Certificates.

     GROUP 3 CERTIFICATES...............   Group 3 Senior Certificates and the
                                                 Group 3 Subordinate
                                                 Certificates.

     GROUP 3 SENIOR CERTIFICATES........   Class 3-A and Class 3-X Certificates.

     GROUP 3 SUBORDINATE CERTIFICATES...   Class 3-B-1, Class 3-B-2, Class
                                                 3-B-3, Class 3-B-4, Class 3-B-5
                                                 and Class 3-B-6 Certificates.

     SENIOR CERTIFICATES................   Class 1-A, Class 2-A, Class X, Class
                                                 3-A, Class 3-X , Class R-1 and
                                                 R-2 Certificate.

     SUBORDINATE CERTIFICATES...........   The Group 1-2 Subordinate
                                                 Certificates and the Group 3
                                                 Subordinate Certificates.

     SUBORDINATE CERTIFICATE GROUP......   The Group 1-2 Subordinate
                                                 Certificates or the Group 3
                                                 Subordinate Certificates.

     REGULAR CERTIFICATES...............   All Classes of Certificates other
                                                 than the Residual Certificates.

     RESIDUAL CERTIFICATES..............   The Class R-1 and Class R-2
                                                 Certificates.

     PHYSICAL CERTIFICATES..............   The Residual Certificates and the
                                                 Other Certificates.

     BOOK-ENTRY CERTIFICATES............   All Offered Certificates other than
                                                 the Physical Certificates.

Denominations...........................   Each Class of Book-Entry
                                                 Certificates will be registered
                                                 as a single Certificate held by
                                                 a nominee of The Depository
                                                 Trust Company, and beneficial
                                                 interests will be held by
                                                 investors through the
                                                 book-entry facilities of The
                                                 Depository Trust Company, as
                                                 described herein, in minimum
                                                 denominations of $25,000 and
                                                 increments of $1.00 in excess
                                                 thereof. One Certificate of
                                                 each Class of Book-Entry
                                                 Certificates may be issued in a
                                                 different principal amount to
                                                 accommodate the remainder of
                                                 the initial principal amount of
                                                 the Certificates of such Class.

                                           The Class R-1 and Class-2
                                                 Certificate will each be issued
                                                 in certificated
                                                 fully-registered form in a
                                                 single certificate of $100.

Depositor...............................   BSMSI. See Bear Stearns Mortgage
                                                 Securities Inc. in the
                                                 Prospectus.

Seller..................................   Liberty, pursuant to a Mortgage Loan
                                                 Purchase Agreement, dated as of
                                                 December 26, 1997, between
                                                 Liberty and BSMSI.

Master Servicer.........................   LLSI will act as master servicer
                                                 with respect to the Mortgage
                                                 Loans and is sometimes referred
                                                 to herein as the "Master
                                                 Servicer." See "The Master
                                                 Servicer" and "The Pooling and
                                                 Servicing Agreement" herein.

Cut-off Date............................   December 1, 1997.

Closing Date............................   On or about December 30, 1997.

The Mortgage Pool.......................   The  Mortgage Loans in the aggregate
                                                 (the "Mortgage Pool") generally
                                                 consist of conventional, FHA
                                                 Insured, or VA Guaranteed,
                                                 first lien, fixed and
                                                 adjustable rate mortgage loans
                                                 secured by one- to four-family
                                                 residences, individual
                                                 condominium units, town houses,
                                                 manufactured homes and
                                                 individual cooperative
                                                 apartments and a limited number
                                                 of multifamily (five or more
                                                 units) dwellings, located
                                                 primarily in Ohio, Texas,
                                                 Colorado, California, and New
                                                 York.

                                            As of the Cut-off Date, the
                                                 Mortgage Pool consisted of
                                                 approximately 5,522 Mortgage
                                                 Loans with an aggregate
                                                 Scheduled Principal Balance (as
                                                 defined herein) of
                                                 approximately $365,625,183
                                                 (subject to a permitted
                                                 variance of up to 10%) (the
                                                 "Cut-off Date Scheduled
                                                 Principal Balance"). All of the
                                                 Mortgage Loans were originated
                                                 by or on behalf of, or were
                                                 acquired by Liberty. All of the
                                                 Mortgage Loans are fixed rate
                                                 loans except for the Group 3
                                                 Mortgage Loans which are
                                                 adjustable rate loans.

                                            After an initial period, the
                                                 interest rate borne by each
                                                 Group 3 Mortgage Loan (each, a
                                                 "Mortgage Rate") is adjusted
                                                 monthly, semiannually, annually
                                                 or less frequently to equal an
                                                 index (the "Index") plus (or
                                                 minus) a fixed percentage set
                                                 forth in or computed in
                                                 accordance with the related
                                                 note (a "Gross Margin")
                                                 generally subject to rounding
                                                 and to certain other
                                                 limitations (including
                                                 generally a maximum lifetime
                                                 Mortgage Rate (a "Maximum
                                                 Lifetime Mortgage Rate") and in
                                                 certain cases a minimum
                                                 lifetime Mortgage Rate (a
                                                 "Minimum Lifetime Mortgage
                                                 Rate") and in certain cases a
                                                 maximum upward or downward
                                                 adjustment on each Interest
                                                 Adjustment Date (as defined
                                                 herein), and the Monthly
                                                 Payment (as defined herein) is
                                                 adjusted periodically, all as
                                                 more fully described under
                                                 "Description of the Mortgage
                                                 Loans" herein. The Index with
                                                 respect to approximately 82.89%
                                                 and 8.47% of the Group 3
                                                 Mortgage Loans by Scheduled
                                                 Principal Balance as of the
                                                 Cut-off Date is the weekly
                                                 average yield on U.S. Treasury
                                                 Securities, adjusted to a
                                                 constant maturity of one year
                                                 (the "One-Year Constant
                                                 Maturity Treasury Index") and
                                                 the monthly weighted average
                                                 cost of
                                                 funds for savings institutions
                                                 that are members of the Federal
                                                 Home Loan Bank (the "FHLB") of
                                                 San Francisco, as computed from
                                                 statistics tabulated and
                                                 published by the FHLB of San
                                                 Francisco (the "Cost of Funds
                                                 Index"), respectively. Since
                                                 the interest accruing on
                                                 certain of the Mortgage Loans
                                                 at the related Mortgage Rate
                                                 may exceed the amount of
                                                 interest actually paid by the
                                                 borrowers under the
                                                 corresponding notes (each, a
                                                 "Mortgagor"), negative
                                                 amortization of such Mortgage
                                                 Loans is possible. See
                                                 "Description of the Mortgage
                                                 Loans -- General" and "Yield
                                                 and Prepayment Considerations"
                                                 herein.

                                            The Mortgage Pool has been divided
                                                 into three groups, "Group 1
                                                 Mortgage Loans," "Group 2
                                                 Mortgage Loans," and "Group 3
                                                 Mortgage Loans" (each, a
                                                 "Mortgage Loan Group") as more
                                                 fully described below and in
                                                 Annex A hereto.

                                            In general, see "Description of the
                                                 Mortgage Loans" and Annex A
                                                 hereto for information with
                                                 respect to the Mortgage Pool
                                                 and each Mortgage Group.

                                            Set  forth below is certain
                                                 information regarding the
                                                 Mortgage Loans in each Mortgage
                                                 Loan Group and the related
                                                 Mortgaged Properties as of
                                                 December 1, 1997 (except as
                                                 otherwise indicated). All such
                                                 information is provided on an
                                                 approximate basis. All weighted
                                                 average information provided
                                                 below reflects weighting of the
                                                 Mortgage Loans by their
                                                 respective Scheduled Principal
                                                 Balances as of December 1,
                                                 1997. In each case, such
                                                 Scheduled Principal Balance has
                                                 been calculated on the
                                                 assumption that the principal
                                                 portion of all scheduled
                                                 payments due in respect of each
                                                 Mortgage Loan on or before
                                                 December 1, 1997 have been
                                                 received. "Value" for purposes
                                                 of loan-to-value ratios was
                                                 determined by either an
                                                 original appraisal or a
                                                 statistical brokers price
                                                 opinion as described under
                                                 "Description of the Mortgage
                                                 Loans." When an appraisal is
                                                 based on a statistical brokers
                                                 price opinion (as discussed
                                                 herein) the loan amount for
                                                 purposes of loan-to-value
                                                 ratios is based on the
                                                 Scheduled Principal Balance of
                                                 the Mortgage Loan.

                                                       Group 1 Mortgage Loans

                                            The Group 1 Mortgage Loans are
                                                 fixed rate fully amortizing and
                                                 balloon loans secured by 1- to
                                                 4- family properties.



                                          Number of Mortgage Loans.........................................3,465

                                          Aggregate Scheduled Principal Balance.....................$200,949,077

                                          Minimum Scheduled Principal Balance............................$19,187
                                          Maximum Scheduled Principal Balance...........................$292,536
                                          Average Scheduled Principal Balance............................$57,944

                                      S-10




                                          Minimum Mortgage Rate.................................5.375% per annum
                                          Maximum Mortgage Rate................................19.500% per annum
                                          Weighted Average Mortgage Rate........................9.293% per annum
                                          Weighted Average Net Rate.............................8.783% per annum

                                          Minimum Remaining Term to Stated Maturity....................7  months
                                          Maximum Remaining Term to Stated Maturity..................398  months
                                          Weighted Average Remaining Term to
                                            Stated Maturity ..........................................214 months

                                          Weighted Average Original Loan-to-Value Ratio...................83.63%

                                          Loan Type (by Scheduled Principal Balance)
                                            Conventional..................................................74.91%
                                            FHA Insured/VA Guaranteed......................................5.86%
                                            Conventional with Primary Mortgage Insurance..................19.23%

                                          Delinquency Status (as of November 30, 1997)
                                            current.......................................................94.96%
                                            30-59 days delinquent..........................................5.04%


                                                              Group 2 Mortgage Loans

                                          Group   2 Mortgage Loans are fixed
                                                  rate fully amortizing and
                                                  balloon loans secured by
                                                  multifamily (five or more
                                                  units) properties.

                                          Number of Mortgage Loans............................................71

                                          Aggregate Scheduled Principal Balance......................$20,372,499

                                          Minimum Scheduled Principal Balance............................$32,218
                                          Maximum Scheduled Principal Balance.........................$1,189,810
                                          Average Scheduled Principal Balance...........................$286,937

                                          Minimum Mortgage Rate.................................7.500% per annum
                                          Maximum Mortgage Rate................................12.000% per annum
                                          Weighted Average Mortgage Rate........................9.715% per annum
                                          Weighted Average Net Rate.............................9.205% per annum

                                          Minimum Remaining Term to Stated Maturity....................15 months
                                          Maximum Remaining Term to Stated Maturity...................321 months
                                          Weighted Average Remaining Term to
                                            Stated Maturity ..........................................103 months

                                          Weighted Average Original Loan-to-Value Ratio...................72.66%

                                          Delinquency Status (as of November 30, 1997)
                                            current.......................................................98.67%
                                            30-59 days delinquent..........................................1.33%

                                      S-11





                                                      Group 3 Mortgage Loans

                                          Group   3 Mortgage Loans are
                                                  adjustable rate fully
                                                  amortizing and balloon loans
                                                  secured by one-to-four-family
                                                  and multifamily (five or more
                                                  units) properties.

                                          Number of Mortgage Loans.........................................1,986

                                          Aggregate Scheduled Principal Balance.....................$144,303,606

                                          Minimum Scheduled Principal Balance............................$19,915
                                          Maximum Scheduled Principal Balance.........................$1,286,357
                                          Average Scheduled Principal Balance............................$72,660

                                          Minimum Mortgage Rate.................................3.000% per annum
                                          Maximum Mortgage Rate................................11.750% per annum
                                          Weighted Average Mortgage Rate........................8.274% per annum
                                          Weighted Average Net Rate.............................7.764% per annum

                                          Minimum Gross Margin...........................................-2.270%
                                          Maximum Gross Margin............................................5.640%
                                          Weighted Average Gross Margin...................................2.813%

                                          Weighted Average Minimum Lifetime Mortgage
                                            Rate*...............................................6.816% per annum
                                          Weighted Average Maximum Lifetime Mortgage
                                            Rate*..............................................14.180% per annum

                                          Minimum Remaining Term to Stated Maturity....................11 months
                                          Maximum Remaining Term to Stated Maturity...................389 months
                                          Weighted Average Remaining Term to
                                            Stated Maturity ......................................... 258 months

                                          Weighted Average Original Loan-to-Value Ratio...................81.36%

                                          Loan Type (by Scheduled Principal Balance)
                                            Conventional..................................................69.67%
                                            FHA Insured/ VA Guaranteed.....................................0.72%
                                            Conventional with Primary Mortgage Insurance..................24.97%
                                            Multifamily....................................................4.64%

                                          Delinquency Status (as of November 30, 1997)
                                            current.......................................................95.99%
                                            30-59 days delinquent..........................................4.01%
                                          ------------------
                                           * The calculation of Weighted Average
                                           Minimum Lifetime Mortgage Rate and
                                           Maximum Lifetime Mortgage Rate
                                           excludes Mortgage Loans with no
                                           Minimum Lifetime Mortgage Rate and no
                                           Maximum Lifetime Mortgage Rate,
                                           respectively.


Net Rate................................   The  "Net Rate" for each Mortgage
                                                 Loan is the Mortgage Rate less
                                                 the sum of the Master Servicing
                                                 Fee and Trustee's Fee (each, as
                                                 defined in the Agreement)
                                                 attributable thereto (in each
                                                 case expressed as a per annum
                                                 rate) (the "Aggregate Expense
                                                 Rate"). It is expected that
                                                 with respect to each
                                                 Distribution Date, the Master
                                                 Servicing Fee for each Mortgage
                                                 Loan will be 0.50% per annum
                                                 and the Trustee's Fee will be
                                                 0.01% per annum of the
                                                 Scheduled Principal Balance of
                                                 each Mortgage Loan as of the
                                                 Due Date in the month preceding
                                                 the month in which such
                                                 Distribution Date occurs. For
                                                 any Distribution Date, the "Due
                                                 Date" for a Mortgage Loan will
                                                 be the date in each month on
                                                 which its Monthly Payment (as
                                                 defined under "Description of
                                                 the Certificates --
                                                 Distributions of Principal"
                                                 herein) is due if such due date
                                                 is the first day of a month and
                                                 otherwise is deemed to be the
                                                 first day of the following
                                                 month.

                                            The "Scheduled Principal Balance"
                                                 of a Mortgage Loan with respect
                                                 to a Distribution Date is (i)
                                                 the unpaid principal balance of
                                                 such Mortgage Loan as of the
                                                 close of business on the
                                                 related Due Date (i.e., taking
                                                 account of the principal
                                                 payment to be made on such Due
                                                 Date and irrespective of any
                                                 delinquency in its payment), as
                                                 specified in the amortization
                                                 schedule at the time relating
                                                 thereto (before any adjustment
                                                 to such amortization schedule
                                                 by reason of any bankruptcy or
                                                 similar proceeding occurring
                                                 after the Cut-off Date (other
                                                 than a Deficient Valuation, as
                                                 defined under "Description of
                                                 the Certificates -- Realized
                                                 Losses" herein) or any
                                                 moratorium or similar waiver or
                                                 grace period) plus (ii) in the
                                                 case of each Mortgage Loan
                                                 which negatively amortizes, any
                                                 Deferred Interest (as defined
                                                 under "Description of the
                                                 Mortgage Loans -- General")
                                                 added to principal through such
                                                 Due Date and less (iii) any
                                                 Principal Prepayments and the
                                                 principal portion of any Net
                                                 Liquidation Proceeds (as
                                                 defined herein) received during
                                                 or prior to the immediately
                                                 preceding Prepayment Period (as
                                                 defined herein); provided that
                                                 the Scheduled Principal Balance
                                                 of any Liquidated Mortgage Loan
                                                 (as defined herein) is zero.

Distribution Dates......................   The 25th day of each month, or if
                                                 such day is not a business day,
                                                 then the next succeeding
                                                 business day, beginning in
                                                 January 1998 (each, a
                                                 "Distribution Date").

Record Date.............................   The "Record Date" for each
                                                 Distribution Date will be the
                                                 close of business on the last
                                                 business day of the month
                                                 preceding the month in which
                                                 the related Distribution Date
                                                 occurs.

Due Period..............................   With respect to each Distribution
                                                 Date, the period commencing on
                                                 the second day of the month
                                                 preceding the month in which
                                                 the Distribution Date occurs
                                                 and ending at the close of
                                                 business on the first day of
                                                 the month in which the
                                                 Distribution Date occurs (each,
                                                 a "Due Period").

Prepayment Period.......................   With respect to each Distribution
                                                 Date, the period from the first
                                                 day through the last day of the
                                                 month preceding the month in
                                                 which the Distribution Date
                                                 occurs (each, a "Prepayment
                                                 Period").

Distributions on the Certificates.......   GENERAL. As more fully described
                                                 herein, distributions with
                                                 respect to each Class of
                                                 Certificates of a Certificate
                                                 Group will be payable primarily
                                                 from the collections and other
                                                 recoveries on the Mortgage
                                                 Loans in the related Mortgage
                                                 Loan Group except that the
                                                 Group 1-2 Certificates will be
                                                 payable primarily from the
                                                 collections and other
                                                 recoveries on the Mortgage
                                                 Loans in both Mortgage Loan
                                                 Group 1 and Mortgage Loan Group
                                                 2. On each Distribution Date,
                                                 (i) the Senior Certificates
                                                 will be entitled to receive all
                                                 amounts distributable to them
                                                 for such Distribution Date with
                                                 respect to Mortgage Loans in
                                                 the related Mortgage Loan Group
                                                 or in the case of the Class X
                                                 Certificates from Mortgage Loan
                                                 Group 1 and Mortgage Loan Group
                                                 2 before any distributions are
                                                 made to the Classes of
                                                 Subordinate Certificates on
                                                 such date and (ii) as among the
                                                 Group 1-2 Subordinate
                                                 Certificates or Group 3
                                                 Subordinate Certificates, the
                                                 Subordinate Certificates of
                                                 each related Class will be
                                                 entitled to receive all amounts
                                                 distributable to them for such
                                                 Distribution Date before any
                                                 distributions are made on such
                                                 date on any such Class of
                                                 Subordinate Certificates with a
                                                 higher numerical Class
                                                 designation. In general, an
                                                 amount equal to the Available
                                                 Funds for each Mortgage Loan
                                                 Group for such Distribution
                                                 Date will be allocated FIRST,
                                                 to pay interest due the holders
                                                 of the related Class of Senior
                                                 Certificates (the Class X
                                                 Certificates receiving funds
                                                 from both Mortgage Loan Group 1
                                                 and Mortgage Loan Group 2) and
                                                 then to reduce the Current
                                                 Principal Amounts (as defined
                                                 below) of such Class (or
                                                 Classes) of Senior
                                                 Certificates; and SECOND, in
                                                 the case of Mortgage Loan Group
                                                 1 and Mortgage Loan Group 2 to
                                                 pay interest on and then
                                                 principal of each Class of
                                                 Group 1-2 Subordinate
                                                 Certificates and in the case of
                                                 the Group 3 Mortgage Loans to
                                                 pay interest on and then
                                                 principal of each Class of
                                                 Group 3 Subordinate
                                                 Certificates, in each case in
                                                 the order of their numerical
                                                 Class designations. The
                                                 available funds for all
                                                 Mortgage Loan Groups in the
                                                 aggregate (the "Available
                                                 Funds") will be allocated among
                                                 the Classes of Certificates in
                                                 the manner set forth in
                                                 "Description of the
                                                 Certificates -- Distributions
                                                 on the Certificates --
                                                 Allocation of Available Funds"
                                                 herein. No distribution of
                                                 interest or principal will be
                                                 made on any Class of
                                                 Subordinate Certificates on any
                                                 Distribution Date until all
                                                 distributions of interest and
                                                 principal have been made on
                                                 such date on each Class of
                                                 Certificates having a higher
                                                 priority with respect to the
                                                 same Available Funds.

                                            INTEREST. Interest will accrue
                                                 during the preceding Interest
                                                 Accrual Period for each Class
                                                 at the variable rate for such
                                                 Class determined as set forth
                                                 on the cover page hereof (each,
                                                 a "Pass-Through Rate") on the
                                                 Current Principal Amount (or in
                                                 the case of the Class X
                                                 Certificates and the 3-X
                                                 Certificates, the Notional

                                                 Amount) of such Class
                                                 immediately preceding such
                                                 Distribution Date. With respect
                                                 to each Distribution Date, the
                                                 "Interest Accrual Period" for
                                                 each Class of Certificates will
                                                 be the calendar month preceding
                                                 the month in which the
                                                 Distribution Date occurs,
                                                 commencing in December 1997.
                                                 Interest will be calculated on
                                                 the basis of a 360-day year
                                                 comprised of twelve 30-day
                                                 months.

                                            On each Distribution Date,
                                                 interest will be distributable
                                                 on each Class of Senior
                                                 Certificates (other than the
                                                 Class X Certificates) and Group
                                                 3 Subordinate Certificates from
                                                 the Available Funds for its
                                                 related Mortgage Loan Group,
                                                 and in the case of the Class X
                                                 Certificates and Group 1-2
                                                 Subordinate Certificates from
                                                 Mortgage Loan Group 1 and
                                                 Mortgage Loan Group 2 for such
                                                 Distribution Date in an
                                                 aggregate amount in each case
                                                 equal to the Accrued
                                                 Certificate Interest for such
                                                 Class on such Distribution
                                                 Date, plus any Accrued
                                                 Certificate Interest thereon
                                                 remaining undistributed from
                                                 previous Distribution Dates.

                                            The "Accrued Certificate Interest"
                                                 for any Certificate for any
                                                 Distribution Date will equal
                                                 the interest accrued during the
                                                 related Interest Accrual Period
                                                 at the applicable Pass-Through
                                                 Rate on the Current Principal
                                                 Amount or Notional Amount, as
                                                 applicable, of such Certificate
                                                 immediately prior to such
                                                 Distribution Date, less (i) in
                                                 the case of a Senior
                                                 Certificate, such Certificate's
                                                 share of any Net Interest
                                                 Shortfall and in the case of
                                                 the Group 3 Senior
                                                 Certificates, any Deferred
                                                 Interest and, after the
                                                 Distribution Date on which the
                                                 Current Principal Amounts of
                                                 all of the Subordinate
                                                 Certificates in the related
                                                 Subordinate Certificate Group
                                                 are reduced to zero (the "Group
                                                 1-2 Cross-Over Date" and the
                                                 "Group 3 Cross-Over Date",
                                                 respectively, and each, a
                                                 "Cross Over Date"), the
                                                 interest portion of any
                                                 Realized Losses applicable to
                                                 its related Mortgage Loan Group
                                                 and (ii) in the case of a
                                                 Subordinate Certificate, such
                                                 Certificate's share of any Net
                                                 Interest Shortfall and the
                                                 interest portion of any
                                                 Realized Losses and in the case
                                                 of Group 3 Subordinate
                                                 Certificates, any Deferred
                                                 Interest.

                                            Such Net Interest Shortfall will be
                                                 allocated among the
                                                 Certificates in proportion to
                                                 the amount of Accrued
                                                 Certificate Interest that would
                                                 have been allocated thereto in
                                                 the absence of such shortfalls.
                                                 The interest portion of
                                                 Realized Losses with respect to
                                                 all Mortgage Loans will be
                                                 allocated first to the
                                                 Subordinate Certificates in the
                                                 related Subordinate Certificate
                                                 Group in reverse order of their
                                                 numerical designations
                                                 commencing with the Class B-6
                                                 and the Class 3-B-6
                                                 Certificates, respectively, and
                                                 following the applicable
                                                 Cross-Over Date, such Realized
                                                 Losses will be allocated to the
                                                 related Class or Classes of
                                                 Senior Certificates (PRO RATA
                                                 in the case of the Class 1-A
                                                 and Class X Certificates and
                                                 the Class 2-A and Class X
                                                 Certificates based on the
                                                 amount of interest otherwise
                                                 due with respect to the

                                                 Mortgage Loans as to which the
                                                 Realized Loss occurred).
                                                 Notwithstanding the foregoing,
                                                 Bankruptcy Losses (as defined
                                                 herein) will be allocated to
                                                 the Class of Subordinate
                                                 Certificates with the highest
                                                 numerical designation
                                                 regardless of Group and if both
                                                 Subordinate Groups have as the
                                                 most Subordinate Certificates
                                                 outstanding Subordinate
                                                 Certificates with the same
                                                 numerical designation, then
                                                 first to the related
                                                 Subordinate Certificates until
                                                 that Class has been reduced to
                                                 zero and then to the other
                                                 Class as more fully described
                                                 herein. See "Description of the
                                                 Certificates -- Distributions
                                                 on the Certificates --
                                                 Allocations of Losses;
                                                 Subordination" herein. Deferred
                                                 Interest will be allocated as
                                                 described under "Description of
                                                 the Certificates --
                                                 Distributions on the
                                                 Certificates -- Interest"
                                                 herein.

                                            Any Interest Shortfalls resulting
                                                 from prepayments during the
                                                 related Prepayment Period will
                                                 be offset by the Master
                                                 Servicer to the extent such
                                                 Interest Shortfalls do not
                                                 exceed the Master Servicing Fee
                                                 in connection with such
                                                 Distribution Date (the amount
                                                 of such fee so used, a
                                                 "Compensating Interest
                                                 Payment"). Compensating
                                                 Interest Payments with respect
                                                 to a Mortgage Loan Group will
                                                 be made first from the Master
                                                 Servicing Fee relating to such
                                                 Mortgage Loan Group or Groups
                                                 in the case of Mortgage Loan
                                                 Group 1 and Mortgage Loan Group
                                                 2 and only if funds are
                                                 insufficient therefor, from any
                                                 available remaining Master
                                                 Servicing Fee relating to the
                                                 other Mortgage Loan Group or
                                                 Groups. No assurance can be
                                                 given that the servicing
                                                 compensation available to cover
                                                 Interest Shortfalls will be
                                                 sufficient therefor. See "The
                                                 Pooling and Servicing
                                                 Agreement--Servicing
                                                 Compensation and Payment of
                                                 Expenses" herein.

                                            The "Current Principal Amount" of
                                                 any Certificate (other than the
                                                 Class X and Class 3-X
                                                 Certificates) as of any
                                                 Distribution Date will equal
                                                 such Certificate's initial
                                                 principal amount on the Closing
                                                 Date and in the case of the
                                                 Group 3 Certificates as
                                                 increased by any Deferred
                                                 Interest (as a result of
                                                 negatively amortizing Mortgage
                                                 Loans) previously allocated to
                                                 such Certificate and as reduced
                                                 by (i) all amounts distributed
                                                 on previous Distribution Dates
                                                 on such Certificate on account
                                                 of principal, (ii) the
                                                 principal portion of all
                                                 Realized Losses previously
                                                 allocated to such Certificate
                                                 taking account of the
                                                 applicable Loss Allocation
                                                 Limitation (as defined herein)
                                                 and (iii) in the case of a
                                                 Subordinate Certificate, such
                                                 Certificate's PRO RATA share,
                                                 if any, of the applicable
                                                 Subordinate Certificate
                                                 Writedown Amount (as defined
                                                 herein) for previous
                                                 Distribution Dates.

                                            The Notional Amount of the Class X
                                                 Certificates will be equal to
                                                 the sum of the Scheduled
                                                 Principal Balances of the Group
                                                 1 Mortgage Loans and the Group
                                                 2 Mortgage Loans and will bear
                                                 interest on this Notional
                                                 Amount at a variable
                                                 Pass-Through Rate equal to the
                                                 weighted average of
                                                 approximately 23.15% of the
                                                 weighted average of the Net
                                                 Rates of the Group 1 Mortgage
                                                 Loans and approximately 26.67%
                                                 of the weighted average of the
                                                 Net Rates of the Group 2
                                                 Mortgage Loans (weighted on the
                                                 basis of the respective
                                                 Scheduled Principal Balances).

                                            The Class 3-X Certificates will
                                                 have a Notional Amount equal to
                                                 the sum of the Scheduled
                                                 Principal Balances of the Group
                                                 3 Mortgage Loans.


                                            PRINCIPAL. Principal will be
                                                 distributable monthly on the
                                                 Senior Certificates of each
                                                 Class (other than the Class X
                                                 and Class 3-X Certificates) on
                                                 each Distribution Date in an
                                                 aggregate amount equal to the
                                                 related Group Senior Optimal
                                                 Principal Amount (as defined
                                                 herein) for such Distribution
                                                 Date to the extent of the
                                                 applicable Available Funds
                                                 subject to certain limited
                                                 exceptions, for such
                                                 Distribution Date, remaining
                                                 after distributions of interest
                                                 are made on such Senior
                                                 Certificates on such date.

                                            Principal will be distributed
                                                 monthly on each Class of
                                                 Subordinate Certificates within
                                                 a Subordinate Certificate Group
                                                 on each Distribution Date in an
                                                 aggregate amount equal to such
                                                 Class's Allocable Share (as
                                                 defined herein) for such
                                                 Distribution Date to the extent
                                                 of the Group 1-2 Available
                                                 Funds in the case of Group 1-2
                                                 Subordinate Certificates or
                                                 Group 3 Available Funds in the
                                                 case of Group 3 Subordinate
                                                 Certificates remaining after
                                                 (i) distributions of interest
                                                 and principal have been made on
                                                 each Class of Senior
                                                 Certificates entitled thereto
                                                 as described herein and each
                                                 Class of Subordinate
                                                 Certificates in the same
                                                 Subordinate Certificate Group,
                                                 if any, with a lower numerical
                                                 Class designation than such
                                                 Class and (ii) distributions of
                                                 interest have been made on such
                                                 Class of Subordinate
                                                 Certificates.

                                            Distributions of principal of a
                                                 Class of Certificates will be
                                                 made on a PRO RATA basis among
                                                 all outstanding Certificates of
                                                 such Class. See "Description of
                                                 the Certificates --
                                                 Distributions on the
                                                 Certificates" herein.
Additional Rights of the
 Residual Certificates..................   In addition to distributions of
                                                 principal and interest, the
                                                 holders of the Residual
                                                 Certificates will be entitled
                                                 to receive (i) the amount, if
                                                 any, of Available Funds
                                                 remaining on any Distribution
                                                 Date after distributions of
                                                 interest and principal are made
                                                 on the Certificates on such
                                                 date and (ii) the proceeds, if
                                                 any, of the assets of the Trust
                                                 remaining after the Current
                                                 Principal Amount of each Class
                                                 of Certificates has been
                                                 reduced to zero. It is not
                                                 anticipated that any material
                                                 assets will be remaining for
                                                 such distributions at any such
                                                 time.

Credit Enhancement --
   General..............................   In general, Credit enhancement for
                                                 the Group 1-2 Senior
                                                 Certificates will be provided
                                                 by the Group 1-2 Subordinate
                                                 Certificates. Credit
                                                 enhancement for the Group 3
                                                 Senior Certificates will be
                                                 provided by the Group 3
                                                 Subordinate Certificates.
                                                 Credit enhancement for each
                                                 Class of Subordinate
                                                 Certificates will be provided
                                                 by the Class or Classes of
                                                 Subordinate Certificates in the
                                                 same Subordinate Certificate
                                                 Group with higher numerical
                                                 Class designations.

Credit Enhancement --
   Subordination........................   The rights of the holders of the
                                                 Group 1-2 Subordinate
                                                 Certificates to receive
                                                 distributions with respect to
                                                 the Group 1 Mortgage Loans and
                                                 the Group 2 Mortgage Loans will
                                                 be subordinated to such rights
                                                 of the holders of the Group 1-2
                                                 Senior Certificates and of each
                                                 Class of Group 1-2 Subordinate
                                                 Certificates having a lower
                                                 numerical Class designation
                                                 than such Class. The rights of
                                                 the holders of the Group 3
                                                 Subordinate Certificates to
                                                 receive distributions with
                                                 respect to the Group 3 Mortgage
                                                 Loans will be subordinated to
                                                 such rights of the holders of
                                                 the Group 3 Senior Certificates
                                                 and to each Class of Group 3
                                                 Subordinate Certificates having
                                                 a lower numerical designation
                                                 than such Class. The
                                                 subordination of the Group 1-2
                                                 Subordinate Certificates to the
                                                 Group 1-2 Senior Certificates
                                                 and of the Group 3 Subordinate
                                                 Certificates to the Group 3
                                                 Senior Certificates and the
                                                 further subordination among the
                                                 Subordinate Certificates of a
                                                 Certificate Group, are each
                                                 intended to increase the
                                                 likelihood of timely receipt by
                                                 the holders of the Certificates
                                                 with higher relative payment
                                                 priority of the maximum amount
                                                 to which they are entitled on
                                                 any Distribution Date and to
                                                 provide such holders protection
                                                 against losses resulting from
                                                 defaults on Mortgage Loans. In
                                                 addition, the Class of
                                                 Subordinate Certificates with
                                                 the highest numerical
                                                 designation will absorb
                                                 Bankruptcy Losses (as defined
                                                 herein) irrespective of the
                                                 Mortgage Loan Group in which
                                                 such loss was incurred before
                                                 such Losses are allocated to
                                                 any other Class of Subordinate
                                                 Certificates. Notwithstanding
                                                 the foregoing, in certain
                                                 circumstances, the amount of
                                                 available subordination may be
                                                 exhausted and shortfalls in
                                                 distributions on the Offered
                                                 Certificates could result.
                                                 Holders of Senior Certificates
                                                 will bear their share of any
                                                 Realized Losses with respect to
                                                 Mortgage Loans in the related
                                                 Mortgage Loan Group in excess
                                                 of the available total
                                                 subordination amount. See
                                                 "Description of the
                                                 Certificates --Distributions on
                                                 the Certificates," "--
                                                 Allocation of Losses;
                                                 Subordination" and " --
                                                 Subordination" herein.

                                            Since the Group 1-2 Subordinate
                                                 Certificates will absorb
                                                 Realized Losses on the Group 1
                                                 and Group 2 Mortgage Loans, a
                                                 disproportionate amount of
                                                 Realized Losses with respect to
                                                 Mortgage Loans in one of such
                                                 Mortgage Loan Groups will
                                                 adversely impact the
                                                 availability of subordination
                                                 to the Senior Certificates
                                                 related to the other Mortgage
                                                 Loan Group.

                                            As of the Closing Date, the
                                                 aggregate Current Principal
                                                 Amount of the Group 1-2
                                                 Subordinate Certificates and of
                                                 the Other Certificates which
                                                 constitute a portion of the
                                                 Group 1-2

                                                 Subordinate Certificates will
                                                 equal approximately 8.50% and
                                                 2.40%, respectively, of the
                                                 aggregate Current Principal
                                                 Amounts of the Group 1-2
                                                 Certificates.

                                            As of the Closing Date, the
                                                 aggregate Current Principal
                                                 Amount of the Group 3
                                                 Subordinate Certificates and of
                                                 the Other Certificates which
                                                 constitute a portion of the
                                                 Group 3 Subordinate
                                                 Certificates will equal 7.25%
                                                 and 2.25% of the aggregate
                                                 Current Principal Amounts of
                                                 the Group 3 Certificates.

                                            In addition, to extend the period
                                                 during which the Subordinate
                                                 Certificates remain available
                                                 as credit enhancement for (i)
                                                 the Group 1-2 Senior
                                                 Certificates, the entire amount
                                                 of any prepayments and certain
                                                 other unscheduled recoveries of
                                                 principal with respect to the
                                                 Group 1 and Group 2 Mortgage
                                                 Loans will be allocated to the
                                                 Class 1-A Certificates and
                                                 Class 2-A Certificates,
                                                 respectively, to the extent
                                                 described herein during the
                                                 first five years after the
                                                 Closing Date (with such
                                                 allocation being subject to
                                                 reduction over a five year
                                                 period thereafter as described
                                                 herein subject to meeting
                                                 certain loss and delinquency
                                                 tests) and (ii) the Group 3
                                                 Senior Certificates, the entire
                                                 amount of any prepayments and
                                                 certain other unscheduled
                                                 recoveries of principal with
                                                 respect to the Group 3 Mortgage
                                                 Loans will be allocated to the
                                                 Group 3 Senior Certificates to
                                                 the extent described herein
                                                 during the first ten years
                                                 after the Closing Date (except
                                                 if certain loss and delinquency
                                                 tests are met and the original
                                                 Credit Support Percentage (as
                                                 defined herein) doubles) (with
                                                 such allocation being subject
                                                 to reduction over an additional
                                                 five year period thereafter or
                                                 sooner if such tests are met as
                                                 described herein). This
                                                 allocation has the effect of
                                                 accelerating the amortization
                                                 of the related Senior
                                                 Certificates as a whole while,
                                                 in the absence of losses in
                                                 respect of the Mortgage Loans,
                                                 increasing the percentage
                                                 interest in the principal
                                                 balance of the Mortgage Loans
                                                 in each Mortgage Loan Group
                                                 evidenced by the Subordinate
                                                 Certificates. See "Description
                                                 of the Certificates --
                                                 Distributions on the
                                                 Certificates" and " --
                                                 Subordination" herein.

                                            In certain other instances as
                                                 described in paragraph F under
                                                 "Description of the
                                                 Certificates -- Distributions
                                                 on the Certificates --
                                                 Allocation of Available Funds,"
                                                 Principal Prepayments otherwise
                                                 distributable to the
                                                 Subordinate Certificates will
                                                 in lieu thereof be distributed
                                                 to Senior Certificates.

Monthly Advances........................   The Master Servicer will be
                                                 obligated to advance delinquent
                                                 scheduled payments of principal
                                                 and interest on Mortgage Loans,
                                                 under certain circumstances
                                                 (each such advance, a "Monthly
                                                 Advance"). See "The Pooling and
                                                 Servicing Agreement -- Monthly
                                                 Advances" herein.

Allocation of Losses....................   Subject to the limitations set forth
                                                 below, Realized Losses on the
                                                 Group 1 and Group 2 Mortgage
                                                 Loans will be allocated as
                                                 follows: first, among the Group
                                                 1-2 Subordinate Certificates in
                                                 the inverse order of their
                                                 numerical Class designations
                                                 beginning with the Class B-6
                                                 Certificates and second,
                                                 Realized Losses with respect to
                                                 Group 1 Mortgage Loans will be
                                                 allocated to the Class 1-A
                                                 Certificates and Realized
                                                 Losses with respect to Group 2
                                                 Mortgage Loans will be
                                                 allocated to the Class 2-A
                                                 Certificates, until, in each
                                                 case, the Current Principal
                                                 Amount of each such Class of
                                                 Certificates is reduced to
                                                 zero. Realized Losses on the
                                                 Group 3 Mortgage Loans will be
                                                 allocated as follows: first,
                                                 among the Group 3 Subordinate
                                                 Certificates in the inverse
                                                 order of their numerical Class
                                                 designations beginning with the
                                                 Class 3-B-6 Certificates and
                                                 second, to the Class 3-A
                                                 Certificates, until, in each
                                                 case, the Current Principal
                                                 Amount of each such Class of
                                                 Certificates is reduced to
                                                 zero. See "Description of the
                                                 Certificates -- Allocation of
                                                 Losses; Subordination" herein.

                                            The Offered Certificates are not
                                                 insured or guaranteed by a
                                                 governmental agency or
                                                 instrumentality or by BSMSI,
                                                 the Trustee, Liberty, LLSI, or
                                                 any affiliate thereof or any
                                                 other person.


Yield and Prepayment
   Considerations.......................   GENERAL CONSIDERATIONS. The yield to
                                                 maturity of each Class of
                                                 Certificates will be affected
                                                 by the amount and timing of
                                                 principal payments on the
                                                 Mortgage Loans in the related
                                                 Mortgage Loan Group or Groups,
                                                 the allocation of Available
                                                 Funds to such Class of
                                                 Certificates, the applicable
                                                 Pass-Through Rate for such
                                                 Class of Certificates and the
                                                 purchase price paid for such
                                                 Certificates. In addition, the
                                                 yields to investors in the
                                                 Certificates will be adversely
                                                 affected by Realized Losses and
                                                 Net Interest Shortfalls and
                                                 with respect to the Group 3
                                                 Certificates may be adversely
                                                 affected by Deferred Interest
                                                 allocated thereto. Furthermore,
                                                 the yield to investors in Group
                                                 3 Certificates will be affected
                                                 by levels of the Indices on the
                                                 Group 3 Mortgage Loans. The
                                                 interaction of the foregoing
                                                 factors may have different
                                                 effects on the various Classes
                                                 of Certificates and the effects
                                                 on any Class may vary at
                                                 different times during the life
                                                 of such Class. No
                                                 representation is made as to
                                                 the anticipated rate of
                                                 prepayments on the Mortgage
                                                 Loans, the level of any Index,
                                                 the amount and timing of
                                                 Realized Losses or Net Interest
                                                 Shortfalls, the amount of
                                                 Deferred Interest or as to the
                                                 anticipated yield to maturity
                                                 of any Certificates.
                                                 Prospective investors are urged
                                                 to consider their own estimates
                                                 as to the anticipated rate of
                                                 future prepayments on the
                                                 Mortgage Loans, the levels of
                                                 the Indices and the suitability
                                                 of the Certificates to their
                                                 investment objectives. In
                                                 addition to the discussion
                                                 below, prospective investors
                                                 should review the discussion
                                                 under "Yield and Prepayment
                                                 Considerations" herein and in
                                                 the Prospectus.

                                            ADJUSTABLE RATE MORTGAGES. All of
                                                 the Mortgage Rates on the Group
                                                 3 Mortgage Loans, subject to
                                                 certain limitations, will
                                                 adjust
                                                 monthly, semiannually, annually
                                                 or less frequently in reference
                                                 to changes in the level of an
                                                 Index, which with respect to
                                                 approximately 82.89% (by
                                                 Scheduled Principal Balance of
                                                 the Group 3 Mortgage Loans as
                                                 of the Cut-off Date is the
                                                 One-Year Constant Maturity
                                                 Treasury Index and with respect
                                                 to 8.47% by Cut-off Date
                                                 Scheduled Principal Balance of
                                                 the Group 3 Mortgage Loans will
                                                 be the Cost of Funds Index. As
                                                 a result, the yield to maturity
                                                 on the Group 3 Certificates
                                                 will be sensitive to the level
                                                 of these Indices and the other
                                                 applicable Indices described
                                                 under "Description of the
                                                 Mortgage Loans -- Interest Rate
                                                 Indices" which may not
                                                 correlate with mortgage
                                                 interest rates generally. It is
                                                 possible that lower prevailing
                                                 mortgage interest rates, which
                                                 might be expected to result in
                                                 faster prepayments, could occur
                                                 concurrently with an increase
                                                 in the level of the applicable
                                                 Index.

                                            With respect to substantially all of
                                                 the Group 3 Mortgage Loans,
                                                 adjustments of the Mortgage
                                                 Rates are subject to rounding
                                                 (as described herein) and to a
                                                 maximum Mortgage Rate (the
                                                 "Maximum Lifetime Mortgage
                                                 Rate"), and with respect to
                                                 certain of the Group 3 Mortgage
                                                 Loans, the adjustments of the
                                                 Mortgage Rates are subject to a
                                                 minimum Mortgage Rate (the
                                                 "Minimum Lifetime Mortgage
                                                 Rate") and, with respect to
                                                 certain of the Mortgage Loans,
                                                 adjustments of the Mortgage
                                                 Rates are subject to maximum
                                                 limitations applicable to
                                                 increases or decreases of the
                                                 Mortgage Rate on such Interest
                                                 Adjustment Date, all as set
                                                 forth in the related Note.

                                            MORTGAGE LOAN PAYMENTS. If
                                                 prevailing mortgage rates fall
                                                 significantly below the
                                                 Mortgage Rates on the Mortgage
                                                 Loans, the Mortgage Loans are
                                                 likely to be subject to higher
                                                 prepayment rates than if
                                                 prevailing rates remain at or
                                                 above the Mortgage Rates on the
                                                 Mortgage Loans. Other factors
                                                 affecting prepayments of
                                                 Mortgage Loans include changes
                                                 in Mortgagors' housing needs,
                                                 job transfers, unemployment,
                                                 net equity in the Mortgaged
                                                 Properties and servicing
                                                 decisions. Amounts received by
                                                 virtue of liquidations of
                                                 Mortgage Loans, repurchases of
                                                 Mortgage Loans upon breach of
                                                 representations or warranties
                                                 and optional termination of the
                                                 Trust also affect the receipt
                                                 of principal on the Mortgage
                                                 Loans. In general, the Mortgage
                                                 Loans may be prepaid at any
                                                 time without penalty.

                                            TIMING OF PAYMENTS AND
                                                 DISTRIBUTIONS. Unlike certain
                                                 corporate bonds, the timing and
                                                 amount of principal payments on
                                                 the Certificates are not fixed
                                                 because they are generally
                                                 determined by the timing and
                                                 amount of principal payments on
                                                 the applicable Mortgage Loans.
                                                 The timing of payments on the
                                                 Mortgage Loans may
                                                 significantly affect an
                                                 investor's yield. In general,
                                                 the earlier a prepayment of
                                                 principal on the Mortgage
                                                 Loans, the greater will be the
                                                 effect on an investor's yield
                                                 to maturity. As a result, the
                                                 effect on an investor's yield
                                                 of principal prepayments
                                                 occurring at a rate higher (or
                                                 lower) than
                                                 the rate anticipated by the
                                                 investor during the period
                                                 immediately following the
                                                 issuance of the Certificates
                                                 will not be offset by a
                                                 subsequent like reduction (or
                                                 increase) in the rate of
                                                 principal prepayments.
                                                 Furthermore, the effective
                                                 yield to Certificateholders
                                                 will be slightly lower than the
                                                 yield otherwise produced by the
                                                 applicable Pass-Through Rate
                                                 and purchase price because,
                                                 while interest generally will
                                                 accrue on each such Certificate
                                                 from the first day of the
                                                 month, the distribution of such
                                                 interest will not be made
                                                 earlier than the 25th day of
                                                 the month following the month
                                                 of accrual. Moreover, to the
                                                 extent any Net Interest
                                                 Shortfall or the interest
                                                 portion of any Realized Loss is
                                                 allocated to a Class of
                                                 Certificates the yield to
                                                 investors in such Class will be
                                                 reduced.

                                            DEFERRED INTEREST. To the extent any
                                                 Deferred Interest is added to
                                                 the principal balance of a
                                                 Group 3 Mortgage Loan, such
                                                 Deferred Interest will reduce
                                                 the interest payable on all
                                                 Group 3 Certificates. Deferred
                                                 Interest applicable to Group 3
                                                 Mortgage Loans will also be
                                                 added to the Current Principal
                                                 Amounts of the Group 3
                                                 Certificates as described under
                                                 "Description of the
                                                 Certificates -- Distributions
                                                 on the Certificates".

                                            DISCOUNTS AND PREMIUMS. In the case
                                                 of any Certificates purchased
                                                 at a discount, a slower than
                                                 anticipated rate of principal
                                                 payments could result in an
                                                 actual yield that is lower than
                                                 the anticipated yield. In the
                                                 case of any Certificates
                                                 purchased at a premium,
                                                 including the Class X and Class
                                                 3-X Certificates, a faster than
                                                 anticipated rate of principal
                                                 payments could result in an
                                                 actual yield that is lower than
                                                 the anticipated yield. A
                                                 discount or premium would be
                                                 determined in relation to the
                                                 price at which a Certificate
                                                 will yield its Pass-Through
                                                 Rate, after giving effect to
                                                 any payment delay.

                                            REINVESTMENT RISK. Because the
                                                 Mortgage Loans may be prepaid
                                                 at any time, it is not possible
                                                 to predict the rate at which
                                                 distributions on the
                                                 Certificates will be received.
                                                 Since prevailing interest rates
                                                 are subject to fluctuation,
                                                 there can be no assurance that
                                                 investors in the Certificates
                                                 will be able to reinvest the
                                                 distributions thereon at yields
                                                 equaling or exceeding the
                                                 yields on the Certificates.
                                                 Yields on any such
                                                 reinvestments may be lower, and
                                                 may even be significantly
                                                 lower, than yields on the
                                                 Certificates. Generally, when
                                                 prevailing interest rates
                                                 increase, prepayment rates on
                                                 mortgage loans tend to
                                                 decrease, resulting in a
                                                 reduced rate of return of
                                                 principal to investors at a
                                                 time when reinvestment at such
                                                 higher prevailing rates would
                                                 be desirable. Conversely, when
                                                 prevailing interest rates
                                                 decline, prepayment rates on
                                                 mortgage loans tend to
                                                 increase, resulting in a
                                                 greater rate of return of
                                                 principal to investors at a
                                                 time when reinvestment at
                                                 comparable yields may not be
                                                 possible. Prospective investors
                                                 in the Certificates should
                                                 consider carefully the related
                                                 reinvestment risks in light of
                                                 other investments that may be
                                                 available to such investors.

                                            WEIGHTED AVERAGE INTEREST RATES.
                                                 Because the Pass-Through Rate
                                                 applicable to each Class of
                                                 Certificates (other than the
                                                 Class 3-X Certificates) will
                                                 equal or be based upon the
                                                 weighted average of the Net
                                                 Rates of the applicable Group
                                                 or Groups of Mortgage Loans,
                                                 disproportionate prepayments of
                                                 Mortgage Loans with higher Net
                                                 Rates in a Mortgage Loan Group
                                                 will adversely affect the yield
                                                 on the related Classes of
                                                 Certificates. Mortgage Loans
                                                 with higher Net Rates will have
                                                 higher Mortgage Rates as well,
                                                 and such Mortgage Loans are
                                                 likely to prepay at rates that
                                                 are faster than those
                                                 applicable to Mortgage Loans
                                                 with lower Mortgage Rates with
                                                 adverse effects on the yields
                                                 on the Certificates.

                                            SUBORDINATION OF CERTAIN CLASSES OF
                                                 CERTIFICATES. The rights of the
                                                 holders of the Group 1-2
                                                 Subordinate Certificates to
                                                 receive distributions with
                                                 respect to Group 1 Mortgage
                                                 Loans and Group 2 Mortgage
                                                 Loans will be subordinated to
                                                 such rights of the holders of
                                                 the Group 1-2 Senior
                                                 Certificates and of each Class
                                                 of the Group 1-2 Subordinate
                                                 Certificates having a lower
                                                 numerical Class designation
                                                 than such Class. The rights of
                                                 the holders of the Group 3
                                                 Subordinate Certificates to
                                                 receive distributions with
                                                 respect to the Group 3 Mortgage
                                                 Loans will be subordinated to
                                                 such rights of the holders of
                                                 the Group 3 Senior Certificates
                                                 and to each Class of
                                                 Subordinate Certificates of the
                                                 related Certificate Group
                                                 having a lower numerical
                                                 designation than such Class.
                                                 The level of subordination
                                                 available as support to the
                                                 Senior Certificates will be
                                                 directly affected by the rate
                                                 and timing of prepayments and
                                                 the occurrence of Realized
                                                 Losses.

                                            PREPAYMENTS. Prepayments on each
                                                 Mortgage Loan in Groups 1 and 2
                                                 will be allocated to the Class
                                                 1-A Certificates and Class 2-A
                                                 Certificates, respectively, to
                                                 the extent described herein
                                                 during at least the first five
                                                 years after the Closing Date,
                                                 and then such allocation will
                                                 decrease subject to meeting
                                                 certain loss and delinquency
                                                 tests during the next five
                                                 years until Group 1-2 Senior
                                                 Certificates (other than the
                                                 Class X Certificates) and Group
                                                 1-2 Subordinate Certificates
                                                 share PRO RATA in such
                                                 allocations.

                                            Prepayments on each Mortgage Loan in
                                                 Mortgage Loan Group 3 will be
                                                 allocated solely to the Class
                                                 3-A Certificates during at
                                                 least the first ten years after
                                                 the Closing Date (except if
                                                 certain loss and delinquency
                                                 tests are met and the Original
                                                 Credit Support Percentage (as
                                                 defined herein) doubles), and
                                                 then such allocation will
                                                 decrease subject to meeting
                                                 certain loss and delinquency
                                                 tests during the next five
                                                 years (or sooner if such tests
                                                 are met) until the Group 3
                                                 Certificates (other than the
                                                 Class 3-X Certificates) share
                                                 PRO RATA in such allocations.
                                                 Consequently, during not less
                                                 than the first ten years after
                                                 the Closing Date in the case of
                                                 the Group 1-2 Senior
                                                 Certificates and (unless
                                                 certain tests are met) fifteen
                                                 years in the case of the Group
                                                 3 Certificates,
                                                 prepayments will have the
                                                 effect of accelerating the
                                                 amortization of the applicable
                                                 Senior Certificates while
                                                 increasing the percentage
                                                 interest in the related
                                                 Mortgage Loans evidenced by the
                                                 related Subordinate
                                                 Certificates.

                                            Balloon Payments as defined under
                                                 "Description of the Mortgage
                                                 Loans -- Balloon Mortgage
                                                 Loans" herein will be treated
                                                 as Prepayments.

                                            To the extent that Realized Losses
                                                 are incurred on Mortgage Loans
                                                 in a Mortgage Loan Group, the
                                                 allocation of such Realized
                                                 Losses to the related
                                                 Subordinate Certificates will
                                                 have the effect of increasing
                                                 the percentage interest in the
                                                 Mortgage Loans of each Mortgage
                                                 Loan Group evidenced by the
                                                 Class of Senior Certificates
                                                 related to such Mortgage Loan
                                                 Group. See "Description of
                                                 Certificates -- Distributions
                                                 of Principal" and "--
                                                 Allocation of Losses;
                                                 Subordination" herein.

                                            CLASS X AND CLASS 3-X CERTIFICATES.
                                                 Because the Notional Amounts of
                                                 the Class X Certificates and
                                                 3-X Certificates will be based
                                                 upon the Scheduled Principal
                                                 Balances of the Group 1 and
                                                 Group 2 Mortgage Loans and the
                                                 Group 3 Mortgage Loans,
                                                 respectively, the yields on the
                                                 Class X and 3-X Certificates
                                                 will be sensitive to the rate
                                                 and timing of principal
                                                 payments of such applicable
                                                 Mortgage Loans. A rapid rate of
                                                 principal payments on the
                                                 applicable Mortgage Loans will
                                                 have a materially negative
                                                 effect on the yield to
                                                 investors in the Class X and
                                                 Class 3-X Certificates.
                                                 Moreover, as a result of the
                                                 method of calculation of the
                                                 Pass-Through Rate of the Class
                                                 X Certificates, to the extent
                                                 the Mortgage Loans in the
                                                 applicable Group or Groups with
                                                 relatively higher Net Rates
                                                 prepay faster than those with
                                                 relatively lower Net Rates, the
                                                 yields on the Class X
                                                 Certificates will be reduced.
                                                 Investors should fully consider
                                                 the associated risks, including
                                                 the risk that a rapid rate of
                                                 principal payments could result
                                                 in the failure of investors in
                                                 the Class X and Class 3-X
                                                 Certificates to recover fully
                                                 their initial investments. See
                                                 "Yield and Prepayment
                                                 Considerations - Yield on Class
                                                 X Certificates."

                                            RESIDUAL CERTIFICATES. The Holders
                                                 of the Residual Certificates
                                                 are entitled to receive
                                                 distributions of principal and
                                                 interest as described herein.
                                                 However, the holder of such
                                                 Certificate may have tax
                                                 liabilities with respect to its
                                                 Certificate during the early
                                                 years of the REMIC that
                                                 substantially exceed the
                                                 principal and interest payable
                                                 thereon during such periods.

Liquidity...............................   There is currently no secondary
                                                 market for the Certificates,
                                                 and there can be no assurance
                                                 that one will develop. Bear,
                                                 Stearns & Co. Inc. intends to
                                                 establish a market in the
                                                 Underwritten Certificates, but
                                                 it is not obligated to do so.
                                                 There is no assurance that any
                                                 such market, if established,
                                                 will continue. Each
                                                 Certificateholder will receive
                                                 monthly reports pertaining to
                                                 the

                                                 Certificates as described under
                                                 "The Pooling and Servicing
                                                 Agreement -- Reports to
                                                 Certificateholders" herein.
                                                 There are a limited number of
                                                 sources which provide certain
                                                 information about mortgage
                                                 pass-through certificates in
                                                 the secondary market, and there
                                                 can be no assurance that any of
                                                 these sources will provide
                                                 information about the
                                                 Certificates. Investors should
                                                 consider the effect of limited
                                                 information on the liquidity of
                                                 the Certificates.

Optional Termination....................   On any Distribution Date on which
                                                 the aggregate unpaid principal
                                                 balance of the Mortgage Loans
                                                 is less than 1% of the
                                                 aggregate Cut-off Date
                                                 Scheduled Principal Balance of
                                                 the Mortgage Loans, BSMSI or
                                                 its designee may repurchase
                                                 from the Trust all Mortgage
                                                 Loans remaining outstanding and
                                                 any REO Property remaining in
                                                 the Trust at the purchase price
                                                 set forth in the Agreement. The
                                                 Trust may also be terminated
                                                 and the Certificates retired on
                                                 any Distribution Date upon the
                                                 determination by BSMSI, based
                                                 upon an opinion of counsel,
                                                 that the REMIC status of
                                                 certain assets of the Trust has
                                                 been lost or that a substantial
                                                 risk exists that such status
                                                 will be lost for the then
                                                 current taxable year. See "The
                                                 Pooling and Servicing Agreement
                                                 -- Termination" herein.

Certain Federal Income Tax
 Consequences...........................   An election will be made to treat
                                                 the Mortgage Loans and certain
                                                 other assets owned by the Trust
                                                 as a real estate mortgage
                                                 investment conduit ("REMIC II")
                                                 for federal income tax
                                                 purposes. REMIC II will issue
                                                 "regular interests" and one
                                                 "residual interest." An
                                                 election will be made to treat
                                                 the "regular interests" in
                                                 REMIC II and certain other
                                                 assets owned by the Trust as a
                                                 REMIC ("REMIC I"). The
                                                 Certificates (other than the
                                                 Class R-1 and R-2 Certificates)
                                                 will be designated as regular
                                                 interests in REMIC I and are
                                                 herein referred to as the
                                                 "Regular Certificates" or the
                                                 "REMIC Regular Certificates."
                                                 The Class R-1 Certificate and
                                                 the Class R-2 Certificate will
                                                 be designated as the residual
                                                 interest in REMIC I and REMIC
                                                 II, respectively (collectively,
                                                 the "Residual Certificates" or
                                                 the "REMIC Residual
                                                 Certificates"). See "Federal
                                                 Income Tax Considerations"
                                                 herein and "Certain Federal
                                                 Income Tax Consequences" in the
                                                 Prospectus and "Restrictions on
                                                 Purchase and Transfer of the
                                                 Residual Certificates" herein.


ERISA Considerations.......................Fiduciaries of employee benefit plans subject to Title I of the
                                                 Employee Retirement Income
                                                 Security Act of 1974, as
                                                 amended ("ERISA"), should
                                                 consider the ERISA fiduciary
                                                 investment standards before
                                                 authorizing an investment by a
                                                 plan in the Offered
                                                 Certificates. In addition,
                                                 fiduciaries of employee benefit
                                                 plans or other retirement
                                                 arrangements (such as
                                                 individual retirement accounts
                                                 or certain Keogh plans) which
                                                 are subject to Title I of
                                                 ERISA, and/or Section 4975 of
                                                 the Internal Revenue Code of
                                                 1986, as amended (the "Code"),
                                                 as
                                                 well as any entity, including
                                                 an insurance company general
                                                 account, whose underlying
                                                 assets include plan assets by
                                                 reason of a plan or account
                                                 investing in such entity
                                                 (collectively, "Plan(s),"
                                                 should consult with their legal
                                                 counsel to determine whether an
                                                 investment in the Offered
                                                 Certificates will cause the
                                                 assets of the Trust ("Trust
                                                 Assets") to be considered plan
                                                 assets pursuant to the plan
                                                 asset regulations set forth in
                                                 29 C.F.R.ss. 2510.3-101,
                                                 thereby subjecting the Plan to
                                                 the prohibited transaction
                                                 rules with respect to the Trust
                                                 Assets and the Trustee or the
                                                 Master Servicer to the
                                                 fiduciary investment standards
                                                 of ERISA, or cause the excise
                                                 tax provisions of Section 4975
                                                 of the Code to apply to the
                                                 Trust Assets, unless some
                                                 exemption granted by the
                                                 Department of Labor applies to
                                                 the acquisition, holding or
                                                 transfer of the Offered
                                                 Certificates.

                                            Subject to the consideration set
                                                 forth under "ERISA
                                                 Considerations" herein and in
                                                 the Prospectus, the
                                                 acquisition, holding and
                                                 transfer of the Class 1-A,
                                                 Class 2-A and Class 3-A
                                                 Certificates by, or on behalf
                                                 of, a Plan may qualify for
                                                 exemptive relief under
                                                 Prohibited Transaction
                                                 Exemption 90-30 (the
                                                 "Exemption"). The remaining
                                                 Certificates do not qualify for
                                                 exemptive relief under the
                                                 Exemption and, therefore, may
                                                 not be acquired by a purchaser
                                                 for, or on behalf of, a Plan.


Restrictions on Purchase and
   Transfer of the Residual
   Certificates.........................   The Residual Certificates are not
                                                 offered for sale to certain tax
                                                 exempt organizations that are
                                                 "disqualified organizations" as
                                                 defined in "Certain Federal
                                                 Income Tax Consequences --
                                                 REMIC Residual Certificates --
                                                 Tax on Disposition of REMIC
                                                 Residual Certificates;
                                                 Restrictions on Transfer,
                                                 Holding by Pass-Through
                                                 Entities" in the Prospectus.
                                                 Such "disqualified
                                                 organizations" are prohibited
                                                 from acquiring or holding any
                                                 beneficial interest in the
                                                 Residual Certificates. Further,
                                                 neither the Residual
                                                 Certificates nor any beneficial
                                                 interest therein may be sold or
                                                 otherwise transferred without
                                                 the express written consent of
                                                 Bankers Trust Company of
                                                 California, acting as agent for
                                                 the Holders of the Residual
                                                 Certificates as tax matters
                                                 person (the "Tax Matters
                                                 Person"), which may be withheld
                                                 to avoid a risk of REMIC
                                                 disqualification or REMIC-level
                                                 tax. See "Certain Federal
                                                 Income Tax Consequences --
                                                 REMIC Residual Certificates --
                                                 Tax on Disposition of REMIC
                                                 Residual Certificates;
                                                 Restrictions on Transfer,
                                                 Holding by Pass-Through
                                                 Entities" in the Prospectus and
                                                 "Restrictions on Purchase and
                                                 Transfer of the Residual
                                                 Certificates" herein. Finally,
                                                 unless the Tax Matters Person
                                                 consents in writing (which
                                                 consent may be withheld in the
                                                 Tax Matters Person's sole
                                                 discretion), the Residual
                                                 Certificates (including a
                                                 beneficial interest therein)
                                                 may not be purchased by or
                                                 transferred to any person who
                                                 is not a "United States
                                                 person," as such term is
                                                 defined in Section 7701(a)(30)
                                                 of the Code. For certain
                                                 additional tax-related
                                                 restrictions on the transfer of
                                                 the Residual Certificates, see
                                                 "Certain Federal Income Tax
                                                 Consequences -- REMIC Residual
                                                 Certificates -- Mismatching of
                                                 Income and Deductions; Excess
                                                 Inclusions" and "Certain
                                                 Federal Income Tax Consequences
                                                 -- Foreign Investors -- REMIC
                                                 Residual Certificates" in the
                                                 Prospectus.

Rating..................................   It is a condition to their
                                                 issuance that each Class of
                                                 Offered Certificates receives
                                                 the ratings set forth below
                                                 from Moody's Investors Service,
                                                 Inc. ("Moodys") and Duff &
                                                 Phelps Credit Rating Co.
                                                 ("DCR"). Moody's and DCR are
                                                 referred to herein as the
                                                 "Rating Agencies."

                                                               Rating
                                                         -----------------
                                            Class         Moody's     DCR
                                                          -------     ---
                                            Class 1-A       Aaa       AAA
                                            Class 2-A       Aaa       AAA
                                            Class X         Aaa       AAA
                                            Class B-1       NR         AA
                                            Class B-2       NR         A
                                            Class B-3       NR        BBB
                                            Class 3-A       Aaa       AAA
                                            Class 3-X       Aaa       AAA
                                            Class 3-B-1     Aa2        NR
                                            Class 3-B-2     A2         NR
                                            Class 3-B-3     Baa2       NR
                                            Class R-1       Aaa       AAA
                                            Class R-2       Aaa       AAA

                                            The ratings of the Offered
                                                 Certificates of any Class
                                                 should be evaluated
                                                 independently from similar
                                                 ratings on other types of
                                                 securities. A rating is not a
                                                 recommendation to buy, sell or
                                                 hold securities and may be
                                                 subject to revision or
                                                 withdrawal at any time by the
                                                 Rating Agencies. See "Rating"
                                                 herein.

                                            BSMSI has not requested a rating of
                                                 the Offered Certificates by any
                                                 rating agency other than the
                                                 Rating Agencies. However, there
                                                 can be no assurance as to
                                                 whether any other rating agency
                                                 will rate the Offered
                                                 Certificates or, if it does,
                                                 what rating would be assigned
                                                 by such other rating agency.
                                                 The rating assigned by such
                                                 other rating agency to the
                                                 Offered Certificates could be
                                                 lower than the respective
                                                 ratings assigned by the Rating
                                                 Agencies.

Legal Investment........................   The Senior Certificates and the
                                                 Class B-1 and Class 3-B-1
                                                 Certificates will constitute
                                                 "mortgage related securities"
                                                 for purposes of the Secondary
                                                 Mortgage Market Enhancement Act
                                                 of 1984 ("SMMEA") so long as
                                                 they are rated in one of the
                                                 two highest rating categories
                                                 and, as such, will be legal
                                                 investments for certain
                                                 entities to the extent provided
                                                 in SMMEA, subject to
                                                 state laws overriding SMMEA.
                                                 Certain states have enacted
                                                 legislation overriding the
                                                 legal investment provisions of
                                                 SMMEA. The remaining Classes of
                                                 Certificates will not
                                                 constitute "mortgage related
                                                 securities" under SMMEA (the
                                                 "Non-SMMEA Certificates"). The
                                                 appropriate characterization of
                                                 the Non-SMMEA Certificates
                                                 under various legal investment
                                                 restrictions, and thus the
                                                 ability of investors subject to
                                                 these restrictions to purchase
                                                 Non-SMMEA Certificates, may be
                                                 subject to significant
                                                 interpretive uncertainties.

                                            All investors whose investment
                                                 activities are subject to legal
                                                 investment laws and regulations
                                                 or to review by certain
                                                 regulatory authorities may be
                                                 subject to restrictions on
                                                 investment in the Certificates.
                                                 Any such institution should
                                                 consult its own legal advisors
                                                 in determining whether and to
                                                 what extent there may be
                                                 restrictions on its ability to
                                                 invest in the Certificates. See
                                                 "Legal Investment" herein and
                                                 in the Prospectus.

                        DESCRIPTION OF THE MORTGAGE LOANS

         The Mortgage Pool will consist of approximately 5,522 Mortgage Loans which are first lien, fixed and adjustable rate mortgages secured by one- to four-family residences, individual condominium units, town houses, manufactured homes, and individual cooperative apartments and multifamily (five or more units) dwellings located primarily in the States of Ohio, Texas, Colorado, California and New York. All of the one- to four-family Mortgage Loans have a principal balance at origination, or later modification, which complies with FNMA and FHLMC conforming limits. The Cut-off Date Scheduled Principal Balance of each Mortgage Loan Group set forth herein is subject to a permitted variance of up to 10%. The Mortgage Loans have been divided into 3 Mortgage Loan Groups on the basis of the following: Group 1 Mortgage Loans are fixed rate Mortgage Loans secured by one- to four-family properties. Group 2 Mortgage Loans are fixed rate Mortgage Loans on multifamily (five or more units) properties; and Group 3 Mortgage Loans are variable rate Mortgage Loans on one- to four-family and multifamily (five or more units) properties. The following paragraphs and the tables set forth in Annex A set forth additional information with respect to the Mortgage Pool in the aggregate and each Mortgage Loan Group.*

         The Mortgage Loans were originated by or on behalf of, or were acquired by, Liberty Savings Bank, FSB in its individual capacity or in its capacity as Trustee (collectively, "Liberty" or "Seller"). All of the Group 1 and Group 2 Mortgage Loans have fixed rates of interest, with weighted average Mortgage Rates of 9.293% and 9.715%, per annum, respectively, based on their Scheduled Principal Balances as of the Cut-off Date. The Group 3 Mortgage Loans have adjustable rates of interest, with a weighted average Mortgage Rate of 8.274% per annum based on their Scheduled Principal Balances as of the Cut-off Date. As of November 30, 1997, approximately 5.04 % of the Group 1 Mortgage Loans, 1.33 % of the Group 2 Mortgage Loans and 4.01 % of the Group 3 Mortgage Loans were between 30 and 59 days delinquent. No Mortgage Loans were more than 59 days delinquent as of November 30, 1997.

         Approximately 5.86% of the Group 1 Mortgage Loans, 4.69% of the Group 2 Mortgage Loans and substantially all of the Group 3 Mortgage Loans are assumable upon sale or transfer of the Mortgaged Property.

         The Mortgage Loan files for approximately 11.10% of the Mortgage Loans by Cut-off Date Scheduled Principal Balance are missing the original executed Notes as a result of being lost, misfiled, misplaced or destroyed due to a clerical error. In lieu thereof, Liberty is delivering lost note affidavits to BSMSI and has agreed to cover any Realized Losses with respect to the related Mortgage Loans resulting from the inability to foreclose due to the lack of such original Notes. Liberty is obligated to cure any defect or repurchase any Mortgage Loan as to which its representations and warranties are not true and correct, and such breach materially and adversely affects the value of such Mortgage Loan to the Trust.

         To determine loan-to-value ratios, value, in general, was based upon original appraisals. In lieu of an original appraisal a statistical brokers price opinion ("BPO") was obtained for 419 Mortgage Loans with as Scheduled Principal Balance as of the Cut-off Date of $22,911,517. As to 250 of such Mortgage Loans with a Scheduled Principal Balance as of the Cut-off Date of $14,009,932 the insured amount under the applicable homeowners insurance policy was used as a proxy for original value and a BPO current value was obtained by using the insured amount, the original note date and the property address. As to the remainder of such Mortgage Loans,


----------
* The description herein and in Annex A hereof of the Mortgage Loans and the Mortgage Loan Groups is based upon estimates of the composition thereof as of the Cut-off Date, as adjusted to reflect the Scheduled Principal Balances as of the Cut-off Date. Prior to the issuance of the Certificates, Mortgage Loans may be removed as a result of (i) Principal Prepayments thereof in full prior to December 1, 1997, (ii) requirements of Moody's or DCR or (iii) delinquencies or otherwise. In any such event, other mortgage loans may be included in the Trust. BSMSI believes that the estimated information set forth herein with respect to the Mortgage Loans and the Mortgage Loan Groups as presently constituted is representative of the characteristics thereof at the time the Certificates are issued, although certain characteristics of the Mortgage Loans and the Mortgage Loan Groups may vary.

either the original appraisal was available or an original value equal to 100% of the Mortgage Loan principal balance was assumed and a statistical BPO current value was obtained by using such assumed original value, the original note date and the property address. A statistical BPO is a market valuation which takes into account regional market data such as historical trends, recent sales prices, property types and market conditions in determining the valuation. The subject property is not viewed in connection with the generation of a statistical BPO valuation.


         UNDERWRITING STANDARDS - ONE- TO FOUR- FAMILY MORTGAGE LOANS. All of the Group 1 and approximately 95.36% of the Group 3 Mortgage Loans are one-to four-family Mortgage Loans. Approximately 31.55% of the Group 1 Mortgage Loans and 39.85% of the Group 3 one- to four-family Mortgage Loans were originated by Liberty or on behalf of Liberty by an approved correspondent, generally in accordance with FNMA and FHLMC origination and underwriting guidelines.

         Approximately 6.42% of the Group 1 Mortgage Loans and 10.11% of the Group 3 one- to four-family Mortgage Loans were originated by Liberty or on behalf of Liberty by an approved correspondent, generally in accordance with Liberty's "Plus Program" origination and underwriting guidelines. The underwriting guidelines utilized in the Plus Program are generally less restrictive than the standards set forth by FNMA and FHLMC, particularly with respect to loan-to-value ratios, borrower debt to income ratios, borrower assets and borrower occupancy of the property. Reserves are not required on mortgage loans secured by the borrower's primary residence. Two months reserves are required on mortgage loans secured by a non-owner occupied residence. A mortgage credit report in a form acceptable to FNMA is required with respect to each applicant. Appraisals must be completed in accordance with FNMA guidelines. Primary mortgage insurance is not required on any Mortgage Loan with a loan-to-value ratio of up to 85% and is required for mortgage loans with a loan-to-value ratio in excess of 85%. The maximum housing debt to income ratio is generally 28% and the maximum total debt to income ratio is generally 41%.

         The product types offered under the Plus Program are a fixed rate ten year balloon mortgage loan and an adjustable rate thirty year fully amortizing mortgage loan. Liberty's Plus Program underwriting guidelines for purchase money or rate/term refinance loans secured by primary residences generally allow loan-to-value ratios at origination of up to 90% for mortgage loans with original principal balances of up to $350,000, depending on, among other things, a borrower's credit history, repayment ability and debt service to income ratio, as well as the type and use of the mortgaged property. Cash-out refinance loans secured by primary residences and second homes or investor properties generally allow loan-to-value ratios at origination of up to 90% and 85%, respectively and primary mortgage insurance is required. The mortgage loans in the Plus Program generally bear rates of interest that are greater than those which are originated in accordance with FNMA and FHLMC standards.

         All of the Mortgage Loans originated by Liberty or its correspondents in accordance with either FNMA and FHLMC guidelines as well as in accordance with the Plus Program guidelines are underwritten by employees of Liberty and are originated using Full/Alternative Documentation (borrower employment, income and assets are verified). Approximately 63.24%, 20.88%, 13.95% and 1.92% of such Group 1 Mortgage Loans and 80.50%, 8.57%, 10.27% and 0.66% of such Group 3 one- to four-family Mortgage Loans are purchase money, rate/term refinance, cash-out refinance and unknown loan purpose Mortgage Loans, respectively.

         Approximately 68.45% of the Group 1 Mortgage Loans and 60.15% of the Group 3 one- to four-family Mortgage Loans were acquired by Liberty from various financial institutions, including the FDIC, in bulk purchases of seasoned mortgage loans. These bulk acquisitions of mortgage loans and the related servicing rights occurred over the past thirteen years. Liberty generally did not perform a credit underwriting review of any of the Mortgage Loans purchased in bulk acquisitions. As a result, there is limited information regarding the underwriting guidelines, documentation type, original occupancy and loan purpose information for many of the Mortgage Loans acquired in bulk purchases.

         With respect to any Mortgage Loan that, as of the Cut-off Date, has primary mortgage insurance, the related borrower may request that the primary mortgage insurance policy be canceled. The Master Servicer will grant the borrower's request to cancel the policy only if the related loan-to-value ratio based on the original appraisal decreases to 80% or less, or, based upon a new appraisal, the principal balance of such mortgage loan represents 80% or less of the new appraised value.

         UNDERWRITING STANDARDS - MULTIFAMILY MORTGAGE LOANS. None of the Group 1 Mortgage Loans, 100% of the Group 2 Mortgage Loans and approximately 4.64% of the Group 3 Mortgage Loans are secured by multifamily dwellings (the "Multifamily Mortgage Loans"), each of which has five or more units. Approximately 83.02% of the Group 2 Mortgage Loans and approximately 16.67% of the Group 3 multifamily Mortgage Loans are Multifamily Mortgage Loans that were originated and underwritten by Liberty on or after January 1, 1995. The Multifamily Mortgage loans originated by Liberty on or after January 1, 1995 were originated and underwritten generally in accordance with FNMA guidelines. The remaining Group 2 Mortgage Loans and Group 3 multifamily Mortgage Loans are Multifamily Mortgage Loans that were originated by Liberty prior to January 1, 1995 or purchased by Liberty. Such loans were underwritten to other standards, generally required appraisals and property operating statements at origination but did not require the borrower to provide annual property operating statements. Seven of the Multifamily Mortgage Loans with an aggregate Scheduled Principal Balance as of the Cut-off Date of approximately $2,427,138, representing approximately 8.97% of the Multifamily Mortgage Loans, are secured by properties the owners of which receive payments under the Section 8 Housing Assistance Payment Program from the United States Department of Housing and Urban Development ("HUD") on behalf of eligible lower income tenants.

         The largest Scheduled Principal Balance as of the Cut-off Date of a Multifamily Mortgage Loan is $1,286,357 and the average Scheduled Principal Balance of the Multifamily Mortgage Loans as of the Cut-off Date is $322,228. Multifamily lending is generally viewed as exposing the lender to a greater risk of loss than one- to four-family residential lending. Multifamily lending typically involves larger loans to single borrowers or groups of related borrowers than residential one- to four-family mortgage loans. Furthermore, the repayment of loans secured by income producing properties is typically dependent upon the successful operation of the related real estate project. If the cash flow from the project is reduced (for example, if leases are not obtained or renewed), the borrower's ability to repay the loan may be impaired. Multifamily real estate can be affected significantly by supply and demand in the market for the type of property securing the loan, and therefore, may be subject to adverse economic conditions. Market values may vary as a result of economic events or governmental regulations outside the control of the borrower or lender, such as rent control laws, which affect the future cash flow of the property. Corresponding to the greater lending risk is a generally higher interest rate applicable to multifamily residential mortgage lending.

         CO-OP LOANS. Approximately 0.61% of the Group 1 Mortgage Loans, none of the Group 2 Mortgage Loans and 0.26% of the Group 3 Mortgage Loans by Cut-off Date Scheduled Principal Balance (each a "Cooperative Loan") were, as of the origination of the related Mortgage Loan, secured by a security instrument creating a first lien on an interest in shares issued by a cooperative apartment corporation and the related proprietary lease. The Cooperative Loans are evidenced by promissory notes ("Cooperative Notes") secured by security interests in shares issued by cooperative apartment corporations and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the related buildings. If the borrower defaults on a Cooperative Loan, the lender's remedies are similar to the remedies which apply to a foreclosure of a mortgage or deed of trust, in that the lender can foreclose the loan and assume "ownership" of the apartment. As used herein, unless the context indicates otherwise, "Mortgage Loans" includes Cooperative Loans, "Mortgaged Properties" includes shares in the related cooperative apartment corporation and the related proprietary leases or occupancy agreements securing Cooperative Notes, "Mortgage Notes" includes Cooperative Notes, and "mortgages" includes security agreements with respect to Cooperative Notes.

         Approximately 25.09% of the Group 1 Mortgage Loans, 0.54% of the Group 2 Mortgage Loans and 25.69% of Group 3 Mortgage Loans by Cut-off Date Scheduled Principal Balance have Primary Mortgage Insurance policies or are FHA insured or VA guaranteed.

         BALLOON MORTGAGE LOANS. Approximately 21.61% of the Group 1 Mortgage Loans, 91.37% of the Group 2 Mortgage Loans and 5.55% of the Group 3 Mortgage Loans constitute Balloon Mortgage Loans. A "Balloon Mortgage Loan" is a Mortgage Loan that provided on the date of origination for amortization on the basis of an amortization schedule extending beyond its stated maturity with a disproportionate Monthly Payment due on its stated maturity date equal to the remaining principal balance of such Mortgage Loan (a "Balloon Payment"). The ability of a Mortgagor to repay such a Balloon Mortgage Loan upon the maturity thereof frequently will depend on the Mortgagor's ability to refinance such Balloon Mortgage Loan. The ability of a Mortgagor to refinance such a Mortgage Loan will depend on a variety of factors. Prior to the date of a required balloon payment, the Master Servicer will contact the borrower to determine if the borrower will be able to make such balloon payment. If the borrower indicates that it is unable to do so, the borrower's obligations to repay such remaining amounts may be extended by the Master Servicer for a period of time required to repay in full the then Scheduled Principal Balance.

         ADJUSTABLE MORTGAGE LOANS. All of the Group 3 Mortgage Loans are adjustable rate mortgage loans evidenced by a note bearing interest at a Mortgage Rate which is adjusted monthly, semiannually, annually or less frequently (after an initial period) to equal an Index plus (or minus) a fixed percentage set forth in or computed in accordance with the related note (the "Gross Margin"), the sum of which is, in most cases, rounded to the nearest one-eighth of one percentage point (0.125%) (the others are either not rounded or, in some cases, rounded up to the next higher one-eighth of one percentage point), as specified in the related note, subject, however, to certain limitations described below. With respect to approximately 82.89% and 8.47% (by Cut-off Date Scheduled Principal Balance) of the Group 3 Mortgage Loans, the Index on which each such adjustment will be based is the One-Year Constant Maturity Treasury Index or the Cost of Funds Index, respectively. The value of the Index on which each adjustment is based (as specified in the related note) generally corresponds to that available on the date on which such adjustment is made (each such date, an "Interest Adjustment Date") or, in a majority of cases, 45 days prior to the Interest Adjustment Date. If the Index described herein becomes unavailable, the Master Servicer on behalf of the Trustee will, consistent with the terms of the notes and Mortgages, select an alternative index based on comparable information and such alternative index will become the Index.

         With respect to substantially all of the Group 3 Mortgage Loans, adjustments of the Mortgage Rates are subject to rounding (as described above) and to a maximum Mortgage Rate (the "Maximum Lifetime Mortgage Rate"), and with respect to certain of the Group 3 Mortgage Loans, the adjustments of the Mortgage Rates are subject to a minimum Mortgage Rate (the "Minimum Lifetime Mortgage Rate") and, with respect to a substantial majority of the Group 3 Mortgage Loans, adjustments of the Mortgage Rates are subject to maximum limitations applicable to increases or decreases of the Mortgage Rate on such Interest Adjustment Date, all as set forth in the related Note.

         Under the terms of certain of the adjustable rate Notes evidencing Group 3 Mortgage Loans, the borrower has the option at certain times and under certain conditions to convert the Mortgage Interest Rate to a fixed rate from a variable rate based on the applicable Index (each such loan, a "Convertible Mortgage Loan"). Approximately 16.85% of the Group 3 Mortgage Loans, are, as of the Cut-off Date, convertible to fixed rate. The option to convert to a fixed Mortgage Rate may be exercised by the borrower on the date or dates specified in the related Note. The conversion option typically may not be exercised if the borrower is in default under the terms of the related Note or Mortgage.

         The monthly payment amount due on the related Group 3 Mortgage Loan (the "Monthly Payment") from the borrower is generally adjusted for the Due Date following the first Interest Adjustment Date or another date specified in the related Note and at monthly, semiannual, annual or less frequent intervals thereafter, all as specified in the related Note, to an amount that would fully amortize the remaining principal balance of the Mortgage Loan over its remaining amortization term on a level-debt service basis, generally at the Mortgage Rate in effect on the related Interest Adjustment Date or during the previous month, or such other Mortgage Rate or Rates as are specified in the related Note; provided, however, that in the case of certain of the Mortgage Loans, increases or decreases in the Monthly Payment are limited to an amount specified in the related note above or below the Monthly Payment in effect prior to the related Interest Adjustment Date (a "Payment Increase Maximum" and a "Payment Decrease Maximum," respectively). For those Mortgage Loans that have a Payment Increase Maximum, the amount of the Payment Increase Maximum generally is 7.5%. With respect to certain negatively amortizing Mortgage Loans, Monthly Payments are generally recast, in order to fully amortize the unpaid principal balance within its stated remaining amortization term, on the fifth anniversary of the first Due Date and each fifth anniversary thereafter without regard to the applicable Payment Increase Maximum.

         Because, with respect to certain of the Mortgage Loans, the rate at which interest accrues changes more frequently than payment adjustments and because such adjustment of Monthly Payments on such Mortgage Loans may be subject to the various limitations described above, the amount of interest accruing on the remaining principal balance of such a Mortgage Loan at the applicable Mortgage Rate may exceed the amount of the Monthly Payment. The resulting excess is added to the unpaid principal balance of the related Mortgage Loan in the month during which any such event occurs as "Deferred Interest," resulting in negative amortization of the Mortgage Loan. With respect to certain (but not all) of the Mortgage Loans such negative amortization is limited, however, such that the principal balance of the Mortgage Loan cannot exceed a percentage as is specified in the applicable Note of its original principal balance. If the calculated Monthly Payment would result in a negative amortization exceeding the limit specified in the related Note, the Mortgagor is required to pay as the Monthly Payment until the earliest of (i) the next Interest Adjustment Date, (ii) if applicable, the date on which a monthly payment is recast to fully amortize the unpaid principal balance over the stated term of maturity (which is typically every five years) or (iii) the next Due Date on which the limit specified in the related Note is exceeded, an amount that would fully amortize the remaining principal balance of the Mortgage Loan over its remaining amortization term on a level-debt service basis without regard to any limitations. As a result of such negative amortization, the final payment at the end of the term of the related Mortgage Loan may be larger than previous scheduled payments under such Mortgage Loan. Approximately 7.07% of the Group 3 Mortgage Loans allow for negative amortization. Approximately 18.35% of the negatively amortizing Mortgage Loans have a maximum negative amortization limitation of 110%, 0.60% have a maximum negative limitation of 115%, 66.47% have a maximum limitation of 125% or 126%, 0.36% have a maximum limitation of 127% and 14.22% have no stated maximum negative amortization limitation.

INTEREST RATE INDICES

         ONE-YEAR CONSTANT MATURITY TREASURY INDEX. The Index with respect to approximately 82.89% (by Scheduled Principal Balance as of the Cut-off Date) of the Group 3 Mortgage Loans is the weekly average yield on U.S. Treasury securities, adjusted to a constant maturity of one year (the "One-Year Constant Maturity Treasury Index").

         Yields on U.S. Treasury securities are estimated from the U.S. Treasury's daily yield curve. This curve, which relates the yield on a security to its time to maturity, is based on the closing market bid yields on actively-traded U.S. Treasury securities in the over-the-counter market. These market yields are calculated from composites of quotations reported by five leading U.S. Treasury securities dealers to the Federal Reserve Bank of New York. The constant yield values are read from the yield curve at fixed maturities. This method permits, for example, estimations of the yield for a one-year maturity even if no outstanding security has exactly one year remaining to maturity. Such yields of different U.S. Treasury securities are generally published in Federal Reserve Statistical Release No. H.15 (519).

         Listed below are some of the historical values of the One-Year Constant Maturity Treasury Index since January 1988:




                                                           YEAR*
                ---------------------------------------------------------------------------------------------
MONTH           1988      1989     1990      1991      1992     1993      1994      1995     1996      1997
-----           ----      ----     ----      ----      ----     ----      ----      ----     ----      ----
January.......  6.99%     9.05%    7.92%     6.64%     4.15%    3.50%     3.54%     7.05%    5.09%     5.61%
February......  6.64      9.25     8.11      6.27      4.29     3.39      3.87      6.70     4.94      5.53
March.........  6.71      9.57     8.35      6.40      4.63     3.33      4.32      6.43     5.34      5.80
April.........  7.01      9.36     8.40      6.24      4.30     3.24      4.82      6.27     5.54      5.99
May...........  7.40      8.98     8.32      6.13      4.19     3.36      5.31      6.00     5.64      5.87
June..........  7.49      8.44     8.10      6.36      4.17     3.54      5.27      5.64     5.81      5.69
July..........  7.75      7.89     7.94      6.31      3.60     3.47      5.48      5.59     5.85      5.54
August........  8.17      8.18     7.78      5.78      3.47     3.44      5.56      5.75     5.67      5.56
September....   8.09      8.22     7.76      5.57      3.18     3.36      5.76      5.62     5.83      5.52
October.......  8.11      7.99     7.55      5.33      3.30     3.39      6.11      5.59     5.55      5.46
November......  8.48      7.77     7.31      4.89      3.68     3.58      6.54      5.43     5.42      5.46
December......  8.99      7.72     7.05      4.38      3.71     3.61      7.14      5.31     5.47      -----

---------------
* Figures are averages of daily rates and do not necessarily correspond to the One-Year Constant Maturity Treasury Index values determined as provided in any related Notes.

         COST OF FUNDS INDEX. The Index with respect to approximately 8.47% (by Scheduled Principal Balance as of the Cut-off Date) of the Group 3 Mortgage Loans is the monthly weighted average cost of funds for savings institutions the home offices of which are located in Arizona, California or Nevada that are member institutions of the Federal Home Loan Bank (the "FHLB") of San Francisco, as computed from statistics tabulated and published by the FHLB of San Francisco (the "Cost of Funds Index"). The FHLB of San Francisco publishes the Cost of Funds Index for the prior month in its monthly Information Bulletin and such bulletins may be obtained by writing or calling the FHLB of San Francisco, P.O. Box 7948, San Francisco, California 94120, telephone (415) 616-1000. The Cost of Funds Index may also be obtained by calling the FHLB of San Francisco at (415) 616-2600.

         Listed below are some historical values of the Cost of Funds Index, which represent the monthly weighted average cost of funds of the member institutions of the FHLB of San Francisco for the months indicated.



                                                             YEAR
                ------------------------------------------------------------------------------------------------
MONTH           1988      1989     1990      1991      1992     1993      1994      1995     1996      1997
-----           ----      ----     ----      ----      ----     ----      ----      ----     ----      ----
January.......  7.615%    8.125%   8.369%    7.858%    6.002%   4.360%    3.710%    4.747%   5.033%    4.821%
February......  7.647     8.346    8.403     7.848     5.800    4.333     3.687     4.925    4.975     4.759
March.........  7.509     8.423    8.258     7.654     5.611    4.245     3.629     5.007    4.874     4.780
April.........  7.519     8.648    8.211     7.501     5.427    4.171     3.672     5.064    4.841     4.822
May...........  7.497     8.797    8.171     7.329     5.290    4.103     3.726     5.141    4.823     4.864
June..........  7.618     8.923    8.086     7.155     5.258    4.050     3.804     5.179    4.809     4.853
July..........  7.593     8.844    8.109     6.998     5.069    3.998     3.860     5.144    4.819     4.887
August........  7.659     8.763    8.075     6.845     4.874    3.958     3.945     5.133    4.839     4.904
September....   7.847     8.807    8.091     6.714     4.805    3.881     4.039     5.111    4.834     4.941
October.......  7.828     8.643    8.050     6.566     4.597    3.823     4.187     5.116    4.839     4.957
November......  7.914     8.595    8.044     6.414     4.508    3.822     4.367     5.119    4.835     -----
December......  8.022     8.476    7.963     6.245     4.432    3.879     4.589     5.059    4.842     -----

                               THE MASTER SERVICER

         GENERAL. Liberty Lending Services, Inc. ("LLSI" or the Master Servicer"), a wholly-owned subsidiary of Liberty, was established as a mortgage banking company to facilitate the origination, purchase and servicing of whole loan portfolios containing various levels of credit quality from "investment grade" to varying degrees of "non-investment grade" up to and including mortgaged property acquired through foreclosure or deed-in-lieu of foreclosure (each such mortgaged property, an "REO Property"). The principal office of the Master Servicer is located in Wilmington, Ohio. Liberty Capital, Inc. was formed in 1986 as a holding company and owns, among other companies, 100% of Liberty Savings Bank F.S.B.

         The principal business of LLSI has been the origination and acquisition of 1- to 4- family and small balance multifamily/commercial mortgage loans and the resolution of non-performing residential mortgage loan portfolios acquired from the Resolution Trust Company ("RTC"), the Federal Deposit Insurance Corporation ("FDIC"), Wall Street dealers, and private investors. LLSI's servicing portfolio consists primarily of two categories: (a) performing 1- to 4- family and multifamily investment-quality loans serviced for Liberty or for the account of Federal National Mortgage Association ("FNMA"), Federal Home Loan Mortgage Corporation ("FHLMC"), private mortgage conduits and various institutional investors; and (b) non-investment grade, sub-performing and non-performing mortgage loans and REO Properties serviced for Liberty or for the account of various institutional investors.

         LLSI's operations resemble those of most mortgage banking companies, except that a significant emphasis is placed on collections and due diligence areas, due to the nature of the mortgage portfolios purchased. As of October 31, 1997, LLSI was servicing in excess of $3.2 billion of mortgage loans and REO Property.

         DELINQUENCY AND FORECLOSURE EXPERIENCE. The following table sets forth the delinquency and foreclosure experience of mortgage loans serviced by LLSI as of the dates indicated. LLSI's portfolio of mortgage loans may differ significantly from the Mortgage Loans in terms of interest rates, principal balances, geographic distribution, types of properties and other possibly relevant characteristics. There can be no assurance, and no representation is made, that the delinquency and foreclosure experience with respect to the Mortgage Loans will be similar to that reflected in the table below, nor is any representation made as to the rate at which losses may be experienced on liquidation of defaulted Mortgage Loans. The actual delinquency experience on the Mortgage Loans will depend, among other things, upon the value of the real estate securing such Mortgage Loans and the ability of borrowers to make required payments.




                                                           DELINQUENCY AND FORECLOSURE EXPERIENCE

                            AS OF DECEMBER 31, 1995                AS OF DECEMBER 31, 1996             AS OF OCTOBER 31, 1997
                     ----------------------------------   -----------------------------------  ------------------------------------

                                                % BY                                 % BY                                   % BY
                     NO. OF     PRINCIPAL     PRINCIPAL    NO. OF      PRINCIPAL    PRINCIPAL  NO. OF       PRINCIPAL     PRINCIPAL
                      LOANS     BALANCE(1)     BALANCE      LOANS     BALANCE(1)     BALANCE    LOANS      BALANCE(1)      BALANCE
                      -----     ----------     -------      -----     ----------     -------    -----      ----------      -------
Current Loans        42,721  $1,882,276,859.41    95.4%     44,419 $2,346,880,806.91    90.8%   47,623  $3,042,966,662.06     92.4%
Period of
  Delinquency(2)
  30-59 Days            610     23,331,282.30      1.1%      2,533     99,120,630.43     3.8%    2,007      84,675,466.08      2.6%
  60-89 Days             39      1,361,981.36      0.1%        668     29,225,820.76     1.1%      457      26,297,437.40      0.8%
  90 Days or more       362      15,663,498.35     0.8%        533     32,387,199.30     1.3%      390      29,570,223.16      0.9%
                     ------  -----------------   ------     ------ -----------------  -------  -------  -----------------   -------
     Total
       Delinquencies  1,011     40,356,762.01      2.0%      3,734    160,733,650.49     6.2%    2,854     140,543,126.64      4.3%
Foreclosure/
   Bankruptcies(3)      794     45,063,888.84      2.3%      1,117     69,869,484.01     2.7%    1,234      90,705,455.61      2.8%
Real Estate Owned        91      5,406,993.55      0.3%        168      8,845,673.19     0.3%      281      17,472,712.40      0.5%
                     ------   ---------------    ------     ------   ---------------     ----  -------      -------------      ----
Total Portfolio      44,617  $1,973,104,503.81   100.0%     49,438 $2,586,329,614.60   100.0%   51,992  $3,291,687,956.71    100.0%

--------------
(1) For the Real Estate Owned properties, the Principal Balance is at the time of foreclosure.

(2) No Mortgage Loan is included in this table as delinquent until it is 30 days past due.

(3) Exclusive of the number of Loans and Principal Balance shown in Period of Delinquency.

                         DESCRIPTION OF THE CERTIFICATES

         The following summaries describing certain provisions of the Certificates do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the Prospectus and the provisions of the Agreement relating to the Certificates offered hereby.

GENERAL

The Mortgage Pass-Through Certificates, Series 1997-6 (the "Certificates") will consist of the classes of Certificates offered hereby (the "Offered Certificates") in addition to the Certificates (the "Other Certificates"), which are not being offered hereby.

The Certificates will evidence in the aggregate the entire beneficial ownership interest in the Trust. The Trust will consist of (i) the Mortgage Loans, (ii) such assets as from time to time are identified as deposited in respect of the Mortgage Loans in the account (the "Protected Account") established by the Master Servicer for the collection of payments on the Mortgage Loans and in the Certificate Account (as defined below) and belonging to the Trust, (iii) property acquired by foreclosure of such Mortgage Loans or by deed in lieu of foreclosure; (iv) any applicable Primary Insurance Policies (as defined below) and standard hazard insurance policies; and (v) all proceeds of the foregoing.

         Each Class of Book-Entry Certificates will be represented initially by a single certificate registered in the name of Cede & Co. ("Cede") as the nominee of The Depository Trust Company ("DTC"). Regular Certificates, and beneficial interests in Book-Entry Certificates may be issued or held by investors in minimum denominations of $25,000 and increments of $1.00 in excess thereof. One Certificate of each such Class may be issued in a different principal amount to accommodate the remainder of the initial principal amount of the Certificates of such Class. No person acquiring an interest in the Book-Entry Certificates (a "Certificate Owner") will be entitled to receive a certificate representing such person's interest in the Trust, except in the event Definitive Certificates are issued under the limited circumstances set forth below under "-- Definitive Certificates." Unless and until Definitive Certificates are issued, all references to actions by holders of Book-Entry Certificates shall refer to actions taken by DTC upon instructions from its Participants (as defined below), and all references herein to distributions, notices, reports and statements to holders of Book-Entry Certificates shall refer to distributions, notices, reports and statements to DTC or Cede, as the registered holder of the Book-Entry Certificates, as the case may be, for distribution to Certificate Owners in accordance with DTC procedures.

         The Class R-1 and Class R-2 Certificates will each be issued in certificated fully-registered form in a single certificate of $100.

         Distributions of principal and interest as set forth below initially will be made by the Trustee to Cede, as the registered holder of the Book-Entry Certificates, and to the holder of the Physical Certificates. Upon the issuance of Definitive Certificates to persons other than Cede, distributions will be made by the Trustee to the persons in whose names such Certificates are registered at the close of business on each Record Date, which will be the last Business Day (as defined below) of the month preceding the month in which the related Distribution Date occurs. Such distributions will be made (i) by check mailed to each Certificateholder entitled thereto at the address appearing in the Certificate Register to be maintained in accordance with the provisions of the Agreement or (ii) upon timely receipt by the Trustee of written instructions from a Certificateholder holding Certificates representing an initial aggregate Current Principal Amount of not less than $1,000,000, by wire transfer to a United States dollar account maintained by the payee at any United States depository institution with appropriate facilities for receiving such a wire transfer, PROVIDED, HOWEVER, that the final payment in respect of each Class of Certificates will be made only upon presentation and surrender of such respective Certificates at the office or agency of the Trustee specified in the notice to Certificateholders of such final payment.

A "Business Day" is generally any day other than a Saturday, a Sunday or a day on which the New York Stock Exchange is closed or on which banking institutions in New York City or Irvine, California are authorized or obligated by law or executive order to be closed.

BOOK-ENTRY REGISTRATION

         DTC is a limited purpose trust company organized under the laws of the State of New York and is a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to Section 17A of the Securities Exchange Act of 1934. DTC was created to hold securities for its participating organizations ("Participants") and to facilitate the clearance and settlement of securities transactions between Participants through electronic book-entries, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers (including Bear, Stearns & Co. Inc.), banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

Certificate Owners that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Book-Entry Certificates may do so only through Participants and Indirect Participants. In addition, Certificate Owners will receive all distributions of principal and interest on the Book-Entry Certificates through Participants. Under a book-entry format, Certificate Owners may experience some delay in their receipt of payments, since such payments will be forwarded to Cede, as nominee for DTC. DTC will forward such payments to its Participants, which thereafter will forward them to Indirect Participants or Certificate Owners. It is anticipated that, except as provided below under " --Definitive Certificates," the only "Certificateholder" with respect to the Book-Entry Certificates will be Cede, as nominee for DTC. Certificate Owners will not be recognized by the Trustee as Certificateholders, as such term is used in the Agreement, and Certificate Owners will be permitted to exercise the rights of Certificateholders only indirectly through DTC and its Participants.

Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC will be required to make book-entry transfers of Book-Entry Certificates among Participants and to receive and transmit distributions of principal of, and interest on, Book-Entry Certificates. Participants and Indirect Participants with which Certificate Owners have accounts with respect to the Book-Entry Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Certificate Owners. Accordingly, although, Certificate Owners will not possess physical certificates, the Rules provide a mechanism by which Participants and Certificate Owners will receive payments and will be able to transfer their interests.

         Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants, and on behalf of certain banks, the ability of a Certificate Owner to pledge Book-Entry Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Book-Entry Certificates, may be limited due to the absence of physical certificates for such Book-Entry Certificates.

         DTC has advised BSMSI that it will take any action permitted to be taken by a holder of Book-Entry Certificates under the Agreement only at the direction of one or more Participants to whose accounts with DTC the Book-Entry Certificates are credited. Additionally, DTC has advised BSMSI that it will take such action where the consent of specified percentages of the Book-Entry Certificates is required under the Agreement only at the direction of and on behalf of Participants whose interests represent such specified percentages. DTC may take conflicting actions on behalf of other Participants.

Neither BSMSI, the Master Servicer nor the Trustee will have any liability for any aspect of the records relating to or payment made on account of beneficial ownership interests of the Book-Entry Certificates held by

Cede, as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

DEFINITIVE CERTIFICATES

         Except for the Physical Certificates, the Offered Certificates will be issued in fully registered, certificated form ("Definitive Certificates") to Certificate Owners or their nominees, rather than to DTC or its nominee, only if
(i) BSMSI advises the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the Certificates and BSMSI is unable to locate a qualified successor within 30 days or (ii) BSMSI, at its option, elects to terminate the book-entry system through DTC.

Upon the occurrence of either event described in clause (i) or (ii) of the immediately preceding paragraph, the Trustee is required to notify DTC, which in turn will notify all Certificate Owners through Participants, of the availability of Definitive Certificates. Upon surrender by Cede, as nominee of DTC, of the Definitive Certificates representing the Book-Entry Certificates and receipt of instructions for re-registration, the Trustee will reissue the Book-Entry Certificates as Definitive Certificates to Certificate Owners. Under no circumstances will Definitive Certificates of any Class be issued in an amount representing an interest in, as of the Cut-off Date, less than $25,000 principal amount of the respective Class of Book-Entry Certificate, except with respect to any initially issued Certificate in a lower principal amount as described above.

                  Physical Certificates and Definitive Certificates will be transferable and exchangeable on a "Certificate Register" to be maintained by the Trustee at the office or agency of the Trustee maintained for that purpose in Irvine, California. Physical Certificates and Definitive Certificates surrendered to the Trustee for registration of transfer or exchange must be accompanied by a written instrument of transfer in form satisfactory to the Trustee. No service charge will be made for any registration of transfer or exchange of Physical Certificates and Definitive Certificates, but payment of a sum sufficient to cover any tax or other governmental charge may be required. Such office or agency of the Trustee is currently located at 3 Park Plaza, Irvine, California 92614.

Available Funds

        Available funds for any Distribution Date will be determined separately with respect to each Mortgage Loan Group ("Group 1 Available Funds," "Group 2 Available Funds," and "Group 3 Available Funds," respectively, and each a "Group Available Funds") and in each case will be an amount equal to the aggregate of the following with respect to the related Mortgage Loans: (a) all previously undistributed payments on account of principal (including the principal portion of Monthly Payments, Principal Prepayments and the principal amount of Liquidation Proceeds) and all previously undistributed payments on account of interest received after the Cut-off Date and on or prior to the related Determination Date, (b) any Monthly Advances (including Certificate Account Advances, as defined under "The Pooling and Servicing Agreement -- Monthly Advances" herein) and Compensating Interest Payments (as defined under "The Pooling and Servicing Agreement -- Servicing Compensation and Payment of Expenses" herein) by the Master Servicer and (c) any amount reimbursed by the Master Servicer in connection with losses on certain eligible investments, except:

         (i)   all payments that were due on or before the Cut-off Date;

         (ii) all Principal Prepayments and Liquidation Proceeds received after the applicable Prepayment Period;

         (iii) all payments, other than Principal Prepayments, that represent early receipt of scheduled payments due on a date or dates subsequent to the related Due Date;

         (iv) amounts received on particular Mortgage Loans as late payments of principal or interest and respecting which, and to the extent that, there are any unreimbursed Monthly Advances or Certificate Account Advances;

         (v) amounts of Monthly Advances or Certificate Account Advances determined to be nonrecoverable;

         (vi) amounts of Master Servicing Fees for such Distribution Date;

         (vii) amounts of Trustee's Fees and expenses for such Distribution Date; and

         (vii) amounts permitted to be withdrawn from the Certificate Account pursuant to clauses (i) through (xi) described under the caption "The Pooling and Servicing Agreement -- Certificate Account" herein.

"Available Funds" for any Distribution Date will equal the sum of the Group 1 Available Funds, the Group 2 Available Funds and the Group 3 Available Funds.

Distributions on the Certificates

         ALLOCATION OF AVAILABLE FUNDS. Interest and principal on the Certificates will be distributed monthly on each Distribution Date commencing in January 1998, in an aggregate amount equal to the Available Funds for such Distribution Date.

         (A) On each Distribution Date on or prior to the Group 1-2 Cross-Over Date, an amount equal to the Group 1 Available Funds will be distributed in the following order of priority:

              FIRST, to the Class 1-A Certificates, the Class X Certificates and the Residual Certificates, the Accrued Certificate Interest on each such Class (or in the case of the Class X Certificates, the portion thereof payable with respect to the Group 1 Mortgage Loans) for such Distribution Date, any shortfall in available amounts being allocated among such Classes or in the case of the Class X Certificates, such portion in proportion to the amount of Accrued Certificate Interest otherwise distributable thereon;

              SECOND, to the Class 1-A Certificates, the Class X Certificates and the Residual Certificates, any Accrued Certificate Interest thereon (or in the case of the Class X Certificates, the portion thereof payable with respect to the Group 1 Mortgage Loans) remaining undistributed from previous Distribution Dates, to the extent of remaining Group 1 Available Funds, any shortfall in available amounts being allocated among such Classes or in the case of the Class X Certificates, such portion in proportion to the amount of such Accrued Certificate Interest remaining undistributed for each such Class for such Distribution Date;

              THIRD, to the Class 1-A Certificates and the Residual Certificates in reduction of the Current Principal Amounts thereof, the Group 1 Senior Optimal Principal Amount for such Distribution Date, to the extent of remaining Group 1 Available Funds, in the following order of priority:

                   (l) concurrently to the Class R-1 and Class R-2 Certificates,
              PRO RATA, based on their Current Principal Amounts until the Current Principal Amounts thereof have been reduced to zero; and

                   (2) to the Class 1-A Certificates, until the Current
              Principal Amount of such Class has been reduced to zero;

         (B) On each Distribution Date on or prior to the Group 1-2 Cross-Over Date, an amount equal to the Group 2 Available Funds will be distributed in the following order of priority:

              FIRST, to the Class 2-A Certificates and the Class X Certificates, the Accrued Certificate Interest on each such Class (or in the case of the Class X Certificates, the portion thereof payable with respect to the Group 2 Mortgage Loans) for such Distribution Date, any shortfall in available amounts being allocated among such Classes or in the case of the Class X Certificates, such portion in proportion to the amount of Accrued Certificate Interest otherwise distributable thereon;

              SECOND, to the Class 2-A Certificates and the X Certificates any Accrued Certificate Interest thereon (or in the case of the Class X Certificates, the portion thereof payable with respect to the Group 2 Mortgage Loans) remaining undistributed from previous Distribution Dates, to the extent of remaining Group 2 Available Funds, any shortfall in available amounts being allocated among such Classes or in the case of the Class X Certificates, such portion in proportion to the amount of such Accrued Certificate Interest remaining undistributed for each such Class for such Distribution Date;

              THIRD, to the Class 2-A Certificates in reduction of the Current Principal Amount thereof, the Group 2 Senior Optimal Principal Amount for such Distribution Date to the extent of remaining Group 2 Available Funds, until the Current Principal Amount of such Class has been reduced to zero;

          (C) On each Distribution Date on or prior to the Group 1-2 Cross-Over Date, an amount equal to any remaining Group 1 and Group 2 Available Funds following the distributions in (A) and (B) above will be distributed sequentially, in the following order, to the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates, in each case up to an amount equal to and in the following order: (a) the Accrued Certificate Interest thereon for such Distribution Date, (b) any Accrued Certificate Interest thereon remaining undistributed from previous Distribution Dates and (c) such Class's Allocable Share (as defined herein) for such Distribution Date.

         (D) On each Distribution Date on or prior to the Group 3 Cross-Over Date, an amount equal to the Group 3 Available Funds will be distributed in the following order of priority:

              FIRST, to the Class 3-A Certificates and the Class 3-X Certificates, the Accrued Certificate Interest on such Class for such Distribution Date, any shortfall in available amounts being allocated between such Classes in proportion to the amount of Accrued Certificate Interest otherwise distributable thereon;

              SECOND, to the Class 3-A Certificates and the Class 3-X Certificates, any Accrued Certificate Interest thereon remaining undistributed from previous Distribution Dates, to the extent of remaining Group 3 Available Funds, any shortfall in available amounts being allocated between such Classes in proportion to the amount of such Accrued Certificate Interest remaining undistributed for each such Class for such Distribution Date;

              THIRD, to the Class 3-A Certificates in reduction of the Current Principal Amount thereof, the Group 3 Senior Optimal Principal Amount for such Distribution Date to the extent of remaining Group 3 Available Funds, until the Current Principal Amount of such Class has been reduced to zero;


         (E) On each Distribution Date on or prior to the Group 3 Cross-Over Date, an amount equal to any remaining Group 3 Available Funds following the distributions in (D) above will be distributed sequentially, in the following order, to the Class 3-B-1, Class 3-B-2, Class 3-B-3, Class 3-B-4, Class 3-B-5 and Class 3-B-6 Certificates, in each case up to an amount equal to and in the following order: (a) the Accrued Certificate Interest thereon for such Distribution Date, (b) any Accrued Certificate Interest thereon remaining undistributed from previous Distribution Dates and (c) such Class's Allocable Share for such Distribution Date.


         (F) On each Distribution Date prior to the occurrence of the Group 1-2 Cross-Over Date but after the reduction of the Current Principal Amount of either the Class 1-A or Class 2-A Certificates to zero, the remaining such Class of Group 1-2 Senior Certificates will be entitled to receive in reduction of its Current Principal Amount, in addition to any Principal Prepayments related to such remaining Class of Certificates' respective Mortgage Loan Group allocated to such Class of Certificates, 100% of the remaining Principal Prepayments on any Mortgage Loan in the Mortgage Loan Group relating to the Class of Senior Certificates which has been reduced to zero. In addition, if on any Distribution Date on which the aggregate Current Principal Amount of either the Class 1-A or Class 2-A Certificates would be greater than the aggregate Scheduled Principal Balance of the Mortgage Loans in its related Mortgage Loan Group and any Group 1-2 Subordinate Certificates are still outstanding, in each case after giving effect to distributions to be made on such Distribution Date, 100% of the Principal Prepayments otherwise allocable to the Group 1-2 Subordinate Certificates on the Mortgage Loans in the other Mortgage Loan Group will be distributed to the Class 1-A or Class 2-A Certificates, as applicable, in reduction of the Current Principal Amount thereof, until the aggregate Current Principal Amount of such Class of Certificates is an amount equal to the aggregate Scheduled Principal Balance of the Mortgage Loans in its related Mortgage Loan Group.

         (G) On each Distribution Date, any Group Available Funds remaining after payment of interest and principal to the Certificates entitled thereto, as described above, will be distributed PRO RATA to the Residual Certificates; provided that if on any Distribution Date there are any Group Available Funds remaining after payment of interest and principal to a Class or Classes of Certificates entitled thereto, such Group Available Funds will be distributed to the other Classes of Senior Certificates, PRO RATA, based upon their Current Principal Amounts, until all amounts due to all Senior Certificates have been paid in full, before any amounts are distributed to the Residual Certificates. It is not anticipated that there will be any significant amounts remaining for such distribution.

         INTEREST. Interest will accrue during the preceding Interest Accrual Period for each Class of Certificates at its then applicable Pass-Through Rate on the Current Principal Amount or Notional Amount of such Class immediately preceding such Distribution Date. The Pass-Through Rate for each Class of Certificates is described on the cover page hereof. The effective yield to the holders of Certificates will be lower than the yield otherwise produced by the applicable Pass-Through Rate and purchase price, because interest will not be distributed to such Certificateholders until the 25th day (or if such day is not a Business Day, then on the next succeeding Business Day) of the month following the month in which interest accrues on the Mortgage Loans. See "Yield and Prepayment Considerations" herein.

         The Class X Certificates will have a Notional Amount equal to the sum of the Scheduled Principal Balances of the Group 1 Mortgage Loans and the Group 2 Mortgage Loans and will bear interest on this Notional Amount at a variable Pass-Through Rate equal to the weighted average of approximately 23.15% of the weighted average of the Net Rates of the Group 1 Mortgage Loans and approximately 26.67% of the weighted average of the Net Rates of the Group 2 Mortgage Loans (weighted on the basis of the respective Scheduled Principal Balances). The Pass-Through Rate for the Class X Certificates for the initial Interest Accrual Period is expected to be approximately 2.072% per annum.

         The Class 3-X Certificates will have a Notional Amount equal to the sum of the Scheduled Principal Balances of the Group 3 Mortgage Loans.

         The "Accrued Certificate Interest" for any Certificate for any Distribution Date will equal the interest accrued during the related Interest Accrual Period at the applicable Pass-Through Rate on the Current Principal Amount (or in the case of the Class X and Class 3-X Certificates, the Notional Amount) of such Certificate immediately prior to such Distribution Date less (i) in the case of a Senior Certificate, such Certificate's share of any Net Interest Shortfall and in the case of the Group 3 Senior Certificates Deferred Interest and, after the applicable Cross-Over Date, the interest portion of any Realized Losses and (ii) in the case of a Subordinate Certificate, such Certificate's share of any Net Interest Shortfall (as defined below) and the interest portion of any Realized Losses applicable to the related Mortgage Loan Group and in the case of Group 3 Subordinate Certificates, any Deferred Interest. Such Net Interest Shortfalls will be allocated among the Certificates in proportion to the amount of Accrued Certificate Interest that would have been allocated thereto in the absence of such shortfalls. The interest portion of Realized Losses with respect to all Mortgage Loans will be allocated first to the Subordinate Certificates in the related Subordinate Certificate Group in reverse order of their numerical designations commencing with the

Class B-6 and Class 3-B-6 Certificates, respectively, and following the applicable Cross-Over Date, such Realized Losses will be allocated to the related Class or Classes of Senior Certificates (PRO RATA in the case of the Class 1-A and Class X Certificates and the Class 2-A and Class X Certificates based on the amount of interest otherwise due with respect to the Mortgage Loans as to which the Loss occurred). Notwithstanding the foregoing, Bankruptcy Losses will be allocated to the Class of Subordinate Certificates with the highest numerical designation regardless of Group and if both Subordinate Groups have as the most Subordinate Certificates outstanding Subordinate Certificates with the same numerical designation, then first to the related Subordinate Certificates until that Class has been reduced to zero and then to the other Class as more fully described herein. Accrued Certificate Interest is calculated on the basis of a 360-day year consisting of twelve 30-day months. No Accrued Certificate Interest will be payable with respect to any Class of Certificates after the Distribution Date on which the outstanding principal balance of such Certificate has been reduced to zero.

         The "Current Principal Amount" of any Certificate (other than the Class X or Class 3-X Certificates) as of any Distribution Date will equal such Certificate's initial principal amount on the Closing Date and in the case of Group 3 Certificates as increased by any Deferred Interest previously allocated to such Certificate and as reduced by (i) all amounts distributed on previous Distribution Dates on such Certificate on account of principal, (ii) the principal portion of all Realized Losses previously allocated to such Certificate and (iii) in the case of a Subordinate Certificate, such Certificate's PRO RATA share, if any, of the related Subordinate Certificate Writedown Amount (as defined below) for previous Distribution Dates. With respect to any Class of Certificates, the Current Principal Amount thereof will equal the sum of the Current Principal Amounts of all Certificates in such Class.

         With respect to any Distribution Date any Deferred Interest with respect to Group 3 Mortgage Loans will be allocated among the Classes of Group 3 Certificates in the following manner:

        FIRST, to the Class 3-A Certificates in an amount equal to the amount of Deferred Interest times (x) the Current Principal Amount of such Class over (y) the aggregate principal balance of all Group 3 Mortgage Loans; and

        SECOND, all remaining amounts of Deferred Interest, not allocated to the Class 3-A Certificates pursuant to priority FIRST above, to the Classes of Group 3 Subordinate Certificates, PRO RATA, based upon the Current Principal Amount of each such Class and if after the Group 3 Cross-Over Date, to the Class 3-A Certificates.

        As of any Distribution Date, the "Subordinate Certificate Writedown Amount" will be determined separately for the Group 1-2 Subordinate Certificates (the "Group 1-2 Subordinate Certificate Writedown Amount") and Group 3 Subordinate Certificates (the "Group 3 Subordinate Certificate Writedown Amount") and for each Subordinate Certificate Group will equal the amount by which (a) the sum of the Current Principal Amounts (after giving effect to the distribution of principal and the allocation of Realized Losses in reduction of the Current Principal Amounts of the Certificates on such Distribution Date) of all of the Group 1 and Group 2 Certificates or the Group 3 Certificates, respectively, exceeds (b) the sum of the Scheduled Principal Balances of the Group 1 and Group 2 Mortgage Loans or Group 3 Mortgage Loans, respectively, on the first day of the month of such Distribution Date. The applicable Subordinate Certificate Writedown Amount will be allocated to the Classes of Subordinate Certificates in the Group 1-2 Subordinate Certificate Group or Group 3 Subordinate Certificate Group, respectively, in inverse order of their numerical Class designations, until the Current Principal Amount of each such Class has been reduced to zero.

        With respect to any of the Mortgage Loan Groups and any Distribution Date, the "Interest Shortfall" is equal to the aggregate shortfall, if any, in collections of interest (adjusted to the related Net Rates) on Mortgage Loans in the related Mortgage Loan Group resulting from (a) prepayments in full received during the related Prepayment Period, (b) partial prepayments received during the related Prepayment Period to the extent applied prior to the related Due Date and (c) interest payments on certain of the Mortgage Loans being limited pursuant to the provisions of the Soldiers' and Sailors' Civil Relief Act of 1940 (the "Relief Act"). Interest Shortfalls will result because (i) Mortgagors are obligated to pay interest on prepayments in full only to the date of prepayment by the Mortgagor, (ii) (a) partial prepayments are generally not required to be accompanied by interest on the amount of such partial prepayment and (b) partial prepayments applied prior to the related Due Date will result in a reduction of the

Scheduled Principal Balance of the related Mortgage Loan without a corresponding reduction of the Current Principal Amount of any Certificate and (iii) the Relief Act limits, in certain circumstances, the interest rate required to be paid by a Mortgagor in the military service, to 6% per annum. Interest Shortfalls resulting from prepayments in full or in part in any calendar month will be offset by the Master Servicer on the Distribution Date in the following calendar month to the extent that such Interest Shortfalls do not exceed the Master Servicing Fee in connection with such Distribution Date. No assurance can be given that the servicing compensation available to cover Interest Shortfalls will be sufficient therefor. The amount of the Master Servicing Fee used to offset such Interest Shortfalls is referred to herein as "Compensating Interest Payments." Interest Shortfalls net of Compensating Interest Payments are referred to herein as "Net Interest Shortfalls."

        If on any Distribution Date the Group Available Funds for a related Class of Senior Certificates is less than the Accrued Certificate Interest on such related Class or Classes of Senior Certificates for such Distribution Date prior to reduction for Net Interest Shortfall and the interest portion of Realized Losses, the shortfall will be allocated among the holders of such related Class of Senior Certificates in proportion to the respective amounts of Accrued Certificate Interest that would have been allocated thereto in the absence of such Net Interest Shortfall and/or Realized Losses for such Distribution Date. In addition, the amount of any interest shortfalls with respect to the related Mortgage Loan Group that are covered by subordination will constitute unpaid Accrued Certificate Interest and will be distributable to holders of the Certificates of the related Classes entitled to such amounts on subsequent Distribution Dates, to the extent of the applicable Group Available Funds after current interest distributions as required herein. Any such amounts so carried forward will not bear interest. Shortfalls in interest payments will not be offset by a reduction in the servicing compensation of the Master Servicer or otherwise, except to the limited extent described above.

        PRINCIPAL. Distributions in reduction of the Current Principal Amounts of the (i) Class 1-A Certificates, and Residual Certificates, (ii) Class 2-A Certificates and (iii) Class 3-A Certificates will be made on each Distribution Date pursuant to priority THIRD in paragraphs (A), (B) and (D), respectively, under "-- Allocation of Available Funds" above.

        Distributions in reduction of the Current Principal Amounts of the Group 1-2 Subordinate Certificates and Group 3 Subordinate Certificates will be made pursuant to paragraphs C and E, respectively under "-- Allocation of Available Funds" above. The sum of the Group 1 and Group 2 Available Funds, if any, remaining after distributions of principal and interest on the Senior Certificates on such Distribution Date will be allocated to the Group 1-2 Subordinate Certificates in an amount equal to each such Class's Allocable Share for such Distribution Date, and the Group 3 Available Funds, if any, remaining after distributions of principal and interest on the Group 3 Senior Certificates will be allocated to the Group 3 Subordinate Certificates in an amount equal to each such Class's Allocable share for such Distribution Date, provided that in each case no distribution of principal will be made on any such Class until any related Class ranking prior thereto has received distributions of interest and principal, and such Class has received distributions of interest, on such Distribution Date.

        The amount to which the Senior Certificates are entitled as principal on any Distribution Date will be determined separately for the Class 1-A, Class R-1 and Class R-2 Certificates (the "Group 1 Senior Optimal Principal Amount"), the Class 2-A Certificates, (the "Group 2 Senior Optimal Principal Amount") and the Class 3-A Certificates (the "Group 3 Senior Optimal Principal Amount " and each of the Group 1, Group 2 and Group 3 Senior Optimal Principal Amounts, a "Group Senior Optimal Principal Amount") and in each case will be an amount equal to the sum of:

                (i) the applicable Senior Percentage (as defined below) of the sum of all scheduled payments of principal due on each Mortgage Loan in the related Mortgage Loan Group on the related Due Date as specified in the amortization schedule at the time applicable thereto (after adjustment for previous principal prepayments, but before any adjustment to such amortization schedule by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period) other than Balloon Payments;

                (ii) the applicable Senior Prepayment Percentage (as defined below) of the Scheduled Principal Balance of each Mortgage Loan in the related Mortgage Loan Group which was the subject of a prepayment in full received by the Master Servicer during the applicable Prepayment Period (as defined below);

                (iii) the applicable Senior Prepayment Percentage of all partial prepayments of principal received on each Mortgage Loan in the related Mortgage Loan Group during the applicable Prepayment Period and of all Balloon Payments received on each Balloon Mortgage Loan in the related Mortgage Loan Group during the applicable Due Period;

                (iv) the lesser of (a) the applicable Senior Prepayment Percentage of the sum of (w) the net liquidation proceeds allocable to principal on each Mortgage Loan in the related Mortgage Loan Group which became a Liquidated Mortgage Loan during the related Prepayment Period (other than Mortgage Loans described in clause (x)) and (x) the Scheduled Principal Balance of each Mortgage Loan in the related Mortgage Loan Group that was purchased by a private mortgage insurer during the related Prepayment Period as an alternative to paying a claim under the related insurance policy, and
   (b) the applicable Senior Percentage of the sum of (y) the Scheduled Principal Balance of each Mortgage Loan in the related Mortgage Loan Group which became a Liquidated Mortgage Loan during the related Prepayment Period (other than Mortgage Loans described in clause (z)) and (z) the Scheduled Principal Balance of each Mortgage Loan in the related Mortgage Loan Group that was purchased by a private mortgage insurer during the related Prepayment Period as an alternative to paying a claim under the related insurance policy; and

                (v) the applicable Senior Prepayment Percentage of the sum of
   (a) the Scheduled Principal Balance of each Mortgage Loan in the related Mortgage Loan Group which was repurchased by the Master Servicer in connection with such Distribution Date and (b) the difference, if any, between the Scheduled Principal Balance of a Mortgage Loan in the related Mortgage Loan Group that has been replaced by the Master Servicer with a substitute Mortgage Loan pursuant to the Agreement in connection with such Distribution Date and the Scheduled Principal Balance of such substitute Mortgage Loan.

        With respect to any Mortgage Loan and any Distribution Date, the "Prepayment Period" is the period from the first day through the last day of the month preceding the month of such Distribution Date.

        The "Group 1 Senior Percentage, " the "Group 2 Senior Percentage" and the "Group 3 Senior Percentage" (each, a "Senior Percentage") will initially equal approximately 91.50%, 91.50% and 92.75%, respectively. Each Senior Percentage will be recalculated with respect to each Distribution Date to equal the lesser of (i) 100% and (ii) the percentage (carried to six places rounded up) obtained by dividing the aggregate Current Principal Amounts of all of the Class 1-A Certificates, R-1 Certificates and R-2 Certificates in the Case of the Group 1 Senior Percentage, the Class 2-A Certificates in the case of the Group 2 Senior Percentage, and the Class 3-A Certificates in the case of the Group 3 Senior Percentage immediately preceding such Distribution Date by the aggregate Scheduled Principal Balance of all of the Mortgage Loans in the related Mortgage Loan Group immediately preceding such Distribution Date.

        The "Group 1 Senior Prepayment Percentage" and the "Group 2 Senior Prepayment Percentage" (each, together with the Group 3 Senior Prepayment Percentage, a "Senior Prepayment Percentage") with respect to Group 1 Mortgage Loans and Group 2 Mortgage Loans on any Distribution Date occurring during the periods set forth below will be as follows:



Period (dates inclusive)                                                  Senior Prepayment Percentage
January 25, 1998 -December 25, 2002....................................    100%

January 25, 2003 -December 25, 2003....................................    applicable Senior Percentage plus
                                                                           70% of the applicable Subordinate Percentage


                                      S-45



January 25, 2004 -December 25, 2004....................................    applicable Senior Percentage plus
                                                                           60% of the applicable Subordinate Percentage

January 25, 2005 -December 25, 2005....................................    applicable Senior Percentage plus
                                                                           40% of the applicable Subordinate Percentage

January 25, 2006 -December 25, 2006....................................    applicable Senior Percentage plus
                                                                           20% of the applicable Subordinate Percentage


January 25, 2007 and thereafter........................................    applicable Senior Percentage

         Notwithstanding the foregoing, if on any Distribution Date the applicable Senior Percentage exceeds such Senior Percentage as of the Cut-off Date, the applicable Senior Prepayment Percentage for such Distribution Date will equal 100%. Upon reduction of the Current Principal Amounts of any Class of Group 1-2 Senior Certificates to zero, the Senior Prepayment Percentage with respect to such Class of Certificates will equal 0%; provided that in the circumstances described in paragraph (F) above under "-- Allocation of Available Funds," prepayments resulting from Mortgage Loans in one Mortgage Loan Group and otherwise distributable to the Subordinate Certificates will be distributed to the Senior Certificate related to the other Mortgage Loan Group.

         In addition, no reduction of a Group 1 or Group 2 Senior Prepayment Percentage shall occur on any Distribution Date (such limitation being the "Group 1 Senior Prepayment Percentage Stepdown Limitation" or a "Group 2 Senior Prepayment Percentage Stepdown Limitation") unless, as of the last day of the month preceding such Distribution Date, (i) the aggregate outstanding principal balance of the Group 1 Mortgage Loans and the Group 2 Mortgage Loans delinquent 60 days or more (including for this purpose any Mortgage Loans in foreclosure and Mortgage Loans with respect to which the related Mortgaged Property has been acquired by the Trust), averaged over the last six months, as a percentage of the aggregate Current Principal Amount of the Subordinate Certificates averaged over the last six months, does not exceed 50%, and (ii) cumulative Realized Losses on the Group 1 Mortgage Loans and the Group 2 Mortgage do not exceed (A) 30% of the aggregate Current Principal Amounts of the Group 1-2 Subordinate Certificates as of the Cut-off Date (the "Group 1-2 Original Subordinate Principal Balance") if such Distribution Date occurs between and including January 2003 and December 2003, (B) 35% of the Group 1-2 Original Subordinate Principal Balance if such Distribution Date occurs between and including January 2004 and December 2004, (C) 40% of the Group 1-2 Original Subordinate Principal Balance if such Distribution Date occurs between and including January 2005 and December 2005, (D) 45% of the Group 1-2 Original Subordinate Principal Balance if such Distribution Date occurs between and including January 2006 and December 2006 and (E) 50% of the Group 1-2 Original Subordinate Principal Balance if such Distribution Date occurs January 2007 or thereafter.

The "Group 3 Senior Prepayment Percentage" with respect to Group 3 Mortgage Loans on any Distribution Date occurring during the periods set forth below will be as follows:




Period (dates inclusive)                                                   Group 3 Senior Prepayment Percentage
------------------------                                                   ------------------------------------

January 25, 1998 -December 25, 2007....................................    100%


                                      S-46




January 25, 2008 -December 25, 2008....................................    applicable Senior Percentage plus
                                                                           70% of the applicable Subordinate Percentage

January 25, 2009 -December 25, 2009....................................    applicable Senior Percentage plus
                                                                           60% of the applicable Subordinate Percentage

January 25, 2010 -December 25, 2010....................................    applicable Senior Percentage plus
                                                                           40% of the applicable Subordinate Percentage

January 25, 2011 - December 25, 2011...................................    applicable Senior Percentage plus
                                                                           20% of the applicable Subordinate Percentage

January 25, 2012 and thereafter........................................    applicable Senior Percentage


         Notwithstanding the foregoing, if on any Distribution Date the Group 3 Senior Percentage exceeds the Group 3 Senior Percentage as of the Cut-off Date, the Group 3 Senior Prepayment Percentage for such Distribution Date will equal 100%.

         In addition, no reduction of a Group 3 Senior Prepayment Percentage shall occur on any Distribution Date (such limitation being the "Group 3 Senior Prepayment Percentage Stepdown Limitation") unless, as of the last day of the month preceding such Distribution Date, (i) the aggregate outstanding principal balance of the Group 3 Mortgage Loans delinquent 60 days or more (including for this purpose any Mortgage Loans in foreclosure and Mortgage Loans with respect to which the related Mortgaged Property has been acquired by the Trust), averaged over the last six months, as a percentage of the aggregate Current Principal Amount of the Group 3 Subordinate Certificates averaged over the last six months, does not exceed 40%, and (ii) cumulative Realized Losses on the Group 3 Mortgage Loans do not exceed 30% of the aggregate Current Principal Amounts of the Group 3 Subordinate Certificates as of the Cut-off Date (the "Group 3 Original Subordinate Principal Balance"). Notwithstanding the above, if on any Distribution Date (a) the Credit Support Percentage (as defined below) for the Group 3 Certificates prior to giving effect to any distributions on such Distribution Date, exceeds twice the initial Credit Support Percentage for such Certificate Group ( the "Two Times Test") and (b) the provisions of clauses (i) and (ii) of the immediately preceding sentence are met, then the Group 3 Senior Prepayment Percentage for such Distribution Date will equal the sum of the Group 3 Senior Percentage for such Distribution Date and 50% of the Group 3 Subordinate Percentage for such Distribution Date, if such Distribution Date is prior to January 2001, and will equal the Group 3 Senior Percentage for such Distribution Date, if such Distribution Date occurs on or after January 2001.

         The "Credit Support Percentage" of the Group 3 Certificates for any Distribution Date is equal to the aggregate Current Principal Amount of the Group 3 Subordinate Certificates immediately prior to such Distribution Date divided by the Scheduled Principal Balance of the Group 3 Mortgage Loans as of the end of the Prepayment Period relating to such Distribution Date.

         The "Group 1-2 Subordinate Percentage" and "Group 3 Subordinate Percentage", which will initially equal approximately 8.50% and 7.25% respectively, will be recalculated for each Distribution Date to equal 100% minus the related Senior Percentage for such Distribution Date. The "Subordinate Prepayment Percentage" with respect to each Mortgage Loan Group on any Distribution Date will equal 100% minus the related Senior Prepayment Percentage, except that on any Distribution Date after the Current Principal Amounts of the related Senior Certificates have each been reduced to zero, the applicable Subordinate Prepayment Percentage will equal 100%.

         The "Subordinate Optimal Principal Amount" will be determined separately for the Group 1-2 Subordinate Certificates (the "Group 1-2 Subordinate Optimal Principal Amount"), i.e., performing the following calculation separately with respect to Group 1 Mortgage Loans and Group 2 Mortgage Loans and summing the results, and the Group 3 Subordinate Certificates (the "Group 3 Subordinate Optimal Principal Amount") with respect to each Distribution Date to equal to the sum of the following (but in no event greater than the aggregate Current Principal Amounts of the Group 1-2 or Group 3 Subordinate Certificates, as applicable, immediately prior to such Distribution
Date):

      (i) the applicable Subordinate Percentage of the sum of all scheduled payments of principal due on each Mortgage Loan in the related Mortgage Loan Group on the related Due Date, as specified in the amortization schedule at the time applicable thereto (after adjustment for previous principal prepayments, but before any adjustment to such amortization schedule by reason of any other bankruptcy or similar proceeding or any moratorium or similar waiver or grace period) other than Balloon Payments;

      (ii) the applicable Subordinate Prepayment Percentage of the Scheduled Principal Balance of each Mortgage Loan in the related Mortgage Loan Group which was the subject of a prepayment in full received by the Master Servicer during the applicable Prepayment Period;

      (iii) the applicable Subordinate Prepayment Percentage of all partial prepayments of principal received on Mortgage Loans in the related Mortgage Loan Group during the applicable Prepayment Period and of all Balloon Payments received on each Balloon Mortgage Loan in the related Mortgage Loan Group during the applicable Due Period;

      (iv) the excess, if any, of the sum of (a) the net liquidation proceeds allocable to principal received during the related Prepayment Period in respect of each Liquidated Mortgage Loan in the related Mortgage Loan Group (other than Mortgage Loans described in clause (b)) and (b) the principal balance of each Mortgage Loan in the related Mortgage Loan Group that was purchased by a private mortgage insurer during the related Prepayment Period as an alternative to paying a claim under the related insurance policy over (c) the sum of the amounts distributable to the related Senior Certificateholders pursuant to clause (iv) of each of the definitions of Group 1-2 Senior Optimal Principal Amount and Group 3 Senior Optimal Principal Amount, on such Distribution Date;

      (v) the applicable Subordinate Prepayment Percentage of the sum of (a) the Scheduled Principal Balance of each Mortgage Loan in the related Mortgage Loan Group which was repurchased by the Master Servicer or Liberty in connection with such Distribution Date and (b) the difference, if any, between the Scheduled Principal Balance of a Mortgage Loan in the related Mortgage Loan Group that has been replaced by Liberty with a substitute Mortgage Loan pursuant to the Agreement in connection with such Distribution Date and the Scheduled Principal Balance of such substitute Mortgage Loan; and

      (vi) on the Distribution Date on which the Current Principal Amount of the Group 1 and/or Group 2 Senior Certificates or the Group 3 Senior Certificates have all been reduced to zero, 100% of the Group 1, Group 2 or Group 3 Senior Optimal Principal Amount, as applicable, remaining undistributed on such date, subject to the limitations described herein.

         The "Allocable Share" with respect to (a) any Class of Group 1-2 Subordinate Certificates on any Distribution Date will generally equal such Class' PRO RATA share (based on the Current Principal Amount of each Class entitled thereto) of the sum of each of the components of the definition of the Group 1 Subordinate Optimal Principal Amount and Group 2 Subordinate Optimal Principal Amount for each of the Mortgage Loan Groups; provided, that, except as described in the second succeeding sentence, no Class of Group 1-2 Subordinate Certificates shall be entitled on any Distribution Date to receive distributions pursuant to clauses (ii), (iii), (v) and (vi) of the definition of Group 1-2 Subordinate Optimal Principal Amount unless the Class Prepayment Distribution Trigger for the related Class is satisfied for such Distribution Date and (b) any Class of Group 3 Subordinate Certificates on any Distribution Date will be generally equal such Class's PRO RATA share (based on the Current Principal Amount of each Class entitled thereto) of the sum of each of the components of the definition of the Group 3 Subordinate Optimal Principal Amount; provided, that, except as described in the second succeeding sentence, no Class of Group 3 Subordinate Certificates shall be entitled on any Distribution Date to receive distributions pursuant to clauses (ii), (iii), (v) and (vi) of the definition of Group 3 Subordinate Optimal Principal Amount unless the Class Prepayment Distribution Trigger for the related Class is satisfied for such Distribution Date. The "Class Prepayment Distribution Trigger" for a Class of Subordinate Certificates for any Distribution Date is satisfied if the fraction (expressed as a percentage), the numerator of which is the aggregate Current Principal Amount of such Class and each Class in the same group subordinated thereto, if any, and the denominator of which is the Scheduled Principal Balances of all of the Mortgage Loans in the related Mortgage Loan Group as of the related Due Date, equals or exceeds such percentage calculated as of the Closing Date. If on any Distribution Date the Current Principal Amount of any Class of Subordinate Certificates for which the related Class Prepayment Distribution Trigger was satisfied on such Distribution Date is reduced to zero, any amounts distributable to such Class pursuant to clauses (ii), (iii), (v) and (vi) of the definition of Group 1-2 Subordinate Optimal Principal Amount or Group 3 Subordinate Optimal Principal Amount, as applicable, to the extent of such Class's remaining Allocable Share, shall be distributed to the remaining Classes of Group 1-2 Subordinate Certificates which satisfy the Class Prepayment Distribution Trigger or to the Group 3 Subordinate Certificates, as applicable, in reduction of their respective Current Principal Amounts, PRO RATA in the case of the Group 1-2 Subordinate Certificates based on their Current Principal Amounts and sequentially in the case of the Group 3 Subordinate Certificates in the order of their numerical Class designations. If the Class Prepayment Distribution Trigger is not satisfied for any Class of Subordinate Certificates on any Distribution Date, this may have the effect of accelerating the amortization of more senior Classes of Subordinate Certificates in the same Group.

         "Determination Date" means the 18th day of the month of the Distribution Date, or if such day is not a Business Day, the following Business Day (but in no event less than two Business Days prior to the related Distribution Date).

         "Insurance Proceeds" are amounts paid by an insurer under any Primary Mortgage Insurance Policy, standard hazard insurance policy, flood insurance policy or title insurance policy covering any Mortgage Loan or Mortgaged Property other than amounts required to be paid over to the Mortgagor pursuant to law or the related Mortgage Note and other than amounts used to repair or restore the Mortgaged Property or to reimburse certain expenses.

         "Repurchase Proceeds" are proceeds of any Mortgage Loan repurchased by Liberty and any cash deposit in connection with the substitution of a Mortgage Loan pursuant to the provisions described under "The Pooling and Servicing Agreement -- Assignment of Mortgage Loans" and "-- Representations and Warranties" herein.

         "Principal Prepayment" is any payment or other recovery of principal on a Mortgage Loan which is received in advance of its scheduled Due Date to the extent that it is not accompanied by an amount as to interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment, including Insurance Proceeds and Repurchase Proceeds, but excluding Liquidation Proceeds received at the time a Mortgage Loan becomes a Liquidated Mortgage Loan.

         "Monthly Payment" with respect to any Mortgage Loan and any month is the scheduled payment or payments of principal and interest due during such month on such Mortgage Loan which either is payable by a Mortgagor in such month under the related Mortgage Note, or in the case of any Mortgaged Property acquired through foreclosure or deed-in-lieu of foreclosure (each such Mortgaged Property, an "REO Property"), would otherwise have been payable under the related Mortgage Note.

Allocation of Losses; Subordination

         A "Realized Loss" with respect to a Mortgage Loan is (i) a Bankruptcy Loss (as defined below) or (ii) as to any Liquidated Mortgage Loan, the unpaid principal balance thereof plus accrued and unpaid interest thereon at the

Mortgage Rate through the last day of the month of liquidation less the Net Liquidation Proceeds with respect to such Mortgage Loan and the related Mortgaged Property. A "Liquidated Mortgage Loan" is any defaulted Mortgage Loan as to which the Master Servicer has determined that all amounts which it expects to recover from or on account of such Mortgage Loan have been recovered.

         "Liquidation Proceeds" are amounts received by the Master Servicer in connection with the liquidation of a defaulted Mortgage Loan whether through trustee's sale, foreclosure sale, proceeds of insurance policies, condemnation proceeds or otherwise.

         "Net Liquidation Proceeds" with respect to a Mortgage Loan are Liquidation Proceeds net of expenses incurred by the Master Servicer in connection with the liquidation of such Mortgage Loan and the related Mortgaged Property.

         In the event of a personal bankruptcy of a Mortgagor, the bankruptcy court may establish the value of the Mortgaged Property at an amount less than the then Outstanding Principal Balance of the Mortgage Loan secured by such Mortgaged Property and could reduce the secured debt to such value. In such case, the holder of such Mortgage Loan would become an unsecured creditor to the extent of the difference between the Outstanding Principal Balance of such Mortgage Loan and such reduced secured debt (such difference, a "Deficient Valuation"). In addition, certain other modifications of the terms of a Mortgage Loan can result from a bankruptcy proceeding, including the reduction of the amount of the monthly payment on the related Mortgage Loan (a "Debt Service Reduction").

         A "Bankruptcy Loss" with respect to any Mortgage Loan is a Deficient Valuation or Debt Service Reduction.

         The principal portion of any Realized Loss on a Mortgage Loan in any Mortgage Loan Group for any Distribution Date will not be allocated to any Senior Certificates until the applicable Cross-Over Date. Prior to the applicable Cross-Over Date (and on such date under certain circumstances), any such Realized Loss will be allocated among the outstanding Classes of Group 1-2 Subordinate Certificates or Group 3 Subordinate Certificates, as applicable, in inverse order of priority, first to the Class B-6 and Class 3-B-6 Subordinate Certificates, respectively, while such Certificates are outstanding, second to the Class B-5 and Class 3-B-5 Certificates, respectively, and so on until the Current Principal Amount of each such Class has been reduced to zero. Notwithstanding the foregoing, Bankruptcy Losses will be allocated to the Class of Subordinate Certificates with the highest numerical designation regardless of Group and if both Subordinate Groups have as the most Subordinate Certificates outstanding Subordinate Certificates with the same numerical designation, then first to the related Subordinate Certificates until that Class has been reduced to zero and then to the other Class. Commencing on the Cross-Over Date, the principal portion of any Realized Loss (other than a Debt Service Reduction) on a Group 1, Group 2 or Group 3 Mortgage Loan will be allocated to the outstanding Classes of Group 1, Group 2 or Group 3 Senior Certificates, respectively.

         Since the Group 1-2 Subordinate Certificates will absorb Realized Losses on Group 1 and Group 2 Mortgage Loans, a disproportionate amount of Realized Losses with respect to Mortgage Loans in one of such Mortgage Loan Groups will adversely impact the availability of subordination to the Senior Certificates related to the other Mortgage Loan Group.

         No reduction of the Current Principal Amount of any Class shall be made on any Distribution Date on account of Realized Losses to the extent that such reduction would have the effect of reducing the aggregate Current Principal Amount of all of the Group 1-2 Certificates or Group 3 Certificates as of such Distribution Date to an amount less than the Scheduled Principal Balances of all of the Group 1-2 Mortgage Loans or Group 3 Mortgage Loans, respectively, as of the first day of the month of such Distribution Date (such limitation being the "Loss Allocation Limitation").

         The principal portion of Debt Service Reductions will not be allocated in reduction of the Current Principal Amount of any Certificate. However, (x) after the Group 1-2 Cross-Over Date, the amounts distributable under clause

(i) of each of the definitions of Group 1 Senior Optimal Principal Amount, Group 2 Senior Optimal Principal Amount and Group 1-2 Subordinate Optimal Principal Amount will be reduced by the amount of any Debt Service Reductions applicable to Group 1 Mortgage Loans and Group 2 Mortgage Loans; and (y) after the Group 3 Cross-Over Date, the amounts distributable under clause (i) of each of the definitions of Group 3 Senior Optimal Principal Amount, and Group 3 Subordinate Optimal Principal Amount will be reduced by the amount of any Debt Service Reductions applicable to Group 3 Mortgage Loans. Regardless of when they occur, Debt Service Reductions may reduce the amount of Group 1 Available Funds, Group 2 Available Funds or Group 3 Available Funds otherwise available for distribution on a Distribution Date. As a result of the subordination of the Group 1-2 Subordinate Certificates and Group 3 Subordinate Certificates in right of distribution, any Debt Service Reductions relating to Group 1 Mortgage Loans and Group 2 Mortgage Loans prior to the Group 1 Cross-Over Date or Group 3 Mortgage Loans prior to Group 3 Cross-Over Date, as applicable, will be borne by the Group 1-2 Subordinate Certificates and Group 3 Subordinate Certificates, respectively, (to the extent then outstanding) in inverse order of priority.

         Except as described above, all allocations of Realized Losses will be accomplished on a Distribution Date by reducing the Current Principal Amount of the applicable Classes by their appropriate shares of any such losses occurring during the month preceding the month of such Distribution Date and, accordingly, will be taken into account in determining the distributions of principal and interest on the Certificates commencing on the following Distribution Date.

         The interest portion of all Realized Losses will be allocated among the outstanding Classes of Certificates offered hereby to the extent described under "Distributions on the Certificates -- Interest" above.

Subordination

         PRIORITY OF SENIOR CERTIFICATES. As of the Closing Date, the aggregate Current Principal Amounts of all Classes of Group 1-2 Subordinate Certificates will equal approximately 8.50% of the aggregate Current Principal Amounts of the Group 1-2 Certificates. As of the Closing Date, the aggregate Current Principal Amounts of all Classes of Group 3 Subordinate Certificates will equal approximately 7.25% of the aggregate Current Principal Amounts of the Class 3 Certificates. The rights of the holders of each Class of Subordinate Certificates to receive distributions with respect to the related Mortgage Loan Group or Groups will be subordinated to such rights of the holders of the related Senior Certificates and of each Class of related Subordinate Certificates having a lower numerical Class designation than such Class, to the extent described above. The subordination of the Subordinate Certificates to the Senior Certificates, and the further subordination among the Subordinate Certificates, are each intended to increase the likelihood of timely receipt by the holders of the Certificates with higher relative payment priorities of the maximum amount to which they are entitled on any Distribution Date and to provide such holders protection against losses resulting from defaults on the applicable Mortgage Loans to the extent described above.

         However, in certain circumstances, the amount of available subordination may be exhausted and shortfalls in distributions on the Offered Certificates could result. Holders of Senior Certificates will bear their proportionate share of Realized Losses in excess of the total subordination amount. The allocation of the principal portion of any Realized Loss to the applicable Subordinate Certificates on any Distribution Date will decrease the protection provided to the related Senior Certificates then outstanding on future Distribution Dates by reducing the aggregate Current Principal Amount of the applicable Subordinate Certificates then outstanding.

         In addition, in order to extend the period during which the Group 1-2 Subordinate Certificates and Group 3 Subordinate Certificates remain available as credit enhancement for (i) the Group 1-2 Senior Certificates and (ii) the Group 3 Senior Certificates, respectively, the entire amount of any prepayment or other unscheduled recovery of principal will be allocated to the applicable Senior Certificates, to the extent described herein during the first five years, with respect to Group 1-2 Senior Certificates, and, subject to meeting certain tests described herein, the first ten years with respect to Group 3 Certificates, in each case after the Closing Date (with such allocations being subject to reduction thereafter as described herein). This allocation has the effect of accelerating the amortization of the Group 1-2 Senior Certificates and the Group 3 Certificates, respectively, while, in the absence of losses in respect of the applicable Mortgage Loans, increasing the percentage interest in the principal balance of the Mortgage Loans evidenced by the Group 1-2 Subordinate Certificates or the Group 3 Subordinate Certificates, as the case may be.

         In certain other circumstances as described in paragraph (F) under "-- Distributions on the Certificates -- Allocation of Available Funds," Principal Prepayments otherwise distributable to the Subordinate Certificates will in lieu thereof be distributed to Senior Certificates.

         After the payment of amounts distributable in respect of the Group 1-2 Senior Certificates or Group 3 Senior Certificates, as the case may be, on each Distribution Date, the Group 1-2 Subordinate Certificates or the Group 3 Subordinate Certificates, respectively, will be entitled on such date to the remaining portion, if any, of the Group 1 Available Funds and the Group 2 Available Funds, in the case of the Group 1-2 Subordinate Certificates, and the Group 3 Available Funds in the case of the Class 3 Subordinate Certificates, in an aggregate amount equal to the Accrued Certificate Interest on the Group 1-2 Subordinate Certificates or the Class 3 Subordinate Certificates, respectively, for such date, any remaining undistributed Accrued Certificate Interest thereon from previous Distribution Dates and the sum of the Allocable Shares of the Group 1-2 Subordinate Certificates or the Group 3 Subordinate Certificates, as applicable. Amounts so distributed to Group 1-2 Subordinate Certificateholders or Group 3 Subordinate Certificateholders will not be available to cover any delinquencies or any Realized Losses on Mortgage Loans in the respective Mortgage Loan Groups in respect of subsequent Distribution Dates.


         PRIORITY AMONG SUBORDINATE CERTIFICATES. On each Distribution Date, the holders of any particular Class of Group 1-2 Subordinate Certificates or Group 3 Subordinate Certificates, as the case, may be will have a preferential right to receive the amounts due them on such Distribution Date out of Group 1 and Group 2 Available Funds or Group 3 Available Funds, respectively, prior to any distribution being made on such date on each Class of Certificates subordinated to such Class within each Certificate Group. In addition, except as described herein, the principal portion of any Realized Loss with respect to (i) Group 1-2 Mortgage Loans will be allocated, to the extent set forth herein, in reduction of the Current Principal Amounts of the Group 1-2 Subordinate Certificates in the inverse order of their numerical Class designation and (ii) Group 3 Mortgage Loans will be allocated, to the extent set forth herein, in reduction of the Current Principal Amounts of the Group 3 Subordinate Certificates in the inverse order of their numerical Class designation. The effect of the allocation of such Realized Losses to a Class of Group 1-2 or Group 3 Subordinate Certificates, respectively, will be to reduce future distributions allocable to each such Class and increase the relative portion of distributions allocable to more senior Classes of Subordinate Certificates in the applicable Certificate Group or Groups. Notwithstanding the foregoing, Bankruptcy Losses will be allocated to the Class of Subordinate Certificates with the highest numerical designation regardless of Group and if both Subordinate Groups have as the most Subordinate Certificates outstanding Subordinate Certificates with the same numerical designation, then first to the related Subordinate Certificates until that Class has been reduced to zero and then to the other Class.

         In order to maintain the relative levels of subordination among the related Classes of Subordinate Certificates, certain other unscheduled recoveries of principal in respect of the Group 1-2 and Group 3 Mortgage Loans (which generally will not be distributable to such Certificates for at least the first five years and ten after the Cut-off Date, respectively,) will not be distributable to the holders of any applicable Class of Subordinate Certificates on any Distribution Date for which the related Class Prepayment Distribution Trigger is not satisfied, except as described above. See "Description of the Certificates -- Distributions on the Certificates -- Principal." If the applicable Class Prepayment Distribution Trigger is not satisfied with respect to any Class of Subordinate Certificates in the applicable Group, the amortization of more senior Classes of Subordinate Certificates in the applicable Group may occur more rapidly than would otherwise have been the case and, in the absence of losses in respect of the Mortgage Loans, the percentage interest in the principal balance of the Mortgage Loans evidenced by such Subordinate Certificates may increase.

         As a result of the subordination of any Class of Subordinate Certificates, such Class of Certificates will be more sensitive than more senior Classes of Certificates to the rate of delinquencies and defaults on the Mortgage Loans, and under certain circumstances investors in such Certificates may not recover their initial investment.

                       YIELD AND PREPAYMENT CONSIDERATIONS

GENERAL

         The yields to maturity and weighted average lives of the Certificates will be affected by the amount and timing of principal payments on the applicable Mortgage Loan Group or Groups, the allocation of Available Funds to various Classes of Certificates, the amount and timing of Realized Losses in the applicable Mortgage Loan Group or Groups and, in the case of the Group 3 Certificates, the levels of the Indices. Investors should carefully consider the associated risks discussed under the headings "Yield and Prepayment Considerations" and "Legal Investment" in the "Summary of Terms" herein and under the headings "Yield and Prepayment Considerations" and "Legal Investment" in the Prospectus.

ASSUMED FINAL DISTRIBUTION DATE

         The "Assumed Final Distribution Date" for distributions on the Group 1 and Group 2 Certificates is March 25, 2031, and for distributions on the Group 3 Certificates is June 25, 2030. The Assumed Final Distribution Date in each case is the Distribution Date in the month immediately following the month in which the last Due Date of any Mortgage Loan in the applicable Mortgage Loan Group or Groups occurs. Since the rate of payment (including prepayments) of principal on the Mortgage Loans can be expected to exceed the scheduled rate of payments, and could exceed the scheduled rate by a substantial amount, the disposition of the last remaining Mortgage Loan may be earlier, and could be substantially earlier, than the Assumed Final Distribution Date. In addition, BSMSI or its designee may, at its option, repurchase all the Mortgage Loans from the Trust on or after any Distribution Date on which the aggregate unpaid principal balance of the Mortgage Loans is less than 1% of the Cut-off Date Scheduled Principal Balance of the Mortgage Loans. See "The Pooling and Servicing Agreement -- Termination" herein.

WEIGHTED AVERAGE LIVES

         The weighted average life of a security refers to the average amount of time that will elapse from the date of its issuance until each dollar of principal of such security will be distributed to the investor. The weighted average life of a Certificate is determined by (a) multiplying the amount of the reduction, if any, of the principal balance (or Notional Amount) of such Certificate from one Distribution Date to the next Distribution Date by the number of years from the date of issuance to the second such Distribution Date,
(b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance (or Notional Amounts) of such Certificate referred to in clause (a). The weighted average lives of the Certificates will be influenced by, among other factors, the rate at which principal is paid on Mortgage Loans in the applicable Mortgage Loan Group or Groups. Principal payments of Mortgage Loans may be in the form of scheduled amortization or prepayments including as a result of foreclosure proceedings or by virtue of the purchase of a Mortgage Loan in advance of its stated maturity as required or permitted by the Agreement. In general, the Mortgage Loans may be prepaid by the Mortgagors at any time without payment of any prepayment fee or penalty. The actual weighted average life and term to maturity of each Class of Certificates, in general, will be shortened if the level of such prepayments of principal on the applicable Mortgage Loan Group or Groups increase.

PREPAYMENT MODEL

         Prepayments on mortgage loans are commonly measured by a prepayment standard or model. The model used in this Prospectus Supplement ("CPR") represents an assumed constant rate of prepayments each month, expressed as an annual rate, relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. CPR does not purport to be either a historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any mortgage loans, including the Mortgage Loans.


PRICING ASSUMPTION

         The Certificates were structured assuming, among other things, 15% CPR with respect to the Group 1 and Group 2 Mortgage Loans and 18% CPR with respect to the Group 3 Mortgage Loans. The prepayment assumptions to be used for pricing purposes for the respective Classes may vary as determined at the time of sale. The actual rate of prepayment may vary considerably from the rate used for any prepayment assumption.

DECREMENT TABLES

         The following tables entitled "Percent of Initial Principal Amount Outstanding" indicate the percentages of the initial principal amount of each Class of Offered Certificates that would be outstanding after each of the dates shown at various constant percentages of the Prepayment Assumption and the corresponding weighted average lives of such Classes of Offered Certificates.

         The following tables have been prepared based on the assumptions that:
(i) each Mortgage Loan Group consists of Mortgage Loans having characteristics based on the characteristics of the related Mortgage Loans as described herein,
(ii) all Indices for the Mortgage Loans remain constant at 5.426%, (iii) the Mortgage Loans prepay at the specified percentages of CPR, (iv) no defaults in the payment by Mortgagors of principal of and interest on the Mortgage Loans are experienced, (v) the Mortgage Rate on each adjustable rate Mortgage Loan will be adjusted on each Interest Adjustment Date (as necessary) to a rate equal to the related Index (as described in (ii) above) plus the applicable Gross Margin, subject to Maximum Lifetime Mortgage Rates, Minimum Lifetime Mortgage Rates and periodic caps (as applicable), (vi) scheduled Monthly Payments of principal and interest on each adjustable rate Mortgage Loan will be adjusted on each payment adjustment date or recast date (as necessary) for such Mortgage Loan to equal the fully amortizing payment as described in (x) below subject to periodic payment cap limitations (as applicable), (vii) scheduled payments on the Mortgage Loans are received on the first day of each month commencing in January 1998 and are computed prior to giving effect to prepayments received on the last day of the prior month, (viii) prepayments are allocated as described herein without giving effect to loss and delinquency tests, (ix) there are no Net Interest Shortfalls and prepayments represent prepayments in full of individual Mortgage Loans and are received on the last day of each month, commencing in December 1997, (x) scheduled Monthly Payments of principal and interest on the Mortgage Loans are calculated on their respective principal balances (prior to giving effect to prepayments received thereon during the preceding calendar month), Mortgage Rate and remaining terms to stated maturity such that the Mortgage Loans will fully amortize by their stated maturities, (xi) any negative amortization on the Group 3 Mortgage Loans is applied to the Group 3 Certificates as though such negative amortization were scheduled principal payments on such Mortgage Loans, (xii) the initial principal amounts of the Certificates are as set forth on the cover page hereof and under "Summary of Terms--Other Certificates," (xiii) distributions in respect of the Certificates are received in cash on the 25th day of each month, commencing in January 1998,
(xiv) the Offered Certificates are purchased on December 30, 1997, and (xv) BSMSI does not exercise the option to repurchase the Mortgage Loans described under the caption "The Pooling and Servicing Agreement - Termination." While it is assumed that each of the Mortgage Loans prepays at the specified constant percentages of the Prepayment Assumption, this is not likely to be the case.

         Discrepancies will exist between the characteristics of the actual Mortgage Loans which will be delivered to the Trustee and characteristics of the Mortgage Loans assumed in preparing the tables. To the extent that the Mortgage Loans have characteristics which differ from those assumed in preparing the tables, the Certificates may mature earlier or later than indicated by the tables.

         Based on the foregoing assumptions, the tables below indicate the weighted average life of each Class of Offered Certificates and set forth the percentages of the initial Current Principal Amount of each such Class that would be outstanding after the Distribution Date in December of each of the years indicated, assuming that the Mortgage Loans in the related Mortgage Loan Group prepay at the percentage of CPR indicated therein. Neither CPR nor any other prepayment model or assumption purports to be an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans included in the Mortgage Loan Groups. Variations in the actual prepayment experience and the balance of the Mortgage Loans that prepay may increase or decrease the percentage of initial Current Principal Amount (and weighted average life) shown in the following tables. Such variations may occur even if the average prepayment experience of all such Mortgage Loans equals any of the specified percentages of CPR.

                PERCENT OF INITIAL PRINCIPAL AMOUNT OUTSTANDING



                                             CLASS 1-A CERTIFICATES               CLASS R-1 & R-2 CERTIFICATES
                                     --------------------------------------   ------------------------------------
                                                    % OF CPR                                % OF CPR
                                     --------------------------------------   ------------------------------------
DISTRIBUTION DATE                     0%       8%     15%     20%     25%      0%      8%     15%     20%     25%
----------------------------------   ------   -----   -----   -----   -----   -----   -----   -----   -----   ----
 Initial Percentage   ............     100     100     100     100     100     100     100     100     100    100
 December 1998  ..................      98      90      82      77      71       0       0       0       0      0
 December 1999  ..................      95      79      66      58      50       0       0       0       0      0
 December 2000  ..................      93      71      54      43      34       0       0       0       0      0
 December 2001  ..................      89      61      42      31      22       0       0       0       0      0
 December 2002  ..................      86      54      34      23      14       0       0       0       0      0
 December 2003  ..................      84      48      27      17       9       0       0       0       0      0
 December 2004  ..................      80      42      21      12       5       0       0       0       0      0
 December 2005  ..................      77      37      17       9       3       0       0       0       0      0
 December 2006  ..................      57      25      10       4       1       0       0       0       0      0
 December 2007  ..................      53      21       8       3       1       0       0       0       0      0
 December 2008  ..................      51      19       7       3       1       0       0       0       0      0
 December 2009  ..................      47      16       5       2       0       0       0       0       0      0
 December 2010  ..................      44      14       4       1       0       0       0       0       0      0
 December 2011  ..................      40      11       3       1       0       0       0       0       0      0
 December 2012  ..................      36       9       2       1       0       0       0       0       0      0
 December 2013  ..................      31       8       2       1       0       0       0       0       0      0
 December 2014  ..................      26       6       1       0       0       0       0       0       0      0
 December 2015  ..................      21       4       1       0       0       0       0       0       0      0
 December 2016  ..................      15       3       1       0       0       0       0       0       0      0
 December 2017  ..................       8       1       0       0       0       0       0       0       0      0
 December 2018  ..................       1       0       0       0       0       0       0       0       0      0
 December 2019  ..................       0       0       0       0       0       0       0       0       0      0
 Weighted Average Life to Maturity
  (years)*   .....................    11.8     6.7     4.4     3.4     2.6     0.1     0.1     0.1     0.1    0.1

----------
* The weighted average life of a Certificate is determined by (a) multiplying the amount of the reduction, if any, of the principal balance (or notional amount) of such Certificate from one Distribution Due to the next Distribution Date by the number of years from the date of issuance to the second such Distribution Date; (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance (or notional amount) of such Certificate referred to in clause (a).

                PERCENT OF INITIAL PRINCIPAL AMOUNT OUTSTANDING



                                            CLASS 2-A CERTIFICATES              CLASS B-1, B-2, B-3 CERTIFICATES
                                     -------------------------------------   --------------------------------------
                                                   % OF CPR                                 % OF CPR
                                     -------------------------------------   --------------------------------------
DISTRIBUTION DATE                     0%      8%     15%     20%     25%      0%       8%      15%     20%     25%
----------------------------------   -----   -----   -----   -----   -----   ------   ------   -----   -----   ----
 Initial Percentage   ............    100     100     100     100     100      100      100     100     100    100
 December 1998  ..................     99      90      82      77      72       98       98      98      98     98
 December 1999  ..................     97      81      67      59      51       96       96      96      96     96
 December 2000  ..................     95      72      55      44      35       94       94      94      94     94
 December 2001  ..................     93      64      45      33      24       92       92      92      92     92
 December 2002  ..................     83      52      32      21      13       89       89      89      89     89
 December 2003  ..................     81      46      26      16       8       86       84      82      81     79
 December 2004  ..................     79      41      21      11       5       83       78      74      71     68
 December 2005  ..................     76      36      17       8       3       80       72      65      60     55
 December 2006  ..................      4       1       0       0       0       58       49      41      39     34
 December 2007  ..................      3       1       0       0       0       55       42      33      30     24
 December 2008  ..................      3       1       0       0       0       52       37      27      23     17
 December 2009  ..................      3       1       0       0       0       48       32      21      17     12
 December 2010  ..................      2       0       0       0       0       45       27      17      13      9
 December 2011  ..................      2       0       0       0       0       41       22      13       9      6
 December 2012  ..................      1       0       0       0       0       36       18      10       7      4
 December 2013  ..................      1       0       0       0       0       31       15       7       5      3
 December 2014  ..................      0       0       0       0       0       26       11       5       3      2
 December 2015  ..................      0       0       0       0       0       21        8       3       2      1
 December 2016  ..................      0       0       0       0       0       14        5       2       1      1
 December 2017  ..................      0       0       0       0       0        8        3       1       0      0
 December 2018  ..................      0       0       0       0       0        1        0       0       0      0
 December 2019  ..................      0       0       0       0       0        0        0       0       0      0
 Weighted Average Life to Maturity
 (years)* ........................    7.4     5.2     3.9     3.2     2.6     12.0     10.2     9.2     8.8    8.3

----------
* The weighted average life of a Certificate is determined by (a) multiplying the amount of the reduction, if any, of the principal balance (or notional amount) of such Certificate from one Distribution Due to the next Distribution Date by the number of years from the date of issuance to the second such Distribution Date; (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance (or notional amount) of such Certificate referred to in clause (a).

                PERCENT OF INITIAL PRINCIPAL AMOUNT OUTSTANDING



                                                                                  CLASS 3-B-1, 3-B-2, 3-B-3
                                            CLASS 3-A CERTIFICATES                        CERTIFICATES
                                     -------------------------------------   -------------------------------------
                                                   % OF CPR                                % OF CPR
                                     -------------------------------------   -------------------------------------
DISTRIBUTION DATE                     6%     12%     18%     24%     30%      6%      12%     18%     24%     30%
----------------------------------   -----   -----   -----   -----   -----   ------   -----   -----   -----   ----
 Initial Percentage   ............    100     100     100     100     100      100     100     100     100    100
 December 1998  ..................     92      85      79      73      66       98      98      98      98     98
 December 1999  ..................     84      73      62      52      43       96      96      96      96     96
 December 2000  ..................     77      62      48      37      29       94      94      94      89     79
 December 2001  ..................     70      52      38      28      19       91      91      83      66     54
 December 2002  ..................     63      44      30      20      13       89      89      66      48     36
 December 2003  ..................     57      37      24      15       9       86      81      52      36     25
 December 2004  ..................     51      31      19      11       6       83      68      41      26     17
 December 2005  ..................     46      26      15       8       4       80      58      33      19     11
 December 2006  ..................     41      22      12       6       3       76      49      26      14      7
 December 2007  ..................     36      18       9       4       2       72      41      20      10      5
 December 2008  ..................     32      15       7       3       1       67      34      15       7      3
 December 2009  ..................     28      13       5       2       1       61      28      12       5      2
 December 2010  ..................     24      10       4       2       1       53      22       9       4      1
 December 2011  ..................     21       8       3       1       0       45      18       7       2      1
 December 2012  ..................     17       6       2       1       0       38      14       5       2      1
 December 2013  ..................     14       5       2       0       0       31      11       3       1      0
 December 2014  ..................     12       4       1       0       0       25       8       2       1      0
 December 2015  ..................      9       3       1       0       0       20       6       2       0      0
 December 2016  ..................      7       2       1       0       0       16       5       1       0      0
 December 2017  ..................      5       1       0       0       0       11       3       1       0      0
 December 2018  ..................      3       1       0       0       0        7       2       0       0      0
 December 2019  ..................      2       0       0       0       0        3       1       0       0      0
 December 2020  ..................      0       0       0       0       0        0       0       0       0      0
 December 2021  ..................      0       0       0       0       0        0       0       0       0      0
 December 2022  ..................      0       0       0       0       0        0       0       0       0      0
 December 2023  ..................      0       0       0       0       0        0       0       0       0      0
 Weighted Average Life to Maturity
 (years)* ........................    8.4     5.7     4.1     3.1     2.5     12.9     9.7     7.2     5.8    4.9

----------
* The weighted average life of a Certificate is determined by (a) multiplying the amount of the reduction, if any, of the principal balance (or notional amount) of such Certificate from one Distribution Due to the next Distribution Date by the number of years from the date of issuance to the second such Distribution Date; (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance (or notional amount) of such Certificate referred to in clause (a).

YIELD ON THE CLASS X AND CLASS 3-X CERTIFICATES

         The significance of the effects of prepayments on the Class X and Class 3-X Certificates is illustrated in the following tables entitled "Sensitivity of the Class X and Class 3-X Certificates to Prepayments," which shows the pre-tax yield (on a corporate bond equivalent basis) to holders of such Certificates under different constant percentages of CPR. The yields of such Certificates set forth in the following tables were calculated using the assumptions specified above under "--Decrement Tables" and assuming that the purchase price of the Class X Certificates and Class 3-X Certificates is approximately 4.50% and 2.00%, respectively, excluding accrued interest and such Certificates are purchased on December 30, 1997.


         As indicated in the following tables, the yield to investors in the Class X and Class 3-X Certificates will be highly sensitive to the rate of principal payments (including prepayments) of the Group 1 Mortgage Loans and Group 2 Mortgage Loans in the case of the Class X Certificates and the Group 3 Mortgage Loan in the case of the Class 3-X Certificates (especially those with high Net Rates), which generally can be prepaid at any time. On the basis of the assumptions described above, the yield to maturity on the Class X and Class 3-X Certificates each would be 0% if prepayments were to occur at a constant rate of approximately 34.5% CPR with respect to the Class X Certificates and 29.5% CPR with respect to the Class 3-X Certificates, respectively. Using such assumptions, if the actual prepayment rate of the Mortgage Loans were to exceed the foregoing rates for as little as one month (while equaling such rates for all other months), investors in the Class-X and Class 3-X Certificates, respectively, would not recover fully their initial investments.

         It is not likely that the Mortgage Loans will prepay at a constant rate until maturity or that all of the Mortgage Loans will prepay at the same rate or that they will have the characteristics assumed. There can be no assurance that the Mortgage Loans will prepay at any of the rates shown in the table or at any other particular rate. The timing of changes in the rate of prepayments may affect significantly the yield realized by a holder of a Class X or Class 3-X Certificate and there can be no assurance that the pre-tax yield to an investor in the Class X or Class 3-X Certificates will correspond to any of the pre-tax yields shown herein. Each investor must make its own decision as to the appropriate prepayment assumptions to be used in deciding whether or not to purchase a Class X or Class 3-X Certificates.



                                                   Sensitivity of the Class X Certificates to Prepayments
                                                                (Pre-Tax Yields to Maturity)

                                                                  % of CPR
                                             ----------------------------------------------------
                                                  3%       8%         15%     20%        25%
                                             -------   ------   ----- ---     ---        ---

           Class X Certificates               41.9%     35.8%     26.9%      20.4%      13.6%

                                                  Sensitivity of the Class 3-X Certificates to Prepayments
                                                                (Pre-Tax Yields to Maturity)

                                                                 % of CPR
                                            ----------------------------------------------------
                                                 6%       12%     18%       24%           30%
                                                ---      ----     ---       ---        -  ---

          Class 3-X Certificates             30.3%     23.0%     15.4%      7.6%      (0.5%)

         The yields set forth in the preceding tables were calculated by determining the monthly discount rates which, when applied to the assumed streams of cash flows to be paid on the Class X and Class 3-X Certificates, respectively, would cause the discounted present values of such assumed streams of cash flows to equal the assumed purchase prices of such Certificates indicated above (plus accrued interest) and converting such monthly rates to corporate bond equivalent rates. Such calculation does not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as payments of interest on the Class X and Class 3-X Certificates and consequently does not purport to reflect the return on any investment in the Class X and Class 3-X Certificates when such reinvestment rates are considered.



                       THE POOLING AND SERVICING AGREEMENT

GENERAL

         The Certificates will be issued pursuant to the Agreement. Reference is made to the Prospectus for important information additional to that set forth herein regarding the terms and conditions of the Agreement and the Certificates. BSMSI will provide to a prospective or actual Certificateholder without charge, upon written request, a copy (without exhibits) of the Agreement. Requests should be addressed to Bear Stearns Mortgage Securities Inc., 245 Park Avenue, New York, New York 10167.

VOTING RIGHTS

         Voting rights of the Trust in general will be allocated 1% each to the Class X and 3-X Certificates, respectively, with the balance allocated among the remaining Classes of Certificates based upon their respective Current Principal Amounts.

ASSIGNMENT OF MORTGAGE LOANS

         At the time of issuance of the Certificates, BSMSI will cause the Mortgage Loans, together with all principal and interest due on or with respect to such Mortgage Loans after the Cut-off Date, to be sold to the Trustee. The Mortgage Loans in each of the Mortgage Loan Groups will be identified in a separate schedule appearing as an exhibit to the Agreement with each Mortgage Loan Group separately identified. Such schedule will include information as to the principal balance of each Mortgage Loan as of the Cut-off Date, as well as information including, among other things, the Mortgage Rate, the Net Rate, the Monthly Payment, the maturity date of each Mortgage Note, the Master Servicing Fee and the loan-to-value ratio.

         In addition, BSMSI will deposit with the Trustee, with respect to each Mortgage Loan, the original Mortgage Note, endorsed without recourse to the order of the Trustee and showing to the extent available to BSMSI an unbroken chain of endorsements from the original payee thereof to the person endorsing it to the Trustee; the original Mortgage which shall have been recorded, with evidence of such recording indicated thereon; the assignment (which may be in the form of a blanket assignment) to the Trustee of the Mortgage, with evidence of recording with respect to each Mortgage Loan in the name of the Trustee thereon; all intervening assignments of the Mortgage available to BSMSI, if any, with evidence of recording thereon; the original or a copy of the policy or certificate of primary mortgage guaranty insurance, if any; originals of all available assumption and modification agreements; PROVIDED, HOWEVER, that in lieu of the foregoing, BSMSI may deliver certain other documents, under the circumstances set forth in the Agreement. In particular, with respect to approximately 11.10% of the Mortgage Loans by Scheduled Principal Balance as of the Cut-off Date. BSMSI will not provide original Mortgage Notes. In lieu thereof BSMSI will provide the lost note affidavits described under "Description of the Mortgage Loans." The documents delivered to the Trustee with respect to each Mortgage Loan are referred to collectively as the "Mortgage File". BSMSI will cause the Mortgage and intervening assignments, if any, and the assignment of the Mortgage to be recorded not later than 180 days after the Closing Date; provided, however, if such assignment cannot be recorded within such time because the original assignments have not been returned by the applicable jurisdiction, then an additional 180 days will be permitted.

         The Trustee will review each item of the Mortgage File within 45 days of the Closing Date (and will review each document permitted to be delivered to the Trustee after the Closing Date, if received by the Trustee after the initial 45-day period, promptly after its delivery to the Trustee). If, as a result of its review, the Trustee determines that any document is missing, does not appear regular on its face, or appears to be unrelated to the Mortgage Loans identified in the Mortgage Loan schedules (a "Material Defect"), the Trustee shall notify Liberty of such Material Defect. Liberty shall correct or cure any such Material Defect within 60 days from the date of notice from the Trustee of the Material Defect and if Liberty does not correct or cure such Material Defect within such period and such defect materially and adversely affects the interests of the Certificateholders in the related Mortgage Loan, Liberty will, within 90 days of the date of notice, provide the Trustee with a substitute Mortgage Loan (if within two years of the Closing Date) or purchase the related Mortgage Loan at the applicable Repurchase Price.

         The Trustee also will review the Mortgage Files within 180 days of the Closing Date. If the Trustee discovers a Material Defect, the Trustee shall notify Liberty of such Material Defect. Liberty shall correct or cure any such Material Defect within 60 days from the date of notice from the Trustee of the Material Defect and if Liberty does not correct or cure such Material Defect within such period and such defect materially and adversely affects the interests of the Certificateholders in the related Mortgage Loan, Liberty will, within 90 days of the date of notice, provide the Trustee with a substitute Mortgage Loan (if within two years of the Closing Date) or purchase the related Mortgage Loan at the applicable Repurchase Price.

         The "Repurchase Price" means, with respect to any Mortgage Loan required to be repurchased, an amount equal to 100% of the Outstanding Principal Balance of such Mortgage Loan plus accrued but unpaid interest on the Outstanding Principal Balance at the related Mortgage Rate through and including the last day of the month of repurchase.

         As of any time of determination the "Outstanding Principal Balance" of a Mortgage Loan is the principal balance of such Mortgage Loan remaining to be paid by the Mortgagor or, in the case of an REO Property, the principal balance of the related Mortgage Loan remaining to be paid by the Mortgagor at the time such property was acquired by the Trust.

REPRESENTATIONS AND WARRANTIES

         In the purchase agreement pursuant to which BSMSI purchased the Mortgage Loans from Liberty, Liberty made certain representations and warranties to BSMSI concerning the Mortgage Loans. BSMSI will assign to the Trustee all of its right, title and interest in such purchase agreement insofar as it relates to such representations and warranties, as well as the remedies provided for breach of such representations and warranties. The representations and warranties of Liberty include, among other things, that as of the Closing Date or such other date as may be specified below:

         (a) the information set forth and to be set forth in the Mortgage Loan schedules delivered and to be delivered to the Trustee was and will be true and correct in all material respects at the date or dates respecting which such information is furnished;

         (b) immediately prior to the transfer to BSMSI, Liberty was the sole owner of beneficial title and holder of each Mortgage and Mortgage Note relating to a Mortgage Loans and is conveying the same free and clear of any liens, claims, encumbrances, participations interests, equities, pledges, charges or security interests of any nature and Liberty has full right and authority to sell or assign the same;

         (c) each Mortgage relating to a Mortgage Loan other than a co-op loan, is a valid and enforceable first lien on the property securing the related Mortgage Note and each Mortgaged Property is owned by the Mortgagor in fee simple (except with respect to common areas in the case of condominiums, PUDs and de minimis PUDs) or by leasehold for a term longer than the term of the related Mortgage, subject only to certain permitted exceptions;

         (d) as of the Cut-off Date, no payment of principal or interest on or in respect of any Mortgage Loan is 60 or more days past due;

         (e) there is no mechanics' lien or claim for work, labor or material affecting the premises subject to any Mortgage which is or may be a lien prior to, or equal with, the lien of such Mortgage except those which are insured against by the title insurance policy;

         (f) there is no valid offset, defense or counterclaim to any Mortgage Note or Mortgage, including the obligation of the Mortgagor to pay the unpaid principal and interest on such Mortgage Note;

         (g) except to the extent insurance is in place which will cover such damage, the physical property subject to any Mortgage is free of material damage and is in good repair and there is no proceeding pending or threatened for the total or partial condemnation of any Mortgaged Property;

         (h) Each Mortgage Loan at the time it was made complied in all material respects with applicable state and federal laws, including, without limitation, usury, equal credit opportunity and disclosure laws; each Mortgage Loan is being serviced in all material respects in accordance with applicable state and federal laws, including, without limitation, usury, equal credit opportunity and disclosure laws;

         (i) A lender's title insurance policy (on an ALTA or CLTA form) or binder, or other assurance of title customary in the relevant jurisdiction therefor, was issued on the date of the origination of each related Mortgage Loan, insuring Liberty and its successors and assigns that the Mortgage is a first priority lien on the related Mortgage Property in the original principal amount of the Mortgage Loan. Liberty is the sole insured under such lender's title insurance policy, and such policy, commitment, binder or assurance is valid and remains in full force and effect, and each such policy, commitment, binder or assurance shall contain all applicable endorsements including a negative amortization endorsement if applicable;

         (j) Each Mortgage Note, the related Mortgage and other agreements executed in connection therewith are genuine, and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors rights generally and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law); and to the best of Liberty's knowledge, all parties to each Mortgage Note and the Mortgage had legal capacity to execute the Mortgage Note and the Mortgage and each Mortgage Note and Mortgage has been duly and property executed by the Mortgagor;

         (k) The related Mortgage Note and Mortgage contain customary and enforceable provisions such as to render the rights and remedies of the holder adequate for the realization against the Mortgaged Property of the benefits for the security, including realization by judicial, or, if applicable, non-judicial foreclosure, and there is no homestead or other exemption available to the Mortgagor which would interfere with such right to foreclosure;

         (l) As of the Closing Date, the improvements on each Mortgaged Property securing a Mortgage Loan are insured by an insurer which is acceptable to Liberty or by its blanket insurance policy against loss by fire and such hazards as are covered under a standard extended coverage endorsements in the locale in which is not less than the lessor of the maximum insurable value of the improvements securing such Mortgage Loan and the outstanding principal balance of the Mortgage Loan, but in no event in an amount less than an amount that is required to prevent the Mortgagor form being deemed to be a co-insure thereunder; if the improvement on the Mortgaged Property is a condominium unit, it is included under the coverage afforded by a blanket policy for the condominium project; if upon origination of the related Mortgage Loan, the improvements on the Mortgage Property were in an area identified as a federally designated flood area, a flood policy is in effect in an amount representing coverage not less than the least of (i) the outstanding principal balance of the Mortgage Loan, (ii) the restorable cost of improvements located in such Mortgage thereunder to maintain the insurance referred to in the Mortgage at the Mortgagor's cost and expense;

         (m) Each of the Mortgaged Properties consists of a single parcel of real property with a detached single-family residence erected thereon, or a two- to four-family dwelling, or a multi- family dwelling, or a townhouse, or a cooperative apartment, or an individual condominium unit in a condominium project or an individual unit in a planned unit development;

         (n) To the best of Liberty's knowledge, there is no delinquent tax, government assessment, insurance premium, municipal charge or assessment lien which may be due and owing against any Property and all such charges have been paid when due, except for 1 Mortgage Loan with an aggregate principal balance of approximately $411,491 (and the related borrower has entered into and performing under a tax repayment agreement);

         (o) No Mortgagor as of the Cut-off Date was a debtor in any state or federal bankruptcy or insolvency proceeding; and

         (p) Except for 274 Mortgage Loans, with as of the Cut-off Date, an aggregate unpaid principal balance of $16,188,634 which are 30 and 59 days delinquent, there is no material monetary default existing under any Mortgage or the related Mortgage Note and there is no material event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach or event of acceleration; and neither Liberty nor any of its affiliates has taken any action to waive any default, breach or event of acceleration; no foreclosure action is threatened or has been commenced with respect to the Mortgage Loan.

         Upon any substitution for a Mortgage Loan, the representations and warranties set forth above shall be deemed to be made as to any substitute Mortgage Loan as of the date of substitution.

         Upon discovery or receipt of notice by Liberty, BSMSI or the Trustee of a breach of any representation or warranty set forth above which materially and adversely affects the value of the interests of Certificateholders or the Trustee in any of the Mortgage Loans, the party discovering or receiving notice of such breach shall give prompt written notice to the others. In the case of any such breach, within 90 days from the date of discovery by Liberty, or the date Liberty is notified by the party discovering or receiving notice of such breach (whichever occurs earlier), Liberty has agreed to (i) cure such breach in all material respects, (ii) purchase the affected Mortgage Loan at the applicable Repurchase Price (or, if such Mortgage Loan or the related Mortgage Property acquired in respect thereof has been sold, pay the excess of the Repurchase Price over the Net Liquidation Proceeds (as defined herein)) to the Trust or (iii) if within two years of the Closing Date, substitute a qualifying substitute Mortgage Loan in exchange for such Mortgage Loan. The obligations of Liberty to cure, purchase or substitute a qualifying substitute Mortgage Loan shall constitute the Trustee's sole and exclusive remedy respecting a breach of such representations or warranties.

COLLECTION AND OTHER SERVICING PROCEDURES

         The Master Servicer will use its reasonable efforts to ensure that all payments required under the terms and provisions of the Mortgage Loans are collected, and shall follow collection procedures comparable to the collection procedures of prudent mortgage lenders servicing mortgage loans for their own account, to the extent such procedures shall be consistent with the Agreement. Consistent with the foregoing, the Master Servicer may in its discretion (i) waive or permit to be waived any late payment or prepayment charge, assumption fee or any penalty interest in connection with the prepayment of a Mortgage Loan and (ii) suspend or reduce or permit to be suspended or reduced regular monthly payments for a period of up to six months or arrange or permit an arrangement with a Mortgagor for a schedule for the liquidation of delinquencies. In the event the Master Servicer shall consent to the deferment of due dates for payments due on a Mortgage Note, the Master Servicer shall nonetheless continue to make advances as described herein to the same extent as if such installment were due, owing and delinquent and had not been deferred through liquidation of the Mortgaged Property, but the obligation of the Master Servicer to advance shall apply only to the extent that the Master Servicer believes, in good faith, that such advances are recoverable from future payments on any Mortgage Loan.

         If a Mortgaged Property has been or is about to be conveyed by the Mortgagor and the Master Servicer has knowledge thereof, the Master Servicer will accelerate the maturity of the Mortgage Loan, to the extent permitted by the terms of the related Mortgage Note and applicable law. If it reasonably believes that the due-on-sale clause cannot be enforced under applicable law, the Master Servicer may enter into an assumption agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the Mortgage Note and the Mortgagor, to the extent permitted by applicable law, remains liable thereon. The Master Servicer will retain any fee collected for entering into an assumption agreement, as additional servicing compensation. In regard to circumstances in which the Master Servicer may be unable to enforce due-on-sale clauses, see "Certain Legal Aspects of Mortgage Loans -- Due-on-Sale Clauses" in the Prospectus. In connection with any such assumption, the Mortgage Rate borne by the related Mortgage Note may not be changed. No Mortgage Loan may be assumed unless coverage under any existing Primary Mortgage Insurance Policy continues as to that Mortgage Loan after such assumption.

         The Master Servicer will establish and maintain, in addition to the Protected Account described below under "-- Protected Account," one or more accounts (each, a "Servicing Account") in a depository institution the deposits of which are insured by the FDIC to the maximum extent permitted by law or such other account acceptable to the Rating Agencies. The Master Servicer will deposit and retain therein all collections from the Mortgagors for the payment of taxes, assessments, insurance premiums, or comparable items as agent of the Mortgagors and in trust as provided in the Agreement. Amounts in any Servicing Account may relate to mortgage loans in more than one mortgage pool or to mortgage loans not yet included in a mortgage pool. Each Servicing Account shall be fully insured by the FDIC and to the extent that the balance in such account exceeds the limits of such insurance, such excess must be transferred to another fully-insured account in another institution the accounts of which are insured by the FDIC or must be invested in certain investments permitted by the Agreement ("Permitted Investments"). Such Permitted Investments must be held in trust by the Master Servicer, as described above. In addition, the Master Servicer may establish Servicing Accounts not conforming to the foregoing requirements to the extent that such Servicing Accounts meet the requirements of each of the Rating Agencies for the maintenance of the ratings on the Certificates. Withdrawals of amounts from the Servicing Accounts may be made only to effect timely payment of taxes, assessments, insurance premiums, or comparable items, to reimburse the Master Servicer for any advances made with respect to such items, to refund to any Mortgagors any sums as may be determined to be overages, to pay interest, if required, to Mortgagors on balances in the Servicing Accounts, to pay earnings not required to be paid to Mortgagors to the Master Servicer or to clear and terminate the Servicing Accounts at or at any time after the termination of the Agreement.

         For each Mortgage Loan which as of the Cut-off Date was covered by a Primary Mortgage Insurance Policy, the Master Servicer will maintain and keep, or cause to be maintained and kept, with respect to each such Mortgage Loan, in full force and effect a Primary Mortgage Insurance Policy with respect to the portion of each such Mortgage Loan, if any, in excess at origination of the percentage of value set forth in the Agreement, at least until such excess has been eliminated. Pursuant to applicable state law, the Master Servicer may permit the Primary Mortgage Insurance Policy to be terminated if a reappraisal of the Mortgaged Property indicates a new appraised value of which the then outstanding principal balance of the Mortgage Loan does not exceed 80%. Primary Insurance Policies may be replaced by substantially equivalent insurance but such replacement is subject to the condition, to be evidenced by a writing from each Rating Agency, that it would not cause the ratings on the Certificates to be downgraded or withdrawn.

         The Master Servicer will maintain errors and omissions insurance and fidelity bonds in certain specified amounts.

HAZARD INSURANCE

         The Master Servicer will maintain and keep, or cause to be maintained and kept, with respect to each Mortgage Loan, in full force and effect for each Mortgaged Property a hazard insurance policy equal to at least the lesser of the Outstanding Principal Balance of the Mortgage Loan or the current replacement cost of the Mortgaged Property and containing a standard mortgagee clause; PROVIDED, HOWEVER, that the amount of hazard insurance may not be less than the amount necessary to prevent loss due to the application of any co-insurance provision of the related policy. Unless a higher deductible is required by law, the deductible on such hazard insurance policy may be no more than $1,000 or 1% of the applicable amount of coverage, whichever is less. In the case of a condominium unit or a unit in a planned unit development, required hazard insurance will take the form of a multiperil policy covering the entire condominium project or planned unit development, in an amount equal to at least 100% of the insurable value based on replacement cost. Any amounts collected by the Master Servicer under any such hazard insurance policy (other than amounts to be applied to the restoration or repair of the Mortgaged Property or amounts released to the Mortgagor in accordance with normal servicing procedures) shall be deposited in a Protected Account. Any cost incurred in maintaining any such hazard insurance policy shall not be added to the amount owing under the Mortgage Loan for the purpose of calculating monthly distributions to Certificateholders, notwithstanding that the terms of the Mortgage Loan so permit. Such costs shall be recoverable by the Master Servicer out of related late payments by the Mortgagor or out of Insurance Proceeds or Liquidation Proceeds or any other amounts in the Certificate Account. The right of the Master Servicer to reimbursement for such costs incurred will be prior to the right of Certificateholders to receive any related Insurance Proceeds or Liquidation Proceeds or any other amounts in the Certificate Account.

         In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Although the policies relating to the Mortgage Loans will be underwritten by different insurers and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by state law. Such policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mud flows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism and malicious mischief. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive.

         Hazard insurance policies covering properties similar to the Mortgaged Properties typically contain a clause which in effect requires the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clause provides that the insurer's liability in the event of partial loss does not exceed the greater of (i) the replacement cost of the improvements less physical depreciation, or (ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

         Since the amount of hazard insurance to be maintained on the improvements securing the Mortgage Loans may decline as the principal balances owing thereon decrease, and since residential properties have historically appreciated in value over time, in the event of partial loss, hazard insurance proceeds may be insufficient to restore fully the damaged property.

         Where the property securing a Mortgage Loan is located at the time of origination in a federally designated flood area, the Master Servicer will cause with respect to such Mortgage Loan flood insurance to the extent available and in accordance with industry practices to be maintained. Such flood insurance will be in an amount equal to the lesser of (i) the Outstanding Principal Balance of the related Mortgage Loan and (ii) the minimum amount required under the terms of coverage to compensate for any damage or loss on a replacement cost basis, but not more than the maximum amount of such insurance available for the related Mortgaged Property under either the regular or emergency programs of the National Flood Insurance Program (assuming that the area in which such

Mortgaged Property is located is participating in such program). Unless applicable state law requires a higher deductible, the deductible on such flood insurance may not exceed $1,000 or 1% of the applicable amount of coverage, whichever is less.

         The Master Servicer, on behalf of the Trustee and Certificateholders, will present claims to the insurer under any applicable Primary Mortgage Insurance Policy or hazard insurance policy. As set forth above, all collections by the Master Servicer under such policies that are not applied to the restoration or repair of the related Mortgaged Property or released to the Mortgagor in accordance with normal servicing procedures are to be deposited in a Protected Account.

REALIZATION UPON DEFAULTED MORTGAGE LOANS; PURCHASES OF DEFAULTED MORTGAGE LOANS

         The Master Servicer will use its reasonable efforts to maximize the receipt of principal and interest on Defaulted Mortgage Loans and foreclose upon or otherwise comparably convert the ownership of properties securing Defaulted Mortgage Loans as to which no satisfactory collection arrangements can be made. The Master Servicer will service the property acquired by the Trust through foreclosure or deed-in-lieu of foreclosure and use its reasonable efforts to maximize the receipt of principal and interest on Defaulted Mortgage Loans; PROVIDED, HOWEVER, that the Master Servicer will not be required to expend its own funds in connection with any foreclosure or towards the restoration of any property unless it determines in good faith (i) that such foreclosure or restoration will increase the proceeds of liquidation of the Mortgage Loan to the Certificateholders after reimbursement to itself for such expenses and (ii) that such expenses will be recoverable to it through Liquidation Proceeds or insurance proceeds (respecting which it shall have priority for purposes of reimbursements from the Certificate Account).

         Since Insurance Proceeds cannot exceed deficiency claims and certain expenses incurred by the Master Servicer, no insurance payments will result in a recovery to Certificateholders which exceeds the principal balance of the Defaulted Mortgage Loan together with accrued interest thereon at its Net Rate.

         Notwithstanding the foregoing, under the Agreement, the Master Servicer will have the option (but not the obligation) to purchase any Mortgage Loan as to which the Mortgagor has failed to make unexcused payment in full of three or more scheduled payments of principal and interest (a "Defaulted Mortgage Loan"). Any such purchase will be for a price equal to the Repurchase Price of such Mortgage Loan. The purchase price for any Defaulted Mortgage Loan will be deposited in the Certificate Account on the Business Day prior to the Distribution Date on which the proceeds of such purchase are to be distributed to the Certificateholders.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

         The Master Servicer shall be entitled to receive a fee of 0.50% per annum of the Outstanding Principal Balance of each Mortgage Loan the ("Master Servicing Fee") from full payments of accrued interest on each Mortgage Loan as compensation for its activities under the Agreement. However, Interest Shortfalls resulting from prepayments in full or in part in any calendar month will be offset by the Master Servicer on the Distribution Date in the following calendar month to the extent such Interest Shortfalls do not exceed the Master Servicing Fee in connection with such Distribution Date (the amount of the Master Servicing Fee used to offset Interest Shortfalls is referred to herein as "Compensating Interest Payments"). Compensating Interest Payments with respect to a Mortgage Loan Group will be made first from the Master Servicing Fee relating to such Mortgage Loan Group or Groups in the case of Mortgage Loan Group 1 and Mortgage Group 2 and only if funds are insufficient therefor, from any available remaining Master Servicing Fee relating to the other Mortgage Loan Group or Groups. The remaining amount of Interest Shortfalls after applying Compensating Interest Payments is referred to herein as "Net Interest Shortfalls."

         In addition to the primary compensation described above, the Master Servicer will retain all prepayment charges, if any, assumption fees, tax service fees, fees for statement of account payoff and late payment charges, all to the extent collected from Mortgagors, and, with respect to any Due Date. The Master Servicer will also be entitled to retain, as additional servicing compensation, any income earned on the Certificate Account and certain other accounts and any Excess Liquidation Proceeds (i.e., the amount, if any, by which Liquidation Proceeds with respect to a Liquidated Mortgage Loan exceeds the sum of (i) the Outstanding Principal Balance of such Mortgage Loan and accrued but unpaid interest at the related Mortgage Rate through the related Liquidation Date, plus (ii) related liquidation expenses, to the extent that such amount is not required by law to be paid to the related Mortgagor), but only to the extent that transfers or withdrawals from the Certificate Account with respect thereto are permitted under the Agreement.

         The Master Servicer will pay all expenses incurred in connection with its servicing responsibilities (subject to limited reimbursement as described herein). On each Distribution Date, the Trustee will pay itself the respective fees and reimbursable expenses to which it is entitled for the month of such Distribution Date from amounts in the Certificate Account.

         In the event a successor Trustee is appointed by the Certificateholders pursuant to the Agreement, that portion, if any, of the successor Trustee's fees which exceeds the Trustee's fees established at the time of issuance of the Certificates will be borne by the Certificateholders.


PROTECTED ACCOUNT

         The Master Servicer will establish and maintain an account (each, a "Protected Account") into which it will deposit daily all collections of principal and interest on any Mortgage Loan, including Principal Prepayments, Insurance Proceeds, Liquidation Proceeds, the Repurchase Price for any Mortgage Loans repurchased, and advances made from the Master Servicer's own funds (less servicing compensation as permitted above). All Protected Accounts shall be held in a depository institution, the accounts of which are insured by the FDIC to the maximum extent permitted by law, segregated on the books of such institution and held in trust or in such other account with a depository institution as may be acceptable to the Rating Agencies. The amount at any time credited to a Protected Account shall be fully insured by the FDIC to the maximum extent permitted by law or, to the extent that such balance exceeds the limits of such insurance, such excess must be transferred to an account or invested in permitted investments meeting the requirements of the Rating Agencies or to the Certificate Account. Certain payments may be required to be transferred into noncommingled accounts on an accelerated basis.

         Prior to each Distribution Date, the Master Servicer shall withdraw or shall cause to be withdrawn from the Protected Accounts and any other permitted accounts and shall deposit or cause to be deposited in the Certificate Account amounts representing the following collections and payments (other than with respect to principal of or interest on the Mortgage Loans due on or before the Cut-off Date):

                  (i) Scheduled payments on the related Mortgage Loans received or advanced by the Master Servicer which were due on the related Due Date, net of servicing fees due the Master Servicer;

                  (ii) Full principal prepayments and any Liquidation Proceeds received by the Master Servicer with respect to such Mortgage Loans in the related Prepayment Period, with interest to the date of prepayment or liquidation, net of servicing fees due the Master Servicer; and

                  (iii) Partial prepayments of principal received by the Master Servicer for such Mortgage Loans in the related Prepayment Period.

         To the extent provided in the Agreement, certain amounts due the Master Servicer may be withdrawn by it directly from the Protected Accounts prior to deposit in the Certificate Account.

CERTIFICATE ACCOUNT

         The Trustee shall establish and maintain in the name of the Trustee, for the benefit of the Certificateholders, an account (the "Certificate Account") as a non-interest bearing trust account. The Certificate Account shall have three separate subaccounts, one each for all funds with respect to each Mortgage Loan Group. The Trustee will deposit in the appropriate subaccount of the Certificate Account, as received, the following amounts:

                  (i) Any amounts withdrawn from a Protected Account or other permitted account;

                  (ii) Any Monthly Advance and Compensating Interest Payments and any payments required to be made by the Master Servicer;

                  (iii) Any Insurance Proceeds or Liquidation Proceeds received by the Master Servicer which were not deposited in a Protected Account or other permitted account;

                  (iv) The Repurchase Price with respect to any Mortgage Loans repurchased and all proceeds of any Mortgage Loans or property acquired in connection with the optional termination of the Trust;

                  (v) Any amounts required to be deposited with respect to losses on Permitted Investments; and

                  (vi) Any other amounts received by the Master Servicer or the Trustee and required to be deposited in the Certificate Account pursuant to the Agreement.

         All amounts deposited to the Certificate Account shall be held by the Trustee in the name of the Trustee in trust for the benefit of the Certificateholders in accordance with the terms and provisions of the Agreement, subject to the right of the Master Servicer to require the Trustee to make withdrawals therefrom as provided below. The amount at any time credited to the Certificate Account shall be in general (i) fully insured by the FDIC to the maximum coverage provided thereby or (ii) at the written direction of the Master Servicer invested, in the name of the Trustee, in such Permitted Investments as the Master Servicer may direct or deposited in demand deposits with such depository institutions as designated by the Master Servicer, provided that time deposits of such depository institutions would be a Permitted Investment.

         The Trustee will, from time to time on demand of the Master Servicer, make or cause to be made such withdrawals or transfers from the appropriate subaccount of the Certificate Account as the Master Servicer has designated for such transfer or withdrawal for the following purposes (limited in the case of amounts due to the Master Servicer to those not withdrawn from the Protected Accounts in accordance with the terms of the Agreement) :

                  (i) to reimburse the Master Servicer for any Monthly Advance of its own funds, the right of the Master Servicer to reimbursement pursuant to this subclause (i) being limited to amounts received on a particular Mortgage Loan (including, for this purpose, the Repurchase Proceeds, Insurance Proceeds and Liquidation Proceeds) which represent late payments or recoveries of the principal of or interest on such Mortgage Loan respecting which such Monthly Advance or advance was made;

                  (ii) to reimburse the Master Servicer from Insurance Proceeds or Liquidation Proceeds relating to a particular Mortgage Loan for amounts expended by the Master Servicer in good faith in connection with the restoration of the related Mortgaged Property which was damaged by an uninsured cause or in connection with the liquidation of such Mortgage Loan;

                  (iii) to reimburse the Master Servicer to the extent permitted by the Agreement from Insurance Proceeds relating to a particular Mortgage Loan for expenses incurred with respect to such Mortgage Loan and to reimburse the Master Servicer from Liquidation Proceeds from a particular Mortgage Loan for liquidation expenses incurred with respect to such Mortgage Loan;

                  (iv) to pay the Master Servicer to the extent permitted by the Agreement from Liquidation Proceeds or Insurance Proceeds received in connection with the liquidation of a Mortgage Loan, the amount which the Master Servicer would have been entitled to receive under subclause
         (ix) below as servicing compensation on account of each defaulted scheduled payment on such Mortgage Loan if paid in a timely manner by the related Mortgagor;

                  (v) to pay the Master Servicer to the extent permitted by the Agreement from the Repurchase Price for any Mortgage Loan, the amount which the Master Servicer would have been entitled to receive under subclause (ix) below as servicing compensation;

                  (vi) to reimburse the Master Servicer for certain advances of funds made to protect a Mortgaged Property, the right to reimbursement pursuant to this subclause being limited to amounts received on the related Mortgage Loan (including, for this purpose, the Repurchase Proceeds, Insurance Proceeds and Liquidation Proceeds) which represent late recoveries of the payments for which such advances were made;

                  (vii) to pay the Master Servicer with respect to each Mortgage Loan that has been repurchased, all amounts received thereon, representing recoveries of principal that reduce the Outstanding Principal Balance of the related Mortgage Loan below the Outstanding Principal Balance used in calculating the Repurchase Price or representing interest included in the calculation of the Repurchase Price or accrued after the end of the month during which such repurchase occurs;

                  (viii) to reimburse the Master Servicer for any Monthly Advance or advance, if a Realized Loss is to be allocated with respect to the related Mortgage Loan on the related Distribution Date, if the advance has not been reimbursed pursuant to clauses (i) and (vi);

                  (ix) to pay the Master Servicer servicing compensation as set forth above;

                  (x) to reimburse the Master Servicer for expenses, costs and liabilities incurred by and reimbursable to it pursuant to the Agreement, which, if not specifically allocable to a particular Mortgage Loan Group, shall be allocated to each subaccount, PRO RATA, based on the Scheduled Principal Balances of the Mortgage Loans in each of the Mortgage Loan Groups;

                  (xi) to pay to the Master Servicer, as additional servicing compensation, any Excess Liquidation Proceeds;

                  (xii) to clear and terminate the Certificate Account; and

                  (xiii) to remove amounts deposited in error.

         On each Distribution Date, the Trustee shall make the following payments from the funds in the Certificate Account:

                  (i) First, the Trustee's Fees shall be paid to the Trustee;
         and

                  (ii) Second, the amount distributable to the Certificateholders shall be paid in accordance with the provisions set forth under "Description of the Certificates -- Distributions on the Certificates."

CERTAIN MATTERS REGARDING THE MASTER SERVICER

         The Agreement will provide that the Master Servicer may not resign from its obligations and duties thereunder, except upon determination that the performance of such duties is no longer permissible under applicable law. No such resignation will become effective until the Trustee or a successor has assumed the obligations and duties of the Master Servicer to the extent required under the Agreement. The Master Servicer, however, has the right, with the written consent of the Trustee (which consent will not be unreasonably withheld), to assign, sell or transfer its rights and delegate its duties and obligations under the Agreement; provided that the rating of the Certificates in effect immediately prior to such assignment, sale, transfer or delegation is not qualified, downgraded or withdrawn as a result of such assignment, sale, transfer or delegation and the purchaser or transferee accepting such assignment, sale, transfer or delegation (i) is qualified to service mortgage loans for FNMA or FHLMC, (ii) is reasonably satisfactory to the Trustee, (iii) has a net worth of not less than $10,000,000 and (iv) executes and delivers to the Trustee an agreement, in form and substance reasonably satisfactory to the Trustee, which contains an assumption by such purchaser or transferee of the due and punctual performance and observance of each covenant and condition to be performed or observed by the Master Servicer under the Agreement from and after the date of such agreement.

         The Agreement will further provide that neither the Master Servicer nor any of its directors, officers, employees and agents shall be under any liability to the Trustee, the Trust or the Certificateholders for taking any action or for refraining from taking any action in good faith pursuant to the Agreement, or for errors in judgment; PROVIDED, HOWEVER, that neither the Master Servicer nor any such person will be protected against any breach of warranties or representations made in the Agreement or any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties thereunder. The Agreement will further provide that the Master Servicer and its directors, officers, employees and agents are entitled to indemnification from the Certificate Account and will be held harmless thereby against any loss, liability or expense incurred in connection with any legal proceeding relating to the Agreement or the Certificates, other than any loss, liability or expense related to any specific Mortgage Loans (except as otherwise reimbursable under the Agreement) or incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. In addition, the Agreement will provide that the Master Servicer is under no obligation to appear in, prosecute or defend any legal action which is not incidental to its duties under the Agreement and which in its opinion may involve it in any expense or liability. The Master Servicer may, however, in its discretion undertake any such action which it may deem necessary or desirable in respect of the Agreement and the rights and duties of the parties thereto and the interests of the Certificateholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Trust and the Master Servicer will be entitled to be reimbursed therefor from the Certificate Account. Any such indemnification or reimbursement to the Master Servicer which is not specifically related to a Mortgage Loan Group shall be charged against the subaccounts of the Certificate Account PRO RATA based upon the respective outstanding principal amounts of the Mortgage Loans in each of the Mortgage Loan Groups.

         Any corporation into which the Master Servicer may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Master Servicer is a party, or any corporation succeeding to the business of the Master Servicer will be the successor of the Master Servicer under the Agreement, PROVIDED that any such successor to the Master Servicer shall be qualified to service Mortgage Loans on behalf of FNMA or FHLMC.

EVENTS OF DEFAULT

         "Events of Default" under the Agreement consist of (i) failure by the Master Servicer to cause to be deposited in the Certificate Account amounts required to be deposited by the Master Servicer pursuant to the Agreement, and such failure continues unremedied for two Business Days, (ii) failure by the Master Servicer to observe or perform in any material respect any other material covenants and agreements set forth in the Certificates or the Agreement to be performed by it, and such failure continues unremedied for 60 days after the date on which written notice of such failure has been given to the Master Servicer by the Trustee or to the Master Servicer and the Trustee by the holders of Certificates aggregating ownership of not less than 25% of the Trust, (iii) the entry against the Master Servicer of a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days, or the commencement of an involuntary case against the Master Servicer under any applicable insolvency or reorganization statute which case is not dismissed within 60 days, (iv) consent by the Master Servicer to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Master Servicer or substantially all of its property, admission by the Master Servicer in writing of its inability to pay its debts generally as they become due, filing of a petition to take advantage of any applicable insolvency or reorganization statute, any assignment for the benefit of its creditors, or voluntary suspension of payment of its obligations or (v) assignment or delegation by the Master Servicer of its duties or rights under the Agreement in contravention of the provisions permitting such assignment or delegation under the Agreement.

         In each and every such case, so long as such Event of Default with respect to the Master Servicer shall not have been remedied, the Trustee or the holders of Certificates aggregating ownership of not less than 51% of the Trust may in each case by notice in writing to the Master Servicer (and to the Trustee if given by such Certificateholders), with a copy to the Rating Agencies, terminate all of the rights and obligations (but not the liabilities) of the Master Servicer under the Agreement and in and to the Mortgage Loans serviced by the Master Servicer and the proceeds thereof. Upon the receipt by the Master Servicer of such written notice, all authority and power of the Master Servicer under the Agreement, whether with respect to the Certificates, the Mortgage Loans or under any other related agreements (but only to the extent that such other agreements relate to the Mortgage Loans) shall, subject to the provisions of the Agreement, automatically and without further action pass to and be vested in the Trustee.

         Upon the receipt by the Master Servicer of a notice of termination or an opinion of counsel to the effect that the Master Servicer is legally unable to act or to delegate its duties to a person which is legally able to act, the Trustee shall automatically become the successor in all respects to the Master Servicer in its capacity under the Agreement and the transactions set forth or provided for therein and shall thereafter be subject to all the responsibilities, duties, liabilities and limitations on liabilities relating thereto placed on the Master Servicer by the terms and provisions hereof; PROVIDED, HOWEVER, that the Trustee (i) shall be under no obligation to repurchase any Mortgage Loan; and (ii) shall have no obligation whatsoever with respect to any liability incurred by the Master Servicer at or prior to the time of receipt by such Master Servicer of such notice or of such opinion of counsel. As compensation therefor, the Trustee shall be entitled to all funds relating to the Mortgage Loans which the Master Servicer would have been entitled to retain if the Master Servicer had continued to act as such, except for those amounts due the Master Servicer as reimbursement for advances previously made. Notwithstanding the above, the Trustee may, if it shall be unwilling so to act, or shall, if it is legally unable so to act, appoint, or petition a court of competent jurisdiction to appoint, any established housing and home finance institution which is a FNMA or FHLMC approved servicer having a net worth of not less than $10,000,000, as the successor to the Master Servicer under the Agreement in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer under the Agreement. Pending appointment of a successor to the Master Servicer under the Agreement, the Trustee shall act in such capacity as provided under the Agreement. In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree; PROVIDED, HOWEVER, that no such compensation shall be in excess of that permitted the Trustee as provided above, and that such successor shall undertake and assume the obligations of the Trustee to pay compensation to any third person acting as an agent or independent contractor in the performance of master servicing responsibilities under the Agreement.

MONTHLY ADVANCES

         If the scheduled payment on a Mortgage Loan which was due on a related Due Date and is delinquent other than as a result of application of the Relief Act exceeds the amount deposited in the appropriate subaccount of the Certificate Account which will be used for a Certificate Account Advance (as defined below) with respect to such Mortgage Loan, the Master Servicer will deposit in the appropriate subaccount of the Certificate Account not later than the Business Day immediately preceding the Distribution Date an amount equal to such deficiency net of the related Master Servicing Fee except to the extent the Master Servicer determines any such advance to be nonrecoverable from Liquidation Proceeds, Insurance Proceeds or from future payments on the Mortgage Loan for which such advance was made. Subject to the foregoing, such advances will be made through liquidation of the related Mortgaged Property. Any amount used as a Certificate Account Advance shall be replaced by the Master Servicer by deposit in the appropriate subaccount of the Certificate Account on or before any future date to the extent that funds in the appropriate subaccount of the Certificate Account on such date are less than the amount required to be transferred to the appropriate subaccount of the Certificate Account. If applicable, on the fifth Business Day preceding each Distribution Date, the Master Servicer shall present an Officer's Certificate to the Trustee (i) stating that the Master Servicer elects not to make a Monthly Advance in a stated amount and (ii) detailing the reason it deems the advance to be nonrecoverable.

         As of any Determination Date, a "Certificate Account Advance" is the amount on deposit in a Protected Account or another permitted account which is not required to be transferred to the Certificate Account for distribution during the calendar month in which such Determination Date occurs but which is used to make a distribution to Certificateholders during such calendar month on account of scheduled payments on the Mortgage Loans due on the Due Date for such month not being paid on or before the Determination Date except insofar as such unpaid amounts are the result of application of the Relief Act.

REPORTS TO CERTIFICATEHOLDERS

         On each Distribution Date, a written report will be provided to each holder of Certificates setting forth certain information with respect to the composition of the payment being made, the Current Principal Amount or Notional Amount of an individual Certificate following the payment and certain other information relating to the Certificates and the Mortgage Loans.

TERMINATION

         The obligations of the Master Servicer and the Trustee created by the Agreement will terminate upon (i) the later of the making of the final payment or other liquidation, or any advance with respect thereto, of the last Mortgage Loan subject thereto or the disposition of all property acquired upon foreclosure or acceptance of a deed in lieu of foreclosure of any such Mortgage Loans and (ii) the payment to Certificateholders of all amounts required to be paid to them pursuant to such Agreement.

         On any Distribution Date on which the aggregate unpaid principal balance of the Mortgage Loans is less than 1% of the aggregate Cut-off Date Scheduled Principal Balance of the Mortgage Loans, BSMSI or its designee may repurchase from the Trust all Mortgage Loans remaining outstanding at a purchase price equal to (a) the unpaid principal balance of such Mortgage Loans (other than Mortgage Loans related to REO Property), net of the principal portion of any unreimbursed Monthly Advances made by the purchaser, plus accrued but unpaid interest thereon at the applicable Mortgage Rate to the next Due Date, plus (b) the appraised value of any REO Property (but not more than the unpaid principal balance of the related Mortgage Loan, together with accrued but unpaid interest on that balance at the applicable Mortgage Rate to the next Due Date), less the good faith estimate of the Master Servicer of liquidation expenses to be incurred in connection with its disposal thereof. The Trust may also be terminated and the Certificates retired on any Distribution Date upon BSMSI's determination, based upon an opinion of counsel, that the real estate mortgage investment conduit status of either of the REMICs has been lost or that a substantial risk exists that such status will be lost for the then current taxable year. Upon termination, the holders of will receive the Current Principal Amount of their Certificates, if any, and accrued but unpaid interest.

THE TRUSTEE

         The Trustee may resign at any time, in which event the Master Servicer will be obligated to appoint a successor Trustee. The Master Servicer may also remove the Trustee if the Trustee ceases to be eligible to continue as such under the Agreement or if the Trustee becomes incapable of acting, bankrupt, insolvent or if a receiver or public officer takes charge of the Trustee or its property. Upon becoming aware of such circumstances, the Master Servicer will be entitled to appoint a successor Trustee. The Trustee may also be removed at any time by the holders of Certificates evidencing ownership of not less than 51% of the Trust. In the event that the Certificateholders remove the Trustee, the compensation of any successor Trustee shall be paid by the Certificateholders to the extent that such compensation exceeds the amount agreed to by the Master Servicer and the Trustee. Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until acceptance of the appointment by the successor Trustee.


                        FEDERAL INCOME TAX CONSIDERATIONS


         An election will be made to treat the Mortgage Loans and certain assets owned by the Trust as a REMIC ('REMIC II") for federal income tax purposes. REMIC II will issue "regular interests" and one "residual interest." An election will be made to treat the "regular interests" in REMIC II and certain other assets owned by the Trust as a REMIC ("REMIC I"). The Certificates (other than the Class R-1 and Class R-2 Certificates) will be designated as regular interests in REMIC I and are herein referred to as "Regular Certificates" or "REMIC Regular Certificates". The Class R-2 Certificate will be designated as the residual interest in REMIC II and the Class R-1 Certificate will be designated as the residual interest in REMIC I (collectively, the "Residual Certificates" or the "REMIC Residual Certificates"). All Certificateholders are advised to see "Certain Federal Income Tax Consequences" in the Prospectus for a discussion of the anticipated federal income tax consequences of the purchase, ownership and disposition of the REMIC Regular Certificates and the REMIC Residual Certificates.

         Because the REMIC Regular Certificates will be considered REMIC regular interests, they generally will be taxable as debt obligations under the Internal Revenue Code of 1986, as amended (the "Code"), and interest paid or accrued on the Regular Certificates, including original issue discount with respect to any Regular Certificates issued with original issue discount, will be taxable to Certificateholders in accordance with the accrual method of accounting. The Class X and Class 3-X Certificates will be issued with original issue discount. Some or all of the other Classes of Regular Certificates may have original issue discount. See "Certain Federal Income Tax Consequences--REMIC Regular Certificates -- Current Income on REMIC Regular Certificates -- Original Issue Discount" in the Prospectus. All purchasers of REMIC Regular Certificates are urged to consult their tax advisors for advice regarding the effect, if any, of the OID Regulations on the purchase of the Regular Certificates. The prepayment assumption that will be used in determining the rate of accrual of original issue discount with respect to the Group 1 and Group 2 Certificates is 15% CPR and with respect to the Group 3 Certificates is 18% CPR. The prepayment assumption represents a rate of payment of unscheduled principal on a pool of mortgage loans, expressed as an annualized percentage of the outstanding principal balance of such mortgage loans at the beginning of each period. However, no representation is made as to the rate at which prepayments actually will occur. In addition, other Classes of Regular Certificates may be treated as having been issued at a premium. See "Certain Federal Income Tax Consequences -- REMIC Regular Certificates -- Premium" in the Prospectus.

         The Residual Certificates generally will not be treated as evidences of indebtedness for federal income tax purposes. Instead, the Residual Certificates will be considered as residual interests in a REMIC, representing rights to the taxable income or net loss of REMIC I (in the case of the Class R-1 Certificates) or REMIC II (in the case of the Class R-2 Certificates). Holders of the Residual Certificates will be required to report and will be taxed on their

PRO RATA share of such income or loss, and such reporting requirements will continue until there are no Certificates of any Class outstanding, even though holders of Residual Certificates previously may have received full payment of any stated interest and principal. The taxable income of holders of the Residual Certificates attributable to the Residual Certificates may exceed any principal and interest payments received by such Certificateholders during the corresponding period, which would result in a negligible (or even negative) after-tax return, in certain circumstances.

         The Offered Certificates (including the Residual Certificates) will be treated as "regular" or "residual interests in a REMIC" for domestic building and loan associations, and "real estate assets" for real estate investment trusts ("REITs"), subject to the limitations described in "Certain Federal Income Tax Consequences -- REMIC Certificates -- Status of REMIC Certificates" in the Prospectus. Similarly, interest on such Certificates will be considered "interest on obligations secured by mortgages on real property" for REITs, subject to the limitations described in "Certain Federal Income Tax Consequences -- REMIC Certificates -- Status of REMIC Certificates" in the Prospectus.

         Recently issued Treasury regulations (the "Final Withholding Regulations,") which are generally effective with respect to payments made after December 31, 1998, consolidate and modify the current certification requirements and means by which a holder may claim exemption from United States federal income tax withholding and provide certain presumptions regarding the status of holders when payment to the holder cannot be reliably associated with appropriate documentation provided to the payer. To avoid backup withholding with respect to payments made after December 31, 1998, holders of Certificates will be required to provide certification, if applicable, that complies with the procedures in the Final Withholding Regulations by the first payment date after the effective date of those regulations, subject to certain transitional rules. Because the application of the Final Withholding Regulations will vary depending on a holder's particular circumstances, all holders are urged to consult their own tax advisors regarding the application of the Final Withholding Regulations to them.

                              ERISA CONSIDERATIONS

         A fiduciary of a pension, profit-sharing, retirement or other employee benefit plan subject to Title I of ERISA, should consider the fiduciary standards under ERISA in the context of the plan's particular circumstances before authorizing an investment of a portion of such plan's assets in the Certificates. Accordingly, pursuant to Section 404 of ERISA, such fiduciary should consider among other factors (i) whether the investment is for the exclusive benefit of plan participants and their beneficiaries; (ii) whether the investment satisfies the applicable diversification requirements; (iii) whether the investment is in accordance with the documents and instruments governing the plan; and (iv) whether the investment is prudent, considering the nature of the investment. Fiduciaries of plans also should consider ERISA's prohibition on improper delegation of control over, or responsibility for, plan assets.

         In addition, benefit plans subject to ERISA, as well as individual retirement accounts or certain types of Keogh plans not subject to ERISA but subject to Section 4975 of the Code (each, a "Plan"), are prohibited from engaging in a broad range of transactions involving Plan assets and persons having certain specified relationships to a Plan ("parties in interest" and "disqualified persons"). Such transactions are treated as "prohibited transactions" under Sections 406 of ERISA and excise taxes are imposed upon such persons by Section 4975 of the Code. BSMSI, the Underwriter, the Master Servicer or other servicer, the Trustee, and certain of their affiliates might be considered "parties in interest" or "disqualified persons" with respect to a Plan. If so, the acquisition, holding or disposition of Certificates by or on behalf of such Plan could be considered to give rise to a "prohibited transaction" within the meaning of ERISA and the Code unless an exemption is available. Furthermore, if an investing Plan's assets were deemed to include the Mortgage Loans and not merely an interest in the Certificates, transactions occurring in the management of Mortgage Loans might constitute prohibited transactions and the fiduciary investment standards of ERISA could apply to the assets of the Trust Fund, unless an administrative exemption applies.

         In DOL Regulation ss.2510.3-101 (the "Regulation"), the U.S. Department of Labor has defined what constitutes Plan assets for purposes of ERISA and
Section 4975 of the Code. The Regulation provides that if a Plan makes an investment in an "equity interest" in an entity, the assets of the entity will be considered the assets of such Plan unless certain exceptions apply. BSMSI can give no assurance that the Certificates will qualify for any of the exceptions under the Regulation. As a result, the Mortgage Loans may be considered the assets of any Plan which acquires a Certificate. In particular, investors that are insurance companies should consult with their legal counsel with respect to the United States Supreme Court case, JOHN HANCOCK MUTUAL LIFE INSURANCE CO. V. HARRIS TRUST AND SAVINGS BANK, 114 S.Ct. 517 (1993). In JOHN HANCOCK, the Supreme Court ruled that assets held in an insurance company's general account may be deemed to be plan assets under certain circumstances. Investors should analyze whether that decision or recent federal legislation enacted affecting insurance company general accounts (see Section 1460 of the Small Business Job Protection Act of 1996) may have an impact with respect to purchases of Certificates.

         Prohibited Transaction Exemption 90-30 (the "Exemption") will generally be met with respect to the Class 1-A, Class 2-A and Class 3-A Certificates except for those conditions which are dependent on facts unknown to BSMSI or which it cannot control, such as those relating to the circumstances of the Plan purchaser or the Plan fiduciary making the decision to purchase such Certificates. However, before purchasing a Class 1-A, Class 2-A or Class 3-A Certificates, a fiduciary of a Plan should make its own determination as to the availability of exemptive relief provided by the Exemption or the availability of any other prohibited transaction exemptions, and whether the conditions of any such exemption will be applicable to such Certificates. See "ERISA Considerations" in the Prospectus.

         Certificates, other than the Class 1-A, Class 2-A and Class 3-A Certificates, are not eligible for exemptive relief under the Exemption, and therefore, may not be acquired by a purchaser which is acquiring such Certificates directly or indirectly for, or on behalf of, a Plan, which will be deemed represented by an Owner of a Book-Entry Certificate and will be evidenced by a certification to such effect by or on behalf of a holder of a Physical Certificate.

         Any Plan fiduciary which proposes to cause a Plan to purchase Certificates should consult with its own counsel with respect to the potential consequences under ERISA and the Code of the Plan's acquisition and ownership of the Certificates. Assets of a Plan should not be invested in the Certificates unless it is clear that a prohibited transaction exemption will apply and exempt all potential prohibited transactions.

         A governmental plan as defined in Section 3(32) of ERISA is not subject to ERISA, or Code Section 4975. However, such governmental plan may be subject to Federal, state and local law, which is, to a material extent, similar to the provisions of ERISA or a Code Section 4975 ("Similar Law"). A fiduciary of a governmental plan should make its own determination as to the propriety of such investment under applicable fiduciary or other investment standards, and the need for and the availability of any exemptive relief under any Similar Law.

                                LEGAL INVESTMENT

         The Senior Certificates and the Class B-1 and Class 3-B-1 Certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA") for so long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization, and, as such, will be legal investments for certain entities to the extent provided in SMMEA, subject to state laws overriding SMMEA. Certain states have enacted legislation overriding the legal investment provisions of SMMEA. The remaining Classes of Certificates will NOT constitute "mortgage related securities" under SMMEA the Non-SMMEA Certificates. The appropriate characterization of the Non-SMMEA Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase Non-SMMEA Certificates, may be subject to significant interpretive uncertainties.

         All investors whose investment activities are subject to legal investment laws and regulations or to review by certain regulatory authorities may be subject to restrictions on investment in the Certificates. Any such institution should consult its own legal advisors in determining whether and to what extent there may be restrictions on its ability to invest in the Certificates. See "Legal Investment" In the Prospectus.


                      RESTRICTIONS ON PURCHASE AND TRANSFER
                          OF THE RESIDUAL CERTIFICATES

         The Residual Certificates are not offered for sale to any investor that is a "disqualified organization" as described in "Certain Federal Income Tax Consequences -- Transfers of REMIC Residual Certificates -- Tax on Disposition of REMIC Residual Certificates" and "-- Restrictions on Transfer; Holding by Pass-Through Entities" in the Prospectus.

         A Residual Certificate (or interests therein) may not be transferred without the prior express written consent of the holder of such Residual Certificate as "Tax Matters Person" as defined in the Code or by Bankers Trust Company of California, acting as agent for the Tax Matters Person. The Tax Matters Person or its agent will not give its consent to any proposed transfer to a disqualified organization. As a prerequisite to such consent to any other transfer, the proposed transferee must provide the Tax Matters Person and the Trustee with an affidavit that the proposed transferee is not a disqualified organization (and, unless the Tax Matters Person or its agent consents to the transfer to a person who is not a U.S. Person (as defined below), an affidavit that it is a U.S. Person). Notwithstanding the fulfillment of the prerequisites described above, the Tax Matters Person or its agent may withhold its consent to a transfer, but only to the extent necessary to avoid a risk of REMIC disqualification or REMIC-level tax. In the event that legislation is enacted which would subject the Trust to tax (or disqualify the REMIC as a REMIC) on the transfer of an interest in the Residual Certificate to any other person or persons, the Tax Matters Person may, without action on the part of Holders, amend the Agreement to restrict or prohibit prospectively such transfer. A transfer in violation of the restrictions set forth herein may subject a Residual Certificateholder to taxation. See "Certain Federal Income Tax Consequences -- REMIC Residual Certificates -- Transfers of REMIC Residual Certificates -- Tax on Disposition of REMIC Residual Certificates" and "-- Restrictions on Transfer; Holding by Pass-Through Entities" in the Prospectus. Moreover, certain transfers of a Residual Certificate that are effective to transfer legal ownership may nevertheless be ineffective to transfer ownership for federal income tax purposes, if at the time of the transfer the Residual Certificate represents a "non-economic residual interest" as defined in the REMIC Regulations and if avoiding or impeding the assessment or collection of tax is a significant purpose of the transfer. See "Certain Federal Income Tax Consequences -- REMIC Residual Certificates --Transfers of REMIC Residual Certificates" and "-- Restrictions on Transfer; Holding by Pass-Through Entities" in the Prospectus. Further, unless the Tax Matters Person consents in writing (which consent may be withheld in the Tax Matters Person's sole discretion), a Residual Certificate (including a beneficial interest therein) may not be purchased by or transferred to any person who is not a "United States person," as such term is defined in Section 7701(a)(30) of the Code (a "U.S. Person").

                             METHOD OF DISTRIBUTION

         Subject to the terms and conditions set forth in the Underwriting Agreement, the Underwritten Certificates, are being purchased from BSMSI by the Underwriter upon issuance. The Underwriter is an affiliate of BSMSI. Distribution of such Certificates will be made from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The remaining Offered Certificates will be acquired by Liberty as partial payment for the Mortgage Loans. Proceeds to BSMSI are expected to be approximately 102.6% of the aggregate principal balance of the Offered Certificates, as of the Cut-off Date, plus accrued interest thereon, but before deducting expenses payable by BSMSI in connection with the Offered Certificates.

         In connection with the purchase and sale of the Underwritten Certificates, the Underwriter may be deemed to have received compensation from BSMSI in the form of an underwriting discount. BSMSI will indemnify the Underwriter against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments the Underwriter may be required to make in respect thereof.

                                  LEGAL MATTERS

         Certain legal matters relating to the Certificates will be passed upon for BSMSI and the Underwriter by Stroock & Stroock & Lavan LLP, New York, New York.

                                     RATING

         It is a condition to the issuance of each Class of Offered Certificates that it receives the ratings set forth below from Moody's and DCR.


                                               Rating
                                      -------------------------
 Class                                Moody's               DCR
-----------                           -------               ---
 Class 1-A                              Aaa                 AAA
 Class 2-A                              Aaa                 AAA
 Class X                                Aaa                 AAA
 Class B-1                              NR                   AA
 Class B-2                              NR                   A
 Class B-3                              NR                  BBB
 Class 3-A                              Aaa                 AAA
 Class 3-X                              Aaa                 AAA
 Class 3-B-1                            Aa2                  NR
 Class 3-B-2                            A2                   NR
 Class 3-B-3                            Baa2                 NR
 Class R-1                              Aaa                 AAA
 Class R-2                              Aaa                 AAA


         The ratings assigned by Moody's and DCR to mortgage pass-through certificates address the likelihood of the receipt of all distributions on the mortgage loans by the related Certificateholders under the agreements pursuant to which such certificates are issued. Moody's and DCR's ratings take into consideration the credit quality of the related mortgage pool, including any credit support providers, the structural and legal aspects associated with such certificates, and the extent to which the payment stream on the mortgage pool is adequate to make payments required by such certificates. Moody's and DCR's ratings on such certificates do not, however, constitute a statement regarding frequency of prepayments on the mortgage loans.

         The ratings of the Rating Agencies do not address the possibility that, as a result of principal prepayments (i) Certificateholders might suffer a lower than anticipated yield and (ii) if there is a rapid rate of principal payments (including principal prepayments) on the Mortgage Loans investors in the Class X and 3-X Certificates could fail to fully recover their investments. The ratings on the Class R-1 and R-2 Certificates address only the return of its principal balance and interest thereon.

         The ratings assigned to the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the Rating Agencies.

         BSMSI has not requested a rating of the Offered Certificates by any rating agency other than the Rating Agencies. However, there can be no assurance as to whether any other rating agency will rate the Offered Certificates or, in such event, what rating would be assigned to the Offered Certificates by such other rating agency. The ratings assigned by such other rating agency to the Offered Certificates may be lower than the ratings assigned by the Rating Agencies.

                              PRINCIPAL DEFINITIONS




                                                                                                               Page

1933 Act   ....................................................................................................S-4
1934 Act   ....................................................................................................S-4
Accrued Certificate Interest...................................................................................S-15
Aggregate Expense Rate.........................................................................................S-13
Agreement .....................................................................................................S-5
Allocable Share ...............................................................................................S-48
Assumed Final Distribution Date................................................................................S-53
Available Funds ...............................................................................................S-14
Balloon Mortgage Loan..........................................................................................S-32
Balloon Payment ...............................................................................................S-32
Bankruptcy Loss ...............................................................................................S-50
BOOK-ENTRY CERTIFICATES........................................................................................S-8
BPO ...........................................................................................................S-29
BSMSI .........................................................................................................S-2
Business Day ..................................................................................................S-38
Cede ..........................................................................................................S-37
Certificate Account............................................................................................S-68
Certificate Account Advance....................................................................................S-72
Certificate Owner .............................................................................................S-37
Certificate Register...........................................................................................S-39
Certificates ..................................................................................................S-1, 7
Class Prepayment Distribution Trigger..........................................................................S-49
Code ..........................................................................................................S-25, 73
Compensating Interest Payment..................................................................................S-16
Compensating Interest Payments.............................................................................S-44, 66
Convertible Mortgage Loan......................................................................................S-32
Cooperative Loan ..............................................................................................S-31
Cooperative Notes .............................................................................................S-31
Cost of Funds Index............................................................................................S-10
CPR ...........................................................................................................S-53
Credit Support Percentage......................................................................................S-47
Cross-Over Date ...............................................................................................S-15
Current Principal Amount.......................................................................................S-16
Cut-off Date    ...............................................................................................S-5
Cut-off Date Scheduled Principal Balance.......................................................................S-9
DCR ...........................................................................................................S-1
Debt Service Reduction.........................................................................................S-50
Defaulted Mortgage Loan........................................................................................S-66
Deferred Interest .............................................................................................S-33

                                      S-79





Deficient Valuation............................................................................................S-50
Definitive Certificates........................................................................................S-39
Depositor .....................................................................................................S-9
Determination Date.............................................................................................S-49
Distribution Date .............................................................................................S-2
DTC ...........................................................................................................S-37
Due Date ......................................................................................................S-13
Due Period ....................................................................................................S-13
ERISA .........................................................................................................S-25
Events of Default .............................................................................................S-70
Exemption .....................................................................................................S-26, 75
FDIC ..........................................................................................................S-35
FHLB ..........................................................................................................S-10
FHLMC .........................................................................................................S-35
Final Withholding Regulations..................................................................................S-74
FNMA ..........................................................................................................S-35
Gross Margin ..................................................................................................S-9
Group 1 Available Funds........................................................................................S-39
Group 1 Senior Prepayment Percentage Stepdown Limitation.......................................................S-46
GROUP 1-2 CERTIFICATES.........................................................................................S-8
Group 1-2 Original Subordinate Principal Balance...............................................................S-46
GROUP 1-2 SENIOR CERTIFICATES..................................................................................S-8
Group 1-2 Subordinate Certificate Writedown Amount.............................................................S-43
GROUP 1-2 SUBORDINATE CERTIFICATES.............................................................................S-8
Group 1-2 Subordinate Optimal Principal Amount.................................................................S-48
Group 2 Available Funds........................................................................................S-39
Group 2 Senior Prepayment Percentage Stepdown Limitation.......................................................S-46
Group 3 Available Funds........................................................................................S-39
GROUP 3 CERTIFICATES...........................................................................................S-8
Group 3 Original Subordinate Principal Balance.................................................................S-47
GROUP 3 SENIOR CERTIFICATES....................................................................................S-8
Group 3 Senior Prepayment Percentage Stepdown Limitation.......................................................S-47
GROUP 3 SUBORDINATE CERTIFICATES...............................................................................S-8
Group 3 Subordinate Optimal Principal Amount...................................................................S-48
Group Available Funds..........................................................................................S-39
Group Senior Optimal Principal Amount..........................................................................S-44
Group 1 Senior Optimal Principal Amount........................................................................S-44
Group 2 Senior Optimal Principal Amount........................................................................S-44
Group 3 Senior Optimal Principal Amount........................................................................S-44
HUD    ........................................................................................................S-31
Index .........................................................................................................S-9
Indirect Participants..........................................................................................S-38
Insurance Proceeds.............................................................................................S-49

                                      S-80




Interest Accrual Period........................................................................................S-15
Interest Adjustment Date.......................................................................................S-32
Interest Shortfall.............................................................................................S-43
Liberty .......................................................................................................S-2, 29
Liquidated Mortgage Loan.......................................................................................S-50
Liquidation Proceeds...........................................................................................S-50
LLSI ..........................................................................................................S-5
Loss Allocation Limitation.....................................................................................S-50
Master Servicer ...............................................................................................S-5
Master Servicing Fee...........................................................................................S-66
Material Defect ...............................................................................................S-61
Maximum Lifetime Mortgage Rate.................................................................................S-9, 21
Minimum Lifetime Mortgage Rate.................................................................................S-9, 21
Monthly Advance ...............................................................................................S-19
Monthly Payment ...............................................................................................S-32
Moody's .......................................................................................................S-1
Mortgage File .................................................................................................S-60
Mortgage Loan Group............................................................................................S-2, 10
Mortgage Loan Group 1..........................................................................................S-2
Mortgage Loan Group 2..........................................................................................S-2
Mortgage Loan Group 3..........................................................................................S-2
Mortgage Loans ................................................................................................S-31
Mortgage Pool  ................................................................................................S-9
Mortgage Rate  ................................................................................................S-9
Mortgaged Property.............................................................................................S-2
Mortgagor .....................................................................................................S-10
Multifamily Mortgage Loans.....................................................................................S-31
Net Interest Shortfalls....................................................................................S-44, 66
Net Liquidation Proceeds.......................................................................................S-50
Net Rate ......................................................................................................S-13
Non-SMMEA Certificates.........................................................................................S-28
Offered Certificates.........................................................................................S-1, 8
One-Year Constant Maturity Treasury Index.......................................................................S-9
Other Certificates...........................................................................................S-7, 8
Outstanding Principal Balance..................................................................................S-61
Participants ..................................................................................................S-38
Pass-Through Rate .............................................................................................S-14
Payment Decrease Maximum.......................................................................................S-33
Payment Increase Maximum.......................................................................................S-33
Percent of Initial Principal Amount Outstanding................................................................S-54
Permitted Investments..........................................................................................S-64
PHYSICAL CERTIFICATES..........................................................................................S-8
Plan(s) .......................................................................................................S-26

                                      S-81



Prepayment Period .............................................................................................S-14
Primary Mortgage Insurance Policy..............................................................................S-49
Principal Prepayment...........................................................................................S-49
Protected Account .............................................................................................S-37, 67
Rating Agencies ...............................................................................................S-27
Realized Loss .................................................................................................S-49
Record Date ...................................................................................................S-13
REGULAR CERTIFICATES....................................................................................S-8, 25, 73
Regulation ....................................................................................................S-74
REITs .........................................................................................................S-74
Relief Act ....................................................................................................S-43
REMIC .........................................................................................................S-3
REMIC I .................................................................................................. S-25, 73
REMIC II .....................................................................................................S-25
REMIC Regular Certificates.................................................................................S-25, 73
REMIC Residual Certificates................................................................................S-25, 73
REO Property ..................................................................................................S-35
Repurchase Price ..............................................................................................S-61
Repurchase Proceeds............................................................................................S-49
RESIDUAL CERTIFICATES...................................................................................S-8, 25, 73
RTC ...........................................................................................................S-35
Rules .........................................................................................................S-38
Scheduled Principal Balance....................................................................................S-13
Seller......................................................................................................S-2, 29
SENIOR CERTIFICATES.........................................................................................S-8, 14
Senior Percentage .............................................................................................S-45
Senior Prepayment Percentage...................................................................................S-45
Servicing Account .............................................................................................S-64
SMMEA .....................................................................................................S-27, 75
SUBORDINATE CERTIFICATE GROUP..................................................................................S-8
Subordinate Certificate Writedown Amount.......................................................................S-43
SUBORDINATE CERTIFICATES.......................................................................................S-8
Subordinate Optimal Principal Amount...........................................................................S-48
Subordinate Prepayment Percentage..............................................................................S-47
Tax Matters Person.........................................................................................S-26, 76
Trust .........................................................................................................S-2
Trust Assets ..................................................................................................S-26
Trustee .......................................................................................................S-5
Two Times Test ................................................................................................S-47
U.S. Person ...................................................................................................S-76
Underwriter ...................................................................................................S-1
Underwritten Certificates......................................................................................S-1

                                                                         ANNEX A


                 CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

      The description herein of the Mortgage Loans and the Mortgage Loan Groups is based upon estimates of the composition thereof as of the Cut-off Date, as adjusted to reflect the Scheduled Principal Balances as of the Cut-off Date. Prior to the issuance of the Certificates, Mortgage Loans may be removed as a result of (i) Principal Prepayments thereof in full prior to December 1, 1997,
(ii) requirements of Moody's or DCR or (iii) delinquencies or otherwise. In any such event, other mortgage loans may be included in the Trust. BSMSI believes that the estimated information set forth herein with respect to the Mortgage Loans and the Mortgage Loan Groups as presently constituted is representative of the characteristics thereof at the time the Certificates are issued, although certain characteristics of the Mortgage Loans and the Mortgage Loan Groups may vary.


     ORIGINAL PRINCIPAL BALANCES OF MORTGAGE LOANS IN MORTGAGE LOAN GROUP 1
                               AVERAGE: $64,796



                                                  AGGREGATE
                                NUMBER OF     PRINCIPAL BALANCE        % OF
                                 MORTGAGE     OUTSTANDING AS OF      MORTGAGE
ORIGINAL PRINCIPAL BALANCE*     LOANS         CUT-OFF DATE          LOAN GROUP
-----------------------------   -----------   -------------------   -----------
$50,000 or less  ............      1,597         $ 51,396,219          25.58%
$50,001--$100,000............      1,359           84,889,289          42.24
$100,001--$150,000  .........        355           39,361,059          19.59
$150,001--$200,000  .........        127           20,148,050          10.03
$200,001--$300,000  .........         27            5,154,461           2.57
                                   -----         ------------         ------
    Total  ..................      3,465         $200,949,077         100.00%
                                   =====         ============         ======

----------
* The table reflects principal balances at time of origination or any later modification or assumption of the Mortgage Loans.

      UNPAID PRINCIPAL BALANCES OF MORTGAGE LOANS IN MORTGAGE LOAN GROUP 1
                               AVERAGE: $57,994



                                                                  AGGREGATE
                                                NUMBER OF     PRINCIPAL BALANCE        % OF
                                                 MORTGAGE     OUTSTANDING AS OF      MORTGAGE
UNPAID PRINCIPAL BALANCE AS OF CUT-OFF DATE     LOANS         CUT-OFF DATE          LOAN GROUP
---------------------------------------------   -----------   -------------------   -----------
$50,000 or less..............................      1,854         $ 62,311,940          31.01%
$50,001--$100,000 ...........................      1,193           81,614,556          40.62
$100,001--$150,000...........................        300           36,309,351          18.07
$150,001--$200,000...........................        112           19,237,635           9.57
$200,001--$300,000...........................          6            1,475,595           0.73
                                                   -----         ------------         ------
    Total   .................................      3,465         $200,949,077         100.00%
                                                   =====         ============         ======

MORTGAGE INTEREST RATES AS OF THE CUT-OFF DATE OF MORTGAGE LOANS IN MORTGAGE
                                 LOAN GROUP 1
                           WEIGHTED AVERAGE: 9.293%

                                              AGGREGATE
                            NUMBER OF     PRINCIPAL BALANCE        % OF
                             MORTGAGE     OUTSTANDING AS OF      MORTGAGE
MORTGAGE INTEREST RATE      LOANS         CUT-OFF DATE          LOAN GROUP
-------------------------   -----------   -------------------   -----------
Less than 6.00% .........          3         $    401,948           0.20%
 6.00% -- 6.49% .........         18            1,493,021           0.74
 6.50% -- 6.99% .........         53            5,482,664           2.73
 7.00% -- 7.49% .........        113            8,350,486           4.16
 7.50% -- 7.99% .........        189           16,810,251           8.37
 8.00% -- 8.49% .........        264           20,565,004          10.23
 8.50% -- 8.99% .........        404           25,749,346          12.81
 9.00% -- 9.49% .........        338           18,485,884           9.20
 9.50% -- 9.99% .........        922           48,021,797          23.90
10.00% -- 10.49%   ......        467           23,118,817          11.50
10.50% -- 10.99%   ......        263           14,167,528           7.05
11.00% -- 11.49%   ......        112            5,881,258           2.93
11.50% -- 11.99%   ......         71            3,257,096           1.62
12.00% -- 12.49%   ......        122            4,424,306           2.20
12.50% -- 12.99%   ......         40            1,541,973           0.77
13.00% -- 13.99%   ......         46            1,696,489           0.84
14.00% or greater  ......         40            1,501,211           0.75
                                 ---         ------------         ------
    Total ...............      3,465         $200,949,077         100.00%
                               =====         ============         ======

LOAN-TO-VALUE RATIOS AT ORIGINATION OF MORTGAGE LOANS IN MORTGAGE LOAN GROUP 1
                           WEIGHTED AVERAGE: 83.63%

                                                    AGGREGATE
                                  NUMBER OF     PRINCIPAL BALANCE        % OF
                                   MORTGAGE     OUTSTANDING AS OF      MORTGAGE
LOAN-TO-VALUE AT ORIGINATION*     LOANS         CUT-OFF DATE          LOAN GROUP
-------------------------------   -----------   -------------------   -----------
 50.00% or less ...............        202         $  9,868,425           4.91%
 50.01% -- 55.00%  ............         59            3,203,954           1.59
 55.01% -- 60.00%  ............         73            4,120,351           2.05
 60.01% -- 65.00%  ............        103            5,790,597           2.88
 65.01% -- 70.00%  ............        176           10,372,295           5.16
 70.01% -- 75.00%  ............        203           14,010,238           6.97
 75.01% -- 80.00%  ............        444           30,381,612          15.12
 80.01% -- 85.00%  ............        344           19,860,466           9.88
 85.01% -- 90.00%  ............        671           41,006,335          20.41
 90.01% -- 95.00%  ............        362           21,366,393          10.63
 95.01% -- 100.00% ............        577           26,094,219          12.99
100.01% -- 105.00% ............        148            8,581,154           4.27
105.01% -- 110.00% ............         38            2,322,382           1.16
110.01% -- 115.00% ............         21            1,044,916           0.52
115.01% -- 120.00% ............         27            1,835,009           0.91
120.01% -- 125.00% ............         17            1,090,730           0.54
                                       ---         ------------         ------
    Total .....................      3,465         $200,949,077         100.00%
                                     =====         ============         ======

----------
* For purpose of the table, the Loan-to-Value Ratio generally was determined based on the ratio of the principal amount of the Mortgage Loan at origination to the lesser of (i) the sales price for the related Mortgaged Property or (ii) the appraised value, in each case, at the time of origination or, in certain cases, at the time of modification or assumption of the Mortgage Loan, except that in instances where either (i) or (ii) was unavailable, the other was used, or with respect to approximately 9.56% of the Mortgage Loans, both (i) and (ii) were unavailable, the Loan-to-Value Ratio was determined based on the ratio of the Cut-Off Date Scheduled Principal Balance of the Mortgage Loan to a statistical BPO value obtained subsequent to October 20, 1997.

CURRENT LOAN BALANCE TO ORIGINAL VALUE OF MORTGAGE LOANS IN MORTGAGE LOAN GROUP
                                       1
                           WEIGHTED AVERAGE: 76.91%

                                                              AGGREGATE
                                            NUMBER OF     PRINCIPAL BALANCE        % OF
                                             MORTGAGE     OUTSTANDING AS OF      MORTGAGE
CURRENT LOAN BALANCE TO ORIGINAL VALUE*     LOANS         CUT-OFF DATE          LOAN GROUP
-----------------------------------------   -----------   -------------------   -----------
 50.00% or less  ........................        334         $ 15,207,089           7.57%
 50.01% -- 55.00%   .....................        122            5,811,937           2.89
 55.01% -- 60.00%   .....................        162            7,666,952           3.82
 60.01% -- 65.00%   .....................        187           10,089,963           5.02
 65.01% -- 70.00%   .....................        273           15,460,557           7.69
 70.01% -- 75.00%   .....................        306           19,515,308           9.71
 75.01% -- 80.00%   .....................        353           24,551,724          12.22
 80.01% -- 85.00%   .....................        525           31,989,770          15.92
 85.01% -- 90.00%   .....................        605           36,425,008          18.13
 90.01% -- 95.00%   .....................        372           20,090,925          10.00
 95.01% -- 100.00%  .....................        146            8,610,689           4.29
100.01% -- 105.00%  .....................         28            1,852,203           0.92
105.01% -- 110.00%  .....................         22            1,510,550           0.75
110.01% -- 115.00%  .....................         14              752,474           0.37
115.01% -- 120.00%  .....................         11            1,009,729           0.50
120.01% -- 125.00%  .....................          5              404,199           0.20
                                                 ---         ------------         ------
    Total  ..............................      3,465         $200,949,077         100.00%
                                               =====         ============         ======

----------
* For purpose of the table, the Current Loan Balance-to-Original Value Ratio generally was determined based on the ratio of the Cut-Off Date Scheduled Principal Balance of the Mortgage Loan to the lesser of (i) the sales price for the related Mortgaged Property or (ii) the appraised value, in each case, at the time of origination or, in certain cases, at the time of modification or assumption of the Mortgage Loan, except that in instances where either (i) or (ii) was unavailable, the other was used, or with respect to approximately 9.56% of the Mortgage Loans, both (i) and (ii) were unavailable, the Current Loan Balance-to-Original Value Ratio was determined based on the ratio of the Cut-Off Date Scheduled Principal Balance to a statistical BPO value obtained subsequent to October 20, 1997.

        PROPERTY TYPES OF MORTGAGED PROPERTIES IN MORTGAGE LOAN GROUP 1



                                                      AGGREGATE
                                    NUMBER OF     PRINCIPAL BALANCE        % OF
                                     MORTGAGE     OUTSTANDING AS OF      MORTGAGE
PROPERTY TYPE                       LOANS         CUT-OFF DATE          LOAN GROUP
---------------------------------   -----------   -------------------   -----------
Single Family  ..................      2,279         $129,963,317          64.67%
Condominium / Cooperative  ......        637           35,890,549          17.86
Planned Unit Development   ......         26            1,179,690           0.59
Two Family-to-Four Family  ......        430           28,102,040          13.98
Townhouse   .....................         71            4,892,580           2.43
Manufactured Housing ............         22              920,901           0.46
                                       -----         ------------         ------
    Total   .....................      3,465         $200,949,077         100.00%
                                       =====         ============         ======

       OCCUPANCY STATUS OF MORTGAGED PROPERTIES IN MORTGAGE LOAN GROUP 1



                                              AGGREGATE
                            NUMBER OF     PRINCIPAL BALANCE        % OF
                             MORTGAGE     OUTSTANDING AS OF      MORTGAGE
OCCUPANCY STATUS*           LOANS         CUT-OFF DATE          LOAN GROUP
-------------------------   -----------   -------------------   -----------
Owner Occupied  .........     2,185          $129,487,556          64.44%
Investor Property  ......     1,280            71,461,521          35.56
                              -----          ------------         ------
    Total ...............     3,465          $200,949,077         100.00%
                              =====          ============         ======

----------
* The determination of occupancy status will have been based solely on the Borrower's representation at the time of origination. In certain cases, information as to the occupancy status was not available in the files for the applicable Mortgage Loan. In such cases, efforts were made to collect such information from other sources.

           ORIGINAL TERMS OF MORTGAGE LOANS IN MORTGAGE LOAN GROUP 1
                         WEIGHTED AVERAGE: 288 MONTHS



                                                  AGGREGATE
                                NUMBER OF     PRINCIPAL BALANCE        % OF
                                 MORTGAGE     OUTSTANDING AS OF      MORTGAGE
ORIGINAL TERM*                  LOANS         CUT-OFF DATE          LOAN GROUP
-----------------------------   -----------   -------------------   -----------
Up to 180 Months ............        994         $ 53,235,851          26.49%
181 -- 359 Months   .........        647           33,537,338          16.69
360 Months ..................      1,769          109,870,184          54.68
361 Months or greater  ......         55            4,305,704           2.14
                                   -----         ------------         ------
    Total  ..................      3,465         $200,949,077         100.00%
                                   =====         ============         ======

----------
* The table reflects original terms at time of origination or any later modification of the Mortgage Loans.

        YEARS OF ORIGINATION OF MORTGAGE LOANS IN MORTGAGE LOAN GROUP 1
                     WEIGHTED AVERAGE SEASONING: 85 MONTHS



                                          AGGREGATE
                        NUMBER OF     PRINCIPAL BALANCE        % OF
                         MORTGAGE     OUTSTANDING AS OF      MORTGAGE
YEAR OF ORIGINATION     LOANS         CUT-OFF DATE          LOAN GROUP
---------------------   -----------   -------------------   -----------
Prior to 1987  ......        787         $ 33,730,788          16.79%
1987  ...............        234           13,184,036           6.56
1988  ...............        258           15,205,210           7.57
1989  ...............        202           15,531,906           7.73
1990  ...............        198           13,563,337           6.75
1991  ...............        166            9,119,248           4.54
1992  ...............        164           10,361,255           5.16
1993  ...............        250           17,976,400           8.95
1994  ...............        594           36,984,731          18.41
1995  ...............        410           24,423,109          12.15
1996  ...............        200           10,671,397           5.31
1997  ...............          2              197,661           0.10
                             ---         ------------         ------
    Total   .........      3,465         $200,949,077         100.00%
                           =====         ============         ======

STATED REMAINING MONTHS TO MATURITY OF MORTGAGE LOANS IN MORTGAGE LOAN GROUP 1
                         WEIGHTED AVERAGE: 214 MONTHS



                                                           AGGREGATE
                                         NUMBER OF     PRINCIPAL BALANCE        % OF
                                          MORTGAGE     OUTSTANDING AS OF      MORTGAGE
MONTHS REMAINING AS OF CUT-OFF DATE*     LOANS         CUT-OFF DATE          LOAN GROUP
--------------------------------------   -----------   -------------------   -----------
Less than 60 Months ..................        132         $  8,959,103           4.46%
 60 -- 119 Months   ..................        804           38,529,704          19.17
120 -- 179 Months   ..................        543           21,575,480          10.74
180 -- 239 Months   ..................        628           33,314,609          16.58
240 -- 299 Months   ..................        720           49,110,841          24.44
300 -- 359 Months   ..................        633           48,826,563          24.30
360 Months or greater  ...............          5              632,776           0.31
                                              ---         ------------         ------
    Total  ...........................      3,465         $200,949,077         100.00%
                                            =====         ============         ======

----------
* The data in this table reflects the remaining months to maturity based on the stated maturity of the Mortgage Loans, which gives effect to any Balloon Payments at the end of the term of the Mortgage Loans.

         AMORTIZATION TYPE OF MORTGAGE LOANS IN MORTGAGE LOAN GROUP 1



                                             AGGREGATE
                           NUMBER OF     PRINCIPAL BALANCE        % OF
                            MORTGAGE     OUTSTANDING AS OF      MORTGAGE
AMORTIZATION TYPE          LOANS         CUT-OFF DATE          LOAN GROUP
------------------------   -----------   -------------------   -----------
Balloon  ...............        774         $ 43,416,373          21.61%
Fully Amortizing  ......      2,691          157,532,705          78.39
                              -----         ------------         ------
                              3,465         $200,949,077         100.00%
                              =====         ============         ======

   GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES IN MORTGAGE LOAN GROUP 1



                                                 AGGREGATE
                               NUMBER OF     PRINCIPAL BALANCE        % OF
                                MORTGAGE     OUTSTANDING AS OF      MORTGAGE
STATE                          LOANS         CUT-OFF DATE          LOAN GROUP
----------------------------   -----------   -------------------   -----------
Alaska .....................         10         $    804,764           0.40%
Alabama   ..................         92            2,975,558           1.48
Arizona   ..................         53            3,032,268           1.51
Arkansas  ..................         45            2,765,688           1.38
California   ...............        120           11,705,536           5.83
Colorado  ..................        100            6,310,334           3.14
Connecticut  ...............         50            4,413,034           2.20
Delaware  ..................          8              681,231           0.34
District of Columbia  ......          8              707,158           0.35
Florida   ..................        173            8,478,193           4.22
Georgia   ..................        160            8,303,576           4.13
Hawaii .....................          9              325,713           0.16
Idaho  .....................          1               26,477           0.01
Illinois  ..................         25            1,531,861           0.76
Indiana   ..................         18            1,065,452           0.53
Iowa   .....................          2               78,781           0.04
Kansas .....................          9              447,764           0.22
Kentucky  ..................         43            1,939,286           0.97
Louisiana ..................         41            1,539,884           0.77
Maine  .....................          6              514,349           0.26
Maryland  ..................         65            4,096,984           2.04
Massachusetts   ............        127           10,084,392           5.02
Michigan  ..................          9              506,431           0.25
Minnesota ..................         21            1,277,745           0.64
Mississippi  ...............         22              833,609           0.41
Missouri  ..................         25            1,524,695           0.76
Montana   ..................          6              393,355           0.20
North Dakota ...............          3              139,785           0.07
Nebraska  ..................          1               35,998           0.02
Nevada .....................         63            3,577,447           1.78
New Hampshire   ............         10              645,738           0.32
New Jersey   ...............        125            8,991,728           4.47
New Mexico   ...............          7              541,673           0.27
New York  ..................        174           15,361,162           7.64
North Carolina  ............         41            2,509,867           1.25
Ohio   .....................        601           31,397,504          15.62
Oklahoma  ..................         55            2,428,702           1.21
Oregon .....................         14              832,035           0.41
Pennsylvania ...............         35            2,241,795           1.12
Rhode Island ...............          6              602,979           0.30
South Dakota ...............          2               97,146           0.05
South Carolina  ............         38            2,419,731           1.20
Tennessee ..................         25            1,307,411           0.65
Texas  .....................        920           43,169,732          21.48
Utah   .....................         11              634,531           0.32
Virgin Islands  ............          2              195,528           0.10
Vermont   ..................          2              109,537           0.05
Virginia  ..................         64            6,416,983           3.19
West Virginia   ............          1               50,821           0.03
Washington   ...............         11              584,766           0.29
Wisconsin ..................          3              155,271           0.08
Wyoming   ..................          3              137,091           0.07
                                    ---         ------------         ------
   Total  ..................      3,465         $200,949,077         100.00%
                                  =====         ============         ======

  ZIP CODE CONCENTRATION (OVER 1%) OF MORTGAGE LOANS IN MORTGAGE LOAN GROUP 1



                                                 AGGREGATE
                               NUMBER OF     PRINCIPAL BALANCE        % OF
                                MORTGAGE     OUTSTANDING AS OF      MORTGAGE
ZIP CODE CONCENTRATIONS        LOANS         CUT-OFF DATE          LOAN GROUP
----------------------------   -----------   -------------------   -----------
11102 -- Astoria, NY  ......      26             $2,677,069          1.33%

MONTHLY PAYMENTS DELINQUENT AS OF THE CUT-OFF DATE OF MORTGAGE LOANS IN
                             MORTGAGE LOAN GROUP 1



                                                            AGGREGATE
                                          NUMBER OF     PRINCIPAL BALANCE        % OF
                                           MORTGAGE     OUTSTANDING AS OF      MORTGAGE
MONTHLY PAYMENTS DELINQUENT               LOANS         CUT-OFF DATE          LOAN GROUP
---------------------------------------   -----------   -------------------   -----------
None (0-29 days past due)  ............      3,275         $190,823,341          94.96%
1 Payment (30-59 days past due)  ......        190           10,125,737           5.04
                                             -----         ------------         ------
    Total   ...........................      3,465         $200,949,077         100.00%
                                             =====         ============         ======

    DELINQUENCY HISTORY FOR THE PAST TWELVE MONTHS IMMEDIATELY PRECEDING THE
            CUT-OFF DATE OF MORTGAGE LOANS IN MORTGAGE LOAN GROUP 1



                                                                 AGGREGATE
                                               NUMBER OF     PRINCIPAL BALANCE        % OF
                                                MORTGAGE     OUTSTANDING AS OF      MORTGAGE
12-MONTH DELINQUENCY HISTORY*                  LOANS         CUT-OFF DATE          LOAN GROUP
--------------------------------------------   -----------   -------------------   -----------
0 times 30-days delinquent   ...............      2,833         $166,744,132          82.98%
1 times 30-days delinquent   ...............        235           13,149,048           6.54
2 times 30-days delinquent   ...............        107            5,467,291           2.72
More than 2 times 30-days delinquent  ......        290           15,588,607           7.76
                                                  -----         ------------         ------
    Total  .................................      3,465         $200,949,077         100.00%
                                                  =====         ============         ======

----------
* Approximately 1.09% of the Mortgage Loans in the Mortgage Loan Group had fewer than twelve months of delinquency history.

    ORIGINAL PRINCIPAL BALANCES OF MORTGAGE LOANS IN MORTGAGE LOAN GROUP 2
                               AVERAGE: $302,328



                                                  AGGREGATE
                                NUMBER OF     PRINCIPAL BALANCE        % OF
                                 MORTGAGE     OUTSTANDING AS OF      MORTGAGE
ORIGINAL PRINCIPAL BALANCE*     LOANS         CUT-OFF DATE          LOAN GROUP
-----------------------------   -----------   -------------------   -----------
$50,000 or less  ............        3            $   118,824           0.58%
$50,001--$100,000............       10                697,089           3.42
$100,001--$150,000  .........        7                785,729           3.86
$150,001--$200,000  .........        9              1,529,234           7.51
$200,001--$300,000  .........       16              3,742,085          18.37
$300,001--$400,000  .........       14              4,838,308          23.75
$400,001--$500,000  .........        3              1,362,642           6.69
$500,001--$750,000  .........        3              1,888,328           9.27
$750,001--$1,000,000.........        4              3,229,871          15.85
$1,000,001--$1,250,000 ......        2              2,180,390          10.70
                                    --            -----------         ------
    Total  ..................       71            $20,372,499         100.00%
                                    ==            ===========         ======

----------
* The table reflects principal balances at time of origination or any later modification or assumption of the Mortgage Loans.

      UNPAID PRINCIPAL BALANCES OF MORTGAGE LOANS IN MORTGAGE LOAN GROUP 2
                               AVERAGE: $286,937



                                                                  AGGREGATE
                                                NUMBER OF     PRINCIPAL BALANCE        % OF
                                                 MORTGAGE     OUTSTANDING AS OF      MORTGAGE
UNPAID PRINCIPAL BALANCE AS OF CUT-OFF DATE     LOANS         CUT-OFF DATE          LOAN GROUP
---------------------------------------------   -----------   -------------------   -----------
$50,000 or less..............................        4            $   165,344           0.81%
$50,001--$100,000 ...........................       11                844,956           4.15
$100,001--$150,000...........................        8                973,785           4.78
$150,001--$200,000...........................        9              1,569,373           7.70
$200,001--$300,000...........................       13              3,319,502          16.29
$300,001--$400,000...........................       14              4,838,308          23.75
$400,001--$500,000...........................        3              1,362,642           6.69
$500,001--$750,000...........................        4              2,550,705          12.52
$750,001--$1,000,000 ........................        4              3,558,073          17.47
$1,000,001--$1,250,000  .....................        1              1,189,810           5.84
                                                    --            -----------         ------
    Total   .................................       71            $20,372,499         100.00%
                                                    ==            ===========         ======

MORTGAGE INTEREST RATES AS OF THE CUT-OFF DATE OF MORTGAGE LOANS IN MORTGAGE
                                  LOAN GROUP 2
                            WEIGHTED AVERAGE: 9.715%



                                             AGGREGATE
                           NUMBER OF     PRINCIPAL BALANCE        % OF
                            MORTGAGE     OUTSTANDING AS OF      MORTGAGE
MORTGAGE INTEREST RATE     LOANS         CUT-OFF DATE          LOAN GROUP
------------------------   -----------   -------------------   -----------
 7.50% --  7.99%  ......        2            $   206,823           1.02%
 8.00% --  8.49%  ......        3                367,259           1.80
 9.00% --  9.49%  ......        8              1,143,186           5.61
 9.50% --  9.99%  ......       42             15,104,653          74.14
10.00% -- 10.49%  ......        9              2,458,244          12.07
10.50% -- 10.99%  ......        5                856,112           4.20
11.00% -- 11.49%  ......        1                189,702           0.93
12.00% -- 12.49%  ......        1                 46,520           0.23
                               --            -----------         ------
    Total   ............       71            $20,372,499         100.00%
                               ==            ===========         ======

LOAN-TO-VALUE RATIOS AT ORIGINATION OF MORTGAGE LOANS IN MORTGAGE LOAN GROUP 2
                           WEIGHTED AVERAGE: 72.66%



                                                    AGGREGATE
                                  NUMBER OF     PRINCIPAL BALANCE        % OF
                                   MORTGAGE     OUTSTANDING AS OF      MORTGAGE
LOAN-TO-VALUE AT ORIGINATION*     LOANS         CUT-OFF DATE          LOAN GROUP
-------------------------------   -----------   -------------------   -----------
 50.00% or less ...............        7            $   967,005           4.75%
 50.01% --  55.00% ............        2                209,784           1.03
 55.01% --  60.00% ............        4              1,065,086           5.23
 60.01% --  65.00% ............        2                976,500           4.79
 65.01% --  70.00% ............        6              2,930,052          14.38
 70.01% --  75.00% ............       13              5,371,066          26.36
 75.01% --  80.00% ............       28              7,548,768          37.05
 80.01% --  85.00% ............        1                583,532           2.86
 85.01% --  90.00% ............        4                355,973           1.75
 90.01% --  95.00% ............        2                134,600           0.66
 95.01% -- 100.00% ............        1                120,727           0.59
100.01% -- 105.00% ............        1                109,405           0.54
                                      --            -----------         ------
    Total .....................       71            $20,372,499         100.00%
                                      ==            ===========         ======

----------
* For purpose of the table, the Loan-to-Value Ratio generally was determined based on the ratio of the principal amount of the Mortgage Loan at origination to the lesser of (i) the sales price for the related Mortgaged Property or (ii) the appraised value, in each case, at the time of origination or, in certain cases, at the time of modification or assumption of the Mortgage Loan, except that in instances where either (i) or (ii) was unavailable, the other was used, or with respect to approximately 0.16% of the Mortgage Loans, both (i) and (ii) were unavailable, the Loan-to-Value Ratio was determined based on the ratio of the Cut-Off Date Scheduled Principal Balance of the Mortgage Loan to a statistical BPO value obtained subsequent to October 20, 1997.

CURRENT LOAN BALANCE TO ORIGINAL VALUE OF MORTGAGE LOANS IN MORTGAGE LOAN GROUP
                                       2
                            WEIGHTED AVERAGE: 69.79%



                                                              AGGREGATE
                                            NUMBER OF     PRINCIPAL BALANCE        % OF
                                             MORTGAGE     OUTSTANDING AS OF      MORTGAGE
CURRENT LOAN BALANCE TO ORIGINAL VALUE*     LOANS         CUT-OFF DATE          LOAN GROUP
-----------------------------------------   -----------   -------------------   -----------
50.00% or less   ........................       10            $ 1,285,968           6.31%
50.01% -- 55.00% ........................        2                206,116           1.01
55.01% -- 60.00% ........................        4              1,618,543           7.94
60.01% -- 65.00% ........................        3              1,249,070           6.13
65.01% -- 70.00% ........................        7              3,167,160          15.55
70.01% -- 75.00% ........................       15              5,449,423          26.75
75.01% -- 80.00% ........................       24              6,882,336          33.78
80.01% -- 85.00% ........................        2                108,992           0.53
85.01% -- 90.00% ........................        3                284,163           1.39
90.01% -- 95.00% ........................        1                120,727           0.59
                                                --            -----------         ------
    Total  ..............................       71            $20,372,499         100.00%
                                                ==            ===========         ======

----------
* For purpose of the table, the Current Loan Balance-to-Original Value Ratio generally was determined based on the ratio of the Cut-Off Date Scheduled Principal Balance of the Mortgage Loan to the lesser of (i) the sales price for the related Mortgaged Property or (ii) the appraised value, in each case, at the time of origination or, in certain cases, at the time of modification or assumption of the Mortgage Loan, except that in instances where either (i) or (ii) was unavailable the other was used, or with respect to approximately 0.16% of the Mortgage Loans, both (i) and (ii) were unavailable, the Current Loan Balance-to-Original Value Ratio was determined based on the ratio of the Cut-Off Date Scheduled Principal Balance to a statistical BPO value obtained subsequent to October 20, 1997.

        PROPERTY TYPES OF MORTGAGED PROPERTIES IN MORTGAGE LOAN GROUP 2



                                                    AGGREGATE
                                  NUMBER OF     PRINCIPAL BALANCE        % OF
                                   MORTGAGE     OUTSTANDING AS OF      MORTGAGE
PROPERTY TYPE                     LOANS         CUT-OFF DATE          LOAN GROUP
-------------------------------   -----------   -------------------   -----------
Multi-Family (5+ units)  ......      71             $20,372,499        100.00%
                                     --             -----------         ------
    Total .....................      71             $20,372,499        100.00%
                                     ==             ===========         ======

           ORIGINAL TERMS OF MORTGAGE LOANS IN MORTGAGE LOAN GROUP 2
                         WEIGHTED AVERAGE: 137 MONTHS



                                                  AGGREGATE
                                NUMBER OF     PRINCIPAL BALANCE        % OF
                                 MORTGAGE     OUTSTANDING AS OF      MORTGAGE
ORIGINAL TERM*                  LOANS         CUT-OFF DATE          LOAN GROUP
-----------------------------   -----------   -------------------   -----------
Up to 180 Months ............       58            $18,683,536          91.71%
181 -- 359 Months   .........        1                123,476           0.61
360 Months ..................        9              1,363,145           6.69
361 Months or greater  ......        3                202,342           0.99
                                    --            -----------         ------
    Total  ..................       71            $20,372,499         100.00%
                                    ==            ===========         ======

----------
* The table reflects original terms at time of origination or any later modification of the Mortgage Loans.

        YEARS OF ORIGINATION OF MORTGAGE LOANS IN MORTGAGE LOAN GROUP 2
                     WEIGHTED AVERAGE SEASONING: 37 MONTHS



                                          AGGREGATE
                        NUMBER OF     PRINCIPAL BALANCE        % OF
                         MORTGAGE     OUTSTANDING AS OF      MORTGAGE
YEAR OF ORIGINATION     LOANS         CUT-OFF DATE          LOAN GROUP
---------------------   -----------   -------------------   -----------
Prior to 1987  ......        6            $ 1,214,147           5.96%
1987  ...............        1                 50,085           0.25
1989  ...............        2                630,051           3.09
1990  ...............        1                 43,755           0.21
1991  ...............        1                 50,197           0.25
1993  ...............        3                258,057           1.27
1994  ...............        7              1,157,046           5.68
1995  ...............       17              5,221,340          25.63
1996  ...............       30             11,172,549          54.84
1997  ...............        3                575,271           2.82
                            --            -----------         ------
    Total   .........       71            $20,372,499         100.00%
                            ==            ===========         ======

STATED REMAINING MONTHS TO MATURITY OF MORTGAGE LOANS IN MORTGAGE LOAN GROUP 2
                         WEIGHTED AVERAGE: 103 MONTHS



                                                           AGGREGATE
                                         NUMBER OF     PRINCIPAL BALANCE        % OF
                                          MORTGAGE     OUTSTANDING AS OF      MORTGAGE
MONTHS REMAINING AS OF CUT-OFF DATE*     LOANS         CUT-OFF DATE          LOAN GROUP
--------------------------------------   -----------   -------------------   -----------
Less than 60 Months ..................        6            $ 1,173,434           5.76%
 60 -- 119 Months   ..................       54             17,677,783          86.77
120 -- 179 Months   ..................        3                856,764           4.21
180 -- 239 Months   ..................        1                 50,085           0.25
300 -- 359 Months   ..................        7                614,432           3.02
                                             --            -----------         ------
    Total  ...........................       71            $20,372,499         100.00%
                                             ==            ===========         ======

----------
* The data in this table reflects the remaining months to maturity based on the stated maturity of the Mortgage Loans, which gives effect to any Balloon Payments at the end of the term of the Mortgage Loans.

         AMORTIZATION TYPE OF MORTGAGE LOANS IN MORTGAGE LOAN GROUP 2



                                             AGGREGATE
                           NUMBER OF     PRINCIPAL BALANCE        % OF
                            MORTGAGE     OUTSTANDING AS OF      MORTGAGE
AMORTIZATION TYPE          LOANS         CUT-OFF DATE          LOAN GROUP
------------------------   -----------   -------------------   -----------
Balloon  ...............      57             $18,613,512          91.37%
Fully Amortizing  ......      14               1,758,986           8.63
                              --             -----------         ------
    Total   ............      71             $20,372,499         100.00%
                              ==             ===========         ======

   GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES IN MORTGAGE LOAN GROUP 2



                                          AGGREGATE
                        NUMBER OF     PRINCIPAL BALANCE        % OF
                         MORTGAGE     OUTSTANDING AS OF      MORTGAGE
STATE                   LOANS         CUT-OFF DATE          LOAN GROUP
---------------------   -----------   -------------------   -----------
California  .........        1            $   189,702           0.93%
Colorado ............       44             14,429,482          70.83
Connecticut .........        1                 69,794           0.34
Kentucky ............        1                662,377           3.25
Louisiana   .........        1                 43,755           0.21
Massachusetts  ......        6                535,929           2.63
New York ............        3                276,167           1.36
Ohio  ...............       12              4,056,302          19.91
Rhode Island   ......        1                 58,907           0.29
Texas ...............        1                 50,085           0.25
                            --            -----------         ------
    Total   .........       71            $20,372,499         100.00%
                            ==            ===========         ======

  ZIP CODE CONCENTRATION (OVER 3%) OF MORTGAGE LOANS IN MORTGAGE LOAN GROUP 2



                                                          AGGREGATE
                                        NUMBER OF     PRINCIPAL BALANCE        % OF
                                         MORTGAGE     OUTSTANDING AS OF      MORTGAGE
ZIP CODE CONCENTRATIONS                 LOANS         CUT-OFF DATE          LOAN GROUP
-------------------------------------   -----------   -------------------   -----------
80010 -- Aurora, CO   ...............       9             $3,561,449           17.48%
80219 -- Denver, CO   ...............       2              1,734,555            8.51
80909 -- Colorado Springs, CO  ......       5              1,590,555            7.81
80033 -- Wheat Ridge, CO ............       3              1,102,159            5.41
45385 -- Xenia, OH ..................       1                990,579            4.86
80206 -- Denver, CO   ...............       4                978,504            4.80
80218 -- Denver, CO   ...............       3                830,526            4.08
80128 -- Denver, CO   ...............       1                760,220            3.73
80220 -- Denver, CO   ...............       3                721,060            3.54
40555 -- Danville, KY ...............       1                662,377            3.25
80203 -- Denver, CO   ...............       2                621,101            3.05%

MONTHLY PAYMENTS DELINQUENT AS OF THE CUT-OFF DATE OF MORTGAGE LOANS IN
                             MORTGAGE LOAN GROUP 2



                                                            AGGREGATE
                                          NUMBER OF     PRINCIPAL BALANCE        % OF
                                           MORTGAGE     OUTSTANDING AS OF      MORTGAGE
MONTHLY PAYMENTS DELINQUENT               LOANS         CUT-OFF DATE          LOAN GROUP
---------------------------------------   -----------   -------------------   -----------
None (0-29 days past due)  ............       69            $20,101,288          98.67%
1 Payment (30-59 days past due)  ......        2                271,211           1.33
                                              --            -----------         ------
    Total   ...........................       71            $20,372,499         100.00%
                                              ==            ===========         ======

   DELINQUENCY HISTORY FOR THE PAST TWELVE MONTHS IMMEDIATELY PRECEDING THE
            CUT-OFF DATE OF MORTGAGE LOANS IN MORTGAGE LOAN GROUP 2



                                                       AGGREGATE
                                     NUMBER OF     PRINCIPAL BALANCE        % OF
                                      MORTGAGE     OUTSTANDING AS OF      MORTGAGE
12-MONTH DELINQUENCY HISTORY*        LOANS         CUT-OFF DATE          LOAN GROUP
----------------------------------   -----------   -------------------   -----------
0 times 30-days delinquent  ......       66            $18,681,585          91.70%
1 times 30-days delinquent  ......        4              1,581,509           7.76
2 times 30-days delinquent  ......        1                109,405           0.54
                                         --            -----------         ------
    Total ........................       71            $20,372,499         100.00%
                                         ==            ===========         ======

----------
* Approximately 16.65% of the Mortgage Loans in the Mortgage Loan Group had fewer than twelve months of delinquency history.

ORIGINAL PRINCIPAL BALANCES OF MORTGAGE LOANS IN THE MORTGAGE LOAN GROUP 1 AND
                                    GROUP 2
                                AVERAGE: $69,565



                                                  AGGREGATE
                                NUMBER OF     PRINCIPAL BALANCE        % OF
                                 MORTGAGE     OUTSTANDING AS OF      MORTGAGE
ORIGINAL PRINCIPAL BALANCE*     LOANS           CUT-OFF DATE        LOAN GROUP
-----------------------------   -----------   -------------------   -----------
$ 50,000 or less ............      1,600         $ 51,515,043          23.28%
$50,001--$100,000............      1,369           85,586,378          38.67
$100,001--$150,000  .........        362           40,146,788          18.14
$150,001--$200,000  .........        136           21,677,284           9.79
$200,001--$300,000  .........         43            8,896,545           4.02
Greater than $300,000  ......         26           13,499,538           6.10
                                   -----         ------------         ------
    Total  ..................      3,536         $221,321,576         100.00%
                                   =====         ============         ======

----------
* The table reflects principal balances at time of origination or any later modification or assumption of the Mortgage Loans.

UNPAID PRINCIPAL BALANCES OF MORTGAGE LOANS IN THE MORTGAGE LOAN GROUP 1 AND
                                    GROUP 2
                                AVERAGE: $62,591



                                                                  AGGREGATE
                                                NUMBER OF     PRINCIPAL BALANCE        % OF
                                                 MORTGAGE     OUTSTANDING AS OF      MORTGAGE
UNPAID PRINCIPAL BALANCE AS OF CUT-OFF DATE     LOANS         CUT-OFF DATE          LOAN GROUP
---------------------------------------------   -----------   -------------------   -----------
$50,000 or less..............................      1,858         $ 62,477,283       28.23 %
$50,001--$100,000 ...........................      1,204           82,459,512       37.26
$100,001--$150,000   ........................        308           37,283,136       16.85
$150,001--$200,000   ........................        121           20,807,009        9.40
$200,001--$300,000   ........................         19            4,795,098        2.17
Greater than $300,000   .....................         26           13,499,538        6.10
                                                   -----         ------------       -----
    Total   .................................      3,536         $221,321,576       100.00 %
                                                   =====         ============       ==========

MORTGAGE INTEREST RATES AS OF THE CUT-OFF DATE OF MORTGAGE LOANS IN THE
                          MORTGAGE LOAN GROUP 1 AND
                       GROUP 2 WEIGHTED AVERAGE: 9.332%



                                              AGGREGATE
                            NUMBER OF     PRINCIPAL BALANCE        % OF
                             MORTGAGE     OUTSTANDING AS OF      MORTGAGE
MORTGAGE INTEREST RATE      LOANS         CUT-OFF DATE          LOAN GROUP
-------------------------   -----------   -------------------   -----------
Less than 6.00% .........          3         $    401,948       0.18 %
 6.00% -- 6.49% .........         18            1,493,021        0.67
 6.50% -- 6.99% .........         53            5,482,664        2.48
 7.00% -- 7.49% .........        113            8,350,486        3.77
 7.50% -- 7.99% .........        191           17,017,074        7.69
 8.00% -- 8.49% .........        267           20,932,263        9.46
 8.50% -- 8.99% .........        404           25,749,346       11.63
 9.00% -- 9.49% .........        346           19,629,069        8.87
 9.50% -- 9.99% .........        964           63,126,450       28.52
10.00% -- 10.49%   ......        476           25,577,061       11.56
10.50% -- 10.99%   ......        268           15,023,639        6.79
11.00% -- 11.49%   ......        113            6,070,960        2.74
11.50% -- 11.99%   ......         71            3,257,096        1.47
12.00% -- 12.49%   ......        123            4,470,826        2.02
12.50% -- 12.99%   ......         40            1,541,973        0.70
13.00% -- 13.99%   ......         46            1,696,489        0.77
14.00% or greater  ......         40            1,501,211        0.68
                                 ---         ------------       -----
    Total ...............      3,536         $221,321,576       100.00 %
                               =====         ============       ==========

LOAN-TO-VALUE RATIOS AT ORIGINATION OF MORTGAGE LOANS IN THE MORTGAGE LOAN
                              GROUP 1 AND GROUP 2
                            WEIGHTED AVERAGE: 82.62%



                                                    AGGREGATE
                                  NUMBER OF     PRINCIPAL BALANCE        % OF
                                   MORTGAGE     OUTSTANDING AS OF      MORTGAGE
LOAN-TO-VALUE AT ORIGINATION*       LOANS         CUT-OFF DATE        LOAN GROUP
-------------------------------   -----------   -------------------   -----------
 50.00% or less ...............        209         $ 10,835,430           4.90%
 50.01% -- 55.00%  ............         61            3,413,739           1.54
 55.01% -- 60.00%  ............         77            5,185,436           2.34
 60.01% -- 65.00%  ............        105            6,767,097           3.06
 65.01% -- 70.00%  ............        182           13,302,348           6.01
 70.01% -- 75.00%  ............        216           19,381,305           8.76
 75.01% -- 80.00%  ............        472           37,930,379          17.14
 80.01% -- 85.00%  ............        345           20,443,998           9.24
 85.01% -- 90.00%  ............        675           41,362,308          18.69
 90.01% -- 95.00%  ............        364           21,500,993           9.71
 95.01% -- 100.00% ............        578           26,214,947          11.84
100.01% -- 105.00% ............        149            8,690,559           3.93
105.01% -- 110.00% ............         38            2,322,382           1.05
110.01% -- 115.00% ............         21            1,044,916           0.47
115.01% -- 120.00% ............         27            1,835,009           0.83
120.01% -- 125.00% ............         17            1,090,730           0.49
                                       ---         ------------         ------
    Total .....................      3,536         $221,321,576         100.00%
                                     =====         ============         ======

----------
* For purpose of the table, the Loan-to-Value Ratio generally was determined based on the ratio of the principal amount of the Mortgage Loan at origination to the lesser of (i) the sales price for the related Mortgaged Property or (ii) the appraised value, in each case, at the time of origination or, in certain cases, at the time of modification or assumption of the Mortgage Loan, except that in instances where either (i) or (ii) was unavailable, the other was used, or with respect to approximately 8.70% of the Mortgage Loans, both (i) and (ii) were unavailable, the Loan-to-Value Ratio was determined based on the ratio of the Cut-Off Date Scheduled Principal Balance of the Mortgage Loan to a statistical BPO value obtained subsequent to October 20, 1997.

CURRENT LOAN BALANCE TO ORIGINAL VALUE OF MORTGAGE LOANS IN THE MORTGAGE LOAN
                                  GROUP 1 AND
                        GROUP 2 WEIGHTED AVERAGE: 76.25%



                                                              AGGREGATE
                                            NUMBER OF     PRINCIPAL BALANCE        % OF
                                             MORTGAGE     OUTSTANDING AS OF      MORTGAGE
CURRENT LOAN BALANCE TO ORIGINAL VALUE*     LOANS         CUT-OFF DATE          LOAN GROUP
-----------------------------------------   -----------   -------------------   -----------
 50.00% or less  ........................        344         $ 16,493,057           7.45%
 50.01% -- 55.00%   .....................        124            6,018,053           2.72
 55.01% -- 60.00%   .....................        166            9,285,495           4.20
 60.01% -- 65.00%   .....................        190           11,339,034           5.12
 65.01% -- 70.00%   .....................        280           18,627,716           8.42
 70.01% -- 75.00%   .....................        321           24,964,732          11.28
 75.01% -- 80.00%   .....................        377           31,434,060          14.20
 80.01% -- 85.00%   .....................        527           32,098,762          14.50
 85.01% -- 90.00%   .....................        608           36,709,171          16.59
 90.01% -- 95.00%   .....................        373           20,211,653           9.13
 95.01% -- 100.00%  .....................        146            8,610,689           3.89
100.01% -- 105.00%  .....................         28            1,852,203           0.84
105.01% -- 110.00%  .....................         22            1,510,550           0.68
110.01% -- 115.00%  .....................         14              752,474           0.34
115.01% -- 120.00%  .....................         11            1,009,729           0.46
120.01% -- 125.00%  .....................          5              404,199           0.18
                                                 ---         ------------         ------
    Total  ..............................      3,536         $221,321,576         100.00%
                                               =====         ============         ======

----------
* For purpose of the table, the Current Loan Balance-to-Original Value Ratio generally was determined based on the ratio of the Cut-Off Date Scheduled Principal Balance of the Mortgage Loan to the lesser of (i) the sales price for the related Mortgaged Property or (ii) the appraised value, in each case, at the time of origination or, in certain cases, at the time of modification or assumption of the Mortgage Loan, except that in instances where either (i) or (ii) was unavailable, the other was used, or with respect to approximately 8.70% of the Mortgage Loans, both (i) and (ii) were unavailable, the Current Loan Balance-to-Original Value Ratio was determined based on the ratio of the Cut-Off Date Scheduled Principal Balance to a statistical BPO value obtained subsequent to October 20, 1997.

PROPERTY TYPES OF MORTGAGED PROPERTIES IN THE MORTGAGE LOAN GROUP 1 AND GROUP 2



                                                      AGGREGATE
                                    NUMBER OF     PRINCIPAL BALANCE        % OF
                                     MORTGAGE     OUTSTANDING AS OF      MORTGAGE
PROPERTY TYPE                       LOANS         CUT-OFF DATE          LOAN GROUP
---------------------------------   -----------   -------------------   -----------
Single Family  ..................      2,279         $129,963,317       58.72 %
Condominium / Cooperative  ......        637           35,890,549       16.22
Planned Unit Development   ......         26            1,179,690        0.53
Two Family-to-Four Family  ......        430           28,102,040       12.70
Townhouse   .....................         71            4,892,580        2.21
Manufactured Housing ............         22              920,901        0.42
Multi-Family (5+ units) .........         71           20,372,499        9.20
                                       -----         ------------       -----
    Total   .....................      3,536         $221,321,576       100.00 %
                                       =====         ============       ==========

OCCUPANCY STATUS OF MORTGAGED PROPERTIES IN THE MORTGAGE LOAN GROUP 1 AND GROUP
                                       2



                                              AGGREGATE
                            NUMBER OF     PRINCIPAL BALANCE        % OF
                             MORTGAGE     OUTSTANDING AS OF      MORTGAGE
OCCUPANCY STATUS*           LOANS         CUT-OFF DATE          LOAN GROUP
-------------------------   -----------   -------------------   -----------
Owner Occupied  .........      2,185         $129,487,556          58.51%
Investor Property  ......      1,280           71,461,521          32.29
Multi-Family ............         71           20,372,499           9.20
                               -----         ------------         ------
    Total ...............      3,536         $221,321,576         100.00%
                               =====         ============         ======

* The determination of occupancy status will have been based solely on the Borrower's representation at the time of origination. In certain cases, information as to the occupancy status was not available in the files for the applicable Mortgage Loan. In such cases, efforts were made to collect such information from other sources.

   ORIGINAL TERMS OF MORTGAGE LOANS IN THE MORTGAGE LOAN GROUP 1 AND GROUP 2
                         WEIGHTED AVERAGE: 274 MONTHS



                                                  AGGREGATE
                                NUMBER OF     PRINCIPAL BALANCE        % OF
                                 MORTGAGE     OUTSTANDING AS OF      MORTGAGE
ORIGINAL TERM*                  LOANS         CUT-OFF DATE          LOAN GROUP
-----------------------------   -----------   -------------------   -----------
Up to 180 Months ............      1,052         $ 71,919,388          32.50%
181 -- 359 Months   .........        648           33,660,813          15.21
360 Months ..................      1,778          111,233,330          50.26
361 Months or greater  ......         58            4,508,046           2.04
                                   -----         ------------         ------
    Total  ..................      3,536         $221,321,576         100.00%
                                   =====         ============         ======

----------
* The table reflects original terms at time of origination or any later modification of the Mortgage Loans.

YEARS OF ORIGINATION OF MORTGAGE LOANS IN THE MORTGAGE LOAN GROUP 1 AND GROUP 2

                     WEIGHTED AVERAGE SEASONING: 81 MONTHS



                                          AGGREGATE
                        NUMBER OF     PRINCIPAL BALANCE        % OF
                         MORTGAGE     OUTSTANDING AS OF      MORTGAGE
YEAR OF ORIGINATION     LOANS         CUT-OFF DATE          LOAN GROUP
---------------------   -----------   -------------------   -----------
Prior to 1987  ......        793         $ 34,944,935          15.79%
1987  ...............        235           13,234,121           5.98
1988  ...............        258           15,205,210           6.87
1989  ...............        204           16,161,957           7.30
1990  ...............        199           13,607,092           6.15
1991  ...............        167            9,169,445           4.14
1992  ...............        164           10,361,255           4.68
1993  ...............        253           18,234,456           8.24
1994  ...............        601           38,141,776          17.23
1995  ...............        427           29,644,449          13.39
1996  ...............        230           21,843,946           9.87
1997  ...............          5              772,932           0.35
                             ---         ------------         ------
    Total   .........      3,536         $221,321,576         100.00%
                           =====         ============         ======

STATED REMAINING MONTHS TO MATURITY OF MORTGAGE LOANS IN THE MORTGAGE LOAN
                                  GROUP 1 AND
                     GROUP 2 WEIGHTED AVERAGE: 204 MONTHS



                                                           AGGREGATE
                                         NUMBER OF     PRINCIPAL BALANCE        % OF
                                          MORTGAGE     OUTSTANDING AS OF      MORTGAGE
MONTHS REMAINING AS OF CUT-OFF DATE*     LOANS         CUT-OFF DATE          LOAN GROUP
--------------------------------------   -----------   -------------------   -----------
Less than 60 Months ..................        138         $ 10,132,537           4.58%
 60 -- 119 Months   ..................        858           56,207,488          25.40
120 -- 179 Months   ..................        546           22,432,244          10.14
180 -- 239 Months   ..................        629           33,364,695          15.08
240 -- 299 Months   ..................        720           49,110,841          22.19
300 -- 359 Months   ..................        640           49,440,995          22.34
360 Months or greater  ...............          5              632,776           0.29
                                              ---         ------------         ------
    Total  ...........................      3,536         $221,321,576         100.00%
                                            =====         ============         ======

----------
* The data in this table reflects the remaining months to maturity based on the stated maturity of the Mortgage Loans, which gives effect to any Balloon Payments at the end of the term of the Mortgage Loans.

AMORTIZATION TYPE OF THE MORTGAGE LOANS IN THE MORTGAGE LOAN GROUP 1 AND GROUP
                                       2



                                             AGGREGATE
                           NUMBER OF     PRINCIPAL BALANCE        % OF
                            MORTGAGE     OUTSTANDING AS OF      MORTGAGE
AMORTIZATION TYPE          LOANS         CUT-OFF DATE          LOAN GROUP
------------------------   -----------   -------------------   -----------
Balloon  ...............        831         $ 62,029,885          28.03%
Fully Amortizing  ......      2,705          159,291,691          71.97
                              -----         ------------         ------
                              3,536         $221,321,576         100.00%
                              =====         ============         ======

GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES IN THE MORTGAGE LOAN GROUP 1
                                  AND GROUP 2



                                                 AGGREGATE
                               NUMBER OF     PRINCIPAL BALANCE        % OF
                                MORTGAGE     OUTSTANDING AS OF      MORTGAGE
STATE                          LOANS         CUT-OFF DATE          LOAN GROUP
----------------------------   -----------   -------------------   -----------
Alabama   ..................         92         $  2,975,558           1.34%
Arizona   ..................         53            3,032,268           1.37
Alaska .....................         10              804,764           0.36
Arkansas  ..................         45            2,765,688           1.25
California   ...............        121           11,895,238           5.37
Colorado  ..................        144           20,739,816           9.37
Connecticut  ...............         51            4,482,828           2.03
Delaware  ..................          8              681,231           0.31
District of Columbia  ......          8              707,158           0.32
Florida   ..................        173            8,478,193           3.83
Georgia   ..................        160            8,303,576           3.75
Hawaii .....................          9              325,713           0.15
Idaho  .....................          1               26,477           0.01
Illinois  ..................         25            1,531,861           0.69
Indiana   ..................         18            1,065,452           0.48
Iowa   .....................          2               78,781           0.04
Kansas .....................          9              447,764           0.20
Kentucky  ..................         44            2,601,664           1.18
Louisiana ..................         42            1,583,639           0.72
Maine  .....................          6              514,349           0.23
Maryland  ..................         65            4,096,984           1.85
Massachusetts   ............        133           10,620,320           4.80
Michigan  ..................          9              506,431           0.23
Minnesota ..................         21            1,277,745           0.58
Mississippi  ...............         22              833,609           0.38
Missouri  ..................         25            1,524,695           0.69
Montana   ..................          6              393,355           0.18
Nebraska  ..................          1               35,998           0.02
Nevada .....................         63            3,577,447           1.62
New Hampshire   ............         10              645,738           0.29
New Jersey   ...............        125            8,991,728           4.06
New Mexico   ...............          7              541,673           0.24
New York  ..................        177           15,637,329           7.07
North Carolina  ............         41            2,509,867           1.13
North Dakota ...............          3              139,785           0.06
Ohio   .....................        613           35,453,806          16.02
Oklahoma  ..................         55            2,428,702           1.10
Oregon .....................         14              832,035           0.38
Pennsylvania ...............         35            2,241,795           1.01
Rhode Island ...............          7              661,886           0.30
South Carolina  ............         38            2,419,731           1.09
South Dakota ...............          2               97,146           0.04
Tennessee ..................         25            1,307,411           0.59
Texas  .....................        921           43,219,818          19.53
Utah   .....................         11              634,531           0.29
Vermont   ..................          2              109,537           0.05
Virgin Islands  ............          2              195,528           0.09
Virginia  ..................         64            6,416,983           2.90
Washington   ...............         11              584,766           0.26
West Virginia   ............          1               50,821           0.02
Wisconsin ..................          3              155,271           0.07
Wyoming   ..................          3              137,091           0.06
                                    ---         ------------         ------
   Total  ..................      3,536         $221,321,576         100.00%
                                  =====         ============         ======

ZIP CODE CONCENTRATION (OVER 1%) OF MORTGAGE LOANS IN THE MORTGAGE LOAN GROUP 1
                                  AND GROUP 2



                                                      AGGREGATE
                                    NUMBER OF     PRINCIPAL BALANCE        % OF
                                     MORTGAGE     OUTSTANDING AS OF      MORTGAGE
ZIP CODE CONCENTRATION              LOANS         CUT-OFF DATE          LOAN GROUP
---------------------------------   -----------   -------------------   -----------
80010 -- Aurora, Colorado  ......      10             $3,594,395           1.62%
11102 -- Astoria, NY ............      26              2,677,069           1.21

     MONTHLY PAYMENTS DELINQUENT AS OF THE CUT-OFF DATE OF MORTGAGE LOANS
                   IN THE MORTGAGE LOAN GROUP 1 AND GROUP 2



                                                            AGGREGATE
                                          NUMBER OF     PRINCIPAL BALANCE        % OF
                                           MORTGAGE     OUTSTANDING AS OF      MORTGAGE
MONTHLY PAYMENTS DELINQUENT               LOANS         CUT-OFF DATE          LOAN GROUP
---------------------------------------   -----------   -------------------   -----------
None (0-29 days past due)  ............      3,344         $210,924,629          95.30%
1 Payment (30-59 days past due)  ......        192           10,396,947           4.70
                                             -----         ------------         ------
    Total   ...........................      3,536         $221,321,576         100.00%
                                             =====         ============         ======

   DELINQUENCY HISTORY FOR THE PAST TWELVE MONTHS IMMEDIATELY PRECEDING THE
    CUT-OFF DATE OF MORTGAGE LOANS IN THE MORTGAGE LOAN GROUP 1 AND GROUP 2



                                                                 AGGREGATE
                                               NUMBER OF     PRINCIPAL BALANCE        % OF
                                                MORTGAGE     OUTSTANDING AS OF      MORTGAGE
12-MONTH DELINQUENCY HISTORY*                  LOANS         CUT-OFF DATE          LOAN GROUP
--------------------------------------------   -----------   -------------------   -----------
0 times 30-days delinquent   ...............      2,899         $185,425,717          83.78%
1 times 30-days delinquent   ...............        239           14,730,557           6.66
2 times 30-days delinquent   ...............        108            5,576,696           2.52
More than 2 times 30-days delinquent  ......        290           15,588,607           7.04
                                                  -----         ------------         ------
    Total  .................................      3,536         $221,321,576         100.00%
                                                  =====         ============         ======

----------
* Approximately 2.53% of the Mortgage Loans in the Mortgage Loan Group had fewer than twelve months of delinquency history.

    ORIGINAL PRINCIPAL BALANCES OF MORTGAGE LOANS IN MORTGAGE LOAN GROUP 3
                               AVERAGE: $82,216



                                                  AGGREGATE
                                NUMBER OF     PRINCIPAL BALANCE        % OF
                                 MORTGAGE     OUTSTANDING AS OF      MORTGAGE
ORIGINAL PRINCIPAL BALANCE*     LOANS         CUT-OFF DATE          LOAN GROUP
-----------------------------   -----------   -------------------   -----------
$50,000 or less  ............        600         $ 19,908,689       13.80 %
$ 50,001--$100,000  .........        869           54,596,316       37.83
$100,001--$150,000  .........        352           38,535,791       26.70
$150,001--$200,000  .........        133           20,434,075       14.16
$200,001--$300,000  .........         23            4,679,851        3.24
Greater than $300,000  ......          9            6,148,885        4.26
                                     ---         ------------       -----
    Total  ..................      1,986         $144,303,606       100.00 %
                                   =====         ============       ==========

----------
* The table reflects principal balances at time of origination or any later modification or assumption of the Mortgage Loans.

     UNPAID PRINCIPAL BALANCES OF MORTGAGE LOANS IN MORTGAGE LOAN GROUP 3
                               AVERAGE: $72,660



                                                                  AGGREGATE
                                                NUMBER OF     PRINCIPAL BALANCE        % OF
                                                 MORTGAGE     OUTSTANDING AS OF      MORTGAGE
UNPAID PRINCIPAL BALANCE AS OF CUT-OFF DATE     LOANS         CUT-OFF DATE          LOAN GROUP
---------------------------------------------   -----------   -------------------   -----------
$50,000 or less   ...........................        798         $ 28,534,199       19.77 %
$ 50,001--$100,000   ........................        773           54,960,594       38.09
$100,001--$150,000   ........................        299           35,816,708       24.82
$150,001--$200,000   ........................         93           15,841,488       10.98
$200,001--$300,000   ........................         14            3,001,732        2.08
Greater than $300,000   .....................          9            6,148,885        4.26
                                                     ---         ------------       -----
    Total   .................................      1,986         $144,303,606       100.00 %
                                                   =====         ============       ==========

MORTGAGE INTEREST RATES AS OF THE CUT-OFF DATE OF MORTGAGE LOANS IN MORTGAGE
                                 LOAN GROUP 3
                           WEIGHTED AVERAGE: 8.274%



                                             AGGREGATE
                           NUMBER OF     PRINCIPAL BALANCE        % OF
                            MORTGAGE     OUTSTANDING AS OF      MORTGAGE
MORTGAGE INTEREST RATE     LOANS         CUT-OFF DATE          LOAN GROUP
------------------------   -----------   -------------------   -----------
Less than 6.00%   ......         25         $  1,140,997       0.79 %
 6.00% -- 6.49%   ......         17            1,176,189        0.82
 6.50% -- 6.99%   ......         25            1,384,807        0.96
 7.00% -- 7.49%   ......        159           15,167,255       10.51
 7.50% -- 7.99%   ......        256           20,470,157       14.19
 8.00% -- 8.49%   ......        494           36,714,280       25.44
 8.50% -- 8.99%   ......        737           48,721,905       33.76
 9.00% -- 9.49%   ......        172           11,932,955        8.27
 9.50% -- 9.99%   ......         68            5,488,425        3.80
10.00% -- 10.49%  ......         19            1,368,998        0.95
10.50% -- 10.99%  ......          4              276,988        0.19
11.00% -- 11.49%  ......          8              381,199        0.26
11.50% -- 11.99%  ......          2               79,450        0.06
                                ---         ------------       -----
    Total   ............      1,986         $144,303,606       100.00 %
                              =====         ============       ==========

LOAN-TO-VALUE RATIOS AT ORIGINATION OF MORTGAGE LOANS IN MORTGAGE LOAN GROUP 3
                           WEIGHTED AVERAGE: 81.36%



                                                    AGGREGATE
                                  NUMBER OF     PRINCIPAL BALANCE        % OF
                                   MORTGAGE     OUTSTANDING AS OF      MORTGAGE
LOAN-TO-VALUE AT ORIGINATION*     LOANS         CUT-OFF DATE          LOAN GROUP
-------------------------------   -----------   -------------------   -----------
 50.00% or less ...............         79         $  5,391,066           3.74%
 50.01% --  55.00% ............         23            1,556,040           1.08
 55.01% --  60.00% ............         49            3,530,225           2.45
 60.01% --  65.00% ............         49            4,714,745           3.27
 65.01% --  70.00% ............         93            7,068,741           4.90
 70.01% --  75.00% ............        167           15,340,581          10.63
 75.01% --  80.00% ............        453           34,465,402          23.88
 80.01% --  85.00% ............        235           15,917,885          11.03
 85.01% --  90.00% ............        415           27,655,559          19.16
 90.01% --  95.00% ............        315           21,341,377          14.79
 95.01% -- 100.00% ............         66            4,459,879           3.09
100.01% -- 105.00% ............         18            1,391,978           0.96
105.01% -- 110.00% ............          8              404,686           0.28
110.01% -- 115.00% ............          6              360,656           0.25
115.01% -- 120.00% ............          6              530,511           0.37
120.01% -- 125.00% ............          4              174,276           0.12
                                       ---         ------------         ------
    Total .....................      1,986         $144,303,606         100.00%
                                     =====         ============         ======

----------
* For purpose of the table, the Loan-to-Value Ratio generally was determined based on the ratio of the principal amount of the Mortgage Loan at origination to the lesser of (i) the sales price for the related Mortgaged Property or (ii) the appraised value, in each case, at the time of origination or, in certain cases, at the time of modification or assumption of the Mortgage Loan, except that in instances where either (i) or (ii) was unavailable, the other was used, or with respect to approximately 2.54% of the Mortgage Loans, both (i) and (ii) were unavailable, the Loan-to-Value Ratio was determined based on the ratio of the Cut-Off Date Scheduled Principal Balance of the Mortgage Loan to a statistical BPO value obtained subsequent to October 20, 1997.

CURRENT LOAN BALANCE TO ORIGINAL VALUE OF MORTGAGE LOANS IN MORTGAGE LOAN GROUP
                                       3
                           WEIGHTED AVERAGE: 73.48%



                                                              AGGREGATE
                                            NUMBER OF     PRINCIPAL BALANCE        % OF
                                             MORTGAGE     OUTSTANDING AS OF      MORTGAGE
CURRENT LOAN BALANCE TO ORIGINAL VALUE*     LOANS         CUT-OFF DATE          LOAN GROUP
-----------------------------------------   -----------   -------------------   -----------
 50.00% or less  ........................        161         $  9,044,680       6.27 %
 50.01% --  55.00%  .....................         63            4,589,853        3.18
 55.01% --  60.00%  .....................        100            5,740,091        3.98
 60.01% --  65.00%  .....................        151           12,206,046        8.46
 65.01% --  70.00%  .....................        299           20,701,331       14.35
 70.01% --  75.00%  .....................        259           18,861,365       13.07
 75.01% --  80.00%  .....................        305           24,195,948       16.77
 80.01% --  85.00%  .....................        264           18,737,922       12.99
 85.01% --  90.00%  .....................        258           17,654,305       12.23
 90.01% --  95.00%  .....................         99           10,683,642        7.40
 95.01% -- 100.00%  .....................         14            1,014,461        0.70
100.01% -- 105.00%  .....................          6              441,428        0.31
105.01% -- 110.00%  .....................          4              125,391        0.09
110.01% -- 115.00%  .....................          3              307,143        0.21
                                                 ---         ------------       -----
    Total  ..............................      1,986         $144,303,606       100.00 %
                                               =====         ============       ==========

----------
* For purpose of the table, the Current Loan Balance-to-Original Value Ratio generally was determined based on the ratio of the Cut-Off Date Scheduled Principal Balance of the Mortgage Loan to the lesser of (i) the sales price for the related Mortgaged Property or (ii) the appraised value, in each case, at the time of origination or, in certain cases, at the time of modification or assumption of the Mortgage Loan, except that in instances where either (i) or (ii) was unavailable, the other was used, or with respect to approximately 2.54% of the Mortgage Loans, both (i) and (ii) was unavailable, the Current Loan Balance-to-Original Value Ratio was determined based on the ratio of the Cut-Off Date Scheduled Principal Balance to a statistical BPO value obtained subsequent to October 20, 1997.

        PROPERTY TYPES OF MORTGAGED PROPERTIES IN MORTGAGE LOAN GROUP 3



                                                      AGGREGATE
                                    NUMBER OF     PRINCIPAL BALANCE        % OF
                                     MORTGAGE     OUTSTANDING AS OF      MORTGAGE
PROPERTY TYPE                       LOANS         CUT-OFF DATE          LOAN GROUP
---------------------------------   -----------   -------------------   -----------
Single Family  ..................      1,164         $ 85,572,259       59.30 %
Condominium / Cooperative  ......        511           29,987,585       20.78
Planned Unit Development   ......         14            1,590,099        1.10
Two Family-to-Four Family  ......        231           16,662,623       11.55
Townhouse   .....................         38            2,989,915        2.07
Manufactured Housing ............         15              806,484        0.56
Multi-Family (5+ units) .........         13            6,694,641        4.64
                                       -----         ------------       -----
    Total   .....................      1,986         $144,303,606       100.00 %
                                       =====         ============       ==========

       OCCUPANCY STATUS OF MORTGAGED PROPERTIES IN MORTGAGE LOAN GROUP 3



                                              AGGREGATE
                            NUMBER OF     PRINCIPAL BALANCE        % OF
                             MORTGAGE     OUTSTANDING AS OF      MORTGAGE
OCCUPANCY STATUS*           LOANS         CUT-OFF DATE          LOAN GROUP
-------------------------   -----------   -------------------   -----------
Owner Occupied  .........      1,140         $ 87,176,795       60.41 %
Investor Property  ......        833           50,432,171       34.95
Multi-Family ............         13            6,694,641        4.64
                               -----         ------------       -----
    Total ...............      1,986         $144,303,606       100.00 %
                               =====         ============       ==========

----------
* The determination of occupancy status will have been based solely on the Borrower's representation at the time of origination. In certain cases, information as to the occupancy status was not available in the files for the applicable Mortgage Loan. In such cases, efforts were made to collect such information from other sources.

           ORIGINAL TERMS OF MORTGAGE LOANS IN MORTGAGE LOAN GROUP 3
                         WEIGHTED AVERAGE: 343 MONTHS



                                                  AGGREGATE
                                NUMBER OF     PRINCIPAL BALANCE        % OF
                                 MORTGAGE     OUTSTANDING AS OF      MORTGAGE
ORIGINAL TERM*                  LOANS         CUT-OFF DATE          LOAN GROUP
-----------------------------   -----------   -------------------   -----------
Up to 180 Months ............         68         $  8,991,110       6.23 %
181 -- 359 Months   .........        158            8,543,544        5.92
360 Months ..................      1,750          126,136,615       87.41
361 Months or greater  ......         10              632,338        0.44
                                   -----         ------------       -----
    Total  ..................      1,986         $144,303,606       100.00 %
                                   =====         ============       ==========

----------
* The table reflects original terms at time of origination or any later modification of the Mortgage Loans.

        YEARS OF ORIGINATION OF MORTGAGE LOANS IN MORTGAGE LOAN GROUP 3
                     WEIGHTED AVERAGE SEASONING: 89 MONTHS



                                          AGGREGATE
                        NUMBER OF     PRINCIPAL BALANCE        % OF
                         MORTGAGE     OUTSTANDING AS OF      MORTGAGE
YEAR OF ORIGINATION     LOANS         CUT-OFF DATE          LOAN GROUP
---------------------   -----------   -------------------   -----------
Prior to 1987  ......        734         $ 40,691,331       28.20 %
1987  ...............        147           10,687,304        7.41
1988  ...............        206           16,670,818       11.55
1989  ...............        102            7,560,761        5.24
1990  ...............         65            5,403,053        3.74
1991  ...............         21            1,769,972        1.23
1992  ...............         14              888,760        0.62
1993  ...............         36            3,186,213        2.21
1994  ...............        168           14,030,615        9.72
1995  ...............        187           15,384,949       10.66
1996  ...............        303           27,555,987       19.10
1997  ...............          3              473,845        0.33
                             ---         ------------       -----
    Total   .........      1,986         $144,303,606       100.00 %
                           =====         ============       ==========

STATED REMAINING MONTHS TO MATURITY OF MORTGAGE LOANS IN MORTGAGE LOAN GROUP 3
                         WEIGHTED AVERAGE: 258 MONTHS



                                                           AGGREGATE
                                         NUMBER OF     PRINCIPAL BALANCE        % OF
                                          MORTGAGE     OUTSTANDING AS OF      MORTGAGE
MONTHS REMAINING AS OF CUT-OFF DATE*     LOANS         CUT-OFF DATE          LOAN GROUP
--------------------------------------   -----------   -------------------   -----------
Less than 60 Months ..................         16         $    911,158           0.63%
 60 -- 119 Months   ..................         55            8,121,761           5.63
120 -- 179 Months   ..................         82            3,793,618           2.63
180 -- 239 Months   ..................        795           46,634,480          32.32
240 -- 299 Months   ..................        383           30,205,718          20.93
300 -- 359 Months   ..................        654           54,502,936          37.77
360 Months or greater  ...............          1              133,935           0.09
                                              ---         ------------         ------
    Total  ...........................      1,986         $144,303,606         100.00%
                                            =====         ============         ======

----------
* The data in this table reflects the remaining months to maturity based on the stated maturity of the Mortgage Loans, which gives effect to any Balloon Payments at the end of the term of the Mortgage Loans.

         AMORTIZATION TYPE OF MORTGAGE LOANS IN MORTGAGE LOAN GROUP 3



                                             AGGREGATE
                           NUMBER OF     PRINCIPAL BALANCE        % OF
                            MORTGAGE     OUTSTANDING AS OF      MORTGAGE
AMORTIZATION TYPE          LOANS         CUT-OFF DATE          LOAN GROUP
------------------------   -----------   -------------------   -----------
Balloon  ...............         44         $  8,013,839       5.55 %
Fully Amortizing  ......      1,942          136,289,767       94.45
                              -----         ------------       -----
    Total   ............      1,986         $144,303,606       100.00 %
                              =====         ============       ==========

   GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES IN MORTGAGE LOAN GROUP 3



                                                 AGGREGATE
                               NUMBER OF     PRINCIPAL BALANCE        % OF
                                MORTGAGE     OUTSTANDING AS OF      MORTGAGE
STATE                          LOANS         CUT-OFF DATE          LOAN GROUP
----------------------------   -----------   -------------------   -----------
Alabama   ..................          3         $    105,591       0.07 %
Alaska .....................          3              364,902          0.25
Arizona   ..................          7              493,444          0.34
Arkansas  ..................          5              206,193          0.14
California   ...............        110           12,294,961          8.52
Colorado  ..................        161           14,041,818          9.73
Connecticut  ...............         60            5,192,010          3.60
Delaware  ..................          1               46,806          0.03
District of Columbia  ......          5              386,028          0.27
Florida   ..................        148            8,963,296          6.21
Georgia   ..................        105            5,491,657          3.81
Hawaii .....................         16            1,171,409          0.81
Illinois  ..................         10              842,691          0.58
Indiana   ..................         26            1,446,018          1.00
Iowa   .....................          2              165,847          0.11
Kansas .....................         21            1,365,271          0.95
Kentucky  ..................         24            1,196,567          0.83
Louisiana ..................         18              807,732          0.56
Maine  .....................          4              356,627          0.25
Maryland  ..................         20            1,778,685          1.23
Massachusetts   ............         72            5,648,476          3.91
Michigan  ..................         37            2,244,263          1.56
Minnesota ..................          4              297,046          0.21
Mississippi  ...............          3              248,329          0.17
Missouri  ..................         35            2,590,062          1.79
Montana   ..................          1               97,062          0.07
Nebraska  ..................          1               85,233          0.06
Nevada .....................         15              769,954          0.53
New Hampshire   ............         22            1,185,299          0.82
New Jersey   ...............         43            3,938,398          2.73
New Mexico   ...............         22              943,634          0.65
New York  ..................        114            7,725,920          5.35
North Carolina  ............         40            2,734,116          1.89
North Dakota ...............          3              106,843          0.07
Ohio   .....................        483           36,258,489         25.13
Oklahoma  ..................         22            1,174,233          0.81
Oregon .....................         33            1,806,557          1.25
Pennsylvania ...............         13            1,309,471          0.91
Rhode Island ...............         16            1,435,589          0.99
South Carolina  ............         99            6,761,728          4.69
Tennessee ..................         14              999,217          0.69
Texas  .....................         99            6,143,472          4.26
Utah   .....................         18            1,043,025          0.72
Vermont   ..................          3              177,231          0.12
Virginia  ..................         15            1,235,731          0.86
Washington   ...............          4              222,699          0.15
West Virginia   ............          1               27,170          0.02
Wyoming   ..................          5              376,807          0.26
                                    ---         ------------       -------
    Total ..................      1,986         $144,303,606       100.00%
                                  =====         ============       =======

  ZIP CODE CONCENTRATION (OVER 1%) OF MORTGAGE LOANS IN MORTGAGE LOAN GROUP 3



                                                                        AGGREGATE
                                                      NUMBER OF     PRINCIPAL BALANCE        % OF
                                                       MORTGAGE     OUTSTANDING AS OF      MORTGAGE
ZIP CODE CONCENTRATIONS                               LOANS         CUT-OFF DATE          LOAN GROUP
---------------------------------------------------   -----------   -------------------   -----------
12561 -- New Paltz, New York  .....................       39            $1,917,693        1.33 %
29928 -- Hilton Head Island, South Carolina  ......       21             1,887,291        1.31
45805 -- Lima, Ohio  ..............................       15             1,768,848        1.23
45458 -- Centerville, Ohio ........................        5             1,499,347        1.04
45042 -- Middletown, Ohio  ........................        3             1,451,646        1.01

MONTHLY PAYMENTS DELINQUENT AS OF THE CUT-OFF DATE OF MORTGAGE LOANS IN
                             MORTGAGE LOAN GROUP 3



                                                            AGGREGATE
                                          NUMBER OF     PRINCIPAL BALANCE        % OF
                                           MORTGAGE     OUTSTANDING AS OF      MORTGAGE
MONTHLY PAYMENTS DELINQUENT               LOANS         CUT-OFF DATE          LOAN GROUP
---------------------------------------   -----------   -------------------   -----------
None (0-29 days past due)  ............      1,904         $138,511,920       95.99 %
1 Payment (30-59 days past due)  ......         82            5,791,687       4.01
                                             -----         ------------       ----
    Total   ...........................      1,986         $144,303,606       100.00 %
                                             =====         ============       ==========

DELINQUENCY HISTORY FOR THE PAST TWELVE MONTHS IMMEDIATELY PRECEDING THE
                           CUT-OFF DATE OF MORTGAGE
                        LOANS IN MORTGAGE LOAN GROUP 3



                                                                 AGGREGATE
                                               NUMBER OF     PRINCIPAL BALANCE        % OF
                                                MORTGAGE     OUTSTANDING AS OF      MORTGAGE
12-MONTH DELINQUENCY HISTORY*                  LOANS         CUT-OFF DATE          LOAN GROUP
--------------------------------------------   -----------   -------------------   -----------
0 times 30-days delinquent   ...............      1,722         $125,161,134       86.73 %
1 times 30-days delinquent   ...............        103            8,095,448          5.61
2 times 30-days delinquent   ...............         46            3,252,892          2.25
More than 2 times 30-days delinquent  ......        115            7,794,132          5.40
                                                  -----         ------------       -------
    Total  .................................      1,986         $144,303,606       100.00%
                                                  =====         ============       =======

----------
* Approximately 3.52% of the Mortgage Loans in the Mortgage Loan Group had fewer than twelve months of delinquency history.

              INDICES OF MORTGAGE LOANS IN MORTGAGE LOAN GROUP 3



                                               AGGREGATE
                             NUMBER OF     PRINCIPAL BALANCE        % OF
                              MORTGAGE     OUTSTANDING AS OF      MORTGAGE
INDEX                        LOANS         CUT-OFF DATE          LOAN GROUP
--------------------------   -----------   -------------------   -----------
1 Year Treasury  .........      1,716         $119,616,081       82.89 %
6 Month T-Bill   .........         69            4,711,095          3.26
2 Year Treasury  .........          2              117,309          0.08
3 Year Treasury  .........         56            5,170,483          3.58
5 Year Treasury  .........         19            1,186,542          0.82
10 Year Treasury .........          7              689,123          0.48
6 Month LIBOR ............          1              111,748          0.08
11th District COFI  ......        115           12,229,064          8.47
12th District COFI  ......          1              472,162          0.33
                                -----         ------------       -------
    Total  ...............      1,986         $144,303,606       100.00%
                                =====         ============       =======

            DISTRIBUTIONS OF INTEREST RATE ADJUSTMENT FREQUENCY AND
    PAYMENT ADJUSTMENT FREQUENCY OF MORTGAGE LOANS IN MORTGAGE LOAN GROUP 3



                                                              AGGREGATE
                                            NUMBER OF     PRINCIPAL BALANCE        % OF
                                             MORTGAGE     OUTSTANDING AS OF      MORTGAGE
ADJUSTMENT FREQUENCY                        LOANS         CUT-OFF DATE          LOAN GROUP
-----------------------------------------   -----------   -------------------   -----------
3 Year Fixed Rate; Annual/Annual   ......        142           15,028,538          10.41%
5 Year Fixed Rate; Annual/Annual   ......         24            2,419,800           1.68
10 Year Fixed Rate; Annual/Annual  ......          3              376,755           0.26
Monthly / Annual ........................         38            4,082,259           2.83
Semi-Annual / Semi-Annual ...............         60            6,504,208           4.51
Semi-Annual / Annual   ..................         17            1,216,622           0.84
Annual / Annual  ........................      1,579          105,463,133          73.08
3-Year / 3-Year  ........................         60            5,413,629           3.75
5-Year / 5-Year  ........................         19            1,282,528           0.89
Other   .................................         44            2,516,134           1.74
                                               -----          -----------         ------
    Total  ..............................      1,986         $144,303,606         100.00%
                                               =====         ============         ======

           GROSS MARGINS OF MORTGAGE LOANS IN MORTGAGE LOAN GROUP 3
                           WEIGHTED AVERAGE: 2.813%



                                              AGGREGATE
                            NUMBER OF     PRINCIPAL BALANCE        % OF
                             MORTGAGE     OUTSTANDING AS OF      MORTGAGE
GROSS MARGIN                LOANS         CUT-OFF DATE          LOAN GROUP
-------------------------   -----------   -------------------   -----------
Negative Margin .........          7         $    267,097       0.19 %
No Margin ...............          4              170,648        0.12
0.001% -- 1.499%   ......         33            1,485,551        1.03
1.500% -- 1.999%   ......         29            1,188,766        0.82
2.000% -- 2.499%   ......        148            9,649,857        6.69
2.500% -- 2.999%   ......        914           74,665,008       51.74
3.000% -- 3.499%   ......        701           45,638,671       31.63
3.500% -- 3.999%   ......        104            8,293,962        5.75
4.000% -- 4.499%   ......         31            1,960,824        1.36
4.500% -- 4.999%   ......          8              621,656        0.43
5.000% or greater  ......          7              361,565        0.25
                                 ---         ------------       -----
    Total ...............      1,986         $144,303,606       100.00 %
                               =====         ============       ==========

           MAXIMUM RATES OF MORTGAGE LOANS IN MORTGAGE LOAN GROUP 3
                          WEIGHTED AVERAGE: 14.180%*



                                               AGGREGATE
                             NUMBER OF     PRINCIPAL BALANCE        % OF
                              MORTGAGE     OUTSTANDING AS OF      MORTGAGE
MAXIMUM INTEREST RATE        LOANS         CUT-OFF DATE          LOAN GROUP
--------------------------   -----------   -------------------   -----------
No maximum rate  .........        173         $  9,400,839       6.51 %
Less than 13.00% .........        229           21,703,691       15.04
13.00% -- 13.49% .........        203           16,993,788       11.78
13.50% -- 13.99% .........        345           27,336,020       18.94
14.00% -- 14.49% .........        224           16,626,845       11.52
14.50% -- 14.99% .........        251           16,516,226       11.45
15.00% -- 15.49% .........        129           10,157,058        7.04
15.50% -- 15.99% .........        159            9,378,536        6.50
16.00% -- 16.49% .........         77            4,533,389        3.14
16.50% -- 16.99% .........        101            6,496,106        4.50
17.00% -- 17.49% .........         46            2,513,268        1.74
17.50% -- 17.99% .........         20            1,337,631        0.93
18.00% and greater  ......         29            1,310,210        0.91
                                  ---         ------------       -----
    Total  ...............      1,986         $144,303,606       100.00 %
                                =====         ============       ==========

----------
* Excludes ARMs with no Maximum Rate.

           MINIMUM RATES OF MORTGAGE LOANS IN MORTGAGE LOAN GROUP 3
                           WEIGHTED AVERAGE: 6.816%*



                                               AGGREGATE
                             NUMBER OF     PRINCIPAL BALANCE        % OF
                              MORTGAGE     OUTSTANDING AS OF      MORTGAGE
MINIMUM INTEREST RATE        LOANS         CUT-OFF DATE          LOAN GROUP
--------------------------   -----------   -------------------   -----------
No minimum rate  .........      1,259         $ 92,958,941          64.42%
Less than 3.00%  .........         26            2,242,320           1.55
 3.00% --  3.49% .........         13            1,401,984           0.97
 3.50% --  3.99% .........         42            4,174,588           2.89
 4.00% --  4.49% .........         25            1,952,091           1.35
 4.50% --  4.99% .........         22            1,377,077           0.95
 5.00% --  5.49% .........         13              869,882           0.60
 5.50% --  5.99% .........         39            2,299,772           1.59
 6.00% --  6.49% .........         26            1,912,502           1.33
 6.50% --  6.99% .........         50            3,803,096           2.64
 7.00% --  7.49% .........         60            4,423,782           3.07
 7.50% --  7.99% .........        120            7,522,069           5.21
 8.00% --  8.49% .........        108            6,794,773           4.71
 8.50% --  8.99% .........        125            8,397,825           5.82
 9.00% --  9.49% .........         35            2,696,849           1.87
 9.50% --  9.99% .........         14              996,162           0.69
10.00% -- 10.49% .........          3              236,971           0.16
10.50% -- 10.99% .........          1               37,086           0.03
11.00% and greater  ......          5              205,836           0.14
                                -----         ------------         ------
     Total ...............      1,986         $144,303,606         100.00%
                                =====         ============         ======

----------
* Excludes ARMs with no Minimum Rate.

   PERIODIC RATE ADJUSTMENT CAPS OF MORTGAGE LOANS IN MORTGAGE LOAN GROUP 3
                           WEIGHTED AVERAGE: 1.938%*



                                                   AGGREGATE
                                 NUMBER OF     PRINCIPAL BALANCE        % OF
                                  MORTGAGE     OUTSTANDING AS OF      MORTGAGE
PERIODIC RATE ADJUSTMENT CAP     LOANS         CUT-OFF DATE          LOAN GROUP
------------------------------   -----------   -------------------   -----------
No Periodic Rate Cap .........        233         $ 16,307,600       11.30 %
0.250%   .....................          2               94,757        0.07
0.375%   .....................          2              139,938        0.10
0.500%   .....................          1               27,942        0.02
0.750%   .....................         13              788,897        0.55
1.000%   .....................        108            8,540,669        5.92
1.500%   .....................         39            2,227,733        1.54
1.750%   .....................          1               50,582        0.04
2.000%   .....................      1,555          112,835,263       78.19
2.500%   .....................         19            1,083,477        0.75
2.750%   .....................          1               75,284        0.05
3.000%   .....................         10            1,919,172        1.33
5.000%   .....................          1              111,450        0.08
5.250%   .....................          1              100,844        0.07
                                    -----         ------------       -----
    Total   ..................      1,986         $144,303,606       100.00 %
                                    =====         ============       ==========

----------
* Excludes ARMs with no Periodic Rate Cap.

   NEXT INTEREST ADJUSTMENT DATES OF MORTGAGE LOANS IN MORTGAGE LOAN GROUP 3
             WEIGHTED AVERAGE MONTH TO NEXT ADJUSTMENT: 8.8 MONTHS



                                                    AGGREGATE
                                  NUMBER OF     PRINCIPAL BALANCE        % OF
                                   MORTGAGE     OUTSTANDING AS OF      MORTGAGE
NEXT INTEREST ADJUSTMENT DATE     LOANS         CUT-OFF DATE          LOAN GROUP
-------------------------------   -----------   -------------------   -----------
January 1998 ..................        212         $ 16,646,080       11.54 %
February 1998   ...............        155           11,480,588        7.96
March 1998   ..................        142           10,229,518        7.09
April 1998   ..................        144            9,205,935        6.38
May 1998  .....................        126            7,736,713        5.36
June 1998 .....................        127            8,923,026        6.18
July 1998 .....................        169           10,750,072        7.45
August 1998  ..................        124            8,297,201        5.75
September 1998  ...............        153           10,434,518        7.23
October 1998 ..................        182           12,896,054        8.94
November 1998   ...............        148            9,880,358        6.85
December 1998   ...............        118            8,537,360        5.92
After December 1998   .........        186           19,286,183       13.37
                                       ---         ------------       -----
    Total .....................      1,986         $144,303,606       100.00 %
                                     =====         ============       ==========

NEGATIVE AMORTIZATION CHARACTERISTICS OF MORTGAGE LOANS IN MORTGAGE LOAN GROUP
                                       3



                                                            AGGREGATE
                                          NUMBER OF     PRINCIPAL BALANCE        % OF
                                           MORTGAGE     OUTSTANDING AS OF      MORTGAGE
NEGATIVE AMORTIZATION CHARACTERISTICS     LOANS         CUT-OFF DATE          LOAN GROUP
---------------------------------------   -----------   -------------------   -----------
No Negative Amortization   ............      1,841         $134,107,699       92.93 %
Negam -- No Cap   .....................         19            1,449,503       1.00
Negam -- 110% Cap .....................         13            1,932,111       1.34
Negam -- 125% Cap .....................        112            6,777,342       4.70
Negam -- 127% Cap .....................          1               36,952       0.03
                                             -----         ------------       ----
    Total   ...........................      1,986         $144,303,606       100.00 %
                                             =====         ============       ==========

                      (This Page Left Blank Intentionally)

PROSPECTUS

                       MORTGAGE PASS-THROUGH CERTIFICATES
                              (ISSUABLE IN SERIES)

                     BEAR STEARNS MORTGAGE SECURITIES INC.

                                     SELLER

       This Prospectus relates to Mortgage Pass-Through Certificates (the "Certificates"), which may be sold from time to time in one or more Series on terms determined at the time of sale and described in the related Prospectus Supplement. The Certificates of a Series will evidence beneficial ownership of one or more trust funds (each a "Trust Fund"). As specified in the related Prospectus Supplement, a Trust Fund for a Series of Certificates will include certain mortgage-related assets (the "Mortgage Assets") consisting of (i) first lien mortgage loans or participations therein secured by one-to four-family residential properties ("Single Family Loans"), (ii) first lien mortgage loans or participations therein secured by multifamily residential properties ("Multifamily Loans"), (iii) loans or participations therein secured by security interests or similar liens on shares in cooperative housing corporations and the related proprietary leases or occupancy agreements ("Cooperative Loans"), (iv) conditional sales contracts and installment sales or loan agreements or participations therein secured by manufactured housing ("Contracts"), (v) mortgage pass-though securities (the "Agency Securities") issued or guaranteed by the Government National Mortgage Association ("GNMA"), the Federal National Mortgage Association ("FNMA"), the Federal Home Loan Mortgage Corporation ("FHLMC") or other government agencies or government-sponsored agencies or (vi) privately issued mortgage-backed securities ("Private Mortgage-Backed Securities"). If specified in the related Prospectus Supplement, certain Certificates will evidence the entire beneficial ownership interest in a Trust Fund which will contain a beneficial ownership interest in another Trust Fund which will contain the Mortgage Assets. The Mortgage Assets will be acquired by Bear Stearns Mortgage Securities Inc. (the "Seller") from one or more institutions which may be affiliates of the Seller (each, a "Lender") and conveyed by the Seller to the related Trust Fund. A Trust Fund also may include insurance policies, cash accounts, letters of credit, financial guaranty insurance policies, third party guarantees or other assets to the extent described in the related Prospectus Supplement.

       Each Series of Certificates will be issued in one or more classes. Each class of Certificates of a Series will evidence beneficial ownership of a specified percentage (which may be 0%) or portion of future interest payments and a specified percentage (which may be 0%) or portion of future principal payments on the Mortgage Assets in the related Trust Fund. A Series of Certificates may include one or more senior classes that receive certain preferential treatment with respect to one or more other classes of Certificates of such Series. One or more classes of Certificates of a Series may be entitled to receive distributions of principal, interest or any combination thereof prior to one or more other classes of Certificates of such Series or after the occurrence of specified events or may be required to absorb one or more types of losses prior to one or more other classes of Certificates, in each case as specified in the related Prospectus Supplement.

       Distributions to holders of Certificates ("Certificateholders") will be made monthly, quarterly, semi-annually or at such other intervals and on the dates specified in the related Prospectus Supplement. Distributions on the Certificates of a Series will be made only from the assets of the related Trust Fund.

       The Certificates will not represent an obligation of or interest in the Seller or any affiliate thereof and will not be insured or guaranteed by any governmental agency or instrumentality or by any other person. Unless otherwise specified in the related Prospectus Supplement, the only obligations of the Seller with respect to a Series of Certificates will be to obtain certain representations and warranties from the Lenders or other third parties and to assign to the trustee (the "Trustee") for the related Series of Certificates the Seller's rights with respect to such representations and warranties. The principal obligations of one or more master servicers (each, a "Master Servicer") named in the Prospectus Supplement with respect to the related Series of Certificates will be limited to its or their contractual servicing obligations, including any obligation to advance delinquent payments on the Mortgage Assets in the related Trust Fund.

       The yield on each class of Certificates of a Series will be affected by the rate of payment of principal (including prepayments) on the Mortgage Assets in the related Trust Fund and the timing of receipt of such payments as described herein and in the related Prospectus Supplement. A Trust Fund may be subject to early termination under the circumstances described herein and in the related Prospectus Supplement.

       If specified in a Prospectus Supplement, one or more elections may be made to treat each Trust Fund or specified portions thereof as a "real estate mortgage investment conduit" ("REMIC") for federal income tax purposes. See "Certain Federal Income Tax Consequences."

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
   EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY
     OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY
            REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

       Prior to issuance there will have been no market for the Certificates of any Series and there can be no assurance that a secondary market for any Certificates will develop. This Prospectus may not be used to consummate sales of a Series of Certificates unless accompanied by a Prospectus Supplement.

       Offers of the Certificates may be made through one or more different methods, including offerings through underwriters, as more fully described under "Method of Distribution" herein and in the related Prospectus Supplement. All Certificates will be distributed by, or sold by underwriters managed by:

                            BEAR, STEARNS & CO. INC.

                 The date of this Prospectus is June 24, 1997.

       Until 90 days after the date of each Prospectus Supplement, all dealers effecting transactions in the securities covered by such Prospectus Supplement, whether or not participating in the distribution thereof, may be required to deliver such Prospectus Supplement and this Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus and Prospectus Supplement when acting as underwriters and with respect to their unsold allotments or subscriptions.

                             PROSPECTUS SUPPLEMENT

       The Prospectus Supplement relating to the Certificates of each Series to be offered hereunder will, among other things, set forth with respect to such Certificates, as appropriate: (i) a description of the class or classes of Certificates; (ii) the rate of interest (the "Pass-Through Rate") or method of determining the amount of interest, if any, to be passed through to each such class; (iii) the aggregate principal amount, if any, relating to each such class; (iv) the distribution dates (each a "Distribution Date ") for interest and principal payments and, if applicable, the initial and final scheduled Distribution Dates for each class; (v) if applicable, the aggregate original percentage ownership interest in the Trust Fund to be evidenced by each class of Certificates; (vi) information as to the nature and extent of subordination with respect to any class of Certificates that is subordinate to any other class;
(vii) information as to the assets comprising the Trust Fund, including the general characteristics of the Mortgage Assets included therein and, if applicable, the amount and source of any reserve fund (a "Reserve Account"), and the insurance, letters of credit, guarantees, or other instruments or agreements included in the Trust Fund; (viii) the circumstances, if any, under which the Trust Fund may be subject to early termination; (ix) additional information with respect to the plan of distribution of such Certificates; (x) whether one or more REMIC elections will be made and designation of the regular interests and residual interests; (xi) information as to the Trustee; and (xii) information as to the Master Servicer.

                             AVAILABLE INFORMATION

       The Seller has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement under the Securities Act of 1933, as amended, with respect to the Certificates. This Prospectus and the Prospectus Supplement relating to each Series of Certificates contain summaries of the material terms of the documents referred to herein and therein, but do not contain all of the information set forth in the Registration Statement of which this Prospectus is a part. For further information, reference is made to such Registration Statement and the exhibits thereto. Such Registration Statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Regional Offices located as follows: Chicago Regional Office, Northwestern Atrium Center, 500 West Madison Street -- Suite 1400, Chicago, Illinois 60661; and New York Regional Office, 7 World Trade Center -- 13th Floor, New York, New York 10048.

       No person has been authorized to give any information or to make any representation other than those contained in this Prospectus and any Prospectus Supplement with respect hereto and, if given or made, such information or representations must not be relied upon. This Prospectus and any Prospectus Supplement with respect hereto do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the Certificates offered hereby and thereby nor an offer of the Certificates to any person in any state or other jurisdiction in which such offer would be unlawful. The delivery of this Prospectus at any time does not imply that information herein is correct as of any time subsequent to its date.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

       All documents filed by the Depositor pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, with respect to a series of Certificates subsequent to the date of this Prospectus and the related Prospectus Supplement and prior to the termination of the offering of such series of Certificates shall be deemed to be incorporated by reference in this Prospectus as supplemented by the related Prospectus Supplement. If so specified in any such documents, such document shall also be deemed to be incorporated by reference in the Registration Statement of which this Prospectus forms a part.

       Any statement contained herein or in a Prospectus Supplement for a series of Certificates or in a document incorporated or deemed to be incorporated by reference herein or therein shall be deemed to be modified or superseded for purposes of this Prospectus and such Prospectus Supplement and, if applicable, the Registration Statement to the extent that a statement contained herein or therein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein or therein modifies or supersedes such statement, except to the extent that such subsequently filed document expressly states otherwise. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus or the related Prospectus Supplement or, if applicable, the Registration Statement.

       The Depositor will provide without charge to each person, including any beneficial owner, to whom a copy of this Prospectus and the related Prospectus Supplement is delivered, on the written or oral request of any such person, a copy of any and all of the documents incorporated herein by reference, except the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Written requests for such copies should be directed to the President, Bear Stearns Mortgage Securities Inc., 245 Park Avenue, New York, New York 10167. Telephone requests for such copies should be directed to the President at (212) 272-2000.

                         REPORTS TO CERTIFICATEHOLDERS

       Periodic and annual reports concerning the related Trust Fund will be provided to the Certificateholders. See "Description of the Certificates -- Reports to Certificateholders."

                                SUMMARY OF TERMS

       THIS SUMMARY IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE DETAILED INFORMATION APPEARING ELSEWHERE IN THIS PROSPECTUS AND IN THE RELATED PROSPECTUS SUPPLEMENT WHICH WILL BE PREPARED IN CONNECTION WITH EACH SERIES OF CERTIFICATES.

Title of Securities.............................  Mortgage Pass-Through Certificates (Issuable in Series).

Seller..........................................  Bear Stearns Mortgage Securities Inc., a Delaware corporation and a wholly-owned subsidiary of Bear Stearns Mortgage Capital
                                                  Corporation. See "The Seller."

Trustee.........................................  The Trustee for each Series of Certificates will be specified in the related Prospectus Supplement.

Master Servicer.................................  One or more entities named as a Master Servicer in the related
                                                  Prospectus Supplement, which may be an affiliate of the Seller.
                                                  See "The Pooling and Servicing Agreement-Certain Matters
                                                  Regarding the Master Servicer and the Seller."

Trust Fund Assets...............................  A Trust Fund for a Series of Certificates will include the
                                                  Mortgage Assets consisting of (i) a pool (a "Mortgage Pool") of
                                                  Single Family Loans, Multifamily Loans, Cooperative Loans or
                                                  Contracts (collectively, the "Mortgage Loans"), (ii) Agency
                                                  Securities or (iii) Private Mortgage-Backed Securities,
                                                  together with payments in respect of such Mortgage Assets and certain other accounts, obligations or agreements, in each case as specified in the related Prospectus Supplement.

A.  Single Family, Cooperative
    and Multi-family Loans......................  Unless otherwise specified in the related Prospectus
                                                  Supplement, Single Family Loans will be secured by first
                                                  mortgage liens on one- to four-family residential properties.
                                                  Unless otherwise specified in the related Prospectus
                                                  Supplement, Cooperative Loans will be secured by security
                                                  interests in shares issued by private, nonprofit, cooperative housing corporations ("Cooperatives") and in the related
                                                  proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in such Cooperatives'
                                                  buildings. Single Family Loans and Cooperative Loans may be conventional loans (i.e., loans that are not insured or
                                                  guaranteed by any governmental agency), insured by the Federal
                                                  Housing Authority ("FHA") or partially guaranteed by the
                                                  Veterans Administration ("VA") as specified in the related
                                                  Prospectus Supplement. Unless otherwise specified in the
                                                  related Prospectus Supplement, Single Family Loans and
                                                  Cooperative Loans will all have individual principal balances at origination of not less than $25,000 and not more than
                                                  $1,000,000, and original terms to stated maturity of 15 to 40 years.

                                                  Multifamily Loans will be secured by first mortgage liens on rental apartment buildings or projects containing five or more residential units, including apartment buildings owned by

                                                  Cooperatives. Such loans may be conventional loans or insured by the FHA, as specified in the related Prospectus Supplement.
                                                  Unless otherwise specified in the related Prospectus
                                                  Supplement, Multifamily Loans will all have individual
                                                  principal balances at origination of not less than $25,000 and original terms to stated maturity of not more than 40 years.

                                                  The payment terms of the Mortgage Loans to be included in a
                                                  Trust Fund will be described in the related Prospectus
                                                  Supplement and may include any of the following features or combinations thereof or other features described in the related
                                                  Prospectus Supplement:

                                                  (a)     Interest may be payable at a fixed rate, a rate
                                                          adjustable from time to time in relation to an index, a
                                                          rate that is fixed for a period of time or under
                                                          certain circumstances and is followed by an adjustable
                                                          rate, a rate that otherwise varies from time to time,
                                                          or a rate that is convertible from an adjustable rate
                                                          to a fixed rate. Changes to an adjustable rate may be
                                                          subject to periodic limitations, maximum rates, minimum
                                                          rates or a combination of such limitations. Accrued
                                                          interest may be deferred and added to the principal of
                                                          a Mortgage Loan for such periods and under such
                                                          circumstances as may be specified in the related
                                                          Prospectus Supplement. Mortgage Loans may provide for
                                                          the payment of interest at a rate lower than the
                                                          specified interest rate on the Mortgage Loan (the
                                                          "Mortgage Rate") for a period of time or for the life
                                                          of the Mortgage Loan, and the amount of any difference
                                                          may be contributed from funds supplied by the seller of
                                                          the Mortgaged Property or another source ("Buydown
                                                          Loans") or may be treated as accrued interest and added
                                                          to the principal of the Mortgage Loan.

                                                  (b)     Principal may be payable on a level debt service basis
                                                          to fully amortize the Mortgage Loan over its term, may
                                                          be calculated on the basis of an assumed amortization
                                                          schedule that is significantly longer than the original
                                                          term to maturity or on an interest rate that is
                                                          different from the interest rate on the Mortgage Loan
                                                          or may not be amortized during all or a portion of the
                                                          original term. Payment of all or a substantial portion
                                                          of the principal may be due on maturity ("balloon"
                                                          payments). Principal may include interest that has been
                                                          deferred and added to the principal balance of the
                                                          Mortgage Loan.

                                                  (c)     Payments of principal and interest may be fixed for the
                                                          life of the Mortgage Loan, may increase over a
                                                          specified period of time or may change from period to
                                                          period. Mortgage Loans may include limits on periodic
                                                          increases or decreases in the amount of
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                                                          monthly payments and may include maximum or minimum
                                                          amounts of monthly payments.

                                                  (d)     Prepayments of principal may be subject to a prepayment
                                                          fee, which may be fixed for the life of the Mortgage
                                                          Loan or may decline over time, and may be prohibited
                                                          for the life of the Mortgage Loan or for certain
                                                          periods ("lockout periods"). Certain Mortgage Loans may
                                                          permit prepayments after expiration of the applicable
                                                          lockout period and may require the payment of a
                                                          prepayment fee in connection with any such subsequent
                                                          prepayment. Other Mortgage Loans may permit prepayments
                                                          without payment of a fee unless the prepayment occurs
                                                          during specified time periods. The Mortgage Loans may
                                                          include due-on-sale clauses which permit the mortgagee
                                                          to demand payment of the entire Mortgage Loan in
                                                          connection with the sale or certain transfers of the
                                                          related Mortgaged Property. Other Mortgage Loans may be
                                                          assumable by persons meeting the then applicable
                                                          underwriting standards of the Lender.

                                                  Certain Mortgage Loans may be originated or acquired in
                                                  connection with employee relocation programs. The real property constituting security for repayment of a Mortgage Loan may be located in any one of the fifty states or the District of
                                                  Columbia. Unless otherwise specified in the related Prospectus
                                                  Supplement, all of the Mortgage Loans will be covered by
                                                  standard hazard insurance policies insuring against losses due to fire and various other causes. The Mortgage Loans will be covered by primary mortgage insurance policies to the extent provided in the related Prospectus Supplement. All Mortgage
                                                  Loans will have been purchased by the Seller, either directly or through an affiliate, from Lenders.

B.  Contracts...................................  Contracts will consist of conditional sales and installment sales or loan agreements secured by new or used Manufactured
                                                  Homes (as defined herein). Contracts may be conventional loans, insured by the FHA or partially guaranteed by the VA, as
                                                  specified in the related Prospectus Supplement. Unless
                                                  otherwise specified in the related Prospectus Supplement, each
                                                  Contract will be fully amortizing and will bear interest at a fixed accrual percentage rate ("APR"). Unless otherwise
                                                  specified in the related Prospectus Supplement, Contracts will all have individual principal balances at origination of not less than $10,000 and not more than $1,000,000 and original terms to stated maturity of 5 to 30 years.

C.  Agency Securities...........................  The Agency Securities will consist of (i) fully modified pass-
                                                  through mortgage-backed certificates guaranteed as to timely payment of principal and interest by the Government National
                                                  Mortgage Association ("GNMA Certificates"), (ii) Guaranteed
                                                  Mortgage Pass-Through Certificates issued and guaranteed as to timely payment of principal and interest by the Federal
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                                                  National Mortgage Association ("FNMA Certificates"), (iii)
                                                  Mortgage Participation Certificates issued and guaranteed as to timely payment of interest and, unless otherwise specified in the related Prospectus Supplement, ultimate payment of
                                                  principal by the Federal Home Loan Mortgage Corporation ("FHLMC
                                                  Certificates"), (iv) stripped mortgage-backed securities
                                                  representing an undivided interest in all or a part of either the principal distributions (but not the interest
                                                  distributions) or the interest distributions (but not the
                                                  principal distributions) or in some specified portion of the principal and interest distributions (but not all of such
                                                  distributions) on certain GNMA, FNMA, FHLMC or other government agency or government-sponsored agency Certificates and, unless otherwise specified in the Prospectus Supplement, guaranteed to the same extent as the underlying securities, (v) another type of guaranteed pass-through certificate issued or guaranteed by
                                                  GNMA, FNMA, FHLMC or another government agency or
                                                  government-sponsored agency and described in the related
                                                  Prospectus Supplement, or (vi) a combination of such Agency
                                                  Securities. All GNMA Certificates will be backed by the full faith and credit of the United States. No FNMA or FHLMC
                                                  Certificates will be backed, directly or indirectly, by the full faith and credit of the United States. The Agency
                                                  Securities may consist of pass-through securities issued under the GNMA I Program, the GNMA II Program, FHLMC's Cash or
                                                  Guarantor Program or another program specified in the
                                                  Prospectus Supplement. The payment characteristics of the
                                                  Mortgage Loans underlying the Agency Securities will be
                                                  described in the related Prospectus Supplement.

D.  Private Mortgage-Backed
    Securities..................................  Private Mortgage-Backed Securities may include (i) mortgage participations or pass-through certificates representing
                                                  beneficial interests in certain Mortgage Loans or (ii)
                                                  Collateralized Mortgage Obligations ("CMOs") secured by such
                                                  Mortgage Loans. Private Mortgage-Backed Securities may include stripped mortgage-backed securities representing an undivided interest in all or a part of any of the principal distributions
                                                  (but not the interest distributions) or the interest
                                                  distributions (but not the principal distributions) or in some specified portion of the principal and interest distributions
                                                  (but not all of such distributions) on certain mortgage loans.
                                                  Although individual Mortgage Loans underlying a Private
                                                  Mortgage-Backed Security may be insured or guaranteed by the
                                                  United States or an agency or instrumentality thereof, they need not be, and the Private Mortgage-Backed Securities
                                                  themselves will not be so insured or guaranteed. See "The Trust
                                                  Fund-Private Mortgage-Backed Securities." Unless otherwise specified in the Prospectus Supplement relating to a Series of
                                                  Certificates, payments on the Private Mortgage-Backed
                                                  Securities will be distributed directly to the Trustee as
                                                  registered owner of such Private Mortgage-Backed Securities.
                                                  See "The Trust Fund-Private Mortgage-Backed Securities."
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                                                  The related Prospectus Supplement for a Series will specify (i)
                                                  the aggregate approximate principal amount and type of any
                                                  Private Mortgage-Backed Securities to be included in the Trust
                                                  Fund for such Series; (ii) certain characteristics of the
                                                  Mortgage Loans which comprise the underlying assets for the
                                                  Private Mortgage-Backed Securities including to the extent available (A) the payment features of such Mortgage Loans, (B)
                                                  the approximate aggregate principal amount, if known, of the underlying Mortgage Loans which are insured or guaranteed by a governmental entity, (C) the servicing fee or range of
                                                  servicing fees with respect to the Mortgage Loans, and (D) the minimum and maximum stated maturities of the Mortgage Loans at origination; (iii) the maximum original term-to-stated maturity of the Private Mortgage-Backed Securities; (iv) the weighted average term-to-stated maturity of the Private Mortgage-Backed
                                                  Securities; (v) the pass-through or certificate rate or ranges thereof for the Private Mortgage-Backed Securities; (vi) the weighted average pass-through or certificate rate of the
                                                  Private Mortgage-Backed Securities; (vii) the issuer of the
                                                  Private Mortgage-Backed Securities (the "PMBS Issuer"), the
                                                  servicer of the Private Mortgage-Backed Securities (the "PMBS
                                                  Servicer") and the trustee of the Private Mortgage-Backed
                                                  Securities (the "PMBS Trustee"); (viii) certain characteristics of credit support, if any, such as reserve funds, insurance policies, letters of credit, financial guaranty insurance
                                                  policies or third party guarantees, relating to the Mortgage
                                                  Loans underlying the Private Mortgage-Backed Securities, or to such Private Mortgage-Backed Securities themselves; (ix) the terms on which underlying Mortgage Loans for such Private
                                                  Mortgage-Backed Securities may, or are required to, be
                                                  repurchased prior to stated maturity; and (x) the terms on which substitute Mortgage Loans may be delivered to replace those initially deposited with the PMBS Trustee. See "The Trust
                                                  Fund."

E.  Pre-Funding and
    Capitalized Interest
    Accounts....................................  If specified in the related Prospectus Supplement, a Trust Fund will include one or more segregated trust accounts (each, a
                                                  "Pre-Funding Account") established and maintained with the
                                                  Trustee for the related Series. If so specified, on the closing date for such Series, a portion of the proceeds of the sale of the Certificates of such Series (such amount, the "Pre-Funded
                                                  Amount") will be deposited in the Pre-Funding Account and may be used to purchase additional Primary Assets during the period of time, not to exceed six months, specified in the related
                                                  Prospectus Supplement (the "Pre-Funding Period"). The Primary
                                                  Assets to be so purchased will be required to have certain characteristics specified in the related Prospectus Supplement.
                                                  If any Pre-Funded Amount remains on deposit in the Pre-Funding
                                                  Account at the end of the Pre-Funding Period, such amount will be applied in the manner specified in the related Prospectus
                                                  Supplement to prepay the Certificates of the applicable Series.
                                                  The amount initially deposited in a pre-funding account for a
                                                  Series of Certificates will not exceed
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                                                  fifty percent of the aggregate principal amount of such Series of Certificates.

                                                  If a Pre-Funding Account is established, one or more segregated trust accounts (each, a "Capitalized Interest Account") may be established and maintained with the Trustee for the related
                                                  Series. On the closing date for such Series, a portion of the proceeds of the sale of the Certificates of such Series will be deposited in the Capitalized Interest Account and used to fund the excess, if any, of (x) the sum of (i) the amount of
                                                  interest accrued on the Certificates of such Series and (ii) if specified in the related Prospectus Supplement, certain fees or expenses during the Pre-Funding Period such as trustee fees and credit enhancement fees, over (y) the amount of interest
                                                  available therefor from the Primary Assets in the Trust Fund.
                                                  Any amounts on deposit in the Capitalized Interest Account at the end of the Pre-Funding Period that are not necessary for such purposes will be distributed to the person specified in the related Prospectus Supplement.

     Description of the
     Certificates...............................  Each Certificate will represent a beneficial ownership interest in a Trust Fund created by the Seller pursuant to a Pooling and
                                                  Servicing Agreement (each, an "Agreement") among the Seller, the Master Servicer(s) and the Trustee for the related Series.
                                                  The Certificates of any Series may be issued in one or more classes as specified in the related Prospectus Supplement. A
                                                  Series of Certificates may include one or more classes of
                                                  senior Certificates (collectively, the "Senior Certificates")
                                                  which receive certain preferential treatment specified in the related Prospectus Supplement with respect to one or more
                                                  classes of subordinate Certificates (collectively, the
                                                  "Subordinated Certificates"). Certain Series or classes of
                                                  Certificates may be covered by insurance policies, cash
                                                  accounts, letters of credit, financial guaranty insurance
                                                  policies, third party guarantees or other forms of credit
                                                  enhancement as described herein and in the related Prospectus
                                                  Supplement.

                                                  One or more classes of Certificates of each Series (i) may be entitled to receive distributions allocable only to principal, only to interest or to any combination thereof; (ii) may be entitled to receive distributions only of prepayments of
                                                  principal throughout the lives of the Certificates or during specified periods; (iii) may be subordinated in the right to receive distributions of scheduled payments of principal,
                                                  prepayments of principal, interest or any combination thereof to one or more other classes of Certificates of such Series throughout the lives of the Certificates or during specified periods or may be subordinated with respect to certain losses or delinquencies; (iv) may be entitled to receive such
                                                  distributions only after the occurrence of events specified in the Prospectus Supplement; (v) may be entitled to receive
                                                  distributions in accordance with a schedule or formula or on the basis of collections from designated portions of the assets
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                                                  in the related Trust Fund; (vi) as to Certificates entitled to distributions allocable to interest, may be entitled to receive interest at a fixed rate or a rate that is subject to change from time to time; and (vii) as to Certificates entitled to distributions allocable to interest, may be entitled to
                                                  distributions allocable to interest only after the occurrence of events specified in the Prospectus Supplement and may accrue interest until such events occur, in each case as specified in the Prospectus Supplement. The timing and amounts of such
                                                  distributions may vary among classes, over time, or otherwise as specified in the related Prospectus Supplement.

     Distributions on the
     Certificates...............................  Distributions on the Certificates entitled thereto will be made monthly, quarterly, semi-annually or at such other intervals and on such other Distribution Dates specified in the
                                                  Prospectus Supplement solely out of the payments received in respect of the assets of the related Trust Fund or other assets pledged for the benefit of the Certificates as specified in the related Prospectus Supplement. The amount allocable to payments of principal and interest on any Distribution Date will be determined as specified in the Prospectus Supplement. Unless otherwise specified in the Prospectus Supplement, all
                                                  distributions will be made pro rata to Certificateholders of the class entitled thereto, and the aggregate original
                                                  principal balance of the Certificates will equal the aggregate distributions allocable to principal that such Certificates will be entitled to receive. If specified in the Prospectus
                                                  Supplement, the Certificates will have an aggregate original principal balance equal to the aggregate unpaid principal
                                                  balance of the Mortgage Assets as of a date specified in the related Prospectus Supplement related to the creation of the
                                                  Trust Fund (the "Cut-off Date") and will bear interest in the aggregate at a rate equal to the interest rate borne by the underlying Mortgage Loans, Agency Securities or Private
                                                  Mortgage-Backed Securities, net of the aggregate servicing fees and any other amounts specified in the Prospectus Supplement.
                                                  If specified in the Prospectus Supplement, the aggregate
                                                  original principal balance of the Certificates and interest rates on the classes of Certificates will be determined based on the cash flow on the Mortgage Assets. The Pass-Through Rate at which interest will be passed through to holders of
                                                  Certificates entitled thereto may be a fixed rate or a rate that is subject to change from time to time from the time and for the periods, in each case as specified in the Prospectus
                                                  Supplement. Any such rate may be calculated on a loan-by-loan, weighted average or other basis, in each case as described in the Prospectus Supplement.

     Credit Enhancement.........................  The assets in a Trust Fund or the Certificates of one or more classes in the related Series may have the benefit of one or more types of credit enhancement described in the related
                                                  Prospectus upplement. The protection against losses afforded by any such credit support will be limited. Such credit
                                                  enhancement may include one or more of the following types:
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A.  Subordination...............................  The rights of the holders of the Subordinated Certificates of a
                                                  Series to receive distributions with respect to the assets in the related Trust Fund will be subordinated to such rights of the holders of the Senior Certificates of the same Series to the extent described in the related Prospectus Supplement. This subordination is intended to enhance the likelihood of regular receipt by holders of Senior Certificates of the full amount of payments which such holders would be entitled to receive if there had been no losses or delinquencies. The protection
                                                  afforded to the holders of Senior Certificates of a Series by means of the subordination feature may be accomplished by (i)
                                                  the preferential right of such holders to receive, prior to any distribution being made in respect of the related Subordinated
                                                  Certificates, the amounts of principal and interest due them on each Distribution Date out of the funds available for
                                                  distribution on such date in the related Certificate Account and, to the extent described in the related Prospectus
                                                  Supplement, by the right of such holders to receive future distributions on the assets in the related Trust Fund that would otherwise have been payable to the Subordinated
                                                  Certificateholders; (ii) reducing the ownership interest of the related subordinated Certificates; (iii) a combination of
                                                  clauses (i) and (ii) above; or (iv) as otherwise described in the related Prospectus Supplement. The protection afforded to the holders of Senior Certificates of a Series by means of the subordination feature also may be accomplished by allocating certain types of losses or delinquencies to the Subordinated
                                                  Certificates to the extent described in the related Prospectus
                                                  Supplement.

                                                  If so specified in the related Prospectus Supplement, the same class of Certificates may be Senior Certificates with respect to certain types of payments or certain types of losses or delinquencies and Subordinated Certificates with respect to other types of payments or types of losses or delinquencies. If so specified in the related Prospectus Supplement,
                                                  subordination may apply only in the event of certain types of losses not covered by other forms of credit support, such as hazard losses not covered by standard hazard insurance policies or losses due to the bankruptcy of the borrower. If specified in the Prospectus Supplement, a reserve fund may be established and maintained by the deposit therein of distributions
                                                  allocable to the holders of Subordinated Certificates until a specified level is reached. The related Prospectus Supplement will set forth information concerning the amount of
                                                  subordination of a class or classes of Subordinated
                                                  Certificates in a Series, the circumstances in which such
                                                  subordination will be applicable, the manner, if any, in which the amount of subordination will decrease over time, the manner of funding the related reserve fund, if any, and the conditions under which amounts in any such reserve fund will be used to make distributions to holders of Senior Certificates or
                                                  released from the related Trust Fund.
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B.  Reserve Accounts............................  One or more Reserve Accounts may be established and maintained for each Series. The related Prospectus Supplement will specify whether or not any such Reserve Account will be included in the corpus of the Trust Fund for such Series and will also specify the manner of funding the related Reserve Account and the
                                                  conditions under which the amounts in any such Reserve Account will be used to make distributions to holders of Certificates of a particular class or released from the related Trust Fund.

C.  Pool Insurance Policy.......................  A mortgage pool insurance policy or policies (the "Pool
                                                  Insurance Policy") may be obtained and maintained for each
                                                  Series pertaining to Single Family Loans, Cooperative Loans or
                                                  Contracts, limited in scope, covering defaults on the related
                                                  Single Family Loans, Cooperative Loans or Contracts in an
                                                  initial amount equal to a specified percentage of the aggregate principal balance of all Single Family Loans, Cooperative Loans or Contracts included in the Mortgage Pool as of the Cut-off
                                                  Date or such other date as is specified in the related
                                                  Prospectus Supplement.

D.  Special Hazard Insurance
    Policy......................................  In the case of Single Family Loans, Cooperative Loans or
                                                  Contracts, certain physical risks that are not otherwise
                                                  insured against by standard hazard insurance policies may be covered by a special hazard insurance policy or policies (the
                                                  "Special Hazard Insurance Policy"). Unless otherwise specified in the related Prospectus Supplement, each Special Hazard
                                                  Insurance Policy will be limited in scope and will cover losses in an initial amount equal to the greatest of (i) a specified percentage of the aggregate principal balance of the Single
                                                  Family Loans, Cooperative Loans or Contracts as of the related
                                                  Cut-off Date, (ii) twice the unpaid principal balance as of the related Cut-off Date of the largest Single Family Loan,
                                                  Cooperative Loan or Contract in the related Mortgage Pool, or
                                                  (iii) the aggregate principal balance of Single Family Loans,
                                                  Cooperative Loans or Contracts as of the Cut-off Date secured by property in any single zip code concentration.

E.  Bankruptcy Bond.............................  A bankruptcy bond or bonds (the "Bankruptcy Bond") may be obtained covering certain losses resulting from action which may be taken by a bankruptcy court in connection with a Single
                                                  Family Loan, Cooperative Loan or Contract. The level of
                                                  coverage of each Bankruptcy Bond will be specified in the
                                                  related Prospectus Supplement.

F.  FHA Insurance and VA
    Guarantee...................................  All or a portion of the Mortgage Loans in a Mortgage Pool may be insured by FHA insurance and all or a portion of the Single
                                                  Family Loans or Contracts in a Mortgage Pool may be partially guaranteed by the VA.

G.  Other Arrangements..........................  Other arrangements as described in the related Prospectus
                                                  Supplement including, but not limited to, one or more letters of credit, financial guaranty insurance policies or third party
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                                                  guarantees, interest rate or other swap agreements, caps,
                                                  collars or floors, may be used to provide coverage for certain risks of defaults or losses. These arrangements may be in
                                                  addition to or in substitution for any forms of credit support described in the Prospectus. Any such arrangement must be
                                                  acceptable to each nationally recognized rating agency that rates the related Series of Certificates (the "Rating Agency").

H.  Cross Support...............................  If specified in the Prospectus Supplement, the beneficial ownership of separate groups of assets or separate Trust Funds may be evidenced by separate classes of the related Series of
                                                  Certificates. In such case, credit support may be provided by a cross-support feature which requires that distributions be made with respect to certain Certificates evidencing beneficial ownership of one or more asset groups or Trust Funds prior to distributions to other Certificates evidencing a beneficial ownership interest in other asset groups or Trust Funds. If specified in the Prospectus Supplement, the coverage provided by one or more forms of credit support may apply concurrently to two or more separate Trust Funds, without priority among such Trust Funds, until the credit support is exhausted. If applicable, the Prospectus Supplement will identify the asset groups or Trust Funds to which such credit support relates and the manner of determining the amount of the coverage provided thereby and of the application of such coverage to the
                                                  identified asset groups or Trust Funds.

    Advances....................................  Unless otherwise specified in the related Prospectus
                                                  Supplement, each Master Servicer and, if applicable, each
                                                  mortgage servicing institution that services a Mortgage Loan in a Mortgage Pool on behalf of a Master Servicer (a "Sub-
                                                  Servicer") will be obligated to advance amounts corresponding to delinquent principal and interest payments on such Mortgage
                                                  Loan until the date on which the related Mortgaged Property is sold at a foreclosure sale or the related Mortgage Loan is otherwise liquidated. Any such obligation to make advances may be limited to amounts due holders of Senior Certificates of the related Series, to amounts deemed to be recoverable from late payments or liquidation proceeds, for specified periods or any combination thereof, or as otherwise specified in the related
                                                  Prospectus Supplement. See "Description of the
                                                  Certificates-Advances." Advances will be reimbursable to the extent described herein and in the related Prospectus
                                                  Supplement.

    Optional Termination........................  The Master Servicer, the holders of the residual interests in a
                                                  REMIC, or any other entity specified in the related Prospectus
                                                  Supplement may have the option to effect early retirement of a
                                                  Series of Certificates through the purchase of the Mortgage
                                                  Assets and other assets in the related Trust Fund under the circumstances and in the manner described in "The Pooling and
                                                  Servicing Agreement-Termination; Optional Termination."
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    Legal Investment............................  Unless otherwise specified in the related Prospectus
                                                  Supplement, each class of Certificates offered hereby and by the related Prospectus Supplement will constitute "mortgage-
                                                  related securities" for purposes of the Secondary Mortgage
                                                  Market Enhancement Act of 1984 ("SMMEA") and, as such, will be legal investments for certain types of institutional investors to the extent provided in SMMEA, subject, in any case, to any other regulations which may govern investments by such
                                                  institutional investors. See "Legal Investment."

                                                  Institutions whose investment activities are subject to legal investment laws and regulations or to review by certain
                                                  regulatory authorities may be subject to restrictions on
                                                  investment in the Certificates. Any such institution should consult its own legal advisors in determining whether and to what extent there may be restrictions on its ability to invest in the Certificates. See "Legal Investment" herein.

    Certain Federal Income Tax
    Consequences................................  The federal income tax consequences of the purchase, ownership and disposition of the Certificates of each series will depend on whether an election is made to treat the corresponding Trust
                                                  Fund (or certain assets of the Trust Fund) as a REMIC under the
                                                  Internal Revenue Code of 1986, as amended (the "Code").

                                                  REMIC. If an election is to be made to treat the Trust Fund for a series of Certificates as a REMIC for federal income tax purposes, the related Prospectus Supplement will specify which class or classes thereof will be designated as regular
                                                  interests in the REMIC ("REMIC Regular Certificates") and which class of Certificates will be designated as the residual
                                                  interest in the REMIC ("REMIC Residual Certificates").

                                                  For federal income tax purposes, REMIC Regular Certificates generally will be treated as debt obligations of the Trust Fund with payment terms equivalent to the terms of such
                                                  Certificates. Holders of REMIC Regular Certificates will be required to report income with respect to such Certificates under an accrual method, regardless of their normal tax
                                                  accounting method. Original issue discount, if any, on REMIC
                                                  Regular Certificates will be includible in the income of the
                                                  Holders thereof as it accrues, in advance of receipt of the cash attributable thereto, which rate of accrual will be
                                                  determined based on a reasonable assumed prepayment rate. The
                                                  REMIC Residual Certificates generally will not be treated as evidences of indebtedness for federal income tax purposes, but instead, as representing rights to the taxable income or net loss of the REMIC.

                                                  Each holder of a REMIC Residual Certificate will be required to take into account separately its pro rata portion of the
                                                  REMIC's taxable income or loss. Certain income of a REMIC
                                                  (referred to as "excess inclusions") generally may not be
                                                  offset by such a holder's net operating loss carryovers or other

                                                  deductions, and in the case of a tax-exempt holder of a REMIC
                                                  Residual Certificate will be treated as "unrelated business taxable income". In certain situations, particularly in the early years of a REMIC, holders of a REMIC Residual Certificate may have taxable income, and possibly tax liabilities with respect to such income, in excess of cash distributed to them.
                                                  "DISQUALIFIED ORGANIZATIONS," AS DEFINED IN "CERTAIN FEDERAL
                                                  INCOME TAX CONSEQUENCES-REMIC RESIDUAL CERTIFICATES-TAX ON
                                                  DISPOSITION OF EMIC RESIDUAL CERTIFICATES; RESTRICTION ON
                                                  TRANSFER; HOLDING BY PASS-THROUGH ENTITIES," ARE PROHIBITED
                                                  FROM ACQUIRING OR HOLDING ANY BENEFICIAL INTEREST IN THE REMIC
                                                  RESIDUAL CERTIFICATES. In certain cases, a transfer of a REMIC
                                                  Residual Certificate will not be effective for Federal income tax purposes. See "Certain Federal Income Tax Consequences-
                                                  Transfers of REMIC Residual Certificates" and "-Foreign
                                                  Investors" herein.

                                                  Grantor Trust. If no election is to be made to treat the Trust
                                                  Fund for a series of Certificates ("Non-REMIC Certificates") as a REMIC, the Trust Fund will be classified as a grantor trust for federal income tax purposes and not as an association
                                                  taxable as a corporation. Holders of Non-REMIC Certificates will be treated for such purposes, subject to the possible application of the stripped bond rules, as owners of undivided interests in the related Mortgage Loans and generally will be required to report as income their pro rata share of the entire gross income (including amounts paid as reasonable servicing compensation) from the Mortgage Loan and will be entitled, subject to certain limitations, to deduct their pro rata share of expenses of the Trust Fund.

                                                  Investors are advised to consult their tax advisors and to review "Certain Federal Income Tax Consequences" herein and, if applicable, in the related Prospectus Supplement.

ERISA Considerations............................  A fiduciary of any employee benefit plan or other retirement plan or arrangement subject to the Employee Retirement Income
                                                  Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Code should carefully review with its legal advisors
                                                  whether the purchase, holding or disposition of Certificates could give rise to a prohibited transaction under ERISA or the
                                                  Code or subject the assets of the Trust Fund to the fiduciary investment standards of ERISA. See "ERISA Considerations."

                                 THE TRUST FUND

       A Trust Fund for a Series of Certificates will include the Mortgage Assets consisting of (A) a Mortgage Pool* comprised of (i) Single Family Loans,
(ii) Multifamily Loans, (iii) Cooperative Loans or (iv) Contracts, (B) Agency Securities, or (C) Private Mortgage-Backed Securities, in each case, as specified in the related Prospectus Supplement, together with payments in respect of such Mortgage Assets and certain other accounts, obligations or agreements, in each case as specified in the related Prospectus Supplement.

       Unless otherwise specified in the related Prospectus Supplement, the Certificates will be entitled to payment only from the assets of the related Trust Fund and will not be entitled to payments in respect of the assets of any other trust fund established by the Seller. If specified in the related Prospectus Supplement, certain Certificates will evidence the entire beneficial ownership interest in a Trust Fund which will contain a beneficial ownership interest in another Trust Fund which will contain the Mortgage Assets. Unless otherwise specified in the related Prospectus Supplement, the Mortgage Assets of any Trust Fund will consist of Mortgage Loans, Agency Securities or Private Mortgage-Backed Securities but not a combination thereof.

       The Mortgage Assets will be acquired by the Seller, either directly or through affiliates, from the Lenders and conveyed by the Seller to the related Trust Fund. The Lenders may have originated the Mortgage Assets or acquired the Mortgage Assets from the originators or other entities. See "Mortgage Loan Program-Underwriting Standards."

       The following is a brief description of the Mortgage Assets expected to be included in the Trust Funds. If specific information respecting the Mortgage Assets is not known at the time the related Series of Certificates initially is offered, more general information of the nature described below will be provided in the Prospectus Supplement, and specific information will be set forth in a report on Form 8-K to be filed with the Commission within fifteen days after the initial issuance of such Certificates (the "Detailed Description"). A copy of the Agreement with respect to each Series of Certificates will be attached to the Form 8-K and will be available for inspection at the corporate trust office of the Trustee specified in the related Prospectus Supplement. A schedule of the Mortgage Assets relating to such Series will be attached to the Agreement delivered to the Trustee upon delivery of the Certificates.

THE MORTGAGE LOANS-GENERAL

       The real property and Manufactured Homes, as the case may be, which secure repayment of the Mortgage Loans (the "Mortgaged Properties") may be located in any one of the fifty states or the District of Columbia, Guam, Puerto Rico or any other territory of the United States. Certain Mortgage Loans may be conventional loans (I.E., loans that are not insured or guaranteed by any governmental agency), insured by the FHA or partially guaranteed by the VA, as specified in the Prospectus Supplement and described below. Mortgage Loans with certain Loan-to-Value Ratios (as defined herein) and/or certain principal balances may be covered wholly or partially by primary mortgage guaranty insurance policies (each, a "Primary Insurance Policy"). The existence, extent and duration of any such coverage will be described in the applicable Prospectus Supplement.

       Unless otherwise specified in the related Prospectus Supplement, all of the Mortgage Loans in a Mortgage Pool will provide for payments to be made monthly or bi-weekly. Unless otherwise specified in the related Prospectus Supplement, all of the monthly-pay Mortgage Loans in a Mortgage Pool will have payments due on the first day of each month. The payment terms of the Mortgage Loans to be included in a Trust Fund will be

* Whenever the terms "Mortgage Pool" and "Certificates" are used in this Prospectus, such terms will be deemed to apply, unless the context indicates otherwise, to one specific Mortgage Pool and the Certificates representing certain undivided interests, as described below, in a single Trust Fund consisting primarily of the Mortgage Loans in such Mortgage Pool. Similarly, the term "Pass-Through Rate" will refer to the Pass-Through Rate borne by the Certificates of one specific Series and the term "Trust Fund" will refer to one specific Trust Fund.

described in the related Prospectus Supplement and may include any of the following features or combination thereof or other features described in the related Prospectus Supplement:

                 (a) Interest may be payable at a fixed rate, a rate adjustable from time to time in relation to an index, a rate that is fixed for period of time or under certain circumstances and is followed by an adjustable rate, a rate that otherwise varies from time to time, or a rate that is convertible from an adjustable rate to a fixed rate. Changes to an adjustable rate may be subject to periodic limitations, maximum rates, minimum rates or a combination of such limitations. Accrued interest may be deferred and added to the principal of a Mortgage Loan for such periods and under such circumstances as may be specified in the related Prospectus Supplement. Mortgage Loans may provide for the payment of interest at a rate lower than the Mortgage Rate for a period of time or for the life of the Mortgage Loan, and the amount of any difference may be contributed from funds supplied by the seller of the Mortgaged Property or another source or may be treated as accrued interest added to the principal of the Mortgage Loan.

                 (b) Principal may be payable on a level debt service basis to fully amortize the Mortgage Loan over its term, may be calculated on the basis of an assumed amortization schedule that is significantly longer than the original term to maturity or on an interest rate that is different from the interest rate on the Mortgage Loan or may not be amortized during all or a portion of the original term. Payment of all or a substantial portion of the principal may be due on maturity ("balloon" payments). Principal may include interest that has been deferred and added to the principal balance of the Mortgage Loan.

                 (c) Monthly payments of principal and interest may be fixed for the life of the Mortgage Loan, may increase over a specified period of time or may change from period to period. Mortgage Loans may include limits on periodic increases or decreases in the amount of monthly payments and may include maximum or minimum amounts of monthly payments. Certain Mortgage Loans sometimes called graduated payment mortgage loans may require the monthly payments of principal and interest to increase for a specified period, provide for deferred payment of a portion of the interest due monthly during such period, and recoup the deferred interest through negative amortization whereby the difference between the scheduled payment of interest and the amount of interest actually accrued is added monthly to the outstanding principal balance. Other Mortgage Loans sometimes referred to as growing equity mortgage loans may provide for periodic scheduled payment increases for a specified period with the full amount of such increases being applied to principal. Other Mortgage Loans sometimes referred to as reverse mortgages may provide for monthly payments to the borrowers with interest and principal payable when the borrowers move or die. Reverse mortgages typically are made to older persons who have substantial equity in their homes.

                 (d) Prepayments of principal may be subject to a prepayment fee, which may be fixed for the life of the Mortgage Loan or may decline over time, and may be prohibited for the life of the Mortgage Loan or for certain periods ("lockout periods"). Certain Mortgage Loans may permit prepayments after expiration of the applicable lockout period and may require the payment of a prepayment fee in connection with any such subsequent prepayment. Other Mortgage Loans may permit prepayments without payment of a fee unless the prepayment occurs during specified time periods. The Mortgage Loans may include due-on-sale clauses which permit the mortgagee to demand payment of the entire Mortgage Loan in connection with the sale or certain transfers of the related Mortgaged Property. Other Mortgage Loans may be assumable by persons meeting the then applicable underwriting standards of the Lender.

       Each Prospectus Supplement will contain information, as of the date of such Prospectus Supplement and to the extent then specifically known to the Seller, with respect to the Mortgage Loans contained in the related Mortgage Pool, including (i) the aggregate outstanding principal balance and the average outstanding principal balance of the Mortgage Loans as of the applicable Cut-off Date, (ii) the type of property securing the Mortgage Loans (E.G., one- to four-family houses, vacation and second homes, Manufactured Homes, multifamily apartments or other real property), (iii) the original terms to maturity of the Mortgage Loans, (iv) the largest original principal balance and the smallest original principal balance of any of the Mortgage Loans, (v) the earliest origination date and latest maturity date of any of the Mortgage Loans, (vi) the aggregate principal balance of Mortgage Loans having Loan-to-Value Ratios at origination exceeding 80%, (vii) the Mortgage Rates or APR's or range of Mortgage Rates or APR's borne by the Mortgage Loans, and (viii) the geographical distribution of the Mortgage Loans on a state-by-state basis. If specific information respecting the Mortgage Loans is not known to the Seller at the time the related Certificates are initially offered, more general information of the nature described above will be provided in the Prospectus Supplement and specific information will be set forth in the Detailed Description.

       The "Loan-to-Value Ratio" of a Mortgage Loan at any given time is the ratio, expressed as a percentage, of the then outstanding principal balance of the Mortgage Loan to the Collateral Value of the related Mortgaged Property. Unless otherwise specified in the related Prospectus Supplement, the "Collateral Value" of a Mortgaged Property, other than with respect to Contracts and certain Mortgage Loans the proceeds of which were used to refinance an existing mortgage loan (each, a "Refinance Loan"), is the lesser of (a) the appraised value determined in an appraisal obtained by the originator at origination of such Mortgage Loan and (b) the sales price for such property. Unless otherwise specified in the related Prospectus Supplement, in the case of Refinance Loans, the Collateral Value of the related Mortgaged Property is the appraised value thereof determined in an appraisal obtained at the time of refinancing. Unless otherwise specified in the related Prospectus Supplement, for purposes of calculating the Loan-to-Value Ratio of a Contract relating to a new Manufactured Home, the Collateral Value is no greater than the sum of a fixed percentage of the list price of the unit actually billed by the manufacturer to the dealer (exclusive of freight to the dealer site) including "accessories" identified in the invoice (the "Manufacturer's Invoice Price"), plus the actual cost of any accessories purchased from the dealer, a delivery and set-up allowance, depending on the size of the unit, and the cost of state and local taxes, filing fees and up to three years prepaid hazard insurance premiums. Unless otherwise specified in the related Prospectus Supplement, the Collateral Value of a used Manufactured Home is the least of the sales price, appraised value, and National Automobile Dealer's Association book value plus prepaid taxes and hazard insurance premiums. The appraised value of a Manufactured Home is based upon the age and condition of the manufactured housing unit and the quality and condition of the mobile home park in which it is situated, if applicable.

       No assurance can be given that values of the Mortgaged Properties have remained or will remain at their levels on the dates of origination of the related Mortgage Loans. If the residential real estate market should experience an overall decline in property values such that the outstanding principal balances of the Mortgage Loans, and any secondary financing on the Mortgaged Properties, in a particular Mortgage Pool become equal to or greater than the value of the Mortgaged Properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions and other factors (which may or may not affect real property values) may affect the timely payment by mortgagors of scheduled payments of principal and interest on the Mortgage Loans and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to any Mortgage Pool. In the case of Multifamily Loans, such other factors could include excessive building resulting in an oversupply of rental housing stock or a decrease in employment reducing the demand for rental units in an area; federal, state or local regulations and controls affecting rents; prices of goods and energy; environmental restrictions; increasing labor and material costs; and the relative attractiveness to tenants of the Mortgaged Properties. To the extent that such losses are not covered by credit enhancements, such losses will be borne, at least in part, by the holders of the Certificates of the related Series.

       The Seller will cause the Mortgage Loans comprising each Mortgage Pool to be assigned to the Trustee named in the related Prospectus Supplement for the benefit of the holders of the Certificates of the related Series. One or more Master Servicers named in the related Prospectus Supplement will service the Mortgage Loans, either directly or through Sub-Servicers, pursuant to the Agreement and will receive a fee for such services. See "Mortgage Loan Program" and "The Pooling and Servicing Agreement." With respect to Mortgage Loans serviced by a Master Servicer through a Sub-Servicer, the Master Servicer will remain liable for its servicing obligations under the related Agreement as if the Master Servicer alone were servicing such Mortgage Loans.

       Unless otherwise specified in the related Prospectus Supplement, the only obligations of the Seller with respect to a Series of Certificates will be to obtain certain representations and warranties from the Lenders or other third parties and to assign to the Trustee for such Series of Certificates the Seller's rights with respect to such representations and warranties. See "The Pooling and Servicing Agreement-Assignment of Mortgage Assets." The obligations of each Master Servicer with respect to the Mortgage Loans will consist principally of its contractual servicing obligations under the related Agreement (including its obligation to enforce the obligations of the Sub-Servicers, Lenders or other third parties as more fully described herein under "Mortgage Loan Program-Representations by Lenders; Repurchases" and "The Pooling and Servicing Agreement-Sub-Servicing by Lenders," "-Assignment of Mortgage Assets") and its obligation to make certain cash advances in the event of delinquencies in payments on or with respect to the Mortgage Loans in the amounts described herein under "Description of the Certificates-Advances." The obligations of a Master Servicer to make advances may be subject to limitations, to the extent provided herein and in the related Prospectus Supplement.

SINGLE FAMILY AND COOPERATIVE LOANS

       Unless otherwise specified in the Prospectus Supplement, Single Family Loans will consist of mortgage loans, deeds of trust or participation or other beneficial interests therein, secured by first liens on one- to four-family residential properties. If so specified, the Single Family Loans may include loans or participations therein secured by mortgages or deeds of trust on condominium units in condominium buildings together with such condominium unit's appurtenant interest in the common elements of the condominium building. Unless otherwise specified, the Cooperative Loans will be secured by security interests in or similar liens on stock, shares or membership certificates issued by Cooperatives and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in such Cooperatives' buildings. Single Family Loans and Cooperative Loans may be conventional loans (I.E., loans that are not insured or guaranteed by any governmental agency), insured by the FHA or partially guaranteed by the VA, as specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, Single Family Loans and Cooperative Loans will all have individual principal balances at origination of not less than $25,000 and not more than $1,000,000, and original terms to stated maturity of 15 to 40 years.

       The Mortgaged Properties relating to Single Family Loans will consist of detached or semi-detached one-family dwelling units, two- to four-family dwelling units, townhouses, rowhouses, individual condominium units, individual units in planned unit developments, and certain other dwelling units. Such Mortgaged Properties may include vacation and second homes, investment properties and leasehold interests. In the case of leasehold interests, the term of the leasehold will exceed the scheduled maturity of the Mortgage Loan by at least five years, unless otherwise specified in the related Prospectus Supplement. Certain Mortgage Loans may be originated or acquired in connection with employee relocation programs.

MULTIFAMILY LOANS

       Multifamily Loans will consist of mortgage loans, deeds of trust or participation or other beneficial interests therein, secured by first liens on rental apartment buildings or projects containing five or more residential units. Such loans may be conventional loans or FHA-insured loans, as specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, Multifamily Loans will all have original terms to stated maturity of not more than 40 years.

       Mortgaged Properties which secure Multifamily Loans may include high-rise, mid-rise and garden apartments. Certain of the Multifamily Loans may be secured by apartment buildings owned by Cooperatives. The Cooperative owns all the apartment units in the building and all common areas. The Cooperative is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific apartments or units. Generally, a tenant-stockholder of a Cooperative must make a monthly payment to the Cooperative representing such tenant-stockholder's pro rata share of the Cooperative's payments for its mortgage loan, real property taxes, maintenance expenses and other capital or ordinary expenses. Those payments are in addition to any payments of principal and interest the tenant-stockholder must make on any loans to the tenant-stockholder secured by its shares in the Cooperative. The Cooperative will be directly responsible for building management and, in most cases, payment of real estate taxes and hazard and liability insurance. A Cooperative's ability to meet debt service obligations on a Multifamily Loan, as well as all other operating expenses, will be dependent in large part on the receipt of maintenance payments from the tenant-stockholders, as well as any rental income from units or commercial areas the Cooperative might control. Unanticipated expenditures may in some cases have to be paid by special assessments on the tenant-stockholders.

CONTRACTS

       The Contracts will consist of manufactured housing conditional sales contracts and installment sales or loan agreements each secured by a Manufactured Home. Contracts may be conventional, insured by the FHA or partially guaranteed by the VA, as specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, each Contract will be fully amortizing and will bear interest at its APR. Unless otherwise specified in the related Prospectus Supplement, Contracts will all have individual principal balances at origination of not less than $10,000 and not more than $1,000,000 and original terms to stated maturity of 5 to 40 years.

       Unless otherwise specified in the related Prospectus Supplement, the "Manufactured Homes" securing the Contracts will consist of manufactured homes within the meaning of 42 United States Code, Section 5402(6), which defines a "manufactured home" as "a structure, transportable in one or more sections, which in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air conditioning, and electrical systems contained therein; except that such term shall include any structure which meets all the requirements of [this] paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under [this] chapter."

       The related Prospectus Supplement will specify for the Contracts contained in the related Trust Fund, among other things, the date of origination of the Contracts; the APRs on the Contracts; the Contract Loan-to-Value Ratios; the minimum and maximum outstanding principal balances as of the Cut-off Date and the average outstanding principal balance; the outstanding principal balances of the Contracts included in the related Trust Fund; and the original maturities of the Contracts and the last maturity date of any Contract.

AGENCY SECURITIES

       GOVERNMENT NATIONAL MORTGAGE ASSOCIATION. GNMA is a wholly-owned corporate instrumentality of the United States with the United States Department of Housing and Urban Development. Section 306(g) of Title II of the National Housing Act of 1934, as amended (the "Housing Act"), authorizes GNMA to guarantee the timely payment of the principal of and interest on certificates which represent an interest in a pool of mortgage loans insured by FHA under the Housing Act, or Title V of the Housing Act of 1949 ("FHA Loans"), or partially guaranteed by the VA under the Servicemen's Readjustment Act of 1944, as amended, or Chapter 37 of Title 38, United States Code ("VA Loans").

       Section 306(g) of the Housing Act provides that "the full faith and credit of the United States is pledged to the payment of all amounts which may be required to be paid under any guarantee under this subsection." In order to meet its obligations under any such guarantee, GNMA may, under Section 306(d) of the Housing Act, borrow from the United States Treasury in an amount which is at any time sufficient to enable GNMA, with no limitations as to amount, to perform its obligations under its guarantee.

       GNMA CERTIFICATES. Each GNMA Certificate held in a Trust Fund (which may be issued under either the GNMA I Program or the GNMA II Program) will be a "fully modified pass-through" mortgaged-backed certificate issued and serviced by a mortgage banking company or other financial concern ("GNMA Issuer") approved by GNMA or approved by FNMA as a seller-servicer of FHA Loans and/or VA Loans. The mortgage loans underlying the GNMA Certificates will consist of FHA Loans and/or VA Loans. Each such mortgage loan is secured by a one- to four-family residential property or a manufactured home. GNMA will approve the issuance of each such GNMA Certificate in accordance with a guaranty agreement (a "Guaranty Agreement") between GNMA and the GNMA Issuer. Pursuant to its Guaranty Agreement, a GNMA Issuer will be required to advance its own funds in order to make timely payments of all amounts due on each such GNMA Certificate, even if the payments received by the GNMA Issuer on the FHA Loans or VA Loans underlying each such GNMA Certificate are less than the amounts due on each such GNMA Certificate.

       The full and timely payment of principal of and interest on each GNMA Certificate will be guaranteed by GNMA, which obligation is backed by the full faith and credit of the United States. Each such GNMA Certificate will have an original maturity of not more than 30 years (but may have original maturities of substantially less than 30 years). Each such GNMA Certificate will be based on and backed by a pool of FHA Loans or VA Loans secured by one- to four-family residential properties or manufactured homes and will provide for the payment by or on behalf of the GNMA Issuer to the registered holder of such GNMA Certificate of scheduled monthly payments of principal and interest equal to the registered holder's proportionate interest in the aggregate amount of the monthly principal and interest payment on each FHA Loan or VA Loan underlying such GNMA Certificate, less the applicable servicing and guarantee fee which together equal the difference between the interest on the FHA Loan or VA Loan and the pass-through rate on the GNMA Certificate. In addition, each payment will include proportionate pass-through payments of any prepayments of principal on the FHA Loans or VA Loans underlying such GNMA Certificate and liquidation proceeds in the event of a foreclosure or other disposition of any such FHA Loans or VA Loans.

       If a GNMA Issuer is unable to make the payments on a GNMA Certificate as it becomes due, it must promptly notify GNMA and request GNMA to make such payment. Upon notification and request, GNMA will make such payments directly to the registered holder of such GNMA Certificate. In the event no payment is made by a GNMA Issuer and the GNMA Issuer fails to notify and request GNMA to make such payment, the holder of such GNMA Certificate will have recourse only against GNMA to obtain such payment. The Trustee or its nominee, as registered holder of the GNMA Certificates held in a Trust Fund, will have the right to proceed directly against GNMA under the terms of the Guaranty Agreements relating to such GNMA Certificates for any amounts that are not paid when due.

       All mortgage loans underlying a particular GNMA I Certificate must have the same interest rate (except for pools of mortgage loans secured by manufactured homes) over the term of the loan. The interest rate on such GNMA I Certificate will equal the interest rate on the mortgage loans included in the pool of mortgage loans underlying such GNMA I Certificate, less one-half percentage point per annum of the unpaid principal balance of the mortgage loans.

       Mortgage loans underlying a particular GNMA II Certificate may have per annum interest rates that vary from each other by up to one percentage point. The interest rate on each GNMA II Certificate will be between one-half percentage point and one and one-half percentage points lower than the highest interest rate on the mortgage loans included in the pool of mortgage loans underlying such GNMA II Certificate (except for pools of mortgage loans secured by manufactured homes).

       Regular monthly installment payments on each GNMA Certificate held in a Trust Fund will be comprised of interest due as specified on such GNMA Certificate plus the scheduled principal payments on the FHA Loans or VA Loans underlying such GNMA Certificate due on the first day of the month in which the scheduled monthly installments on such GNMA Certificate is due. Such regular monthly installments on each such GNMA Certificate are required to be paid to the Trustee as registered holder by the 15th day of each month in the case of a GNMA I Certificate and are required to be mailed to the Trustee by the 20th day of each month in the case of a GNMA II Certificate. Any principal prepayments on any FHA Loans or VA Loans underlying a GNMA Certificate held in a Trust Fund or any other early recovery of principal on such loan will be passed through to the Trustee as the registered holder of such GNMA Certificate.

       GNMA Certificates may be backed by graduated payment mortgage loans or by "buydown" mortgage loans for which funds will have been provided (and deposited into escrow accounts) for application to the payment of a portion of the borrowers' monthly payments during the early years of such mortgage loan. Payments due the registered holders of GNMA Certificates backed by pools containing "buydown" mortgage loans will be computed in the same manner as payments derived from other GNMA Certificates and will include amounts to be collected from both the borrower and the related escrow account. The graduated payment mortgage loans will provide for graduated interest payments that, during the early years of such mortgage loans, will be less than the amount of stated interest on such mortgage loans. The interest not so paid will be added to the principal of such graduated payment mortgage loans and, together with interest thereon, will be paid in subsequent years. The obligations of GNMA and of a GNMA Issuer will be the same irrespective of whether the GNMA Certificates are backed by graduated payment mortgage loans or Buydown Loans. No statistics comparable to the FHA's prepayment experience on level payment, non-buydown loans are available in respect of graduated payment or buydown mortgages. GNMA Certificates related to a Series of Certificates may be held in book-entry form.

       If specified in a Prospectus Supplement, GNMA Certificates may be backed by multifamily mortgage loans having the characteristics specified in such Prospectus Supplement.

       The GNMA Certificates included in a Trust fund, and the related underlying mortgage loans, may have characteristics and terms different from those described above. Any such different characteristics and terms will be described in the related Prospectus Supplement.

       FEDERAL NATIONAL MORTGAGE ASSOCIATION. FNMA is a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act (the "Charter Act"). FNMA was originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder-owned and privately-managed corporation by legislation enacted in 1968.

       FNMA provides funds to the mortgage market primarily by purchasing mortgage loans from lenders, thereby replenishing their funds for additional lending. FNMA acquires funds to purchase mortgage loans from many capital market investors that may not ordinarily invest in mortgages, thereby expanding the total amount of funds available for housing. Operating nationwide, FNMA helps to redistribute mortgage funds from capital-surplus to capital-short areas.

       FNMA CERTIFICATES. FNMA Certificates are Guaranteed Mortgage Pass-Through Certificates representing fractional undivided interests in a pool of mortgage loans formed by FNMA. Each mortgage loan must meet the applicable standards of the FNMA purchase program. Mortgage loans comprising a pool are either provided by FNMA from its own portfolio or purchased pursuant to the criteria of the FNMA purchase program.

       Mortgage loans underlying FNMA Certificates held by a Trust Fund will consist of conventional mortgage loans, FHA Loans or VA Loans. Original maturities of substantially all of the conventional, level payment mortgage loans underlying a FNMA Certificate are expected to be between either 8 to 15 years or 20 to 30 years. The original maturities of substantially all of the fixed rate level payment FHA Loans or VA Loans are expected to be 30 years.

       Mortgage loans underlying a FNMA Certificate may have annual interest rates that vary by as much as two percentage points from each other. The rate of interest payable on a FNMA Certificate is equal to the lowest interest rate of any mortgage loan in the related pool, less a specified minimum annual percentage representing servicing compensation and FNMA's guaranty fee. Under a regular servicing option (pursuant to which the mortgagee or other servicers assumes the entire risk of foreclosure losses), the annual interest rates on the mortgage loans underlying a FNMA Certificate will be between 50 basis points and 250 basis points greater than in its annual pass-through rate and under a special servicing option (pursuant to which FNMA assumes the entire risk for foreclosure losses), the annual interest rates on the mortgage loans underlying a FNMA Certificate will generally be between 55 basis points and 255 basis points greater than the annual FNMA Certificate pass-through rate. If specified in the Prospectus Supplement, FNMA Certificates may be backed by adjustable rate mortgages.

       FNMA guarantees to each registered holder of a FNMA Certificate that it will distribute amounts representing such holder's proportionate share of scheduled principal and interest payments at the applicable pass-through rate provided for by such FNMA Certificate on the underlying mortgage loans, whether or not received, and such holder's proportionate share of the full principal amount of any foreclosed or other finally liquidated mortgage loan, whether or not such principal amount is actually recovered. The obligations of FNMA under its guarantees are obligations solely of FNMA and are not backed by, nor entitled to, the full faith and credit of the

United States. Although the Secretary of the Treasury of the United States has discretionary authority to lend FNMA up to $2.25 billion outstanding at any time, neither the United States nor any agency thereof is obligated to finance FNMA's operations or to assist FNMA in any other manner. If FNMA were unable to satisfy its obligations, distributions to holders of FNMA Certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of FNMA Certificates would be affected by delinquent payments and defaults on such mortgage loans.

       FNMA Certificates evidencing interests in pools of mortgage loans formed on or after May 1, 1985 (other than FNMA Certificates backed by pools containing graduated payment mortgage loans or mortgage loans secured by multifamily projects) are available in book-entry form only. Distributions of principal and interest on each FNMA Certificate will be made by FNMA on the 25th day of each month to the persons in whose name the FNMA Certificate is entered in the books of the Federal Reserve Banks (or registered on the FNMA Certificate register in the case of fully registered FNMA Certificates) as of the close of business on the last day of the preceding month. With respect to FNMA Certificates issued in book-entry form, distributions thereon will be made by wire, and with respect to fully registered FNMA Certificates, distributions thereon will be made by check.

       The FNMA Certificates included in a Trust Fund, and the related underlying mortgage loans, may have characteristics and terms different from those described above. Any such different characteristics and terms will be described in the related Prospectus Supplement.

       FEDERAL HOME LOAN MORTGAGE CORPORATION. FHLMC is a publicly held United States government-sponsored enterprise created pursuant to the Federal Home Loan Mortgage Corporation Act, Title III of the Emergency Home Finance Act of 1970, as amended (the "FHLMC Act"). The common stock of FHLMC is owned by the Federal Home Loan Banks. FHLMC was established primarily for the purpose of increasing the availability of mortgage credit for the financing of urgently needed housing. It seeks to provide an enhanced degree of liquidity for residential mortgage investments primarily by assisting in the development of secondary markets for conventional mortgages. The principal activity of FHLMC currently consists of the purchase of first lien conventional mortgage loans or participation interests in such mortgage loans and the sale of the mortgage loans or participations so purchased in the form of mortgage securities, primarily FHLMC Certificates. FHLMC is confined to purchasing, so far as practicable, mortgage loans that it deems to be of such quality, type and class as to meet generally the purchase standards imposed by private institutional mortgage investors.

       FHLMC CERTIFICATES. Each FHLMC Certificate represents an undivided interest in a pool of mortgage loans that may consist of first lien conventional loans, FHA Loans or VA Loans (a "FHLMC Certificate group"). FHLMC Certificates are sold under the terms of a Mortgage Participation Certificate Agreement. A FHLMC Certificate may be issued under either FHLMC's Cash Program or Guarantor Program.

       Unless otherwise described in the Prospectus Supplement, Mortgage loans underlying the FHLMC Certificates held by a Trust Fund will consist of mortgage loans with original terms to maturity of between 10 and 30 years. Each such mortgage loan must meet the applicable standards set forth in the FHLMC Act. A FHLMC Certificate group may include whole loans, participation interests in whole loans and undivided interests in whole loans and/or participations comprising another FHLMC Certificate group. Under the Guarantor Program, any such FHLMC Certificate group may include only whole loans or participation interests in whole loans.

       FHLMC guarantees to each registered holder of a FHLMC Certificate the timely payment of interest on the underlying mortgage loans to the extent of the applicable Certificate rate on the registered holder's pro rata share of the unpaid principal balance outstanding on the underlying mortgage loans in the FHLMC Certificate group represented by such FHLMC Certificate, whether or not received. FHLMC also guarantees to each registered holder of a FHLMC Certificate collection by such holder of all principal on the underlying mortgage loans, without any offset or deduction, to the extent of such holder's pro rata share thereof, but does not, except if and to the extent specified in the Prospectus Supplement for a Series of Certificates, guarantee the timely payment of scheduled principal. Under FHLMC's Gold PC Program, FHLMC guarantees the timely payment of principal based on the difference between the pool factor, published in the month preceding the month of distribution and the pool factor published in such month of distribution. Pursuant to its guarantees, FHLMC indemnifies holders of FHLMC Certificates against any diminution in principal by reason of charges for property repairs, maintenance and foreclosure. FHLMC may remit the amount due on account of its guarantee of collection of principal at any time after default on an underlying mortgage loan, but not later than (i) 30 days following foreclosure sale, (ii) 30 days following payment of the claim by any mortgage insurer, or (iii) 30 days following the expiration of any right of redemption, whichever occurs later, but in any event no later than one year after demand has been made upon the mortgagor for accelerated payment of principal. In taking actions regarding the collection of principal after default on the mortgage loans underlying FHLMC Certificates, including the timing of demand for acceleration, FHLMC reserves the right to exercise its judgment with respect to the mortgage loans in the same manner as for mortgage loans which it has purchased but not sold. The length of time necessary for FHLMC to determine that a mortgage loan should be accelerated varies with the particular circumstances of each mortgagor, and FHLMC has not adopted standards which require that the demand be made within any specified period.

       FHLMC Certificates are not guaranteed by the United States or by any Federal Home Loan Bank and do not constitute debts or obligations of the United States or any Federal Home Loan Bank. The obligations of FHLMC under its guarantee are obligations solely of FHLMC and are not backed by, nor entitled to, the full faith and credit of the United States. If FHLMC were unable to satisfy such obligations, distributions to holders of FHLMC Certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of FHLMC Certificates would be affected by delinquent payments and defaults on such mortgage loans.

       Registered holders of FHLMC Certificates are entitled to receive their monthly pro rata share of all principal payments on the underlying mortgage loans received by FHLMC, including any scheduled principal payments, full and partial repayments of principal and principal received by FHLMC by virtue of condemnation, insurance, liquidation or foreclosure, and repurchases of the mortgage loans by FHLMC or the seller thereof. FHLMC is required to remit each registered FHLMC Certificateholder's pro rata share of principal payments on the underlying mortgage loans, interest at the FHLMC pass-through rate and any other sums such as prepayment fees, within 60 days of the date on which such payments are deemed to have been received by FHLMC.

       Under FHLMC's Cash Program, interest rates on the mortgage loans underlying a FHLMC Certificate may exceed the pass-through rate on the FHLMC Certificate by 50 to 100 basis points. Under such program, FHLMC purchases groups of whole mortgage loans from sellers at specified percentages of their unpaid principal balances, adjusted for accrued or prepaid interest, which when applied to the interest rate of the mortgage loans and participations purchased, results in the yield (expressed as a percentage) required by FHLMC. The required yield, which includes a minimum servicing fee retained by the servicer, is calculated using the outstanding principal balance. The range of interest rates on the mortgage loans and participations in a FHLMC Certificate group under the Cash Program will vary since mortgage loans and participations are purchased and assigned to a FHLMC Certificate group based upon their yield to FHLMC rather than on the interest rate on the underlying mortgage loans. Under FHLMC's Guarantor Program, the pass-through rate on a FHLMC Certificate is established based upon the lowest interest rate on the underlying mortgage loans, minus a minimum servicing fee and the amount of FHLMC's management and guaranty income as agreed upon between the seller and FHLMC.

       FHLMC Certificates duly presented for registration of ownership on or before the last business day of a month are registered effective as of the first day of the month. The first remittance to a registered holder of a FHLMC Certificate will be distributed so as to be received normally by the 15th day of the second month following the month in which the purchaser became a registered holder of the FHLMC Certificates. Thereafter, such remittance will be distributed monthly to the registered holder so as to be received normally by the 15th day of each month. The Federal Reserve Bank of New York maintains book-entry accounts with respect to FHLMC Certificates sold by FHLMC on or after January 2, 1985, and makes payments of principal and interest each month to the registered holders thereof in accordance with such holders' instructions.

       STRIPPED MORTGAGE-BACKED SECURITIES. Agency Securities may consist of one or more stripped mortgage-backed securities, each as described herein and in the related Prospectus Supplement. Each such Agency Security will represent an undivided interest in all or part of either the principal distributions (but not the interest distributions) or the interest distributions (but not the principal distributions), or in some specified portion of the principal and interest distributions (but not all of such distributions) on certain FHLMC, FNMA, GNMA or other government agency or government-sponsored agency Certificates. The underlying securities will be held under a trust agreement by FHLMC, FNMA, GNMA or another government agency or government-sponsored agency, each as trustee, or by another trustee named in the related Prospectus Supplement. FHLMC, FNMA, GNMA or another government agency or government-sponsored agency will guarantee each stripped Agency Security to the same extent as such entity guarantees the underlying securities backing such stripped Agency Security, unless otherwise specified in the related Prospectus Supplement.

       OTHER AGENCY SECURITIES. If specified in the related Prospectus Supplement, a Trust Fund may include other mortgage pass-through certificates issued or guaranteed by GNMA, FNMA, FHLMC or other government agencies or government-sponsored agencies. The characteristics of any such mortgage pass-through certificates will be described in such Prospectus Supplement. If so specified, a combination of different types of Agency Securities may be held in a Trust Fund.

PRIVATE MORTGAGE-BACKED SECURITIES

       GENERAL. Private Mortgage-Backed Securities may consist of (a) mortgage pass-through certificates evidencing an undivided interest in a pool of Mortgage Loans, or (b) collateralized mortgage obligations secured by Mortgage Loans. Private Mortgage-Backed Securities will have been issued pursuant to a PMBS agreement (the "PMBS Agreement"). The seller/servicer of the underlying Mortgage Loans will have entered into the PMBS Agreement with the PMBS Trustee under the PMBS Agreement. The PMBS Trustee or its agent, or a custodian, will possess the Mortgage Loans underlying such Private Mortgage-Backed Security. Mortgage Loans underlying a Private Mortgage-Backed Security will be serviced by the PMBS Servicer directly or by one or more sub-servicers who may be subject to the supervision of the PMBS Servicer. Unless otherwise described in the Prospectus Supplement, the PMBS Servicer will be a FNMA or FHLMC approved servicer and, if FHA Loans underlie the Private Mortgage-Backed Securities, approved by the Department of Housing and Urban Development ("HUD") as an FHA mortgagee.

       The PMBS Issuer will be a financial institution or other entity engaged generally in the business of mortgage lending or the acquisition of mortgage loans, a public agency or instrumentality of a state, local or federal government, or a limited purpose or other corporation organized for the purpose of among other things, establishing trusts and acquiring and selling housing loans to such trusts and selling beneficial interests in such trusts. If so specified in the Prospectus Supplement, the PMBS Issuer may be an affiliate of the Seller. The obligations of the PMBS Issuer will generally be limited to certain representations and warranties with respect to the assets conveyed by it to the related trust. Unless otherwise specified in the related Prospectus Supplement, the PMBS Issuer will not have guaranteed any of the assets conveyed to the related trust or any of the Private Mortgage-Backed Securities issued under the PMBS Agreement. Additionally, although the Mortgage Loans underlying the Private Mortgage-Backed Securities may be guaranteed by an agency or instrumentality of the United States, the Private Mortgage-Backed Securities themselves will not be so guaranteed.

       Distributions of principal and interest will he made on the Private Mortgage-Backed Securities on the dates specified in the related Prospectus Supplement. The Private Mortgage-Backed Securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions. Principal and interest distributions will be made on the Private Mortgage-Backed Securities by the PMBS Trustee or the PMBS Servicer. The PMBS Issuer or the PMBS Servicer may have the right to repurchase assets underlying the Private Mortgage-Backed Securities after a certain date or under other circumstances specified in the related Prospectus Supplement.

       UNDERLYING LOANS. The Mortgage Loans underlying the Private Mortgage-Backed Securities may consist of fixed rate, level payment, fully amortizing loans or graduated payment mortgage loans, buydown loans, adjustable rate mortgage loans, or loans having balloon or other special payment features. Such Mortgage Loans may be secured by single family property, multifamily property, Manufactured Homes or by an assignment of the proprietary lease or occupancy agreement relating to a specific dwelling within a Cooperative and the related shares issued by such Cooperative. Except as otherwise specified in the related Prospectus Supplement, (i) no Mortgage Loan will have had a Loan-to-Value Ratio at origination in excess of 95%, (ii) each Single Family Loan secured by a Mortgaged Property having a Loan-to-Value Ratio in excess of 80% at origination will be covered by a primary mortgage insurance policy until the principal balance is reduced to 80%, (iii) each Mortgage Loan will have had an original term to stated maturity of not less than 5 years and not more than 40 years, (iv) no Mortgage Loan that was more than 30 days delinquent more than once in the past 12 months and will not be delinquent as of the Cut-off Date as to the payment of principal or interest will have been eligible for inclusion in the assets under the related PMBS Agreement, (v) each Mortgage Loan (other than a Cooperative
Loan) will be required to be covered by a standard hazard insurance policy (which may be a blanket policy), and (vi) each Mortgage Loan (other than a Cooperative Loan or a Contract secured by a Manufactured Home) will be covered by a title insurance policy.

       CREDIT SUPPORT RELATING TO PRIVATE MORTGAGE-BACKED SECURITIES. Credit support in the form of subordination of other private mortgage certificates issued under the PMBS Agreement, reserve funds, insurance policies, letters of credit, financial guaranty insurance policies, guarantees or other types of credit support may be provided with respect to the Mortgage Loans underlying the Private Mortgage-Backed Securities or with respect to the Private Mortgage-Backed Securities themselves.

       ADDITIONAL INFORMATION. The Prospectus Supplement for a Series for which the Trust Fund includes Private Mortgage-Backed Securities will specify (i) the aggregate approximate principal amount and type of the Private Mortgage-Backed Securities to be included in the Trust Fund, (ii) certain characteristics of the Mortgage Loans which comprise the underlying assets for the Private Mortgage-Backed Securities including to the extent available (A) the payment features of such Mortgage Loans, (B) the approximate aggregate principal balance, if known, of underlying Mortgage Loans insured or guaranteed by a governmental entity, (C) the servicing fee or range of servicing fees with respect to the Mortgage Loans, and (D) the minimum and maximum stated maturities of the underlying Mortgage Loans at origination, (iii) the maximum original term-to-stated maturity of the Private Mortgage-Backed Securities, (iv) the weighted average term-to-stated maturity of the Private Mortgage-Backed Securities, (v) the pass-through or certificate rate of the Private Mortgage-Backed Securities, (vi) the weighted average pass-through or certificate rate of the Private Mortgage-Backed Securities, (vii) the PMBS Issuer, the PMBS Servicer (if other than the PMBS Issuer) and the PMBS Trustee for such Private Mortgage-Backed Securities, (viii) certain characteristics of credit support, if any, such as reserve funds, insurance policies, letters of credit or guarantees relating to the Mortgage Loans underlying the Private Mortgage-Backed Securities or to such Private Mortgage-Backed Securities themselves, (ix) the terms on which the underlying Mortgage Loans for such Private Mortgage-Backed Securities may, or are required to, be purchased prior to their stated maturity or the stated maturity of the Private Mortgage-Backed Securities and (x) the terms on which Mortgage Loans may be substituted for those originally underlying the Private Mortgage-Backed Securities.

SUBSTITUTION OF MORTGAGE ASSETS

       If so provided in the related Prospectus Supplement, substitution of Mortgage Assets will be permitted in the event of breaches of representations and warranties with respect to any original Mortgage Asset or in the event the documentation with respect to any Mortgage Asset is determined by the Trustee to be incomplete. The period during which such substitution will be permitted generally will be indicated in the related Prospectus Supplement. The related Prospectus Supplement will describe any other conditions upon which Mortgage Assets may be substituted for Mortgage Assets initially included in the Trust Fund.

                                USE OF PROCEEDS

       The Seller intends to use the net proceeds to be received from the sale of the Certificates of each Series to repay short-term loans incurred to finance the purchase of the Mortgage Assets related to such Certificates, to acquire certain of the Mortgage Assets to be deposited in the related trust Fund, and/or to pay other expenses connected with pooling Mortgage Assets and issuing Certificates. Any amounts remaining after such payments may be used for general corporate purposes. The Seller expects to sell Certificates in Series from time to time.

                                   THE SELLER

       Bear Stearns Mortgage Securities Inc., the Seller, is a Delaware corporation organized on October 17, 1991 for the purpose of acquiring Mortgage Assets and selling interests therein or bonds secured thereby. It is a wholly owned subsidiary of Bear Stearns Mortgage Capital Corporation, a Delaware corporation, and an affiliate of Bear, Stearns & Co. Inc. The Seller maintains its principal office at 245 Park Avenue, New York, New York 10167. Its telephone number is (212) 272-2000.

       The Seller does not have, nor is it expected in the future to have, any significant assets.

                             MORTGAGE LOAN PROGRAM

       The Mortgage Loans will have been purchased by the Seller, either directly or through affiliates, from Lenders. Unless otherwise specified in the related Prospectus Supplement, the Mortgage Loans so acquired by the Seller will have been originated in accordance with the underwriting criteria specified below under "Underwriting Standards."

UNDERWRITING STANDARDS

       Unless otherwise specified in the related Prospectus Supplement, each Lender will represent and warrant that all Mortgage Loans originated and/or sold by it to the Seller or one of its affiliates will have been underwritten in accordance with standards consistent with those utilized by mortgage lenders or manufactured home lenders generally during the period of origination. As to any Mortgage Loan insured by the FHA or partially guaranteed by the VA, the Lender will represent that it has complied with underwriting policies of the FHA or the VA, as the case may be.

       Underwriting standards are applied by or on behalf of a Lender to evaluate the borrower's credit standing and repayment ability, and the value and adequacy of the Mortgaged Property as collateral. In general, a prospective borrower applying for a Single Family Loan or a Cooperative Loan or for financing secured by a Manufactured Home is required to fill out a detailed application designed to provide to the underwriting officer pertinent credit information. As part of the description of the borrower's financial condition, the borrower generally is required to provide a current list of assets and liabilities and a statement of income and expenses, as well as an authorization to apply for a credit report which summarizes the borrower's credit history with local merchants and lenders and any record of bankruptcy. In most cases, an employment verification is obtained from an independent source (typically the borrower's employer) which verification reports the length of employment with that organization, the current salary, and whether it is expected that the borrower will continue such employment in the future. If a prospective borrower is self-employed, the borrower may be required to submit copies of signed tax returns. The borrower may also be required to authorize verification of deposits at financial institutions where the borrower has demand or savings accounts. Underwriting standards which pertain to the creditworthiness of borrowers seeking Multifamily Loans will be described in the related Prospectus Supplement.

       In determining the adequacy of the Mortgaged Property as collateral, an appraisal is made of each property considered for financing. The appraiser is required to inspect the property and verify that it is in good condition and that construction, if new, has been completed. With respect to Single Family Loans, the appraisal is based on the market value of comparable homes, the estimated rental income (if considered applicable by the appraiser) and the cost of replacing the home. With respect to Cooperative Loans, the appraisal is based on the market value of comparable units. With respect to Contracts, the appraisal is based on recent sales of comparable Manufactured Homes and, when deemed applicable, a replacement cost analysis based on the cost of a comparable Manufactured Home. With respect to a Multifamily Loan, the appraisal must specify whether an income analysis, a market analysis or a cost analysis, was used. An appraisal employing the income approach to value analyzes a multifamily project's cashflow, expenses, capitalization and other operational information in determining the property's value. The market approach to value focuses its analysis on the prices paid for the purchase of similar properties in the multifamily project's area, with adjustments made for variations between these other properties and the multifamily project being appraised. The cost approach calls for the appraiser to make an estimate of land value and then determine the current cost of reproducing the building less any accrued depreciation. In any case, the value of the property being financed, as indicated by the appraisal, must be such that it currently supports, and is anticipated to support in the future, the outstanding loan balance.

       In the case of Single Family Loans, Cooperative Loans and Contracts, once all applicable employment, credit and property information is received, a determination generally is made as to whether the prospective borrower has sufficient monthly income available (i) to meet the borrower's monthly obligations on the proposed mortgage loan (determined on the basis of the monthly payments due in the year of origination) and other expenses related to the Mortgaged Property (such as property taxes and hazard insurance) and (ii) to meet monthly housing expenses and other financial obligations and monthly living expenses. The underwriting standards applied by Lenders may be varied in appropriate cases where factors such as low Loan-to-Value Ratios or other favorable credit factors exist.

       A Lender may originate Mortgage Loans under a reduced documentation program. A reduced documentation program is designed to facilitate the loan approval process and thereby improve the Lender's competitive position among other loan originators. Under a reduced documentation program, relatively more emphasis is placed on property underwriting than on credit underwriting and certain credit underwriting documentation concerning income and employment verification is waived.

       In the case of a Single Family or Multifamily Loan secured by a leasehold interest in a real property, the title to which is held by a third party lessor, the Lender will represent and warrant, among other things, that the remaining term of the lease and any sublease is at least five years longer than the remaining term of the Mortgage Loan.

       Certain of the types of Mortgage Loans which may be included in the Mortgage Pools are recently developed and may involve additional uncertainties not present in traditional types of loans. For example, certain of such Mortgage Loans may provide for escalating or variable payments by the mortgagor or obligor. These types of Mortgage Loans are underwritten on the basis of a judgment that mortgagors or obligors will have the ability to make monthly payments required initially. In some instances, however, a mortgagor's or obligor's income may not be sufficient to permit continued loan payments as such payments increase.

QUALIFICATIONS OF LENDERS

       Unless otherwise specified in the related Prospectus Supplement, each Lender will be required to satisfy the qualifications set forth herein. Each Lender must be an institution experienced in originating and servicing Mortgage Loans of the type contained in the related Mortgage Pool in accordance with accepted practices and prudent guidelines, and must maintain satisfactory facilities to originate and service those Mortgage Loans. Unless otherwise specified in the Prospectus Supplement, each Lender must be a seller/servicer approved by either FNMA or FHLMC, and each Lender must be a mortgagee approved by the HUD or an institution the deposit accounts in which are insured by the Federal Deposit Insurance Corporation (the "FDIC").

REPRESENTATIONS BY LENDERS; REPURCHASES

       Unless otherwise specified in the related Prospectus Supplement or Agreement, each Lender will have made representations and warranties in respect of the Mortgage Loans sold by such Lender and evidenced by a Series of Certificates. Such representations and warranties generally include, among other things: (i) that title insurance (or in the case of Mortgaged Properties located in areas where such policies are generally not available, an attorney's certificate of title) in the case of Single Family Loans and Multifamily Loans and any required hazard insurance policy was in effect on the date of purchase of the Mortgage Loan from the Lender by or on behalf of the Seller; (ii) that the Lender had title to each such Mortgage Loan and such Mortgage Loan was subject to no offsets, defenses or counterclaims; (iii) that each Mortgage Loan constituted a valid first lien on, or a perfected security interest with respect to, the Mortgaged Property (subject only to permissible title insurance exceptions, if applicable, and certain other exceptions described in the Agreement) and that the Mortgaged Property was free from damage and was in good repair; (iv) that there were no delinquent tax or assessment liens against the Mortgaged Property, (v) that no required payment on a Mortgage Loan was more than thirty days delinquent; and (vi) that each Mortgage Loan was made in compliance with, and is enforceable under, all applicable state and federal laws and regulations in all material respects.

       Unless otherwise specified in the related Prospectus Supplement, all of the representations and warranties of a Lender in respect of a Mortgage Loan will have been made as of the date on which such Lender sold the Mortgage Loan to the Seller or one of its affiliates. A substantial period of time may have elapsed between such date and the date of initial issuance of the Series of Certificates evidencing an interest in such Mortgage Loan. Since the representations and warranties of a Lender do not address events that may occur following the sale of a Mortgage Loan by such Lender, its repurchase obligation described below will not arise if the relevant event that would otherwise have given rise to such an obligation with respect to a Mortgage Loan occurs after the date of sale of such Mortgage Loan by such Lender to the Seller or its affiliates. If the Master Servicer is also a Lender with respect to a particular Series, such representations will be in addition to the representations and warranties, if any, made by the Master Servicer in its capacity as a Master Servicer.

       Unless otherwise specified in the related Prospectus Supplement, the Master Servicer or the Trustee, if the Master Servicer is the Lender, will promptly notify the relevant Lender of any breach of any representation or warranty made by it in respect of a Mortgage Loan which materially and adversely affects the interests of the Certificateholders in such Mortgage Loan. Unless otherwise specified in the related Prospectus Supplement, if such Lender cannot cure such breach within 60 days after notice from the Master Servicer or the Trustee, as the case may be, then such Lender will be obligated to repurchase such Mortgage Loan from the Trust Fund at a price (the "Purchase Price") equal to the unpaid principal balance thereof as of the date of the repurchase plus accrued interest thereon to the first day of the month following the month of repurchase at the Mortgage Rate (less any amount payable as related servicing compensation if the Lender is the Master Servicer) or such other price as may be described in the related Prospectus Supplement. Except in those cases in which the Master Servicer is the Lender, the Master Servicer will be required under the applicable Agreement to enforce this obligation for the benefit of the Trustee and the holders of the Certificates, following the practices it would employ in its good faith business judgment were it the owner of such Mortgage Loan. This repurchase obligation will constitute the sole remedy available to holders of Certificates or the Trustee for a breach of representation by a Lender. Certain rights of substitution for defective Mortgage Loans may be provided with respect to a Series in the related Prospectus Supplement.

       Neither the Seller nor the Master Servicer (unless the Master Servicer is the Lender) will be obligated to purchase a Mortgage Loan if a Lender defaults on its obligation to do so, and no assurance can be given that Lenders will carry out their respective repurchase obligations with respect to Mortgage Loans. However, to the extent that a breach of a representation and warranty of a Lender may also constitute a breach of a representation made by the Master Servicer, the Master Servicer may have a repurchase obligation as described below under "The Pooling and Servicing Agreement-Assignment of Mortgage Assets."

       If specified in the related Prospectus Supplement, the Lender may have acquired the Mortgage Loans from a third party which made certain representations and warranties to the Lender as of the time of the sale to the Lender. In lieu of representations and warranties made by the Lender as of the time of the sale to the Seller, the Lender may assign the representations and warranties from the third party to the Seller, which will assign them to the Trustee on behalf of the Certificateholders. In such cases, the third party will be obligated to purchase a Mortgage Loan upon a breach of such representations and warranties, and the Lender will not be obligated to purchase a Mortgage Loan if the third party defaults on its obligation to do so.

       The Lender and any third party which conveyed the Mortgage Loans to the Lender may experience financial difficulties and in some instances may enter into insolvency proceedings. As a consequence, the Lender or such third party may be unable to perform its repurchase obligations with respect to the Mortgage Loans. Any arrangements for the assignment of representations and the repurchase of Mortgage Loans must be acceptable to the Rating Agency rating the related Certificates.

OPTIONAL PURCHASE OF DEFAULTED LOANS

       If specified in the related Prospectus Supplement, the Master Servicer may, at its option, purchase from the Trust Fund any Mortgage Loan which is delinquent in payment by 91 days or more. Any such purchase shall be at such price as may be described in the related Prospectus Supplement.

                        DESCRIPTION OF THE CERTIFICATES

       Each Series of Certificates will be issued pursuant to an Agreement, dated as of the related Cut-off Date, among the Seller, one or more Master Servicers and the Trustee for the benefit of the holders of the Certificates of such Series. The provisions of each Agreement will vary depending upon the nature of the Certificates to be issued thereunder and the nature of the related Trust Fund. A form of an Agreement is an exhibit to the Registration Statement of which this Prospectus is a part. The following summaries describe certain provisions which may appear in each Agreement. The Prospectus Supplement for a Series of Certificates will describe any provision of the Agreement relating to such Series that materially differs from the description thereof contained in this Prospectus. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Agreement for each Series of Certificates and the applicable Prospectus Supplement. The Seller will provide a copy of the Agreement (without exhibits) relating to any Series without charge upon written request of a holder of a Certificate of such Series addressed to Bear Stearns Mortgage Securities Inc., 245 Park Avenue, New York, New York 10167.

GENERAL

       Unless otherwise specified in the Prospectus Supplement, the Certificates of each Series will be issued in fully registered form only, in the denominations specified in the related Prospectus Supplement, will evidence specified beneficial ownership interests in the related Trust Fund created pursuant to each Agreement and will not be entitled to payments in respect of the Mortgage Assets included in any other Trust Fund established by the Seller. The Certificates will not represent obligations of the Seller or any affiliate of the Seller. The Mortgage Loans will not be insured or guaranteed by any governmental entity or other person, unless otherwise specified in the Prospectus Supplement. Each Trust Fund will consist of, to the extent provided in the Agreement, (i) the Mortgage Assets, as from time to time are subject to the related Agreement (exclusive of any amounts specified in the Prospectus Supplement ("Retained Interest"), (ii) such assets as from time to time are required to be deposited in the related Protected Account, Certificate Account or any other accounts established pursuant to the Agreement (collectively, the "Accounts"); (iii) property which secured a Mortgage Loan and which is acquired on behalf of the Certificateholders by foreclosure or deed in lieu of foreclosure and (iv) any Primary Insurance Policies, FHA insurance (the "FHA Insurance"), VA guarantees (the "VA Guarantees"), other insurance policies or other forms of credit enhancement required to be maintained pursuant to the Agreement. If so specified in the related Prospectus Supplement, a Trust Fund may include one or more of the following: reinvestment income on payments received on the Mortgage Assets, a reserve fund, a mortgage pool insurance policy, a special hazard insurance policy, a bankruptcy bond, one or more letters of credit, a financial guaranty insurance policy, third party guarantees or similar instruments or other agreements. If provided in the related Agreement, a certificate administrator may be obligated to perform certain duties in connection with the administration of the Certificates.

       Each Series of Certificates will be issued in one or more classes. Each class of Certificates of a Series will evidence beneficial ownership of a specified percentage (which may be 0%) or portion of future interest payments and a specified percentage (which may be 0%) or portion of future principal payments on the Mortgage Assets in the related Trust Fund. A Series of Certificates may include one or more classes that receive certain preferential treatment with respect to one or more other classes of Certificates of such Series. Certain Series or classes of Certificates may he covered by insurance policies or other forms of credit enhancement, in each case as described herein and in the related Prospectus Supplement. Distributions on one or more classes of a Series of Certificates may be made prior to one or more other classes, after the occurrence of specified events, in accordance with a schedule or formula, on the basis of collections from designated portions of the Mortgage Assets in the related Trust Fund or on a different basis, in each case, as specified in the related Prospectus Supplement. The timing and amounts of such distributions may vary among classes or over time as specified in the related Prospectus Supplement.

       Unless otherwise specified in the related Prospectus Supplement, distributions of principal and interest (or, where applicable, of principal only or interest only) on the related Certificates will be made by the Trustee on each Distribution Date (I.E, monthly, quarterly, semi-annually or at such other intervals and on the dates as are specified in the Prospectus Supplement) in proportion to the percentages specified in the related Prospectus Supplement. Distributions will be made to the persons in whose names the Certificates are registered at the close of business on the dates specified in the Prospectus Supplement (each, a "Record Date"). Distributions will be made by check or money order mailed to the persons entitled thereto at the address appearing in the register maintained for holders of Certificates (the "Certificate Register") or, if specified in the related Prospectus Supplement, in the case of Certificates that are of a certain minimum denomination, upon written request by the Certificateholder, by wire transfer or by such other means as are described therein; provided, however, that the final distribution in retirement of the Certificates will be made only upon presentation and surrender of the Certificates at the office or agency of the Trustee or other person specified in the notice to Certificateholders of such final distribution.

       The Certificates will be freely transferable and exchangeable at the Corporate Trust Office of the Trustee as set forth in the related Prospectus Supplement. No service charge will be made for any registration of exchange or transfer of Certificates of any Series but the Trustee may require payment of a sum sufficient to cover any related tax or other governmental charge.

DISTRIBUTIONS ON CERTIFICATES

       GENERAL. In general, the method of determining the amount of distributions on a particular Series of Certificates will depend on the type of credit support, if any, that is used with respect to such Series. See "Credit Enhancement." Set forth below are descriptions of various methods that may be used to determine the amount of distributions on the Certificates of a particular Series. The Prospectus Supplement for each Series of Certificates will describe the method to be used in determining the amount of distributions on the Certificates of such Series.

       Distributions allocable to principal and interest on the Certificates will be made by the Trustee out of, and only to the extent of, funds in the related Certificate Account, including any funds transferred from any Reserve Account and funds received as a result of credit enhancement. As between Certificates of different classes and as between distributions of interest and principal and, if applicable, between distributions of prepayments of principal and scheduled payments of principal, distributions made on any Distribution Date will be applied as specified in the Prospectus Supplement. Unless otherwise specified in the Prospectus Supplement, distributions to any class of Certificates will be made pro rata to all Certificateholders of that class.

       AVAILABLE FUNDS. All distributions on the Certificates of each Series on each Distribution Date will be made from the Available Funds described below, in accordance with the terms described in the related Prospectus Supplement and specified in the Agreement. Unless otherwise provided in the related Prospectus Supplement, "Available Funds" for each Distribution Date will equal the sum of the following amounts:

                (i) the aggregate of all previously undistributed payments on account of principal (including principal prepayments, if any, and prepayment penalties, if so provided in the related Prospectus Supplement) and interest on the Mortgage Loans in the related Trust Fund received by the Master Servicer after the Cut-off Date and on or prior to the day of the month of the related Distribution Date specified in the Prospectus Supplement (the "Determination Date") except:

                       (a) all payments which were due on or before the Cut-off
              Date;

                       (b) all Liquidation Proceeds, all Insurance Proceeds, all
              Principal Prepayments (each defined herein) and all proceeds of any Mortgage Loan purchased by a Lender or any other entity pursuant to the Agreement that were received after the prepayment period specified in the Prospectus Supplement and all related payments of interest representing interest for any period after such prepayment period;

                       (c) all scheduled payments of principal and interest due
              on a date or dates subsequent to the first day of the month of distribution;

                       (d) amounts received on particular Mortgage Loans as late
              payments of principal or interest or other amounts required to be paid by the mortgagors (the "Mortgagors"), but only to the extent of any unreimbursed advance in respect thereof made by the Master Servicer (including the related Sub-Servicers);

                       (e) amounts representing reimbursement, to the extent
              permitted by the Agreement and as described under "Advances" below, for advances made by the Master Servicer and advances made by Sub-Servicers that were deposited into the Certificate Account, and amounts representing reimbursement for certain other losses and expenses incurred by the Master Servicer or the Seller and described below or in the related Agreement; and

                       (f) that portion of each collection of interest on a
              particular Mortgage Loan in such Trust Fund which represents servicing compensation payable to the Master Servicer or Retained Interest which is to be retained from such collection or is permitted to be retained from related Insurance Proceeds, Liquidation Proceeds or proceeds of Mortgage Loans purchased pursuant to the Agreement;

                (ii) the amount of any advance made by the Master Servicer (including Sub-Servicers) as described under "Advances" below and deposited by it in the Certificate Account; and

                (iii) if applicable, amounts withdrawn from a Reserve Account or received in connection with other credit support.

       DISTRIBUTIONS OF INTEREST. Unless otherwise specified in the Prospectus Supplement, interest will accrue on the aggregate Current Principal Amount (defined herein) (or, in the case of Certificates entitled only to distributions allocable to interest, the aggregate notional principal balance) of each class of Certificates entitled to interest from the date, at the Pass-Through Rate and for the periods specified in the Prospectus Supplement. To the extent funds are available therefor, interest accrued during each such specified period on each class of Certificates entitled to interest (other than a class of Certificates that provides for interest that accrues, but is not currently payable, referred to hereafter as "Accrual Certificates") will be distributable on the Distribution Dates specified in the Prospectus Supplement until the aggregate Current Principal Amount of the Certificates of such class has been distributed in full or, in the case of Certificates entitled only to distributions allocable to interest, until the aggregate notional principal balance of such Certificates is reduced to zero or for the period of time designated in the Prospectus Supplement. The original Current Principal Amount of each Certificate will equal the aggregate distributions allocable to principal to which such Certificate is entitled. Unless otherwise specified in the Prospectus Supplement, distributions allocable to interest on each Certificate that is not entitled to distributions allocable to principal will be calculated based on the notional principal balance of such Certificate. The notional principal balance of a Certificate will not evidence an interest in or entitlement to distributions allocable to principal but will be used solely for convenience in expressing the calculation of interest and for certain other purposes.

       With respect to any class of Accrual Certificates, if specified in the Prospectus Supplement, any interest that has accrued but is not paid on a given Distribution Date will be added to the aggregate Current Principal Amount of such class of Certificates on that Distribution Date. Unless otherwise specified in the Prospectus Supplement, distributions of interest on each class of Accrual Certificates will commence only after the occurrence of the events specified in the Prospectus Supplement. Unless otherwise specified in the Prospectus Supplement, prior to such time, the beneficial ownership interest of such class of Accrual Certificates in the Trust Fund, as reflected in the aggregate Current Principal Amount of such class of Accrual Certificates, will increase on each Distribution Date by the amount of interest that accrued on such class of Accrual Certificates during the preceding interest accrual period but that was not required to be distributed to such class on such Distribution Date. Any such class of Accrual Certificates will thereafter accrue interest on its outstanding Current Principal Amount as so adjusted.

       DISTRIBUTIONS OF PRINCIPAL. Unless otherwise specified in the Prospectus Supplement, the aggregate "Current Principal Amount" of any class of Certificates entitled to distributions of principal will be the aggregate original Current Principal Amount of such class of Certificates specified in the Prospectus Supplement, reduced by all distributions and losses reported to the holders of such Certificates as allocable to principal, and, in the case of Accrual Certificates, unless otherwise specified in the Prospectus Supplement, increased by all interest accrued but not then distributable on such Accrual Certificates. The Prospectus Supplement will specify the method by which the amount of principal to be distributed on the Certificates on each Distribution Date will be calculated and the manner in which such amount will be allocated among the classes of Certificates entitled to distributions of principal.

       If so provided in the Prospectus Supplement, one or more classes of Senior Certificates will be entitled to receive all or a disproportionate percentage of the payments of principal which are received from borrowers in advance of their scheduled due dates and are not accompanied by amounts representing scheduled interest due after the month of such payments ("Principal Prepayments") in the percentages and under the circumstances or for the periods specified in the Prospectus Supplement. Any such allocation of Principal Prepayments to such class or classes of Certificateholders will have the effect of accelerating the amortization of such Senior Certificates while increasing the interests evidenced by the Subordinated Certificates in the Trust Fund. Increasing the interests of the Subordinated Certificates relative to that of the Senior Certificates is intended to preserve the availability of the subordination provided by the Subordinated Certificates. See "Credit Enhancement-Subordination."

       UNSCHEDULED DISTRIBUTIONS. If specified in the Prospectus Supplement, the Certificates will be subject to receipt of distributions before the next scheduled Distribution Date under the circumstances and in the manner described below and in the Prospectus Supplement. If applicable, the Trustee will be required to make such unscheduled distributions on the day and in the amount specified in the Prospectus Supplement if, due to substantial payments of principal (including Principal Prepayments) on the Mortgage Assets, low rates then available for reinvestment of such payments or both, the Trustee or the Master Servicer determines, based on the assumptions specified in the Agreement, that the amount anticipated to be on deposit in the Certificate Account on the next Distribution Date, together with, if applicable, any amounts available to be withdrawn from any Reserve Account, may be insufficient to make required distributions on the Certificates on such Distribution Date. Unless otherwise specified in the Prospectus Supplement, the amount of any such unscheduled distribution that is allocable to principal will not exceed the amount that would otherwise have been required to be distributed as principal on the Certificates on the next Distribution Date. Unless otherwise specified in the Prospectus Supplement, all unscheduled distributions will include interest at the applicable Pass-Through Rate (if any) on the amount of the unscheduled distribution allocable to principal for the period and to the date specified in the Prospectus Supplement.

       Unless otherwise specified in the Prospectus Supplement, all distributions allocable to principal in any unscheduled distribution will be made in the same priority and manner as distributions of principal on the Certificates would have been made on the next Distribution Date, and with respect to Certificates of the same class, unscheduled distributions of principal will be made on a pro rata basis. Notice of any unscheduled distribution will be given by the Trustee prior to the date of such distribution.

ADVANCES

       Unless otherwise provided in the related Prospectus Supplement, the Master Servicer will be required to advance on or before each Distribution Date (from its own funds, funds advanced by Sub-Servicers or funds held in any of the Accounts for future distributions to the holders of such Certificates), an amount equal to the aggregate of payments of principal and interest that were delinquent on the related Determination Date and were not advanced by any Sub-Servicer, subject to the Master Servicer's determination that such advances will be recoverable out of late payments by Mortgagors, Liquidation Proceeds, Insurance Proceeds or otherwise with respect to the specific Mortgage Loan or, if required by the applicable Rating Agency, with respect to any of the Mortgage Loans.

       In making advances, the Master Servicer will endeavor to maintain a regular flow of scheduled interest and principal payments to holders of the Certificates, rather than to guarantee or insure against losses. If advances are made by the Master Servicer from cash being held for future distribution to Certificateholders, the Master

Servicer will replace such funds on or before any future Distribution Date to the extent that funds in the applicable Account on such Distribution Date would be less than the amount required to be available for distributions to Certificateholders on such date. Any Master Servicer funds advanced will be reimbursable to the Master Servicer out of recoveries on the specific Mortgage Loans with respect to which such advances were made (E.G., late payments made by the related Mortgagor, any related Insurance Proceeds, Liquidation Proceeds or proceeds of any Mortgage Loan purchased by a Lender under the circumstances described hereinabove). Advances by the Master Servicer (and any advances by a Sub-Servicer) also will be reimbursable to the Master Servicer (or Sub-Servicer) from cash otherwise distributable to Certificateholders (including the holders of Senior Certificates) at such time as the Master Servicer determines that any such advances previously made are not ultimately recoverable from the proceeds with respect to the specific Mortgage Loan or, if required by the applicable Rating Agency, at such time as a loss is realized with respect to a specific Mortgage Loan. The Master Servicer also will be obligated to make advances, to the extent recoverable out of Insurance Proceeds, Liquidation Proceeds or otherwise, in respect of certain taxes and insurance premiums not paid by Mortgagors on a timely basis. Funds so advanced are reimbursable to the Master Servicer to the extent permitted by the Agreement. If specified in the related Prospectus Supplement, the obligations of the Master Servicer to make advances may be supported by a cash advance reserve fund, a surety bond or other arrangement, in each case as described in such Prospectus Supplement.

REPORTS TO CERTIFICATEHOLDERS

       Prior to or concurrently with each distribution on a Distribution Date and except as otherwise set forth in an applicable Prospectus Supplement or Agreement, the Master Servicer or the Trustee will furnish to each Certificateholder of record of the related Series a statement setting forth, to the extent applicable or material to such Series of Certificates, among other things:

                (i) the amount of such distribution allocable to principal, separately identifying the aggregate amount of any Principal Prepayments and if so specified in the related Prospectus Supplement, prepayment penalties included therein;

                (ii) the amount of such distribution allocable to interest;

                (iii) the amount of any advance by the Master Servicer;

                (iv) the aggregate amount (a) otherwise allocable to the Subordinated Certificateholders on such Distribution Date, and (b) withdrawn from the Reserve Fund, if any, that is included in the amounts distributed to the Senior Certificateholders;

                (v) the outstanding Current Principal Amount or notional principal balance of such class after giving effect to the distribution of principal on such Distribution Date;

                (vi) if applicable, the percentage of principal payments on the Mortgage Loans, if any, which such class will be entitled to receive on the following Distribution Date;

                (vii) unless the Pass-Through Rate is a fixed rate, the Pass-Through Rate applicable to the distribution on the Distribution Date;

                (viii) the number and aggregate principal balances of Mortgage Loans in the related Mortgage Pool delinquent (a) one month and (b) two or more months;

                (ix) the book value of any real estate acquired through foreclosure or grant of a deed in lieu of foreclosure, and if such real estate secured a Multifamily Loan, such additional information as may be specified in the related Prospectus Supplement; and

                (x) if applicable, the amount remaining in any Reserve Account or the amount remaining of any other credit support, after giving effect to the distribution on the Distribution Date.

       Where applicable, any amount set forth above may be expressed as a dollar amount per single Certificate of the relevant class having a denomination or interest specified in the related Prospectus Supplement or the report to Certificateholders. The report to Certificateholders for any Series of Certificates may include additional or other information of a similar nature to that specified above.

       In addition, within a reasonable period of time after the end of each calendar year, the Master Servicer or the Trustee will mail to each Certificateholder of record at any time during such calendar year a report (a) as to the aggregate of amounts reported pursuant to (i) and (ii) for such calendar year and (b) such other customary information as may be deemed necessary or desirable for Certificateholders to prepare their tax returns.

BOOK-ENTRY REGISTRATION

       If so specified in the related Prospectus Supplement, a class of Certificates initially may be represented by one or more certificates registered in the name of Cede & Co. ("Cede"), the nominee for The Depository Trust Company ("DTC"). DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code ("UCC") and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its participating organizations ("Participants") and facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system also is available to others such as brokers, dealers, banks and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participant").

       Certificateholders that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of Certificates registered in the name of Cede, as nominee of DTC, may do so only through Participants and Indirect Participants. In addition, such Certificateholders will receive all distributions of principal of and interest on the Certificates from the Trustee through DTC and its Participants. Under a book-entry format, Certificateholders will receive payments after the related Distribution Date because, while payments are required to be forwarded to Cede, as nominee for DTC, on each such date, DTC will forward such payments to its Participants which thereafter will be required to forward them to Indirect Participants or Certificateholders. Under a book-entry format, it is anticipated that the only Certificateholder will be Cede, as nominee of DTC, and that the beneficial holders of Certificates will not be recognized by the Trustee as Certificateholders under the Agreement. The beneficial holders of such Certificates will only be permitted to exercise the rights of Certificateholders under the Agreement indirectly through DTC and its Participants who in turn will exercise their rights through DTC.

       Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Certificates and is required to receive and transmit payments of principal of and interest of the Certificates. Participants and Indirect Participants with which Certificateholders have accounts with respect to the Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Certificateholders.

       Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Certificateholder to pledge Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such Certificates may be limited due to the lack of a physical certificate for such Certificates.

       DTC in general advises that it will take any action permitted to be taken by a Certificateholder under an Agreement only at the direction of one or more Participants to whose account with DTC the Certificates are credited. Additionally, DTC in general advises that it will take such actions with respect to specified percentages of the Certificateholders only at the direction of and on behalf of Participants whose holdings include current principal amounts of outstanding Certificates that satisfy such specified percentages. DTC may take conflicting actions with respect to other current principal amounts of outstanding Certificates to the extent that such actions are taken on behalf of Participants whose holdings include such current principal amounts of outstanding Certificates.

       Any Certificates initially registered in the name of Cede, as nominee of DTC, will be issued in fully registered, certificated form to Certificateholders or their nominees ("Definitive Certificates"), rather than to DTC or its nominee only under the events specified in the related Agreement. Such events may include the following: (i) the Seller advises the Trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as Depository with respect to the Certificates, and the Trustee or the Seller is unable to locate a qualified successor, (ii) the Seller, at its option, elects to terminate the book-entry system through DTC, or (iii) after the occurrence of an Event of Default (defined herein), Certificateholders representing not less than 50% of the aggregate Current Principal Amount of the Certificates advise the Trustee and DTC through Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interest of the Certificateholders. Upon the occurrence of any of the events specified in the related Agreement, DTC will be required to notify all Participants of the availability through DTC of Definitive Certificates. Upon surrender by DTC of the certificates representing the Certificates and instruction for re-registration, the Trustee will issue the Certificates in the form of Definitive Certificates, and thereafter the Trustee will recognize the holders of such Definitive Certificates as Certificateholders. Thereafter, payments of principal of and interest on the Certificates will be made by the Trustee directly to Certificateholders in accordance with the procedures set forth herein and in the Agreement. The final distribution of any Certificate (whether Definitive Certificates or Certificates registered in the name of Cede), however, will be made only upon presentation and surrender of such Certificates on the final Distribution Date at such office or agency as is specified in the notice of final payment to Certificateholders.

                               CREDIT ENHANCEMENT

GENERAL

       Credit enhancement may be provided with respect to one or more classes of a Series of Certificates or with respect to the Mortgage Assets in the related Trust Fund. Credit enhancement may be in the form of (i) the subordination of one or more classes of the Certificates of such Series, (ii) the use of a Pool Insurance Policy, Special Hazard Insurance Policy, Bankruptcy Bond, FHA Insurance, VA Guarantees, Reserve Accounts, a letter of credit, a limited financial guaranty insurance policy, other third party guarantees, interest rate or other swap agreements, caps, collars or floors, another method of credit enhancement described in the related Prospectus Supplement, or the use of a cross-support feature, or (iii) any combination of the foregoing. Unless otherwise specified in the Prospectus Supplement, any credit enhancement will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the Certificates and interest thereon. If losses occur which exceed the amount covered by credit enhancement or which are not covered by the credit enhancement, holders of one or more classes of Certificates will bear their allocable share of deficiencies. If a form of credit enhancement applies to several classes of Certificates, and if principal payments equal to the Current Principal Amounts of certain classes will be distributed prior to such distributions to other classes, the classes which receive such distributions at a later time are more likely to bear any losses which exceed the amount covered by credit enhancement. Unless otherwise specified in the Prospectus Supplement, coverage under any credit enhancement may be canceled or reduced by the Master Servicer or the Seller if such cancellation or reduction would not adversely affect the rating or ratings of the related Certificates.

SUBORDINATION

       If so specified in the Prospectus Supplement, distributions in respect of scheduled principal, Principal Prepayments, interest or any combination thereof that otherwise would have been payable to one or more classes of Subordinated Certificates of a Series will instead be payable to holders of one or more classes of Senior Certificates under the circumstances and to the extent specified in the Prospectus Supplement. If specified in the Prospectus Supplement, delays in receipt of scheduled payments on the Mortgage Loans and losses on defaulted Mortgage Loans will be borne first by the various classes of Subordinated Certificates and thereafter by the various classes of Senior Certificates, in each case under the circumstances and subject to the limitations specified in the Prospectus Supplement. The aggregate distributions in respect of delinquent payments on the Mortgage Loans over the lives of the Certificates or at any time, the aggregate losses in respect of defaulted Mortgage Loans which must be borne by the Subordinated Certificates by virtue of subordination and the amount of the distributions otherwise distributable to the Subordinated Certificateholders that will be distributable to Senior Certificateholders on any Distribution Date may be limited as specified in the Prospectus Supplement. If aggregate distributions in respect of delinquent payments on the Mortgage Loans or aggregate losses in respect of such Mortgage Loans were to exceed the total amounts payable and available for distribution to holders of Subordinated Certificates or, if applicable, were to exceed the specified maximum amount, holders of Senior Certificates would experience losses on the Certificates.

       In addition to or in lieu of the foregoing, if so specified in the Prospectus Supplement, all or any portion of distributions otherwise payable to holders of Subordinated Certificates on any Distribution Date may instead be deposited into one or more Reserve Accounts established with the Trustee. If so specified in the Prospectus Supplement, such deposits may be made on each Distribution Date, on each Distribution Date for specified periods or until the balance in the Reserve Account has reached a specified amount and, following payments from the Reserve Account to holders of Senior Certificates or otherwise, thereafter to the extent necessary to restore the balance in the Reserve Account to required levels, in each case as specified in the Prospectus Supplement. If so specified in the Prospectus Supplement, amounts on deposit in the Reserve Account may be released to the holders of the class of Certificates specified in the Prospectus Supplement at the times and under the circumstances specified in the Prospectus Supplement.

       If so specified in the Prospectus Supplement, the same class of Certificates may be Senior Certificates with respect to certain types of payments or certain types of losses or delinquencies and Subordinated Certificates with respect to other types of payment or types of losses or delinquencies. If specified in the Prospectus Supplement, various classes of Senior Certificates and Subordinated Certificates may themselves be subordinate in their right to receive certain distributions to other classes of Senior and Subordinated Certificates, respectively, through a cross support mechanism or otherwise.

       As between classes of Senior Certificates and as between classes of Subordinated Certificates, distributions may be allocated among such classes (i) in the order of their scheduled final distribution dates, (ii) in accordance with a schedule or formula, (iii) in relation to the occurrence of events, or
(iv) otherwise, in each case as specified in the Prospectus Supplement.

POOL INSURANCE POLICIES

       If specified in the Prospectus Supplement related to a Mortgage Pool of Single Family Loans or Cooperative Loans, a separate Pool Insurance Policy will be obtained for the Mortgage Pool and issued by the insurer (the "Pool Insurer") named in such Prospectus Supplement. Each Pool Insurance Policy will, subject to the limitations described below, cover loss by reason of default in payment on Single Family Loans or Cooperative Loans in the Mortgage Pool in an amount specified in such Prospectus Supplement. As more fully described below, the Master Servicer will present claims thereunder to the Pool Insurer on behalf of itself, the Trustee and the holders of the Certificates. The Mortgage Pool Insurance Policies, however, are not blanket policies against loss, since claims thereunder may only be made respecting particular defaulted Mortgage Loans and only upon satisfaction of certain conditions precedent described below. Unless otherwise specified in the Prospectus Supplement, a Pool Insurance Policy will not cover losses due to a failure to pay or denial of a claim under a Primary Insurance Policy.

       Unless otherwise specified in the related Prospectus Supplement, each Pool Insurance Policy will provide that no claims may be validly presented unless (i) any required Primary Insurance Policy is in effect for the defaulted Mortgage Loan and a claim thereunder has been submitted and settled; (ii) hazard insurance on the related Mortgaged Property has been kept in force and real estate taxes and other protection and preservation expenses have been paid;
(iii) if there has been physical loss or damage to the Mortgaged Property, it has been restored to its physical condition (reasonable wear and tear excepted) at the time of issuance of the policy; and (iv) the insured has acquired good and merchantable title to the Mortgaged Property free and clear of liens except certain permitted encumbrances. Upon satisfaction of these conditions, the Pool Insurer will have the option either (a) to purchase the Mortgaged Property at a price equal to the principal balance thereof plus accrued and unpaid interest at the Mortgage Rate to the date of purchase and certain expenses incurred by the Master Servicer on behalf of the Trustee and Certificateholders, or (b) to pay the amount by which the sum of the principal balance of the defaulted Mortgage Loan plus accrued and unpaid interest at the Mortgage Rate to the date of payment of the claim and the aforementioned expenses exceeds the proceeds received from an approved sale of the Mortgaged Property, in either case net of certain amounts paid or assumed to have been paid under the related Primary Insurance Policy. If any Mortgaged Property securing a defaulted Mortgage Loan is damaged and proceeds, if any, from the related hazard insurance policy or the applicable Special Hazard Insurance Policy are insufficient to restore the damaged Mortgaged Property to a condition sufficient to permit recovery under the Pool Insurance Policy, the Master Servicer will not be required to expend its own funds to restore the damaged Mortgaged Property unless it determines that (i) such restoration will increase the proceeds to Certificateholders on liquidation of the Mortgage Loan after reimbursement of the Master Servicer for its expenses and (ii) such expenses will be recoverable by it through proceeds of the sale of the Mortgaged Property or proceeds of the related Pool Insurance Policy or any related Primary Insurance Policy.

       A Pool Insurance Policy generally will not insure (and many Primary Insurance Policies do not insure) against loss sustained by reason of a default arising from, among other things, (i) fraud or negligence in the origination or servicing of a Mortgage Loan, including misrepresentation by the Mortgagor, the originator or persons involved in the origination thereof, or (ii) failure to construct a Mortgaged Property in accordance with plans and specifications. If so specified in the related Prospectus supplement, an endorsement to the Pool Insurance Policy, a bond or other credit support may cover fraud in connection with the origination of Mortgage Loans. If so specified in the related Prospectus Supplement, a failure of coverage attributable to an event specified in clause (i) or (ii) above might result in a breach of the related Lender's representations described above and, in such event, might give rise to an obligation on the part of such Lender to purchase the defaulted Mortgage Loan if the breach cannot be cured by such Lender. No Pool Insurance Policy will cover (and many Primary Insurance Policies do not cover) a claim in respect of a defaulted Mortgage Loan occurring when the servicer of such Mortgage Loan, at the time of default or thereafter, was not approved by the applicable insurer.

       Unless otherwise specified in the related Prospectus Supplement, the original amount of coverage under each Pool Insurance Policy will be reduced over the life of the related Certificates by the aggregate dollar amount of claims paid less the aggregate of the net dollar amounts realized by the Pool Insurer upon disposition of all foreclosed properties covered thereby. The amount of claims paid will include certain expenses incurred by the Master Servicer as well as accrued interest on delinquent Mortgage Loans to the date of payment of the claim. Accordingly, if aggregate net claims paid under any Pool Insurance Policy reach the original policy limit, coverage under that Pool Insurance Policy will be exhausted and any further losses will be borne by the Certificateholders.

       The terms of any pool insurance policy relating to a pool of Contracts will be described in the related Prospectus Supplement.

SPECIAL HAZARD INSURANCE POLICIES

       If specified in the related Prospectus Supplement, a separate Special Hazard Insurance Policy will be obtained for the Mortgage Pool and will be issued by the insurer (the "Special Hazard Insurer") named in such Prospectus Supplement. Each Special Hazard Insurance Policy will, subject to limitations described below, protect holders of the related Certificates from (i) loss by reason of damage to Mortgaged Properties caused by certain hazards (including earthquakes and, to a limited extent, tidal waves and related water damage) not insured against under the standard form of hazard insurance policy for the respective states in which the Mortgaged Properties are located or under a flood insurance policy if the Mortgaged Property is located in a federally designated flood area, and (ii) loss caused by reason of the application of the coinsurance clause contained in hazard insurance policies. See "The Pooling and Servicing Agreement-Hazard Insurance". Each Special Hazard Insurance Policy will not cover losses occasioned by war, civil insurrection, certain governmental action, errors in design, faulty workmanship or materials (except under certain circumstances), nuclear reaction, flood (if the Mortgaged Property is located in a federally designated flood area), chemical contamination and certain other risks. The amount of coverage under any Special Hazard Insurance Policy will be specified in the related Prospectus Supplement. Each Special Hazard Insurance Policy will provide that no claim may be paid unless hazard and, if applicable, flood insurance on the property securing the Mortgage Loan has been kept in force and other protection and preservation expenses have been paid.

       Subject to the foregoing limitations, each Special Hazard Insurance Policy will provide that where there has been damage to property securing a foreclosed Mortgage Loan (title to which has been acquired by the insured) and to the extent such damage is not covered by the hazard insurance policy or flood insurance policy, if any, maintained by the Mortgagor or the Master Servicer, the Special Hazard Insurer will pay the lesser of (i) the cost of repair or replacement of such property or (ii) upon transfer of the property to the Special Hazard Insurer, the unpaid principal balance of such Mortgage Loan at the time of acquisition of such property by foreclosure or deed in lieu of foreclosure, plus accrued interest to the date of claim settlement and certain expenses incurred by the Master Servicer with respect to such property. If the unpaid principal balance of a Mortgage Loan plus accrued interest and certain expenses is paid by the Special Hazard Insurer, the amount of further coverage under the related Special Hazard Insurance Policy will be reduced by such amount less any net proceeds from the sale of the property. Any amount paid as the cost of repair of the property will further reduce coverage by such amount. So long as a Pool Insurance Policy remains in effect, the payment by the Special Hazard Insurer of the cost of repair or of the unpaid principal balance of the related Mortgage Loan plus accrued interest and certain expenses will not affect the total insurance proceeds paid to Certificateholders, but will affect the relative amounts of coverage remaining under the related Special Hazard Insurance Policy.

       Unless otherwise specified in the related Prospectus Supplement, since each Special Hazard Insurance Policy will be designed to permit full recovery under the Pool Insurance Policy in circumstances in which such recoveries would otherwise be unavailable because property has been damaged by a cause not insured against by a standard hazard policy and thus would not be restored, each Agreement will provide that, if the related Pool Insurance Policy shall have been terminated or been exhausted through payment of claims, the Master Servicer will be under no further obligation to maintain such Special Hazard Insurance Policy.

       To the extent specified in the Prospectus Supplement, the Master Servicer may deposit cash, an irrevocable letter of credit or any other instrument acceptable to each nationally recognized rating agency rating the Certificates of the related Series in a special trust account to provide protection in lieu of or in addition to that provided by a Special Hazard Insurance Policy. The amount of any Special Hazard Insurance Policy or of the deposit to the special trust account in lieu thereof relating to such Certificates may be reduced so long as any such reduction will not result in a downgrading of the rating of such Certificates by any such rating agency.

       The terms of any Special Hazard Insurance Policy relating to a pool of Contracts will be described in the related Prospectus Supplement.

BANKRUPTCY BONDS

       If specified in the related Prospectus Supplement, a Bankruptcy Bond for proceedings under the federal Bankruptcy Code will be issued by an insurer named in such Prospectus Supplement. Each Bankruptcy Bond will cover certain losses resulting from a reduction by a bankruptcy court of scheduled payments of principal and interest on a Mortgage Loan or a reduction by such court of the principal amount of a Mortgage Loan and will cover certain unpaid interest on the amount of such a principal reduction from the date of the filing of a bankruptcy petition. The required amount of coverage under each Bankruptcy Bond will be set forth in the related Prospectus Supplement. To the extent specified in an applicable Prospectus Supplement, the Master Servicer may deposit cash, an irrevocable letter of credit or any other instrument acceptable to each nationally recognized rating agency rating the Certificates of the related Series in the Trust Fund to provide protection in lieu of or in addition to that provided by a Bankruptcy Bond. See "Certain Legal Aspects of the Mortgage Loans-Anti-Deficiency Legislation and Other Limitations on Lenders."

       To the extent specified in the Prospectus Supplement, the Master Servicer may deposit cash, an irrevocable letter of credit or any other instrument acceptable to each nationally recognized rating agency rating the Certificates of the related Series in a special trust account to provide protection in lieu of or in addition to that provided by a Bankruptcy Bond. The amount of any Bankruptcy Bond or of the deposit to the special trust account in lieu thereof relating to such Certificates may be reduced so long as any such reduction will not result in a downgrading of the rating of such Certificates by any such rating agency.

       The terms of any Bankruptcy Bond relating to a pool of Contracts will be described in the related Prospectus Supplement.

FHA INSURANCE; VA GUARANTEES

       Single Family Loans designated in the related Prospectus Supplement as insured by the FHA will be insured by the FHA as authorized under the United States Housing Act of 1937, as amended. Such Mortgage Loans will be insured under various FHA programs including the standard FHA 203(b) program to finance the acquisition of one- to four-family housing units and the FHA 245 graduated payment mortgage program. These programs generally limit the principal amount and interest rates of the mortgage loans insured. Single Family Loans insured by the FHA generally require a minimum down payment of approximately 5% of the original principal amount of the loan. No FHA-insured Single Family Loan relating to a Series may have an interest rate or original principal amount exceeding the applicable FHA limits at the time of origination of such loan.

       The insurance premiums for Single Family Loans insured by the FHA are collected by lenders approved by HUD or by the Master Servicer or any Sub-Servicers and are paid to the FHA. The regulations governing FHA single-family mortgage insurance programs provide that insurance benefits are payable either upon foreclosure (or other acquisition of possession) and conveyance of the mortgaged premises to HUD or upon assignment of the defaulted Mortgage Loan to HUD. With respect to a defaulted FHA-insured Single Family Loan, the Master Servicer or any Sub-Servicer is limited in its ability to initiate foreclosure proceedings. When it is determined, either by the Master Servicer or any Sub-Servicer or HUD, that default was caused by circumstances beyond the mortgagor's control, the Master Servicer or any Sub-Servicer is expected to make an effort to avoid foreclosure by entering, if feasible, into one of a number of available forms of forbearance plans with the mortgagor. Such plans may involve the reduction or suspension of regular mortgage payments for a specified period, with such payments to be made up on or before the maturity date of the mortgage, or the recasting of payments due under the mortgage up to or beyond the maturity date. In addition, when a default caused by such circumstances is accompanied by certain other criteria, HUD may provide relief by making payments to the Master Servicer or any Sub-Servicer in partial or full satisfaction of amounts due under the Mortgage Loan (which payments are to be repaid by the mortgagor to HUD) or by accepting assignment of the loan from the Master Servicer or any Sub-Servicer. With certain exceptions, at least three full monthly installments must be due and unpaid under the Mortgage Loan, and HUD must have rejected any request for relief from the mortgagor before the Master Servicer or any Sub-Servicer may initiate foreclosure proceedings.

       HUD has the option, in most cases, to pay insurance claims in cash or in debentures issued by HUD. Currently, claims are being paid in cash, and claims have not been paid in debentures since 1965. HUD debentures issued in satisfaction of FHA insurance claims bear interest at the applicable HUD debenture interest rate. The Master Servicer or any Sub-Servicer of each FHA-insured Single Family Loan will be obligated to purchase any such debenture issued in satisfaction of such Mortgage Loan upon default for an amount equal to the principal amount of any such debenture.

       The amount of insurance benefits generally paid by the FHA is equal to the entire unpaid principal amount of the defaulted Mortgage Loan adjusted to reimburse the Master Servicer or Sub-Servicer for certain costs and expenses and to deduct certain amounts received or retained by the Master Servicer or Sub-Servicer after default. When entitlement to insurance benefits results from foreclosure (or other acquisition of possession) and conveyance to HUD, the Master Servicer or Sub-Servicer is compensated for no more than two-thirds of its foreclosure costs, and is compensated for interest accrued and unpaid prior to such date but in general only to the extent it was allowed pursuant to a forbearance plan approved by HUD. When entitlement to insurance benefits results from assignment of the Mortgage Loan to HUD, the insurance payment includes full compensation for interest accrued and unpaid to the assignment date. The insurance payment itself, upon foreclosure of an FHA-insured Single Family Loan, bears interest from a date 30 days after the mortgagor's first uncorrected failure to perform any obligation to make any payment due under the Mortgage and, upon assignment, from the date of assignment, to the date of payment of the claim, in each case at the same interest rate as the applicable HUD debenture interest rate as described above.

       Single Family Loans designated in the related Prospectus Supplement as guaranteed by the VA will be partially guaranteed by the VA under the Serviceman's Readjustment Act of 1944, as amended. The Serviceman's Readjustment Act of 1944, as amended, permits a veteran (or in certain instances the spouse of a veteran) to obtain a mortgage loan guarantee by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit at interest rates permitted by the VA. The program has no mortgage loan limits, requires no down payment from the purchaser and permits the guarantee of mortgage loans of up to 30 years' duration. However, no Single Family Loan guaranteed by the VA will have an original principal amount greater than five times the partial VA guarantee for such Mortgage Loan.

       The maximum guarantee that may be issued by the VA under a VA-guaranteed mortgage loan depends upon the original principal amount of the mortgage loan, as further described in 38 United States Code Section 3703(a), as amended. As of January 1, 1993, the maximum guarantee that may be issued by the VA under a VA-guaranteed mortgage loan of more than $144,000 is the lesser of 25% of the original principal amount of the mortgage loan and $46,000. The liability on the guarantee is reduced or increased pro rata with any reduction or increase in the amount of indebtedness, but in no event will the amount payable on the guarantee exceed the amount of the original guarantee. The VA may, at its option and without regard to the guarantee, make full payment to a mortgage holder of unsatisfied indebtedness on a mortgage upon its assignment to the VA.

       With respect to a defaulted VA-guaranteed Single Family Loan, the Master Servicer or Sub-Servicer is, absent exceptional circumstances, authorized to announce its intention to foreclose only when the default has continued for three months. Generally, a claim for the guarantee is submitted after liquidation of the Mortgaged Property.

       The amount payable under the guarantee will be the percentage of the VA-insured Single Family Loan originally guaranteed applied to indebtedness outstanding as of the applicable date of computation specified in the VA regulations. Payments under the guarantee will be equal to the unpaid principal amount of the loan, interest accrued on the unpaid balance of the loan to the appropriate date of computation and limited expenses of the mortgagee, but in each case only to the extent that such amounts have not been recovered through liquidation of the Mortgaged Property. The amount payable under the guarantee may in no event exceed the amount of the original guarantee.

FHA INSURANCE ON MULTIFAMILY LOANS

       There are two primary FHA insurance programs that are available for Multifamily Loans. Sections 221(d)(3) and (d)(4) of the Housing Act allow HUD to insure mortgage loans that are secured by newly constructed and substantially rehabilitated multifamily rental projects. Section 244 of the Housing Act provides for co-insurance of such mortgage loans made under Sections 221(d)(3) and (d)(4) by HUD/FHA and a HUD-approved co-insurer. Generally the term of such a mortgage loan may be up to 40 years and the ratio of loan amount to property replacement cost can be up to 90%.

       Section 223(f) of the Housing Act allows HUD to insure mortgage loans made for the purchase or refinancing of existing apartment projects which are at least three years old. Section 244 also provides for co-insurance of mortgage loans made under Section 223(f). Under Section 223(f), the loan proceeds cannot be used for substantial rehabilitation work, but repairs may be made for up to, in general, a dollar amount per apartment unit established from time to time by HUD or, at the discretion of the Secretary of HUD, 25% of the value of the property. In general the loan term may not exceed 35 years and a loan to value ratio of no more than 85% is required for the purchase of a project and 70% for the refinancing of a project.

       FHA insurance is generally payable in cash or, at the option of the mortgagee, in debentures. Such insurance does not cover 100% of the mortgage loan but is instead subject to certain deductions and certain losses of interest from the date of the default.

RESERVE ACCOUNTS

       If specified in the Prospectus Supplement, cash, U.S. Treasury securities, instruments evidencing ownership of principal or interest payments thereon, demand notes, certificates of deposit or a combination thereof in the aggregate amount specified in the Prospectus Supplement will be deposited by the Master Servicer or Seller on the date specified in the Prospectus Supplement in one or more Reserve Accounts established with the Trustee. Such cash and the principal and interest payments on such other instruments will be used to enhance the likelihood of timely payment of principal of, and interest on, or, if so specified in the Prospectus Supplement, to provide additional protection against losses in respect of, the assets in the related Trust Fund, to pay the expenses of the Trust Fund or for such other purposes specified in the Prospectus Supplement. Whether or not the Master Servicer or Seller has any obligation to make such a deposit, certain amounts to which the Subordinated Certificateholders, if any, will otherwise be entitled may instead be deposited into the Reserve Account from time to time and in the amounts as specified in the Prospectus Supplement. Any cash in the Reserve Account and the proceeds of any other instrument upon maturity will be invested, to the extent acceptable to the applicable Rating Agency, in obligations of the United States and certain agencies thereof, certificates of deposit, certain commercial paper, time deposits and bankers acceptances sold by eligible commercial banks, certain repurchase agreements of United States government securities with eligible commercial banks and certain other instruments acceptable to the applicable Rating Agency ("Permitted Investments"). Unless otherwise specified in the Prospectus Supplement, any instrument deposited in the Reserve Account will name the Trustee, in its capacity as trustee for the holders of the Certificates, as beneficiary and will be issued by an entity acceptable to the applicable Rating Agency. Additional information with respect to such instruments deposited in the Reserve Accounts will be set forth in the Prospectus Supplement.

       Any amounts so deposited and payments on instruments so deposited will be available for withdrawal from the Reserve Account for distribution to the holders of Certificates for the purposes, in the manner and at the times specified in the Prospectus Supplement.

OTHER INSURANCE, GUARANTEES AND SIMILAR INSTRUMENTS OR AGREEMENTS

       If specified in the related Prospectus Supplement, a Trust Fund may include in lieu of some or all of the foregoing or in addition thereto letters of credit, financial guaranty insurance policies, third party guarantees, and other arrangements for maintaining timely payments or providing additional protection against losses on the assets included in such Trust Fund, paying administrative expenses, or accomplishing such other purpose as may be described in the Prospectus Supplement. The Trust Fund may include a guaranteed investment contract or reinvestment agreement pursuant to which funds held in one or more accounts will be invested at a specified rate. If any class of Certificates has a floating interest rate, or if any of the Mortgage Assets has a floating interest rate, the Trust Fund may include an interest rate swap contract, an interest rate cap agreement or similar contract providing limited protection against interest rate risks.

CROSS SUPPORT

       If specified in the Prospectus Supplement, the beneficial ownership of separate groups of assets included in a Trust Fund may be evidenced by separate classes of the related Series of Certificates. In such case, credit support may be provided by a cross-support feature which requires that distributions be made with respect to Certificates evidencing a beneficial ownership interest in other asset groups within the same Trust Fund. The Prospectus Supplement for a Series which includes a cross-support feature will describe the manner and conditions for applying such cross-support feature.

       If specified in the Prospectus Supplement, the coverage provided by one or more forms of credit support may apply concurrently to two or more separate Trust Funds. If applicable, the Prospectus Supplement will identify the Trust Funds to which such credit support relates and the manner of determining the amount of the coverage provided hereby and of the application of such coverage to the identified Trust Funds.

                      YIELD AND PREPAYMENT CONSIDERATIONS

       The yields to maturity of the Certificates will be affected by the amount and timing of principal payments on or in respect of the Mortgage Assets included in the related Trust Funds, the allocation of available funds to various Classes of Certificates, the Pass-Through Rate for various Classes of Certificates and the purchase price paid for the Certificates.

       The original terms to maturity of the Mortgage Loans in a given Mortgage Pool will vary depending upon the type of Mortgage Loans included therein. Each Prospectus Supplement will contain information with respect to the type and maturities of the Mortgage Loans in the related Mortgage Pool. Unless otherwise specified in the related Prospectus Supplement, Single Family Loans, Cooperative Loans and Contracts may be prepaid without penalty in full or in part at any time. Multifamily Loans may prohibit prepayment for a specified period after origination, may prohibit partial prepayments entirely, and may require the payment of a prepayment penalty upon prepayment in full or in part.

       Unless otherwise provided in the related Prospectus Supplement, all conventional Single Family Loans, Cooperative Loans and Contracts will contain due-on-sale provisions permitting the mortgagee or holder of the Contract to accelerate the maturity of the Mortgage Loan or Contract upon sale or certain transfers by the mortgagor or obligor of the underlying Mortgaged Property. As described in the related Prospectus Supplement, conventional Multifamily Loans may contain due-on-sale provisions, due-on-encumbrance provisions, or both. Mortgage Loans insured by the FHA, and Single Family Loans and Contracts partially guaranteed by the VA, are assumable with the consent of the FHA and the VA, respectively. Thus, the rate of prepayments on such Mortgage Loans may be lower than that of conventional Mortgage Loans bearing comparable interest rates. Unless otherwise provided in the related Prospectus Supplement, the Master Servicer generally will enforce any due-on-sale or due-on-encumbrance clause, to the extent it has knowledge of the conveyance or further encumbrance or the proposed conveyance or proposed further encumbrance of the Mortgaged Property and reasonably believes that it is entitled to do so under applicable law; provided, however, that the Master Servicer will not take any enforcement action that would impair or threaten to impair any recovery under any related insurance policy. See "The Pooling and Servicing Agreement-Collection Procedures" and "Certain Legal Aspects of the Mortgage Loans" for a description of certain provisions of each Agreement and certain legal developments that may affect the prepayment experience on the Mortgage Loans.

       When a full prepayment is made on a Single Family Loan or Cooperative Loan, the Mortgagor is charged interest on the principal amount of the Mortgage Loan so prepaid only for the number of days in the month actually elapsed up to the date of the prepayment rather than for a full month. Similarly, upon liquidation of a Mortgage Loan, interest accrues on the principal amount of the Mortgage Loan only for the number of days in the month actually elapsed up to the date of liquidation rather than for a full month. Unless otherwise specified in the related Prospectus Supplement, the effect of prepayments in full and liquidations will be to reduce the amount of interest passed through in the following month to holders of Certificates because interest on the principal amount of any Mortgage Loan so prepaid will be paid only to the date of prepayment or liquidation. Interest shortfalls also could result from the application of the Solders' and Sailors' Civil Relief Act of 1940, as amended, as described under "Certain Legal Aspects of the Mortgage Loans-Soldiers' and Sailors' Civil Relief Act" herein. Partial prepayments in a given month may be applied to the outstanding principal balances of the Mortgage Loans so prepaid on the first day of the month of receipt or the month following receipt. In the latter case, partial prepayments will not reduce the amount of interest passed through in such month. Prepayment penalties collected with respect to Multifamily Loans will be distributed to the holders of Certificates, or to other persons entitled thereto, as described in the related Prospectus Supplement.

       Under certain circumstances, the Master Servicer, the holders of the residual interests in a REMIC or another person specified in the related Prospectus Supplement may have the option to purchase the assets of a Trust Fund thereby effecting earlier retirement of the related Series of Certificates. See "The Pooling and Servicing Agreement-Termination; Optional Termination."

       The rate of prepayments with respect to conventional mortgage loans has fluctuated significantly in recent years. In general, if prevailing rates fall significantly below the Mortgage Rates borne by the Mortgage

Loans, such Mortgage Loans are likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above such Mortgage Rates. Conversely, if prevailing interest rates rise appreciably above the Mortgage Rates borne by the Mortgage Loans, such Mortgage Loans are likely to experience a lower prepayment rate than if prevailing rates remain at or below such Mortgage Rates. However, there can be no assurance that such will be the case.

       Prepayments are influenced by a variety of economic, geographical, social, tax, legal and additional factors. The rate of prepayment on Single Family Loans, Cooperative Loans and Contracts may be affected by changes in a mortgagor's housing needs, job transfers, unemployment, a borrower's net equity in the mortgage properties, the enforcement of due-on-sale clauses and other servicing decisions. Adjustable rate mortgage loans, bi-weekly mortgage loans, graduated payment mortgage loans, growing equity mortgage loans, reverse mortgage loans, buy-down mortgage loans and mortgage loans with other characteristics may experience a rate of principal prepayments which is different from that of fixed rate, monthly pay, fully amortizing mortgage loans. The rate of prepayment on Multifamily Loans may be affected by other factors, including Mortgage Loan terms (E.G., the existence of lockout periods, due-on-sale and due-on-encumbrance clauses and prepayment penalties), relative economic conditions in the area where the Mortgaged Properties are located, the quality of management of the Mortgaged Properties and the relative tax benefits associated with the ownership of income-producing real property.

       The timing of payments on the Mortgage Assets may significantly affect an investor's yield. In general, the earlier a prepayment of principal on the Mortgage Assets, the greater will be the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal prepayments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Certificates will not be offset by a subsequent like reduction (or increase) in the rate of principal prepayments.

       Unless otherwise specified in the related Prospectus Supplement, the effective yield to Certificateholders will be slightly lower than the yield otherwise produced by the applicable Pass-Through Rate and purchase price, because while interest generally will accrue on each Mortgage Loan from the first day of the month, the distribution of such interest will not be made earlier than a specified date in the month following the month of accrual.

       In the case of any Certificates purchased at a discount, a slower than anticipated rate of principal payments could result in an actual yield that is lower than the anticipated yield. In the case of any Certificates purchased at a premium, a faster than anticipated rate of principal payments could result in an actual yield that is lower than the anticipated yield. A discount or premium would be determined in relation to the price at which a Certificate will yield its Pass-Through Rate, after giving effect to any payment delay.

       Factors other than those identified herein and in the Prospectus Supplement could significantly affect principal prepayments at any time and over the lives of the Certificates. The relative contribution of the various factors affecting prepayment may also vary from time to time. There can be no assurance as to the rate of payment of principal of the Mortgage Assets at any time or over the lives of the Certificates.

       The Prospectus Supplement relating to a Series of Certificates will discuss in greater detail the effect of the rate and timing of principal payments (including prepayments) on the yield, weighted average lives and maturities of such Certificates.

                      THE POOLING AND SERVICING AGREEMENT

       Set forth below is a summary of certain provisions of each Agreement which are not described elsewhere in this Prospectus. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of each Agreement. Where particular provisions or terms used in the Agreements are referred to, such provisions or terms are as specified in the Agreements.

ASSIGNMENT OF MORTGAGE ASSETS

       ASSIGNMENT OF THE MORTGAGE LOANS. At the time of issuance of the Certificates of a Series, the Seller will cause the Mortgage Loans comprising the related Trust Fund to be sold and assigned to the Trustee, together with all principal and interest received by or on behalf of the Seller on or with respect to such Mortgage Loans after the Cut-off Date, other than principal and interest due on or before the Cut-off Date and other than any Retained Interest specified in the Prospectus Supplement. The Trustee will, concurrently with such assignment, deliver the Certificates to the Seller in exchange for the Mortgage Loans. Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the related Agreement. Such schedule will include information as to the outstanding principal balance of each Mortgage Loan after application of payments due on the Cut-off Date, as well as information regarding the Mortgage Rate or APR, the current scheduled monthly payment of principal and interest, the maturity of the loan, the Loan-to-Value Ratio at origination and certain other information.

       In addition, unless otherwise specified in the Prospectus Supplement, the Seller will deliver or cause to be delivered to the Trustee (or to the custodian hereinafter referred to) as to each Mortgage Loan, among other things, (i) the mortgage note or Contract endorsed without recourse in blank or to the order of the Trustee, (ii) in the case of Single Family Loans or Multifamily Loans, the mortgage, deed of trust or similar instrument (a "Mortgage") with evidence of recording indicated thereon (except for any Mortgage not returned from the public recording office, in which case the Seller will deliver or cause to be delivered a copy of such Mortgage together with a certificate that the original of such Mortgage was or will be delivered to such recording office), (iii) an assignment of the Mortgage or Contract to the Trustee, which assignment will be in recordable form in the case of a Mortgage assignment, and (iv) such other security documents as may be specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, (i) in the case of Single Family Loans or Multifamily Loans, the Seller or Master Servicer will promptly cause the assignments of the related Mortgage Loans to be recorded in the appropriate public office for real property records, except in the discretion of the Seller in states in which, in the opinion of counsel acceptable to the Trustee, such recording is not required to protect the Trustee's interest in such loans against the claim of any subsequent transferee or any successor to or creditor of the Seller or the originator of such loans, and (ii) in the case of Contracts, the Seller or Master Servicer will promptly make or cause to be made an appropriate filing of a UCC-1 financing statement in the appropriate states to give notice of the Trustee's ownership of the Contracts.

       With respect to any Mortgage Loans which are Cooperative Loans, the Seller will cause to be delivered to the Trustee (or to the custodian hereinafter referred to), the related original cooperative note endorsed without recourse in blank or to the order of the Trustee, the original security agreement, the proprietary lease or occupancy agreement, the recognition agreement, an executed financing agreement and the relevant stock certificate and related blank stock powers. The Seller will cause to be filed in the appropriate office an assignment and a financing statement evidencing the Trustee's security interest in each Cooperative Loan.

       The Trustee (or the custodian hereinafter referred to) will review such Mortgage Loan documents within the time period specified in the related Prospectus Supplement after receipt thereof, and the Trustee will hold such documents in trust for the benefit of the Certificateholders. Unless otherwise specified in the related Prospectus Supplement, if any such document is found to be missing or defective in any material respect, the Trustee (or such custodian) will notify the Master Servicer and the Seller, and the Master Servicer will notify the related Lender. Unless otherwise specified in the related Prospectus Supplement, if the Lender or an entity which sold the Mortgage Loan to the Lender cannot cure the omission or defect within 60 days after receipt of such notice, the Lender or such entity will be obligated to purchase the related Mortgage Loan from the Trustee at the Purchase Price. There can be no assurance that a Lender or such entity will fulfill this purchase obligation. Although the Master Servicer may be obligated to enforce such obligation to the extent described above under "Mortgage

Loan Program-Representations by Lenders; Repurchases," neither the Master Servicer nor the Seller will be obligated to purchase such Mortgage Loan if the Lender or such entity defaults on its purchase obligation, unless such breach also constitutes a breach of the representations or warranties of the Master Servicer or the Seller, as the case may be. Unless otherwise specified in the related Prospectus Supplement, this purchase obligation constitutes the sole remedy available to the Certificateholders or the Trustee for omission of, or a material defect in, a constituent document. Certain rights of substitution for defective Mortgage Loans may be provided with respect to a Series in the related Prospectus Supplement.

       The Trustee will be authorized to appoint a custodian pursuant to a custodial agreement to maintain possession of and, if applicable, to review the documents relating to the Mortgage Loans as agent of the Trustee.

       ASSIGNMENT OF AGENCY SECURITIES. The Seller will cause Agency Securities to be registered in the name of the Trustee or its nominee, and the Trustee concurrently will execute, countersign and deliver the Certificates. Each Agency Security will be identified in a schedule appearing as an exhibit to the Agreement, which will specify as to each Agency Security the original principal amount and outstanding principal balance as of the Cut-off Date, the annual pass-through rate (if any) and the maturity date.

       ASSIGNMENT OF PRIVATE MORTGAGE-BACKED SECURITIES. The Seller will cause Private Mortgage-Backed Securities to be registered in the name of the Trustee. The Trustee (or the custodian) will have possession of any certificated Private Mortgage-Backed Securities. Unless otherwise specified in the related Prospectus Supplement, the Trustee will not be in possession of or be assignee of record of any underlying assets for a Private Mortgage-Backed Security. See "The Trust Fund-Private Mortgage-Backed Securities" herein. Each Private Mortgage-Backed Security will be identified in a schedule appearing as an exhibit to the related Agreement which will specify the original principal amount, outstanding principal balance as of the Cut-off Date, annual pass-through rate or interest rate and maturity date for each Private Mortgage-Backed Security conveyed to the Trustee.

PAYMENTS ON MORTGAGE LOANS; DEPOSITS TO ACCOUNTS

       Unless otherwise specified in the related Prospectus Supplement or provided in the Agreement, each Master Servicer and Sub-Servicer servicing the Mortgage Loans will be required to establish and maintain for one or more Series of Certificates a separate account or accounts for the collection of payments on the related Mortgage Assets (the "Protected Account"), which must be either (i) maintained with a depository institution the debt obligations of which (or in the case of a depository institution that is the principal subsidiary of a holding company, the obligations of such holding company) are rated in one of the two highest rating categories by each Rating Agency rating the Series of Certificates, (ii) an account or accounts the deposits in which are fully insured by the FDIC, (iii) an account or accounts the deposits in which are insured by the FDIC (to the limits established by the FDIC), and the uninsured deposits in which are invested in Permitted Investments held in the name of the Trustee, or (iv) an account or accounts otherwise acceptable to each Rating Agency. A Protected Account may be maintained as an interest bearing account or the funds held therein may be invested pending each succeeding Distribution Date in Permitted Investments. Unless otherwise specified in the related Prospectus Supplement, the related Master Servicer or Sub-Servicer or its designee will be entitled to receive any such interest or other income earned on funds in the Protected Account as additional compensation and will be obligated to deposit in the Protected Account the amount of any loss immediately as realized. The Protected Account may be maintained with the Master Servicer or Sub-Servicer or with a depository institution that is an affiliate of the Master Servicer or Sub-Servicer, provided it meets the standards set forth above.

       Each Master Servicer and Sub-Servicer will be required to deposit or cause to be deposited in the Protected Account for each Trust Fund on a daily basis, to the extent applicable and unless otherwise specified in the related Prospectus Supplement or provided in the Agreement, the following payments and collections received or advances made by or on behalf of it subsequent to the Cut-off Date (other than payments due on or before the Cut-off Date and exclusive of any amounts representing Retained Interest):

       (i) all payments on account of principal, including Principal Prepayments and, if specified in the related Prospectus Supplement, prepayment penalties, on the Mortgage Loans;

       (ii) all payments on account of interest on the Mortgage Loans, net of applicable servicing compensation;

       (iii) to the extent specified in the related Agreement, all proceeds (net of unreimbursed payments of property taxes, insurance premiums and similar items ("Insured Expenses") incurred, and unreimbursed advances made, by the related Master Servicer or Sub-Servicer, if any) of the title insurance policies, the hazard insurance policies and any Primary Insurance Policies, to the extent such proceeds are not applied to the restoration of the property or released to the Mortgagor in accordance with the Master Servicer's normal servicing procedures (collectively, "Insurance Proceeds") and all other cash amounts (net of unreimbursed expenses incurred in connection with liquidation or foreclosure ("Liquidation Expenses") and unreimbursed advances made, by the related Master Servicer or Sub-Servicer, if any) received and retained in connection with the liquidation of defaulted Mortgage Loans, by foreclosure or otherwise ("Liquidation Proceeds"), together with any net proceeds received with respect to any properties acquired on behalf of the Certificateholders by foreclosure or deed in lieu of foreclosure;

       (iv) all proceeds of any Mortgage Loan or property in respect thereof purchased as described under "Mortgage Loan Program-Representations by Lenders; Repurchases" or "-Assignment of Mortgage Assets" above;

       (v) all payments required to be deposited in the Protected Account with respect to any deductible clause in any blanket insurance policy described under "-Hazard Insurance" below;

       (vi) any amount required to be deposited by the Master Servicer or Sub-Servicer in connection with losses realized on investments for the benefit of the Master Servicer or Sub-Servicer of funds held in any Accounts; and

       (vii) all other amounts required to be deposited in the Protected Account pursuant to the Agreement.

       If acceptable to each Rating Agency rating the Series of Certificates, a Protected Account maintained by a Master Servicer or Sub-Servicer may commingle funds from the Mortgage Loans deposited in the Trust Fund with similar funds relating to other mortgage loans which are serviced or owned by the Master Servicer or Sub-Servicer. The Agreement may require that certain payments related to the Mortgage Assets be transferred from a Protected Account maintained by a Master Servicer or Sub-Servicer into another Account maintained under conditions acceptable to each Rating Agency.

       The Trustee will be required to establish in its name as Trustee for one or more Series of Certificates a trust account or another account acceptable to each Rating Agency (the "Certificate Account"). The Certificate Account may be maintained as an interest bearing account or the funds held therein may be invested pending each succeeding Distribution Date in Permitted Investments. If there is more than one Master Servicer for the rated Series of Certificates, there may be a separate Certificate Account or a separate subaccount in a single Certificate Account for funds received from each Master Servicer. Unless otherwise specified in the Prospectus Supplement, the related Master Servicer or its designee will be entitled to receive any interest or other income earned on funds in the Certificate Account or subaccount of the Certificate Account as additional compensation and will be obligated to deposit in the Certificate Account or subaccount the amount of any loss immediately as realized. The Trustee will be required to deposit into the Certificate Account on the business day received all funds received from the Master Servicer for deposit into the Certificate Account and any other amounts required to be deposited into the Certificate Account pursuant to the Agreement. In addition to other purposes specified in the Agreement, the Trustee will be required to make withdrawals from the Certificate Account to make distributions to Certificateholders. If the Series includes one Trust Fund which contains a beneficial ownership interest in another Trust Fund, funds from the Mortgage Assets may be withdrawn from the Certificate Account included in the latter Trust Fund and deposited into another Account included in the former Trust Fund prior to transmittal to Certificateholders with a beneficial ownership interest in the former Trust Fund. If specified in the related Prospectus Supplement, the Protected Account and the Certificate Account may be combined into a single Certificate Account.

SUB-SERVICING BY LENDERS

       Each Lender with respect to a Mortgage Loan or any other servicing entity may act as the Master Servicer or the Sub-Servicer for such Mortgage Loan pursuant to an agreement (each, a "Sub-Servicing Agreement"), which will not contain any terms inconsistent with the related Agreement. While each Sub-Servicing Agreement will be a contract solely between the Master Servicer and the Sub-Servicer, the Agreement pursuant to which a Series of Certificates is issued will provide that, if for any reason the Master Servicer for such Series of Certificates is no longer the Master Servicer of the related Mortgage Loans, the Trustee or any successor Master Servicer must recognize the Sub-Servicer's rights and obligations under such Sub-Servicing Agreement.

       With the approval of the Master Servicer, a Sub-Servicer may delegate its servicing obligations to third-party servicers, but, unless otherwise specified in the Prospectus Supplement, such Sub-Servicer will remain obligated under the related Sub-Servicing Agreement. Each Sub-Servicer will be required to perform the customary functions of a servicer of mortgage loans. Such functions generally include collecting payments from mortgagors or obligors and remitting such collections to the Master Servicer; maintaining hazard insurance policies as described herein and in any related Prospectus Supplement, and filing and settling claims thereunder, subject in certain cases to the right of the Master Servicer to approve in advance any such settlement; maintaining escrow or impoundment accounts of mortgagors or obligors for payment of taxes, insurance and other items required to be paid by the mortgagor or obligor pursuant to the related Mortgage Loan; processing assumptions or substitutions, although, unless otherwise specified in the related Prospectus Supplement, the Master Servicer is generally required to exercise due-on-sale clauses to the extent such exercise is permitted by law and would not adversely affect insurance coverage; attempting to cure delinquencies; supervising foreclosures; inspecting and managing Mortgaged Properties under certain circumstances; maintaining accounting records relating to the Mortgage Loans; and, to the extent specified in the related Prospectus Supplement, maintaining additional insurance policies or credit support instruments and filing and settling claims thereunder. A Sub-Servicer will also be obligated to make advances in respect of delinquent installments of principal and interest on Mortgage Loans, as described more fully above under "-Payments on Mortgage Loans; Deposits to Accounts," and in respect of certain taxes and insurance premiums not paid on a timely basis by mortgagors or obligors.

       As compensation for its servicing duties, each Sub-Servicer will be entitled to a monthly servicing fee (to the extent the scheduled payment on the related Mortgage Loan has been collected) in the amount set forth in the related Prospectus Supplement. Each Sub-Servicer is also entitled to collect and retain, as part of its servicing compensation, any prepayment or late charges provided in the mortgage note or related instruments. Each Sub-Servicer will be reimbursed by the Master Servicer for certain expenditures which it makes, generally to the same extent the Master Servicer would be reimbursed under the Agreement. The Master Servicer may purchase the servicing of Mortgage Loans if the Sub-Servicer elects to release the servicing of such Mortgage Loans to the Master Servicer. See "-Servicing and Other Compensation and Payment of Expenses."

       Each Sub-Servicer may be required to agree to indemnify the Master Servicer for any liability or obligation sustained by the Master Servicer in connection with any act or failure to act by the Sub-Servicer in its servicing capacity. Each Sub-Servicer will be required to maintain a fidelity bond and an errors and omissions policy with respect to its officers, employees and other persons acting on its behalf or on behalf of the Master Servicer.

       Each Sub-Servicer will be required to service each Mortgage Loan pursuant to the terms of the Sub-Servicing Agreement for the entire term of such Mortgage Loan, unless the Sub-Servicing Agreement is earlier terminated by the Master Servicer or unless servicing is released to the Master Servicer. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer may terminate a Sub-Servicing Agreement without cause, upon written notice to the Sub-Servicer.

       The Master Servicer may agree with a Sub-Servicer to amend a Sub-Servicing Agreement or, upon termination of the Sub-Servicing Agreement, the Master Servicer may act as servicer of the related Mortgage Loans or enter into new Sub-Servicing Agreements with other sub-servicers. If the Master Servicer acts as servicer, it will not assume liability for the representations and warranties of the Sub-Servicer which it replaces.

Each Sub-Servicer must be a Lender or meet the standards for becoming a Lender or have such servicing experience as to be otherwise satisfactory to the Master Servicer and the Seller. The Master Servicer will make reasonable efforts to have the new Sub-Servicer assume liability for the representations and warranties of the terminated Sub-Servicer, but no assurance can be given that such an assumption will occur. In the event of such an assumption, the Master Servicer may in the exercise of its business judgment release the terminated Sub-Servicer from liability in respect of such representations and warranties. Any amendments to a Sub-Servicing Agreement or new Sub-Servicing Agreements may contain provisions different from those which are in effect in the original Sub-Servicing Agreement. However, each Agreement will provide that any such amendment or new agreement may not be inconsistent with or violate such Agreement.

COLLECTION PROCEDURES

       The Master Servicer, directly or through one or more Sub-Servicers, will make reasonable efforts to collect all payments called for under the Mortgage Loans and will, consistent with each Agreement and any Pool Insurance Policy, Primary Insurance Policy, FHA Insurance, VA Guaranty, Special Hazard Insurance Policy, Bankruptcy Bond or alternative arrangements, follow such collection procedures as are customary with respect to mortgage loans that are comparable to the Mortgage Loans. Consistent with the above, the Master Servicer may, in its discretion, (i) waive any assumption fee, late payment or other charge in connection with a Mortgage Loan and (ii) to the extent not inconsistent with the coverage of such Mortgage Loan by a Pool Insurance Policy, Primary Insurance Policy, FHA Insurance, VA Guaranty, Special Hazard Insurance Policy, Bankruptcy Bond or alternative arrangements, if applicable, arrange with a Mortgagor a schedule for the liquidation of delinquencies running for no more than 125 days after the applicable due date for each payment or such other period as is specified in the Agreement. Both the Sub-Servicer and the Master Servicer remain obligated to make advances during any period of such an arrangement.

       Unless otherwise specified in the related Prospectus Supplement, in any case in which property securing a conventional Mortgage Loan has been, or is about to be, conveyed by the mortgagor or obligor, the Master Servicer will, to the extent it has knowledge of such conveyance or proposed conveyance, exercise or cause to be exercised its rights to accelerate the maturity of such Mortgage Loan under any due-on-sale clause applicable thereto, but only if the exercise of such rights is permitted by applicable law and will not impair or threaten to impair any recovery under any related Primary Insurance Policy. If these conditions are not met or if such Mortgage Loan is insured by the FHA or partially guaranteed by the VA, the Master Servicer will enter into or cause to be entered into an assumption and modification agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable for repayment of the Mortgage Loan and, to the extent permitted by applicable law, the mortgagor remains liable thereon; provided, however, that the Master Servicer will not enter into such an agreement if it would jeopardize the tax status of the Trust Fund. Any fee collected by or on behalf of the Master Servicer for entering into an assumption agreement will be retained by or on behalf of the Master Servicer as additional servicing compensation. In the case of Multifamily Loans, and unless otherwise specified in the related Prospectus Supplement, the Master Servicer will agree to exercise any right it may have to accelerate the maturity of a Multifamily Loan to the extent it has knowledge of any further encumbrance of the related Mortgaged Property effected in violation of any due-on-encumbrance clause applicable thereto. See "Certain Legal Aspects of the Mortgage Loans-Due-on-Sale Clauses." In connection with any such assumption, the terms of the related Mortgage Loan may not be changed.

       With respect to Cooperative Loans, any prospective purchaser will generally have to obtain the approval of the board of directors of the relevant Cooperative before purchasing the shares and acquiring rights under the related proprietary lease or occupancy agreement. See "Certain Legal Aspects of the Mortgage Loans." This approval is usually based on the purchaser's income and net worth and numerous other factors. Although the Cooperative's approval is unlikely to be unreasonably withheld or delayed, the necessity of acquiring such approval could limit the number of potential purchasers for those shares and otherwise limit the Trust Fund's ability to sell and realize the value of those shares.

       In general, a "tenant-stockholder" (as defined in Code Section 216(b)(2)) of a corporation that qualifies as a "cooperative housing corporation" within the meaning of Code Section 216(b)(1) is allowed a deduction for amounts paid or accrued within his taxable year to the corporation representing his proportionate share of certain interest expenses and certain real estate taxes allowable as a deduction under Code Section 216(a) to the corporation under Code Sections 163 and 164. In order for a corporation to qualify under Code Section 216(b)(1) for its taxable year in which such items are allowable as a deduction to the corporation, such Section requires, among other things, that at least 80% of the gross income of the corporation be derived from its tenant-stockholders (as defined in Code
Section 216(b)(2)). By virtue of this requirement, the status of a corporation for purposes of Code Section 216(b)(1) must be determined on a year-to-year basis. Consequently, there can be no assurance that Cooperatives relating to the Cooperative Loans will qualify under such Section for any particular year. In the event that such a Cooperative fails to qualify for one or more years, the value of the collateral securing any related Cooperative Loans could be significantly impaired because no deduction would be allowable to tenant-stockholders under Code Section 216(a) with respect to those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under Code Section 216(b)(1), the likelihood that such a failure would be permitted to continue over a period of years appears remote.

HAZARD INSURANCE

       The Master Servicer will require the mortgagor or obligor on each Single Family Loan, Multifamily Loan or Contract to maintain a hazard insurance policy providing for no less than the coverage of the standard form of fire insurance policy with extended coverage customary for the type of Mortgaged Property in the state in which such Mortgaged Property is located. Such coverage will be in an amount not less than the replacement value of the improvements or Manufactured Home securing such Mortgage Loan or the principal balance owing on such Mortgage Loan, whichever is less. All amounts collected by the Master Servicer under any hazard policy (except for amounts to be applied to the restoration or repair of the Mortgaged Property or released to the mortgagor or obligor in accordance with the Master Servicer's normal servicing procedures) will be deposited in the related Protected Account. In the event that the Master Servicer maintains a blanket policy insuring against hazard losses on all the Mortgage Loans comprising part of a Trust Fund, it will conclusively be deemed to have satisfied its obligation relating to the maintenance of hazard insurance. Such blanket policy may contain a deductible clause, in which case the Master Servicer will be required to deposit from its own funds into the related Protected Account the amounts which would have been deposited therein but for such clause. Any additional insurance coverage for Mortgaged Properties in a Mortgage Pool of Multifamily Loans will be specified in the related Prospectus Supplement.

       In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements or Manufactured Home securing a Mortgage Loan by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Although the policies relating to the Mortgage Loans may have been underwritten by different insurers under different state laws in accordance with different applicable forms and therefore may not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most such policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mud flows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive. If the Mortgaged Property securing a Mortgage Loan is located in a federally designated special flood area at the time of origination, the Master Servicer will require the mortgagor or obligor to obtain and maintain flood insurance.

       The hazard insurance policies covering properties securing the Mortgage Loans typically contain a clause which in effect requires the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the insured property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, then the insurer's liability in the event of partial loss will not exceed the larger of (i) the actual cash value (generally defined as replacement cost at the time and place of loss, less physical depreciation) of the improvements damaged or destroyed or (ii) such proportion of the loss, without deduction for depreciation, as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements. Since the amount of hazard insurance the Master Servicer may cause to be maintained on the improvements securing the Mortgage Loans declines as the principal balances owing thereon decrease, and since improved real estate generally has appreciated in value over time in the past, the effect of this requirement in the event of partial loss may be that hazard insurance proceeds will be insufficient to restore fully the damaged property. If specified in the related Prospectus Supplement, a special hazard insurance policy or an alternative form of credit enhancement will be obtained to insure against certain of the uninsured risks described above. See "Credit Enhancement-Special Hazard Insurance Policies."

       The Master Servicer will not require that a standard hazard or flood insurance policy be maintained on the cooperative dwelling relating to any Cooperative Loan. Generally, the Cooperative itself is responsible for maintenance of hazard insurance for the property owned by the Cooperative and the tenant-stockholders of that Cooperative do not maintain individual hazard insurance policies. To the extent, however, that a Cooperative and the related borrower on a Cooperative Loan do not maintain such insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of damaged property, any damage to such borrower's cooperative dwelling or such Cooperative's building could significantly reduce the value of the collateral securing such Cooperative Loan to the extent not covered by other credit support.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

       PRIMARY INSURANCE POLICIES. The Master Servicer will be required to maintain or cause each Sub-Servicer to maintain, as the case may be, in full force and effect, to the extent specified in the related Prospectus Supplement, a Primary Insurance Policy with regard to each Single Family Loan for which such coverage is required. The Master Servicer will be required not to cancel or refuse to renew any such Primary Insurance Policy in effect at the time of the initial issuance of a Series of Certificates that is required to be kept in force under the applicable Agreement unless the replacement Primary Insurance Policy for such canceled or nonrenewed policy is maintained with an insurer whose claims-paying ability is sufficient to maintain the current rating of the classes of Certificates of such Series that have been rated.

       Although the terms and conditions of primary mortgage insurance vary, the amount of a claim for benefits under a Primary Insurance Policy covering a Mortgage Loan generally will consist of the insured percentage of the unpaid principal amount of the covered Mortgage Loan and accrued and unpaid interest thereon and reimbursement of certain expenses, less (i) all rents or other payments collected or received by the insured (other than the proceeds of hazard insurance) that are derived from or in any way related to the Mortgaged Property, (ii) hazard insurance proceeds in excess of the amount required to restore the Mortgaged Property and which have not been applied to the payment of the Mortgage Loan, (iii) amounts expended but not approved by the issuer of the related Primary Insurance Policy (the "Primary Insurer"), (iv) claim payments previously made by the Primary Insurer and (v) unpaid premiums.

       Primary Insurance Policies reimburse certain losses sustained by reason of defaults in payments by borrowers. Primary Insurance Policies will not insure against, and exclude from coverage, a loss sustained by reason of a default arising from or involving certain matters, including (i) fraud or negligence in origination or servicing of the Mortgage Loans, including misrepresentation by the originator, borrower or other persons involved in the origination of the Mortgage Loan; (ii) failure to construct the Mortgaged Property subject to the Mortgage Loan in accordance with specified plans; (iii) physical damage to the Mortgaged Property; and (d) the related Master Servicer not being approved as a servicer by the Primary Insurer.

       RECOVERIES UNDER A PRIMARY INSURANCE POLICY. As conditions precedent to the filing of or payment of a claim under a Primary Insurance Policy covering a Mortgage Loan, the insured generally will be required to (i) advance or discharge (a) all hazard insurance policy premiums and (b) as necessary and approved in advance by the Primary Insurer, (1) real estate property taxes, (2) all expenses required to maintain the related Mortgaged Property in at least as good a condition as existed at the effective date of such Primary Insurance Policy, ordinary wear and tear excepted, (3) Mortgaged Property sales expenses,
(4) any outstanding liens (as defined in such Primary Insurance Policy) on the Mortgaged Property and (5) foreclosure costs, including court costs and reasonable attorneys' fees; (ii) in the event of any physical loss or damage to the Mortgaged Property, have restored and repaired the Mortgaged Property to at least as good a condition as existed at the effective date of such Primary Insurance Policy, ordinary wear and tear excepted; and (iii) tender to the Primary Insurer good and merchantable title to and possession of the Mortgaged Property.

       In those cases in which a Single Family Loan is serviced by a Sub-Servicer, the Sub-Servicer, on behalf of itself, the Trustee and Certificateholders, will present claims to the Primary Insurer, and all collections thereunder will be deposited in the Protected Account maintained by the Sub-Servicer. In all other cases, the Master Servicer, on behalf of itself, the Trustee and the Certificateholders, will present claims to the Primary Insurer under each Primary Insurance Policy, and will take such reasonable steps as are necessary to receive payment or to permit recovery thereunder with respect to defaulted Mortgage Loans. As set forth above, all collections by or on behalf of the Master Servicer under any Primary Insurance Policy and, when the Mortgaged Property has not been restored, the hazard insurance policy, are to be deposited in the Protected Account, subject to withdrawal as heretofore described.

       If the Mortgaged Property securing a defaulted Mortgage Loan is damaged and proceeds, if any, from the related hazard insurance policy are insufficient to restore the damaged Mortgaged Property to a condition sufficient to permit recovery under the related Primary Insurance Policy, if any, the Master Servicer is not required to expend its own funds to restore the damaged Mortgaged Property unless it determines (i) that such restoration will increase the proceeds to Certificateholders on liquidation of the Mortgage Loan after reimbursement of the Master Servicer for its expenses and (ii) that such expenses will be recoverable by it from related Insurance Proceeds or Liquidation Proceeds.

       If recovery on a defaulted Mortgage Loan under any related Primary Insurance Policy is not available for the reasons set forth in the preceding paragraph, or if the defaulted Mortgage Loan is not covered by a Primary Insurance Policy, the Master Servicer will be obligated to follow or cause to be followed such normal practices and procedures as it deems necessary or advisable to realize upon the defaulted Mortgage Loan. If the proceeds of any liquidation of the Mortgaged Property securing the defaulted Mortgage Loan are less than the principal balance of such Mortgage Loan plus interest accrued thereon that is payable to Certificateholders, the Trust Fund will realize a loss in the amount of such difference plus the aggregate of expenses incurred by the Master Servicer in connection with such proceedings and which are reimbursable under the Agreement.

       If the Master Servicer or its designee recovers Insurance Proceeds which, when added to any related Liquidation Proceeds and after deduction of certain expenses reimbursable to the Master Servicer, exceed the principal balance of such Mortgage Loan plus interest accrued thereon that is payable to Certificateholders, the Master Servicer will be entitled to withdraw or retain from the Protected Account amounts representing its normal servicing compensation with respect to such Mortgage Loan. In the event that the Master Servicer has expended its own funds to restore the damaged Mortgaged Property and such funds have not been reimbursed under the related hazard insurance policy, it will be entitled to withdraw from the Protected Account out of related Liquidation Proceeds or Insurance Proceeds an amount equal to such expenses incurred by it, in which event the Trust Fund may realize a loss up to the amount so charged. See "Credit Enhancement."

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

       Unless otherwise specified in the related Prospectus Supplement, a Master Servicer's primary servicing compensation with respect to a Series of Certificates will come from the monthly payment to it, out of each interest payment on a Mortgage Loan, of an amount equal to the percentage per annum described in the Prospectus Supplement of the outstanding principal balance thereof. Since the Master Servicer's primary compensation is a percentage of the outstanding principal balance of each Mortgage Loan, such amounts will decrease as the Mortgage Loans amortize. In addition to primary compensation, the Master Servicer or the Sub-Servicers will be entitled to retain all assumption fees and late payment charges, to the extent collected from Mortgagors, and, unless otherwise provided in the related Prospectus Supplement or Agreement, any prepayment penalties and any interest or other income which may be earned on funds held in any Accounts. Unless otherwise specified in the related Prospectus Supplement, any Sub-Servicer will receive a portion of the Master Servicer's primary compensation as its sub-servicing compensation.

       In addition to amounts payable to any Sub-Servicer, to the extent specified in the related Agreement, the Master Servicer will pay from its servicing compensation certain expenses incurred in connection with its servicing of the Mortgage Loans, including, without limitation, payment in certain cases of premiums for insurance policies, guarantees, sureties or other forms of credit enhancement, payment of the fees and disbursements of the

Trustee and independent accountants, payment of expenses incurred in connection with distributions and reports to Certificateholders, and payment of certain other expenses. The Master Servicer will be entitled to reimbursement of expenses incurred in enforcing the obligations of Sub-Servicers and Sellers under certain limited circumstances. In addition, as indicated in the preceding section, the Master Servicer will be entitled to reimbursement for certain expenses incurred by it in connection with any defaulted Mortgage Loan as to which it has determined that all recoverable Liquidation Proceeds and Insurance Proceeds have been received.

EVIDENCE AS TO COMPLIANCE

       Each Agreement will provide that on or before a specified date in each year, a firm of independent public accountants will furnish a statement to the Trustee to the effect that, on the basis of the examination by such firm conducted substantially in compliance with the Uniform Single Audit Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC, the servicing by or on behalf of the Master Servicer of mortgage loans, agency securities or private mortgage-backed securities, under pooling and servicing agreements substantially similar to each other (including the related Agreement) was conducted in compliance with such agreements except for any significant exceptions or errors in records that, in the opinion of the firm, the Uniform single Audit Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC requires it to report. In rendering its statement such firm may rely, as to matters relating to the direct servicing of mortgage loans, agency securities or private mortgage-backed securities by Sub-Servicers, upon comparable statements for examinations conducted substantially in compliance with the Uniform Single Audit Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC or FNMA (rendered within one year of such statement) of firms of independent public accountants with respect to the related Sub-Servicer.

       Each Agreement will also provide for delivery to the Trustee, on or before a specified date in each year, of an annual statement signed by an officer of each Master Servicer to the effect that such Master Servicer has fulfilled its obligations under the Agreement throughout the preceding year.

       Copies of the annual accountants' statement and the statement of officers of each Master Servicer may be obtained by Certificateholders of the related Series without charge upon written request to the Master Servicer at the address set forth in the related Prospectus Supplement.

CERTAIN MATTERS REGARDING THE MASTER SERVICER AND THE SELLER

       One or more Master Servicers under each Agreement will be named in the related Prospectus Supplement. Each entity serving as Master Servicer may have normal business relationships with the Seller or the Seller's affiliates.

       Unless otherwise provided in the related Prospectus Supplement, each Agreement will provide that a Master Servicer may not resign from its obligations and duties under the Agreement except upon a determination that its duties thereunder are no longer permissible under applicable law. No such resignation will become effective until the Trustee or a successor servicer has assumed the Master Servicer's obligations and duties under the Agreement.

       Each Agreement will further provide that neither the Master Servicer, in certain instances, the Seller nor any director, officer, employee, or agent of the Master Servicer or the Seller will be under any liability to the Trustee, the related Trust Fund or Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to the Agreement, or for errors in judgment; provided, however, that neither the Master Servicer, the Seller nor any such person will be protected against any breach of warranties or representations made in the Agreement or any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. Each Agreement will further provide that the Master Servicer, in certain instances, the Seller and any director, officer, employee or agent of the Master Servicer or the Seller will be entitled to indemnification by the related Trust Fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the Certificates, other than any loss, liability or expense related to any specific Mortgage Loan or Mortgage Loans (except any such loss, liability or expense otherwise reimbursable pursuant to the Agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. In addition, each Agreement will provide that neither the Master Servicer nor, in certain instances, the Seller will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective responsibilities under the Agreement and which in its opinion may involve it in any expense or liability. The Master Servicer or the Seller may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties thereto and the interests of the Certificateholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Trust Fund and the Master Servicer or the Seller, as the case may be, will be entitled to be reimbursed therefor out of funds otherwise distributable to Certificateholders.

       Any person into which the Master Servicer may be merged or consolidated, or any person resulting from any merger or consolidation to which the Master Servicer is a party, or any person succeeding to the business of the Master Servicer, will be the successor of the Master Servicer under each Agreement, provided that such person is qualified to sell mortgage loans to, and service mortgage loans on behalf of, FNMA or FHLMC and further provided that such merger, consolidation or succession does not adversely affect the then current rating or ratings of the class or classes of Certificates of such Series that have been rated.

EVENTS OF DEFAULT

       Unless otherwise specified in the related Prospectus Supplement or Agreement, "Events of Default" under each Agreement will include (i) any failure by the Master Servicer to cause to be deposited in the Certificate Account any amount so required to be deposited pursuant to the Agreement, and such failure continues unremedied for two business days or such other time period as is specified in the Agreement; (ii) any failure by the Master Servicer duly to observe or perform in any material respect any of its other covenants or agreements in the Agreement which continues unremedied for sixty days or such other time period as is specified in the Agreement after the giving of written notice of such failure to the Master Servicer by the Trustee, or to the Master Servicer and the Trustee by the holders of Certificates of any class evidencing not less than 25% of the aggregate principal amount or interests ("Percentage Interests") evidenced by such class; and (iii) certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceeding and certain actions by or on behalf of the Master Servicer indicating its insolvency, reorganization or inability to pay its obligations.

       If specified in the Prospectus Supplement, the Agreement will permit the Trustee to sell the Mortgage Assets and the other assets of the Trust Fund in the event that payments in respect thereto are insufficient to make payments required in the Agreement. The assets of the Trust Fund will be sold only under the circumstances and in the manner specified in the Prospectus Supplement.

RIGHTS UPON EVENT OF DEFAULT

       Except as otherwise specified in the related Agreement, so long as an Event of Default under an Agreement remains unremedied, the Trustee may, and at the direction of holders of Certificates evidencing Percentage Interests aggregating not less than 25% of the principal of the related Trust Fund and under such circumstances as may be specified in such Agreement, the Trustee shall, terminate all of the rights and obligations of the Master Servicer under the Agreement relating to such Trust Fund and in and to the Mortgage Loans, whereupon, unless otherwise specified in the related Prospectus Supplement, the Trustee will succeed to all of the responsibilities, duties and liabilities of the Master Servicer under the Agreement, including, if specified in the Prospectus Supplement, the obligation to make advances, and will be entitled to similar compensation arrangements. In the event that the Trustee is unwilling or unable so to act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a Mortgage Loan servicing institution with a net worth of at least $10,000,000 to act as successor to the Master Servicer under the Agreement. Pending such appointment, the Trustee is obligated to act in such capacity. The Trustee and any such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the Master Servicer under the Agreement.

       Except as otherwise specified in the related Agreement, no Certificateholder, solely by virtue of such holder's status as a Certificateholder, will have any right under any Agreement to institute any proceeding with respect to such Agreement, unless such holder previously has given to the Trustee written notice of default and unless the holders of Certificates of any class of such Series evidencing not less than 25% of the aggregate Percentage Interests constituting such class have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity, and the Trustee for 60 days has neglected or refused to institute any such proceeding.

AMENDMENT

       Unless otherwise specified in the Prospectus Supplement, each Agreement may be amended by the Seller, each Master Servicer and the Trustee, without the consent of any of the Certificateholders, (i) to cure any ambiguity; (ii) to correct or supplement any provision therein which may be defective or inconsistent with any other provision therein; or (iii) to make any other revisions with respect to matters or questions arising under the Agreement which are not inconsistent with the provisions thereof, provided that such action will not adversely affect in any material respect the interests of any Certificateholder. In addition, to the extent provided in the related Agreement, an Agreement may be amended without the consent of any of the Certificateholders, to change the manner in which the Certificate Account, the Protected Account or any other Accounts are maintained, provided that any such change does not adversely affect the then current rating on the class or classes of Certificates of such Series that have been rated. In addition, if a REMIC election is made with respect to a Trust Fund, the related Agreement may be amended to modify, eliminate or add to any of its provisions to such extent as may be necessary to maintain the qualification of the related Trust Fund as a REMIC, provided that the Trustee has received an opinion of counsel to the effect that such action is necessary or helpful to maintain such qualification. Unless otherwise specified in the Prospectus Supplement, each Agreement may also be amended by the Seller, each Master Servicer and the Trustee with consent of holders of Certificates of such Series evidencing not less than 66% of the aggregate Percentage Interests of each class affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreement or of modifying in any manner the rights of the holders of the related Certificates; provided, however, that no such amendment may (i) reduce in any manner the amount of or delay the timing of, payments received on Mortgage Assets which are required to be distributed on any Certificate without the consent of the holder of such Certificate, or (ii) reduce the aforesaid percentage of Certificates of any class of holders which are required to consent to any such amendment without the consent of the holders of all Certificates of such class covered by such Agreement then outstanding. If a REMIC election is made with respect to a Trust Fund, the Trustee will not be entitled to consent to an amendment to the related Agreement without having first received an opinion of counsel to the effect that such amendment will not cause such Trust Fund to fail to qualify as a REMIC.

TERMINATION; OPTIONAL TERMINATION

       Unless otherwise specified in the related Agreement, the obligations created by each Agreement for each Series of Certificates will terminate upon the payment to the related Certificateholders of all amounts held in any Accounts or by the Master Servicer and required to be paid to them pursuant to such Agreement following the later of (i) the final payment or other liquidation of the last of the Mortgage Assets subject thereto or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any such Mortgage Assets remaining in the Trust Fund and (ii) the purchase by the Master Servicer or other entity specified in the related Prospectus Supplement including, if REMIC treatment has been elected, by the holder of the residual interest in the REMIC (see "Certain Federal Income Tax Consequences" below), from the related Trust Fund of all of the remaining Mortgage Assets and all property acquired in respect of such Mortgage Assets.

       Unless otherwise specified in the related Prospectus Supplement, any such purchase of Mortgage Assets and property acquired in respect of Mortgage Assets evidenced by a Series of Certificates will be made at the option of the Master Servicer or other entity at a price, and in accordance with the procedures, specified in the Prospectus Supplement. The exercise of such right will effect early retirement of the Certificates of that Series, but the right of the Master Servicer or other entity to so purchase is subject to the principal balance of the related Mortgage Assets being less than the percentage specified in the related Prospectus Supplement of the aggregate principal balance of the Mortgage Assets at the Cut-off Date for the Series. The foregoing is subject to the provision that if a REMIC election is made with respect to a Trust Fund, any repurchase pursuant to clause (ii) above will be made only in connection with a "qualified liquidation" of the REMIC within the meaning of Section 860F(g)(4) of the Code.

THE TRUSTEE

       The Trustee under each Agreement will be named in the applicable Prospectus Supplement. The commercial bank or trust company serving as Trustee may have normal banking relationships with the Seller, each Master Servicer and any of their respective affiliates.

                  CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS

       The following discussion contains summaries, which are general in nature, of certain legal matters relating to the Mortgage Loans. Because such legal aspects are governed primarily by applicable state law (which laws may differ substantially), the summaries do not purport to be complete or to reflect the laws of any particular state, or to encompass the laws of all states in which the security for the Mortgage Loans is situated. The summaries are qualified in their entirety by reference to the appropriate laws of the states in which Mortgage Loans may be originated.

GENERAL

       SINGLE FAMILY LOANS AND MULTIFAMILY LOANS. The Single Family Loans and Multifamily Loans will be secured by mortgages, deeds of trust, security deeds or deeds to secure debt, depending upon the prevailing practice in the state in which the property subject to the loan is located. A mortgage creates a lien upon the real property encumbered by the mortgage, which lien is generally not prior to the lien for real estate taxes and assessments. Priority between mortgages depends on their terms and generally on the order of recording with a state or county office. There are two parties to a mortgage, the mortgagor, who is the borrower and owner of the mortgaged property, and the mortgagee, who is the lender. The mortgagor delivers to the mortgagee a note or bond and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust formally has three parties, the borrower-property owner called the trustor (similar to a mortgagor), a lender (similar to a mortgagee) called the beneficiary, and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. A security deed and a deed to secure debt are special types of deeds which indicate on their face that they are granted to secure an underlying debt. By executing a security deed or deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until such time as the underlying debt is repaid. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a security deed or deed to secure debt are governed by law and, with respect to some deeds of trust, the directions of the beneficiary.

       CONDOMINIUMS. Certain of the Mortgage Loans may be loans secured by condominium units. The condominium building may be a multi-unit building or buildings, or a group of buildings whether or not attached to each other, located on property subject to condominium ownership. Condominium ownership is a form of ownership of real property wherein each owner is entitled to the exclusive ownership and possession of his or her individual condominium unit and also owns a proportionate undivided interest in all parts of the condominium building (other than the individual condominium units) and all areas or facilities, if any, for the common use of the condominium units. The condominium unit owners appoint or elect the condominium association to govern the affairs of the condominium.

       COOPERATIVES. Certain of the Mortgage Loans may be Cooperative Loans. The Cooperative (i) owns all the real property that comprises the project, including the land and the apartment building comprised of separate dwelling units and common areas or (ii) leases the land generally by a long-term ground lease and owns the apartment building. The Cooperative is directly responsible for project management and, in most cases, payment of real estate taxes and hazard and liability insurance. If there is a blanket mortgage on the Cooperative and/or underlying land, as is generally the case, the Cooperative, as project mortgagor, is also responsible for meeting these mortgage obligations. A blanket mortgage is ordinarily incurred by the Cooperative in connection with the construction or purchase of the Cooperative's apartment building. The interest of the occupants under proprietary leases or occupancy agreements to which the Cooperative is a party are generally subordinate to the interest of the holder of the blanket mortgage in that building. If the Cooperative is unable to meet the payment obligations arising under its blanket mortgage, the mortgagee holding the blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements. In addition, the blanket mortgage on a Cooperative may provide financing in the form of a mortgage that does not fully amortize with a significant portion of principal being due in one lump sum at final maturity. The inability of the Cooperative to refinance this mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee providing the financing. A foreclosure in either event by the holder of the blanket mortgage could eliminate or significantly diminish the value of any collateral held by the lender who financed the purchase by an individual tenant-stockholder of Cooperative shares or, in the case of a Trust Fund including Cooperative Loans, the collateral securing the Cooperative Loans.

       The Cooperative is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a Cooperative must make a monthly payment to the Cooperative representing such tenant-stockholder's pro rata share of the Cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a Cooperative and accompanying rights is financed through a Cooperative share loan evidenced by a promissory note and secured by a security interest in the occupancy agreement or proprietary lease and in the related Cooperative shares. The lender takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement, and a financing statement covering the proprietary lease or occupancy agreement and the Cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of Cooperative shares.

       CONTRACTS. Each Contract evidences both (a) the obligation of the obligor to repay the loan evidenced thereby, and (b) the grant of a security interest in the Manufactured Home to secure repayment of such loan. The Contracts generally are "chattel paper" as defined in the UCC in effect in the states in which the Manufactured Homes initially were registered. Pursuant to the UCC, the rules governing the sale of chattel paper are similar to those governing the perfection of a security interest in chattel paper. Unless otherwise specified in the Prospectus Supplement, under the Agreement, the Seller will transfer or cause the transfer of physical possession of the Contracts to the Trustee or its custodian. In addition the Seller will make or cause to be made an appropriate filing of a UCC-1 financing statement in the appropriate states to give notice of the Trustee's ownership of the Contracts.

       Under the laws of most states, manufactured housing constitutes personal property and is subject to the motor vehicle registration laws of the state or other jurisdiction in which the unit is located. In a few states, where certificates of title are not required for Manufactured Homes, security interests are perfected by the filing of a financing statement under Article 9 of the UCC. Such financing statements are effective for five years and must be renewed at the end of each five years. The certificate of title laws adopted by the majority of states provide that ownership of motor vehicles and manufactured housing shall be evidenced by a certificate of title issued by the motor vehicles department (or a similar entity) of such state. In the states which have enacted certificate of title laws, a security interest in a unit of manufactured housing, so long as it is not attached to land in so permanent a fashion as to become a fixture, is generally perfected by the recording of such interest on the certificate of title to the unit in the appropriate motor vehicle registration office or by delivery of the required documents and payment of a fee to such office, depending on state law. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer will be required to effect such notation or delivery of the required documents and fees, and to obtain possession of the certificate of title, as appropriate under the laws of the state in which any Manufactured Home is registered. If the Master Servicer fails, due to clerical errors or otherwise, to effect such notation or delivery, or files the security interest under the wrong law (for example, under a motor vehicle title

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statute rather than under the UCC, in a few states), the Trustee may not have a first priority security interest in the Manufactured Home securing a Contract.

       As manufactured homes have become larger and often have been attached to their sites without any apparent intention to move them, courts in many states have held that manufactured homes may, under certain circumstances, become subject to real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the home under applicable state real estate law. In order to perfect a security interest in a Manufactured Home under real estate laws, the holder of the security interest must file either a "fixture filing" under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the home is located. These filings must be made in the real estate records office of the county where the home is located. Generally, Contracts will contain provisions prohibiting the obligor from permanently attaching the Manufactured Home to its site. So long as the obligor does not violate this agreement, a security interest in the Manufactured Home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the security interest in the Manufactured Home. If, however, a Manufactured Home is permanently attached to its site, other parties could obtain an interest in the Manufactured Home which is prior to the security interest originally retained by the Seller and transferred to the Seller.

       The Seller will assign or cause to be assigned a security interest in the Manufactured Homes to the Trustee, on behalf of the Certificateholders. Unless otherwise specified in the related Prospectus Supplement, neither the Seller, the Master Servicer nor the Trustee will amend the certificates of title to identify the Trustee, on behalf of the Certificateholders, as the new secured party and, accordingly, the Seller or the Lender will continue to be named as the secured party on the certificates of title relating to the Manufactured Homes. In most states, such assignment is an effective conveyance of such security interest without amendment of any lien noted on the related certificate of title and the new secured party succeeds to the Seller's rights as the secured party. However, in some states there exists a risk that, in the absence of an amendment to the certificate of title, such assignment of the security interest might not be held effective against creditors of the Seller or Lender.

       In the absence of fraud, forgery or permanent affixation of the Manufactured Home to its site by the Manufactured Home owner, or administrative error by state recording officials, the notation of the lien of the Trustee on the certificate of title or delivery of the required documents and fees should be sufficient to protect the Trustee against the rights of subsequent purchasers of a Manufactured Home or subsequent lenders who take a security interest in the Manufactured Home. If there are any Manufactured Homes as to which the security interest assigned to the Seller and the Trustee is not perfected, such security interest would be subordinate to, among others, subsequent purchasers for value of Manufactured Homes and holders of perfected security interests. There also exists a risk in not identifying the Trustee, on behalf of the Certificateholders as the new secured party on the certificate of title that, through fraud or negligence, the security interest of the Trustee could be released.

       If the owner of a Manufactured Home moves it to a state other than the state in which such Manufactured Home initially is registered, under the laws of most states the perfected security interest in the Manufactured Home would continue for four months after such relocation and thereafter until the owner re-registers the Manufactured Home in such state. If the owner were to relocate a Manufactured Home to another state and re-register the Manufactured Home in such state, and if steps are not taken to re-perfect the Trustee's security interest in such state, the security interest in the Manufactured Home would cease to be perfected. A majority of states generally require surrender of a certificate of title to re-register a Manufactured Home; accordingly, the Trustee must surrender possession if it holds the certificate of title to such Manufactured Home or, in the case of Manufactured Homes registered in states which provide for notation of lien, the Master Servicer would receive notice of surrender if the security interest in the Manufactured Home is noted on the certificate of title. Accordingly, the Trustee would have the opportunity to re-perfect its security interest in the Manufactured Home in the state of relocation. In states which do not require a certificate of title for registration of a Manufactured Home, re-registration could defeat perfection. Similarly, when an obligor under a manufactured housing conditional sales contract sells a Manufactured Home, the obligee must surrender possession of the certificate of title or it will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related manufactured housing conditional sales contract before release of the lien. The Master Servicer will be obligated to take such steps, at the Master Servicer's expense, as are necessary to maintain perfection of security interests in the Manufactured Homes.

       Under the laws of most states, liens for repairs performed on a Manufactured Home take priority even over a perfected security interest. The Seller will obtain the representation of the Lender that it has no knowledge of any such liens with respect to any Manufactured Home securing a Contract. However, such liens could arise at any time during the term of a Contract. No notice will be given to the Trustee or Certificateholders in the event such a lien arises.

FORECLOSURE/REPOSSESSION

       SINGLE FAMILY LOANS AND MULTIFAMILY LOANS. Foreclosure of a deed of trust is generally accomplished by a non-judicial sale under a specific provision in the deed of trust which authorizes the trustee to sell the property at public auction upon any default by the borrower under the terms of the note or deed of trust. In some states, the trustee must record a notice of default and send a copy to the borrower-trustor, to any person who has recorded a request for a copy of any notice of default and notice of sale, to any successor in interest to the borrower-trustor, to the beneficiary of any junior deed of trust and to certain other persons. Before such non-judicial sale takes place, typically a notice of sale must be posted in a public place and published during a specific period of time in one or more newspapers, posted on the property, and sent to parties having an interest of record in the property.

       Foreclosure of a mortgage is generally accomplished by judicial action. The action is initiated by the service of legal pleadings upon all parties having an interest in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time-consuming. After the completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other court officer to conduct the sale of the property. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a statutorily prescribed reinstatement period, cure a monetary default by paying the entire amount in arrears plus other designated costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney's fees, which may be recovered by a lender. After the reinstatement period has expired without the default having been cured, the borrower or junior lienholder no longer has the right to reinstate the loan and must pay the loan in full to prevent the scheduled foreclosure sale. If the mortgage is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest in the real property.

       Although foreclosure sales are typically public sales, frequently no third party purchaser bids in excess of the lender's lien because of the difficulty of determining the exact status of title to the property, the possible deterioration of the property during the foreclosure proceedings and a requirement that the purchaser pay for the property in cash or by cashier's check. Thus the foreclosing lender often purchases the property from the trustee or referee for an amount equal to the principal amount outstanding under the loan, accrued and unpaid interest and the expenses of foreclosure. Thereafter, the lender will assume the burden of ownership, including obtaining hazard insurance and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property.

       Courts have imposed general equitable principles upon foreclosure, which are generally designed to mitigate the legal consequences to the borrower of the borrower's defaults under the loan documents. Some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for fair notice require that borrowers under deeds of trust receive notice longer than that prescribed by statute. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust does not involve sufficient state action to afford constitutional protection to the borrower.

       In the case of foreclosure on a building which was converted from a rental building to a building owned by a Cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws which apply to certain tenants who elected to remain in the building but who did not purchase shares in the Cooperative when the building was so converted.

       COOPERATIVE LOANS. The Cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the Cooperative's Certificate of Incorporation and Bylaws, as well as the proprietary lease or occupancy agreement, and may be canceled by the Cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by such tenant-stockholder, including mechanics' liens against the cooperative apartment building incurred by such tenant-stockholder. The proprietary lease or occupancy agreement generally permits the Cooperative to terminate such lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the Cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

       The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the Cooperative will take no action to terminate such lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the Cooperative will recognize the lender's lien against proceeds from the sale of the Cooperative apartment, subject, however, to the Cooperative's right to sums due under such proprietary lease or occupancy agreement. The total amount owed to the Cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the Cooperative Loan and accrued and unpaid interest thereon.

       Recognition agreements also provide that in the event of a foreclosure on a Cooperative Loan, the lender must obtain the approval or consent of the Cooperative as required by the proprietary lease before transferring the Cooperative shares or assigning the proprietary lease.

       In some states, foreclosure on the Cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a foreclosure sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

       Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the Cooperative to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See "Anti-Deficiency Legislation and Other Limitations on Lenders" below.

       CONTRACTS. The Master Servicer on behalf of the Trustee, to the extent required by the related agreement, may take action to enforce the Trustee's security interest with respect to Contracts in default by repossession and resale of the Manufactured Homes securing such Contracts in default. So long as the Manufactured Home has not become subject to the real estate law, a creditor can repossess a Manufactured Home securing a Contract by voluntary surrender, by"self-help" repossession that is "peaceful" (I.E., without breach of the peace) or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a Contract must give the debtor a number of days' notice, generally varying from 10 to 30 days depending on the state, prior to commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting such a sale. The law in most states also requires that the debtor be given notice of any sale prior to resale of the unit so that the debtor may redeem at or before such resale. In the event of such repossession and resale of a Manufactured Home, the Trustee would be entitled to be paid out of the sale proceeds before such proceeds could be applied to the payment of the claims of unsecured creditors or the holders of subsequently perfected security interests or, thereafter, to the debtor.

       Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the Manufactured Home securing such a debtor's loan. However, some states impose prohibitions or limitations on deficiency judgments.

       Certain other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral.

RIGHTS OF REDEMPTION

       SINGLE FAMILY LOANS AND MULTIFAMILY LOANS. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption would defeat the title of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run.

       CONTRACTS. While state laws do not usually require notice to be given debtors prior to repossession, many states do require delivery of a notice of default and of the debtor's right to cure defaults before repossession. The law in most states also requires that the debtor be given notice of sale prior to the resale of the home so that the owner may redeem at or before resale. In addition, the sale must comply with the requirements of the UCC. Manufactured Homes are most often resold through private sale.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

       Certain states have adopted statutory prohibitions restricting the right of the beneficiary or mortgagee to obtain a deficiency judgment against borrowers financing the purchase of their residence or following sale under a deed of trust or certain other foreclosure proceedings. A deficiency judgment is a personal judgment against the borrower equal in most cases to the difference between the amount due to the lender and the fair market value of the real property sold at the foreclosure sale. As a result of these prohibitions, it is anticipated that in many instances the Master Servicer will not seek deficiency judgments against defaulting mortgagors. Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment for any deficiency following possession and resale of a Manufactured Home. However, some states impose prohibitions or limitations on deficiency judgments in such cases.

       In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon its security. For example, in a proceeding under the federal Bankruptcy Code, a lender may not foreclose on a mortgaged property without the permission of the bankruptcy court. The rehabilitation plan proposed by the debtor may provide, if the court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan, for the reduction of the secured indebtedness to the value of the mortgaged property as of the date of the commencement of the bankruptcy, rendering the lender a general unsecured creditor for the difference, and also may reduce the monthly payments due under such mortgage loan, change the rate of interest and alter the mortgage loan repayment schedule. The effect of any such proceedings under the federal Bankruptcy Code, including but not limited to any automatic stay, could result in delays in receiving payments on the Mortgage Loans underlying a Series of Certificates and possible reductions in the aggregate amount of such payments. Some states also have homestead exemption laws which would protect a principal residence from a liquidation in bankruptcy.

       Federal and local real estate tax laws provide priority to certain tax liens over the lien of a mortgage or secured party. Numerous federal and state consumer protection laws impose substantive requirements upon mortgage lenders and manufactured housing lenders in connection with the origination, servicing and enforcement of Single Family Loans, Cooperative Loans and Contracts. These laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes and regulations. These federal and state laws impose specific statutory liabilities upon lenders who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the loans or contracts.

       The so-called "Holder-in-Due-Course" Rule of the Federal Trade Commission (the "FTC Rule") has the effect of subjecting a seller (and certain related creditors and their assignees) in a consumer credit transaction and any assignee of the creditor to all claims and defenses which the debtor in the transaction could assert against the seller of the goods. Liability under the FTC Rule is limited to the amounts paid by a debtor on the contract, and the holder of the contract may also be unable to collect amounts still due thereunder.

       Most of the Contracts in a Mortgage Pool will be subject to the requirements of the FTC Rule. Accordingly, the Trustee, as holder of the Contracts, will be subject to any claims or defenses that the purchaser of the related Manufactured Home may assert against the seller of the Manufactured Home, subject to a maximum liability equal to the amounts paid by the obligor on the Contract. If an obligor is successful in asserting any such claim or defense, and if the Lender had or should have had knowledge of such claim or defense, the Master Servicer will have the right to require the Lender to repurchase the Contract because of a breach of its representation and warranty that no claims or defenses exist which would affect the obligor's obligation to make the required payments under the Contract.

       Generally, Article 9 of the UCC governs foreclosure on Cooperative shares and the related proprietary lease or occupancy agreement. Some courts have interpreted section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral (which, in the case of a Cooperative Loan, would be the shares of the Cooperative and the related proprietary lease or occupancy agreement) was conducted in a commercially reasonable manner.

DUE-ON-SALE CLAUSES

       Unless otherwise provided in the related Prospectus Supplement, each conventional Mortgage Loan will contain a due-on-sale clause which will generally provide that if the mortgagor or obligor sells, transfers or conveys the Mortgaged Property, the loan or contract may be accelerated by the mortgagor or secured party. The Garn-St Germain Depository Institutions Act of 1982 (the "Garn-St Germain Act"), subject to certain exceptions, preempts state constitutional, statutory and case law prohibiting the enforcement of due-on-sale clauses. As to loans secured by an owner-occupied residence (which would include a Manufactured Home), the Garn-St Germain Act sets forth nine specific instances in which a mortgagee covered by the Act may not exercise its rights under a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. The inability to enforce a due-on-sale clause may result in transfer of the related Mortgaged Property to an uncreditworthy person, which could increase the likelihood of default.

PREPAYMENT CHARGES

       Under certain state laws, prepayment charges may not be imposed after a certain period of time following origination of Single Family Loans, Cooperative Loans or Contracts with respect to prepayments on loans secured by liens encumbering owner-occupied residential properties. Since many of the Mortgaged Properties will be owner-occupied, it is anticipated that prepayment charges may not be imposed with respect to many of the Single Family Loans, Cooperative Loans and Contracts. The absence of such a restraint on prepayment, particularly with respect to fixed rate Single Family Loans, Cooperative Loans or Contracts having higher Mortgage

Rates or APR's, may increase the likelihood of refinancing or other early retirement of such loans or contracts. Legal restrictions, if any, on prepayment of Multifamily Loans will be described in the related Prospectus Supplement.

APPLICABILITY OF USURY LAWS

       Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("Title V"), provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. The Office of Thrift Supervision, as successor to the Federal Home Loan Bank Board, is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized the states to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision which expressly rejects an application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

       Title V also provides that, subject to the following conditions, state usury limitations will not apply to any loan which is secured by a first lien on certain kinds of manufactured housing. The Contracts would be covered if they satisfy certain conditions, among other things, governing the terms of any prepayment, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of or foreclosure with respect to the related unit. Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision which expressly rejects application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V was not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V. In any state in which application of Title V was expressly rejected or a provision limiting discount points or other charges has been adopted, no Contract which imposes finance charges or provides for discount points or charges in excess of permitted levels will be included in any Trust Fund.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT

       Generally, under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), a borrower who enters military service after the origination of such borrower's mortgage loan (including a borrower who is a member of the National Guard or is in reserve status at the time of the origination of the mortgage loan and is later called to active duty) may not be charged interest above an annual rate of 6% during the period of such borrower's active duty status, unless a court orders otherwise upon application of the lender. It is possible that such interest rate limitation could have an effect, for an indeterminate period of time, on the ability of the Master Servicer to collect full amounts of interest on certain of the Mortgage Loans. Unless otherwise provided in the applicable Prospectus Supplement, any shortfall in interest collections resulting from the application of the Relief Act could result in losses to the holders of the Certificates. In addition, the Relief Act imposes limitations which would impair the ability of the Master Servicer to foreclose on an affected Mortgage Loan during the borrower's period of active duty status. Thus, in the event that such a Mortgage Loan goes into default, there may be delays and losses occasioned by the inability to realize upon the Mortgaged Property in a timely fashion.

PRODUCT LIABILITY AND RELATED LITIGATION

       Certain environmental and product liability claims may be asserted alleging personal injury or property damage from the existence of certain chemical substances which may be present in building materials. For example, formaldehyde and asbestos have been and in some cases are incorporated into many building materials utilized in manufactured and other housing. As a consequence, lawsuits may arise from time to time asserting claims against manufacturers or builders of the housing, suppliers of component parts, and related persons in the distribution process. Plaintiffs have won such judgments in certain such lawsuits.

       Under the FTC Rule described above, the holder of any Contract secured by a Manufactured Home with respect to which a product liability claim has been successfully asserted may be liable to the obligor for the amount paid by the obligor on the related Contract and may be unable to collect amounts still due under the Contract. Unless otherwise described in the related Prospectus Supplement, the successful assertion of such claim constitutes a breach of a representation or warranty of the Lender, and the Certificateholders would suffer a loss only to the extent that (i) the Lender breached its obligation to repurchase the Contract in the event an obligor is successful in asserting such a claim, and (ii) the Lender, the Seller or the Trustee were unsuccessful in asserting any claim of contribution or subrogation on behalf of the Certificateholders against the manufacturer or other persons who were directly liable to the plaintiff for the damages. Typical products liability insurance policies held by manufacturers and component suppliers of manufactured homes may not cover liabilities arising from formaldehyde and certain other chemicals in manufactured housing, with the result that recoveries from such manufacturers, suppliers or other persons may be limited to their corporate assets without the benefit of insurance.

       To the extent described in the Prospectus Supplement, the Mortgage Loans may include installment sales contracts entered into with the builders of the homes located on the Mortgaged Properties. The Mortgagors in some instances may have claims and defenses against the builders which could be asserted against the Trust Fund.

ENVIRONMENTAL CONSIDERATIONS

       Environmental conditions may diminish the value of the Mortgage Assets and give rise to liability of various parties. There are many federal and state environmental laws concerning hazardous waste, hazardous substances, gasoline, radon and other materials which may affect the property securing the Mortgage Assets. For example, under the federal Comprehensive Environmental Response Compensation and Liability Act, as amended, and possibly under state law in certain states, a secured party which takes a deed in lieu of foreclosure or purchases a mortgaged property at a foreclosure sale may become liable in certain circumstances for the costs of a remedial action ("Cleanup Costs") if hazardous wastes or hazardous substances have been released or disposed of on the property. Such Cleanup Costs may be substantial. It is possible that such costs could become a liability of the Trust Fund and reduce the amounts otherwise distributable to the Certificateholders if a Mortgaged Property securing a Mortgage Loan became the property of the Trust Fund in certain circumstances and if such Cleanup Costs were incurred. Moreover, certain states by statute impose a lien for any Cleanup Costs incurred by such state on the property that is the subject of such Cleanup Costs (a "Superlien"). All subsequent liens on such property are subordinated to such Superlien and, in some states, even prior recorded liens are subordinated to such Superliens. In the latter states, the security interest of the Trustee in a property that is subject to such a Superlien could be adversely affected.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

       The following is a general discussion of certain of the anticipated federal income tax consequences of the purchase, ownership and disposition of the Certificates offered hereby. The discussion, and the opinions referred to below, are based on laws, regulations, rulings and decisions now in effect (or, in the case of certain regulations, proposed), all of which are subject to change or possibly differing interpretations. Because tax consequences may vary based upon the status or tax attributes of the owner of a Certificate, prospective investors should consult their own tax advisors in determining the federal, state, local and other tax consequences to them of the purchase, ownership and disposition of Certificates. For purposes of this tax discussion (except with respect to information reporting, or where the context indicates otherwise), the terms "Certificateholder" and "holder" mean the beneficial owner of a Certificate and the term "Mortgage Loan" includes Agency Securities and Private Mortgage-Backed Securities.

REMIC ELECTIONS

       Under the Code, an election may be made with respect to each Trust Fund related to a series of Certificates to treat such Trust Fund or certain assets of such Trust Fund as a REMIC. The Prospectus Supplement for each series of Certificates will indicate whether a REMIC election will be made with respect to the related Trust Fund. To the extent provided in the Prospectus Supplement for a series, Certificateholders may also have the

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benefit of a Reserve Account and of certain agreements (each, a "Yield
Supplement Agreement") under which payment will be made from the Reserve Account in the event that interest accrued on the Mortgage Loans at their Mortgage Rates is insufficient to pay interest on the Certificates of such Series (a "Basis Risk Shortfall"). If a REMIC election is to be made, the Prospectus Supplement will designate the Certificates of such series or the interests composing such Certificates as "regular interests" ("REMIC Regular Certificates," which where the context so requires includes a reference to each interest composing a Certificate where such interest has been designated as a regular interest, in lieu of such Certificates) in the REMIC (within the meaning of Section 860G(a)(l) of the Code) or as the REMIC Residual Certificates in the REMIC (within the meaning of Section 860G(a)(2) of the Code). The terms "REMIC Certificates" and "Non-REMIC Certificates" denote, respectively, Certificates (or the interests composing Certificates) of a series with respect to which a REMIC election will, or will not, be made. The discussion below is divided into two parts, the first part applying only to REMIC Certificates and the second part applying only to Non-REMIC Certificates.

REMIC CERTIFICATES

       With respect to each series of REMIC Certificates, the Trustee will agree in the Agreement to elect to treat the related Trust Fund or certain assets of such Trust Fund as a REMIC. Qualification as a REMIC requires ongoing compliance with certain conditions. Upon the issuance of each series of REMIC Certificates, Stroock & Stroock & Lavan LLP, counsel to the Seller, will deliver its opinion generally to the effect that, with respect to each series of REMIC Certificates for which a REMIC election is to be made, under then existing law, and assuming a proper and timely REMIC election and ongoing compliance with the provisions of the Agreement and applicable provisions of the Code and applicable Treasury regulations, the related Trust Fund or certain assets of such Trust Fund will be a REMIC and the REMIC Certificates will be considered to evidence ownership of "regular interests" or "residual interests" within the meaning of the REMIC provisions of the Code.

       To the extent provided in the Prospectus Supplement for a series, holders of REMIC Regular Certificates who are entitled to payments from the Reserve Account in the event of a Basis Risk Shortfall will be required to allocate their purchase price between their beneficial ownership interests in the related REMIC regular interests and Yield Supplement Agreements, and will be required to report their income realized with respect to each, calculated taking into account such allocation. In general, such allocation would be based on the respective fair market values of the REMIC regular interests and the related Yield Supplement Agreements on the date of purchase of the related REMIC Regular Certificate. However, a portion of the purchase price of a REMIC Regular Certificate should be allocated to accrued but unpaid interest. No representation is or will be made as to the fair market value of the Yield Supplement Agreements or the relative values of the REMIC regular interests and the Yield Supplement Agreements, upon initial issuance of the related REMIC Regular Certificates or at any time thereafter. Holders of REMIC Regular Certificates are advised to consult their own tax advisors concerning the determination of such fair market values. Under the Agreement, holders of applicable REMIC Regular Certificates will agree that, for federal income tax purposes, they will be treated as owners of the respective regular interests and of the corresponding Yield Supplement Agreement.

       STATUS OF REMIC CERTIFICATES. The REMIC Certificates will be "real estate assets" for purposes of Section 856(c)(5)(A) of the Code and assets described in
Section 7701(a)(19)(C) of the Code (assets qualifying under one or both of those sections, applying each section separately,"qualifying assets") to the extent that the REMIC's assets are qualifying assets, but not to the extent that the REMIC's assets consist of Yield Supplement Agreements. However, if at least 95 percent of the REMIC's assets are qualifying assets, then 100 percent of the REMIC Certificates will be qualifying assets. Similarly, income on the REMIC Certificates will be treated as"interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code, subject to the limitations of the preceding two sentences. In addition to Mortgage Loans, the REMIC's assets will include payments on Mortgage Loans held pending distribution to holders of REMIC Certificates, amounts in Reserve Accounts (if any), other credit enhancements (if any), and possibly buydown funds ("Buydown Funds"). The Mortgage Loans will be qualifying assets under the foregoing sections of the Code except to the extent provided in the Prospectus Supplement. The regulations under Sections 860A through 860G of the Code (the "REMIC Regulations") treat credit enhancements as part of the mortgage or pool of mortgages to which they relate, and therefore credit enhancements generally should be qualifying assets. Regulations issued in conjunction with the REMIC Regulations provide that amounts paid on Mortgage Loans and held pending distribution to holders of REMIC Certificates ("cash flow investments") will be treated as qualifying assets. It is unclear whether amounts in a Reserve Account or Buydown Funds would also constitute qualifying assets. The Prospectus Supplement for each series will indicate (if applicable) that it has Buydown Funds. The REMIC Certificates will not be "residential loans" for purposes of the residential loan requirement of Section 593(g)(4)(B) of the Code.

TIERED REMIC STRUCTURES

       For certain series of Certificates, two or more separate elections may be made to treat designated portions of the related Trust Fund as REMICs ("Tiered REMICs") for federal income tax purposes. Upon the issuance of any such series of Certificates, Stroock & Stroock & Lavan LLP will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Agreement and applicable provisions of the Code and applicable Treasury regulations and rulings, the Tiered REMICs will each qualify under then existing law as a REMIC and the REMIC Certificates issued by the Tiered REMICs, respectively, will be considered to evidence ownership of "regular interests" or "residual interests" in the related REMIC within the meaning of the REMIC provisions of the Code.

       Solely for purposes of determining whether the REMIC Certificates will be "real estate assets" within the meaning of Section 856(c)(5)(A) of the Code, and assets described in Section 7701(a)(19)(C) of the Code, and whether the income on such Certificates is interest described in Section 856(c)(3)(B) of the Code, the Tiered REMICs will be treated as one REMIC.

REMIC REGULAR CERTIFICATES

       CURRENT INCOME ON REMIC REGULAR CERTIFICATES-GENERAL. Except as otherwise indicated herein, the REMIC Regular Certificates will be treated for federal income tax purposes (but not necessarily for accounting or other purposes) as debt instruments that are issued by the REMIC on the date of issuance of the REMIC Regular Certificates and not as ownership interests in the REMIC or the REMIC's assets. Holders of REMIC Regular Certificates who would otherwise report income under a cash method of accounting will be required to report income with respect to REMIC Regular Certificates under an accrual method.

       Payments of interest on REMIC Regular Certificates may be based on a fixed rate, a variable rate as permitted by the REMIC Regulations, or may consist of a specified portion of the interest payments on qualified mortgages where such portion does not vary during the period the REMIC Regular Certificate is outstanding. The definition of a variable rate for purposes of the REMIC Regulations is based on the definition of a qualified floating rate for purposes of the rules governing original issue discount set forth in Sections 1271 through 1275 of the Code and the regulations thereunder (the "OID Regulations") with certain modifications and permissible variations. See "REMIC Regular Certificates-Current Income on REMIC Regular Certificates-Original Issue Discount-Variable Rate REMIC Regular Certificates," below, for a discussion of the definition of a qualified floating rate for purposes of the OID Regulations. In contrast to the OID Regulations, for purposes of the REMIC Regulations, a qualified floating rate does not include any multiple of a qualified floating rate (also excluding multiples of qualified floating rates that themselves would constitute qualified floating rates under the OID Regulations), and the characterization of a variable rate that is subject to a cap, floor or similar restriction as a qualified floating rate for purposes of the REMIC Regulations will not depend upon the OID Regulations relating to caps, floors, and similar restrictions. See "REMIC Regular Certificates-Current Income on REMIC Regular Certificates-Original Issue Discount-Variable Rate REMIC Regular Certificates," below, for a discussion of the OID Regulations relating to caps, floors and similar restrictions. A qualified floating rate, as defined above for purposes of the REMIC Regulations (a "REMIC qualified floating rate"), qualifies as a variable rate for purposes of the REMIC Regulations if such REMIC qualified floating rate is set at a "current rate" as defined in the OID Regulations. In addition, a rate equal to the highest, lowest or an average of two or more REMIC qualified floating rates qualifies as a variable rate for REMIC purposes. A REMIC Regular Certificate may also have a variable rate based on a weighted average of the interest rates on some or all of the qualified mortgages held by the REMIC where each qualified mortgage taken into account has a fixed rate or a variable rate that is permissible under the REMIC Regulations. Further, a REMIC Regular Certificate may have a rate that is the product of a REMIC qualified floating rate or a weighted average rate and a fixed multiplier, is a constant number of basis points more or less than a REMIC qualified floating rate or a weighted average rate, or is the product, plus or minus a constant number of basis points, of a REMIC qualified floating rate or a weighted average rate and a fixed multiplier. An otherwise permissible variable rate for a REMIC Regular Certificate, described above, will not lose its character as such because it is subject to a floor or a cap, including a "funds available cap" as that term is defined in the REMIC Regulations. Lastly, a REMIC Regular Certificate will be considered as having a permissible variable rate if it has a fixed or otherwise permissible variable rate during one or more payment or accrual periods and different fixed or otherwise permissible variable rates during other payment or accrual periods.

       ORIGINAL ISSUE DISCOUNT. REMIC Regular Certificates of certain series may be issued with "original issue discount" within the meaning of Section 1273(a) of the Code. Holders of REMIC Regular Certificates issued with original issue discount generally must include original issue discount in gross income for federal income tax purposes as it accrues, in advance of receipt of the cash attributable to such income, under a method that takes account of the compounding of interest. The Code requires that information with respect to the original issue discount accruing on any REMIC Regular Certificate be reported periodically to the Internal Revenue Service and to certain categories of holders of such REMIC Regular Certificates.

       Each Trust Fund will report original issue discount, if any, to the holders of REMIC Regular Certificates based on the OID Regulations. OID Regulations concerning contingent payment debt instruments do not apply to the REMIC Regular Certificates.

       The OID Regulations provide that, in the case of a debt instrument such as a REMIC Regular Certificate, (i) the amount and rate of accrual of original issue discount will be calculated based on a reasonable assumed prepayment rate (the "Prepayment Assumption"), and (ii) adjustments will be made in the amount and rate of accrual of such discount to reflect differences between the actual prepayment rate and the Prepayment Assumption. The method for determining the appropriate assumed prepayment rate will eventually be set forth in Treasury regulations, but those regulations have not yet been issued. The applicable legislative history indicates, however, that such regulations will provide that the assumed prepayment rate for securities such as the REMIC Regular Certificates will be the rate used in pricing the initial offering of the securities. The Prospectus Supplement for each series of REMIC Regular Certificates will specify the Prepayment Assumption, but no representation is made that the REMIC Regular Certificates will, in fact, prepay at a rate based on the Prepayment Assumption or at any other rate.

       In general, a REMIC Regular Certificate will be considered to be issued with original issue discount if its stated redemption price at maturity exceeds its issue price. Except as discussed below under "Payment Lag REMIC Regular Certificates; Initial Period Considerations," and "Qualified Stated Interest," and in the case of certain Variable Rate REMIC Regular Certificates (as defined below) and accrual certificates, the stated redemption price at maturity of a REMIC Regular Certificate is its principal amount. The issue price of a REMIC Regular Certificate is the initial offering price to the public (excluding bond houses and brokers) at which a substantial amount of the class of REMIC Regular Certificates was sold. The issue price will be reduced if any portion of such price is allocable to a related Yield Supplement Agreement. Notwithstanding the general definition of original issue discount, such discount will be considered to be zero for any REMIC Regular Certificate on which such discount is less than 0.25% of its stated redemption price at maturity multiplied by its weighted average life. The weighted average life of a REMIC Regular Certificate apparently is computed for purposes of this DE MINIMIS rule as the sum, for all distributions included in the stated redemption price at maturity of the REMIC Regular Certificate, of the amounts determined by multiplying (i) the number of complete years (rounding down for partial years) from the Closing Date to the date on which each such distribution is expected to be made, determined under the Prepayment Assumption, by (ii) a fraction, the numerator of which is the amount of such distribution and the denominator of which is the REMIC Regular Certificate's stated redemption price at maturity. The OID Regulations provide that holders will include any DE MINIMIS original issue discount ratably as payments of stated principal are made on the REMIC Regular Certificates.

       The holder of a REMIC Regular Certificate issued with original issue discount must include in gross income the sum of the "daily portions" of such original issue discount for each day during its taxable year on which it held such REMIC Regular Certificate. In the case of an original holder of a REMIC Regular Certificate,

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
the daily portions of original issue discount are determined first by calculating the portion of the original issue discount that accrued during each period (an "accrual period") that begins on the day following a Distribution Date (or in the case of the first such period, begins on the Closing Date) and ends on the next succeeding Distribution Date. The original issue discount accruing during each accrual period is then allocated ratably to each day during such period to determine the daily portion of original issue discount for that day.

       The portion of the original issue discount that accrues in any accrual period will equal the excess, if any, of (i) the sum of (A) the present value, as of the end of the accrual period, of all of the distributions to be made on the REMIC Regular Certificate, if any, in future periods and (B) the distributions made on the REMIC Regular Certificate during the accrual period that are included in such REMIC Regular Certificate's stated redemption price at maturity, over (ii) the adjusted issue price of such REMIC Regular Certificate at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated (i) assuming that the REMIC Regular Certificates will be prepaid in future periods at a rate computed in accordance with the Prepayment Assumption and (ii) using a discount rate equal to the original yield to maturity of the REMIC Regular Certificates. For these purposes, the original yield to maturity of the REMIC Regular Certificates will be calculated based on their issue price and assuming that the REMIC Regular Certificates will be prepaid in accordance with the Prepayment Assumption. The adjusted issue price of a REMIC Regular Certificate at the beginning of any accrual period will equal the issue price of such REMIC Regular Certificate, increased by the portion of the original issue discount that has accrued during prior accrual periods, and reduced by the amount of any distributions made on such REMIC Regular Certificate in prior accrual periods that were included in such REMIC Regular Certificate's stated redemption price at maturity.

       The daily portions of original issue discount may increase or decrease depending on the extent to which the actual rate of prepayments diverges from the Prepayment Assumption. If original issue discount accruing during any accrual period computed as described above is negative, it is likely that a holder will be entitled to offset such amount only against positive original issue discount accruing on such REMIC Regular Certificate in future accrual periods. Although not entirely free from doubt, such a holder may be entitled to deduct a loss to the extent that its remaining basis would exceed the maximum amount of future payments to which such holder is entitled. It is unclear whether the Prepayment Assumption is taken into account for this purpose.

       A subsequent holder that purchases a REMIC Regular Certificate issued with original issue discount at a cost that is less than its remaining stated redemption price at maturity will also generally be required to include in gross income, for each day on which it holds such REMIC Regular Certificate, the daily portions of original issue discount with respect to the REMIC Regular Certificate, calculated as described above. However, if (i) the excess of the remaining stated redemption price at maturity over such cost is less than (ii) the aggregate amount of such daily portions for all days after the date of purchase until final retirement of such REMIC Regular Certificate, then such daily portions will be reduced proportionately in determining the income of such holder.

       QUALIFIED STATED INTEREST. Interest payable on a REMIC Regular Certificate which qualifies as "qualified stated interest" for purposes of the OID Regulations will not be includable in the stated redemption price at maturity of the REMIC Regular Certificate. Accordingly, if the interest on a REMIC Regular Certificate does not constitute "qualified stated interest," the REMIC Regular Certificate will have original issue discount. Interest payments will not qualify as qualified stated interest unless the interest payments are "unconditionally payable." The OID Regulations state that interest is unconditionally payable if reasonable legal remedies exist to compel timely payment, or the debt instrument otherwise provides terms and conditions that make the likelihood of late payment (other than a late payment that occurs within a reasonable grace period) or nonpayment of interest a remote contingency, as defined in the OID Regulations. It is unclear whether the terms and conditions of the Mortgage Loans underlying the REMIC Regular Certificates or the terms and conditions of the REMIC Regular Certificates are considered when determining whether the likelihood of late payment or nonpayment of interest is a remote contingency. Any terms or conditions that do not reflect arm's length dealing or that the holder does not intend to enforce are not considered.

       PREMIUM. A purchaser of a REMIC Regular Certificate that purchases such REMIC Regular Certificate at a cost greater than its remaining stated redemption price at maturity will be considered to have purchased such

REMIC Regular Certificate at a premium, and may, under Section 171 of the Code, elect to amortize such premium under a constant yield method over the life of the REMIC Regular Certificate. The Prepayment Assumption is probably taken into account in determining the life of the REMIC Regular Certificate for this purpose. Except as provided in regulations, amortizable premium will be treated as an offset to interest income on the REMIC Regular Certificate.

       PAYMENT LAG REMIC REGULAR CERTIFICATES; INITIAL PERIOD CONSIDERATIONS. Certain REMIC Regular Certificates will provide for distributions of interest based on a period that is the same length as the interval between Distribution Dates but ends prior to each Distribution Date. Any interest that accrues prior to the Closing Date may be treated under the OID Regulations either (i) as part of the issue price and the stated redemption price at maturity of the REMIC Regular Certificates or (ii) as not included in the issue price or the stated redemption price. The OID Regulations provide a special application of the DE MINIMIS rule for debt instruments with long first accrual periods where the interest payable for the first period is at a rate which is effectively less than that which applies in all other periods. In such cases, for the sole purpose of determining whether original issue discount is DE MINIMIS, the OID Regulations provide that the stated redemption price is equal to the instrument's issue price plus the greater of the amount of foregone interest or the excess (if any) of the instrument's stated principal amount over its issue price.

       VARIABLE RATE REMIC REGULAR CERTIFICATES. Under the OID Regulations, REMIC Regular Certificates paying interest at a variable rate (a "Variable Rate REMIC Regular Certificate") are subject to special rules. A Variable Rate REMIC Regular Certificate will qualify as a "variable rate debt instrument" if (i) its issue price does not exceed the total noncontingent principal payments due under the Variable Rate REMIC Regular Certificate by more than a specified DE MINIMIS amount; (ii) it provides for stated interest, paid or compounded at least annually, at (a) one or more qualified floating rates, (b) a single fixed rate and one or more qualified floating rates, (c) a single objective rate or (d) a single fixed rate and a single objective rate that is a qualified inverse floating rate; and (iii) it does not provide for any principal payments that are contingent, as defined in the OID Regulations, except as provided in (i), above. Because the OID Regulations relating to contingent payment debt instruments do not apply to REMIC regular interests, principal payments on the REMIC Regular Certificates should not be considered contingent for this purpose.

       A "qualified floating rate" is any variable rate where variations in the value of such rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the Variable Rate REMIC Regular Certificate is denominated. A multiple of a qualified floating rate will generally not itself constitute a qualified floating rate for purposes of the OID Regulations. However, a variable rate equal to (i) the product of a qualified floating rate and a fixed multiple that is greater than 0.65 but not more than 1.35 or (ii) the product of a qualified floating rate and a fixed multiple that is greater than 0.65 but not more than 1.35, increased or decreased by a fixed rate will constitute a qualified floating rate for purposes of the OID Regulations. In addition, under the OID Regulations, two or more qualified floating rates that can reasonably be expected to have approximately the same values throughout the term of the Variable Rate REMIC Regular Certificate will be treated as a single qualified floating rate (a "Presumed Single Qualified Floating Rate"). Two or more qualified floating rates with values within 25 basis points of each other as determined on the Variable Rate REMIC Regular Certificate's issue date will be conclusively presumed to be a Presumed Single Qualified Floating Rate. Notwithstanding the foregoing, a variable rate that would otherwise constitute a qualified floating rate, but which is subject to one or more restrictions such as a cap or floor, will not be a qualified floating rate for purposes of the OID Regulations unless the restriction is fixed throughout the term of the Variable Rate REMIC Regular Certificate or the restriction is not reasonably expected as of the issue date to significantly affect the yield of the Variable Rate REMIC Regular Certificate.

       An "objective rate" is a rate that is not itself a qualified floating rate but which is determined using a single fixed formula and which is based upon objective financial or economic information. The OID Regulations also provide that other variable rates may be treated as objective rates if so designated by the Internal Revenue Service in the future. An interest rate on a REMIC Regular Certificate that is the weighted average of the interest rates on some or all of the qualified mortgages held by the REMIC should constitute an objective rate. Despite the foregoing, a variable rate of interest on a Variable Rate REMIC Regular Certificate will not constitute an objective rate if it is reasonably expected that the average value of such rate during the first half of the Variable

Rate REMIC Regular Certificate's term will be either significantly less than or significantly greater than the average value of the rate during the final half of the Variable Rate REMIC Regular Certificate's term. Further, an objective rate does not include a rate that is based on information that is within the control of the issuer (or a party related to the issuer) or that is unique to the circumstances of the issuer (or a party related to the issuer). An objective rate will qualify as a "qualified inverse floating rate" if such rate is equal to a fixed rate minus a qualified floating rate and variations in the rate can reasonably be expected to inversely reflect contemporaneous variations in the qualified floating rate. The OID Regulations also provide that if a Variable Rate REMIC Regular Certificate provides for stated interest at a fixed rate for an initial period of less than one year followed by a variable rate that is either a qualified floating rate or an objective rate and if the variable rate on the Variable Rate REMIC Regular Certificate's issue date is intended to approximate the fixed rate, then the fixed rate and the variable rate together will constitute either a single qualified floating rate or objective rate, as the case may be (a "Presumed Single Variable Rate"). If the value of the variable rate and the initial fixed rate are within 25 basis points of each other as determined on the Variable Rate REMIC Regular Certificate's issue date, the variable rate will be conclusively presumed to approximate the fixed rate.

       For Variable Rate REMIC Regular Certificates that qualify as a "variable rate debt instrument" under the OID Regulations and provide for interest at either a single qualified floating rate, a single objective rate, a Presumed Single Qualified Floating Rate or a Presumed Single Variable Rate throughout the term (a "Single Variable Rate REMIC Regular Certificate"), original issue discount is computed as described in "REMIC Regular Certificates-Current Income on REMIC Regular Certificates-Original Issue Discount" based on the following:
(i) stated interest on the Single Variable Rate REMIC Regular Certificate which is unconditionally payable in cash or property (other than debt instruments of the issuer) at least annually will constitute qualified stated interest; (ii) by assuming that the variable rate on the Single Variable Rate REMIC Certificate is a fixed rate equal to: (a) in the case of a Single Variable Rate REMIC Regular Certificate with a qualified floating rate or a qualified inverse floating rate, the value, as of the issue date, of the qualified floating rate or the qualified inverse floating rate or (b) in the case of a Single Variable Rate REMIC Regular Certificate with an objective rate (other than a qualified inverse floating rate), a fixed rate which reflects the reasonably expected yield for such Single Variable Rate REMIC Regular Certificate; and (iii) the qualified stated interest allocable to an accrual period is increased (or decreased) if the interest actually paid during an accrual period exceeds (or is less than) the interest assumed to be paid under the assumed fixed rate described in (ii), above.

       In general, any Variable Rate REMIC Regular Certificate other than a Single Variable Rate REMIC Regular Certificate (a "Multiple Variable Rate REMIC Regular Certificate") that qualifies as a "variable rate debt instrument" will be converted into an "equivalent" fixed rate debt instrument for purposes of determining the amount and accrual of original issue discount and qualified stated interest on the Multiple Variable Rate REMIC Regular Certificate. The OID Regulations generally require that such a Multiple Variable Rate REMIC Regular Certificate be converted into an "equivalent" fixed rate debt instrument by substituting any qualified floating rate or qualified inverse floating rate provided for under the terms of the Multiple Variable Rate REMIC Regular Certificate with a fixed rate equal to the value of the qualified floating rate or qualified inverse floating rate, as the case may be, as of the Multiple Variable Rate REMIC Regular Certificate's issue date. Any objective rate (other than a qualified inverse floating rate) provided for under the terms of the Multiple Variable Rate REMIC Regular Certificate is converted into a fixed rate that reflects the yield that is reasonably expected for the Multiple Variable Rate REMIC Regular Certificate. (A Multiple Variable Rate REMIC Regular Certificate may not bear more than one objective rate.) In the case of a Multiple Variable Rate REMIC Regular Certificate that qualifies as a "variable rate debt instrument" and provides for stated interest at a fixed rate in addition to either one or more qualified floating rates or a qualified inverse floating rate, the fixed rate is initially converted into a qualified floating rate (or a qualified inverse floating rate, if the Multiple Variable Rate REMIC Regular Certificate provides for a qualified inverse floating rate). Under such circumstances, the qualified floating rate or qualified inverse floating rate that replaces the fixed rate must be such that the fair market value of the Multiple Variable Rate REMIC Regular Certificate as of the Multiple Variable Rate REMIC Regular Certificate's issue date is approximately the same as the fair market value of an otherwise identical debt instrument that provides for either the qualified floating rate or qualified inverse floating rate rather than the fixed rate. Subsequent to converting the fixed rate into either a qualified floating rate or a qualified inverse floating rate, the Multiple Variable Rate REMIC Regular Certificate is then converted into an "equivalent" fixed rate debt instrument in the manner described above.

       Once the Multiple Variable Rate REMIC Regular Certificate is converted into an "equivalent" fixed rate debt instrument pursuant to the foregoing rules, the amounts of original issue discount and qualified stated interest, if any, are determined for the "equivalent" fixed rate debt instrument by applying the original issue discount rules to the "equivalent" fixed rate debt instrument in the manner described in "REMIC Regular Certificates-Current Income on REMIC Regular Certificates-Original Issue Discount". A holder of the Multiple Variable Rate REMIC Regular Certificate will account for such original issue discount and qualified stated interest as if the holder held the "equivalent" fixed rate debt instrument. In each accrual period, appropriate adjustments will be made to the amount of qualified stated interest or original issue discount assumed to have been accrued or paid with respect to the "equivalent"fixed rate debt instrument in the event that such amounts differ from the actual amount of interest accrued or paid on the Multiple Variable Rate REMIC Regular Certificate during the accrual period.

       If a Variable Rate REMIC Regular Certificate does not qualify as a "variable rate debt instrument" under the OID Regulations, then the Variable Rate REMIC Regular Certificate would be treated as a contingent payment debt obligation. It is not clear under current law how a Variable Rate REMIC Regular Certificate would be taxed if such REMIC Regular Certificate were treated as a contingent payment debt obligation since the OID Regulations relating to contingent payment debt obligations do not apply to REMIC regular interests.

       INTEREST-ONLY REMIC REGULAR CERTIFICATES. The Trust Fund intends to report income from interest-only REMIC Regular Certificates to the Internal Revenue Service and to holders of interest-only REMIC Regular Certificates based on the assumption that the stated redemption price at maturity is equal to the sum of all payments determined under the Prepayment Assumption. As a result, such interest-only REMIC Regular Certificates will be treated as having original issue discount.

       MARKET DISCOUNT. A holder that acquires a REMIC Regular Certificate at a market discount (that is, a discount that exceeds any unaccrued original issue discount) will recognize gain upon receipt of a principal distribution, regardless of whether the distribution is scheduled or is a prepayment. In particular, the REMIC Regular Certificateholder will be required to allocate that principal distribution first to the portion of the market discount on such REMIC Regular Certificate that has accrued but has not previously been includable in income, and will recognize ordinary income to that extent. In general terms, unless Treasury regulations when issued provide otherwise, market discount on a REMIC Regular Certificate may be treated, at the REMIC Certificateholder's election, as accruing either (i) under a constant yield method, taking into account the Prepayment Assumption, or (ii) in proportion to accruals of original issue discount (or, if there is no original issue discount, in proportion to stated interest at the Pass-Through Rate).

       In addition, a holder may be required to defer deductions for a portion of the holder's interest expense on any debt incurred or continued to purchase or carry a REMIC Regular Certificate purchased with market discount. The deferred portion of any interest deduction would not exceed the portion of the market discount on the REMIC Regular Certificate that accrues during the taxable year in which such interest would otherwise be deductible and, in general, would be deductible when such market discount is included in income upon receipt of a principal distribution on, or upon the sale of, the REMIC Regular Certificate. The Code requires that information necessary to compute accruals of market discount be reported periodically to the Internal Revenue Service and to certain categories of holders of REMIC Regular Certificates.

       Notwithstanding the above rules, market discount on a REMIC Regular Certificate will be considered to be zero if such discount is less than 0.25% of the remaining stated redemption price at maturity of such REMIC Regular Certificate multiplied by its weighted average remaining life. Weighted average remaining life presumably is calculated in a manner similar to weighted average life (described above under "Current Income on REMIC Regular Certificates-Original Issue Discount"), taking into account distributions (including prepayments) prior to the date of acquisition of such REMIC Regular Certificate by the subsequent purchaser. If market discount on a REMIC Regular Certificate is treated as zero under this rule, the actual amount of such discount must be allocated to the remaining principal distributions on the REMIC Regular Certificate in proportion to the amounts of such principal distributions, and when each such distribution is made, gain equal to the discount, if any, allocated to the distribution will be recognized.

       ELECTION TO TREAT ALL INTEREST UNDER THE CONSTANT YIELD RULES. The OID Regulations provide that the holder of a debt instrument issued after April 4, 1994 may elect to include in gross income all interest that accrues on such debt instrument using the constant yield method. For purposes of this election, interest includes stated interest, original issue discount, and market discount, as adjusted to account for any premium. Holders of REMIC Regular Certificates should consult their own tax advisors regarding the availability or advisability of such an election.

       SINGLE-CLASS REMICS. In the case of "single-class REMICs," certain expenses of the REMIC will be allocated to the holders of the REMIC Regular Certificates. The deductibility of such expenses may be subject to certain limitations. See "Deductibility of Trust Fund Expenses" below.

       SALES OF REMIC REGULAR CERTIFICATES. If a REMIC Regular Certificate is sold, the seller will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC Regular Certificate. A holder's adjusted basis in a REMIC Regular Certificate generally equals the cost of the REMIC Regular Certificate to the holder, increased by income reported by the holder with respect to the REMIC Regular Certificate and reduced (but not below zero) by distributions on the REMIC Regular Certificate received by the holder and by amortized premium. Except as indicated in the next two paragraphs, any such gain or loss generally will be capital gain or loss provided the REMIC Regular Certificate is held as a capital asset.

       Gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent that such gain does not exceed the excess, if any, of (i) the amount that would have been includable in the seller's income with respect to the REMIC Regular Certificate had income accrued thereon at a rate equal to 110% of "the applicable Federal rate" (generally, an average of current yields on Treasury securities), determined as of the date of purchase of the REMIC Regular Certificate, over
(ii) the amount actually includable in the seller's income. In addition, gain recognized on the sale of a REMIC Regular Certificate by a seller who purchased the REMIC Regular Certificate at a market discount would be taxable as ordinary income in an amount not exceeding the portion of such discount that accrued during the period the REMIC Regular Certificate was held by such seller, reduced by any market discount includable in income under the rules described above under "Current Income on REMIC Regular Certificates-Market Discount."

       REMIC Regular Certificates will be "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Code, so that gain or loss recognized from a sale of a REMIC Regular Certificate by a bank or other financial institution to which such section applies would be ordinary income or loss.

       TERMINATION. The REMIC will terminate, if not earlier, shortly following the REMIC's receipt of the final payment in respect of the underlying qualified mortgages. The last distribution on a REMIC Regular Certificate should be treated as a payment in full retirement of a debt instrument.

TAX TREATMENT OF YIELD SUPPLEMENT AGREEMENTS

       Whether a REMIC Regular Certificateholder of a series will have a separate contractual right to payments under a Yield Supplement Agreement, and the tax treatment of such payments, if any, will be addressed in the related Prospectus Supplement.

REMIC RESIDUAL CERTIFICATES

       Because the REMIC Residual Certificates will be treated as "residual interests" in the REMIC, each holder of a REMIC Residual Certificate will be required to take into account its daily portion of the taxable income or net loss of the REMIC for each day during the calendar year on which it holds its REMIC Residual Certificate. The daily portion is determined by allocating to each day in a calendar quarter a ratable portion of the taxable income or net loss of the REMIC for that quarter and allocating such daily amounts among the holders on such day in proportion to their holdings. All income or loss of the REMIC taken into account by a REMIC Residual Certificateholder must be treated as ordinary income or loss as the case may be. Income from residual interests is "portfolio income" which cannot be offset by "passive activity losses" in the hands of individuals or other persons subject to the passive loss rules. The Code also provides that all residual interests must be issued on

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the REMIC's startup day and designated as such. For this purpose, "startup day"
means the day on which the REMIC issues all of its regular and residual interests, and under the REMIC Regulations may, in the case of a REMIC to which property is contributed over a period of up to ten consecutive days, be any day designated by the REMIC within such period.

       The taxable income of the REMIC, for purposes of determining the amounts taken into account by holders of REMIC Residual Certificates, is determined in the same manner as in the case of an individual, with certain exceptions. The accrual method of accounting must be used and the taxable year of the REMIC must be the calendar year. The basis of property contributed to the REMIC in exchange for regular or residual interests is its fair market value immediately after the transfer. The REMIC Regulations determine the fair market value of the contributed property by deeming it equal to the aggregate issue prices of all regular and residual interests in the REMIC.

       A REMIC Regular Certificate will be considered indebtedness of the REMIC. Market discount on any of the Mortgage Loans held by the REMIC must be included in the income of the REMIC as it accrues, rather than being included in income only upon sale of the Mortgage Loans or as principal on the Mortgage Loans is paid. The REMIC is not entitled to any personal exemptions or to deductions for taxes paid to foreign countries and U.S. possessions, charitable contributions or net operating losses, or to certain other deductions to which individuals are generally entitled. Income or loss in connection with a "prohibited transaction" is disregarded. See "Prohibited Transactions."

       As previously discussed, the timing of recognition of negative original issue discount, if any, on a REMIC Regular Certificate is uncertain. As a result, the timing of recognition of the related REMIC taxable income is also uncertain. Although not entirely free from doubt, the related REMIC taxable income may be recognized when the adjusted issue price of such REMIC Regular Certificate would exceed the maximum amount of future payments with respect to such REMIC Regular Certificate. It is unclear whether the Prepayment Assumption is taken into account for this purpose.

       A REMIC Residual Certificate has a tax basis in its holder's hands that is distinct from the REMIC's basis in its assets. The tax basis of a REMIC Residual Certificate in its holder's hands will be its cost (I.E., the purchase price of the REMIC Residual Certificate), and will be reduced (but not below zero) by the holder's share of cash distributions and losses and increased by its share of taxable income from the REMIC.

       If, in any year, cash distributions to a holder of a REMIC Residual Certificate exceed its share of the REMIC's taxable income, the excess will constitute a return of capital to the extent of the holder's basis in its REMIC Residual Certificate. A return of capital is not treated as income for federal income tax purposes, but will reduce the tax basis of the holder in its REMIC Residual Certificate (but not below zero). If a REMIC Residual Certificate's basis is reduced to zero, any cash distributions with respect to that REMIC Residual Certificate in any taxable year in excess of its share of the REMIC's income would be taxable to the holder as gain on the sale or exchange of its interest in the REMIC.

       The losses of the REMIC taken into account by a holder of a REMIC Residual Certificate in any quarter may not exceed the holder's basis in its REMIC Residual Certificate. Any excess losses may be carried forward indefinitely to future quarters subject to the same limitation.

       There is no REMIC counterpart to the partnership election under Code
Section 754 to increase or decrease the partnership's basis in its assets by reference to the adjusted basis to subsequent partners of their partnership interest. Consequently, a subsequent purchaser of a REMIC Residual Certificate at a premium will not be able to use the premium to reduce his share of the REMIC's taxable income.

       MISMATCHING OF INCOME AND DEDUCTIONS; EXCESS INCLUSIONS. The taxable income recognized by the holder of a REMIC Residual Certificate in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest and discount income (or deductions for amortization of premium) with respect to qualified mortgages, on the one hand, and the timing of deductions for interest (including original issue discount) on the REMIC Regular Certificates, on the other. In the case of multiple classes of

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REMIC Regular Certificates issued at different yields, and having different weighted average lives, taxable income recognized by the holders of REMIC Residual Certificates may be greater than cash flow in earlier years of the REMIC (with a corresponding taxable loss or less taxable income than cash flow in later years). This may result from the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of the REMIC Regular Certificates, will increase over time as the shorter term, lower yielding classes of REMIC Regular Certificates are paid, whereas interest income from the Mortgage Loans may not increase over time as a percentage of the outstanding principal amount of the Mortgage Loans.

       In the case of Tiered REMICs, the OID Regulations provide that the regular interests in the REMIC which directly owns the Mortgage Loans (the "Lower Tier REMIC") will be treated as a single debt instrument for purposes of the original issue discount provisions. Therefore, the Trust Fund will calculate the taxable income of Tiered REMICs by treating the Lower Tier REMIC regular interests as a single debt instrument.

       Any "excess inclusions" with respect to a REMIC Residual Certificate will be subject to certain special rules. The excess inclusions with respect to a REMIC Residual Certificate are equal to the excess, if any, of its share of REMIC taxable income for the quarterly period over the sum of the daily accruals for such quarterly period. The daily accrual for any day on which the REMIC Residual Certificate is held is determined by allocating to each day in a quarter its allocable share of the product of (A) 120% of the long-term applicable Federal rate (for quarterly compounding) that would have applied to the REMIC Residual Certificates (if they were debt instruments) on the closing date under Code Section 1274(d)(1) and (B) the adjusted issue price of such REMIC Residual Certificates at the beginning of a quarterly period. For this purpose, the adjusted issue price of such REMIC Residual Certificate at the beginning of a quarterly period is the issue price of such Certificates plus the amount of the daily accruals of REMIC taxable income for all prior quarters, decreased by any distributions made with respect to such Certificates prior to the beginning of such quarterly period.

       The excess inclusions of a REMIC Residual Certificate may not be offset by other deductions, including net operating loss carryforwards, on a holder's return.

       Recently enacted provisions governing the relationship between excess inclusions and the alternative minimum tax provide that (i) the alternative minimum taxable income of a taxpayer is based on the taxpayer's regular taxable income computed without regard to the rule that taxable income cannot be less than the amount of excess inclusions, (ii) the alternative minimum taxable income of a taxpayer for a taxable year cannot be less than the amount of excess inclusions for that year, and (iii) the amount of any alternative minimum tax net operating loss is computed without regard to any excess inclusions. While these provisions are generally effective for tax years beginning after December 31, 1986, a taxpayer may elect to have these provisions apply only with respect to tax years beginning after August 20, 1996.

       If the holder of a REMIC Residual Certificate is an organization subject to the tax on unrelated business income imposed by Code Section 511, the excess inclusions will be treated as unrelated business taxable income of such holder for purposes of Code Section 511. In addition, the Code provides that under Treasury regulations, if a real estate investment trust ("REIT") owns a REMIC Residual Certificate, to the extent excess inclusions of the REIT exceed its real estate investment trust taxable income (excluding net capital gains), the excess inclusions would be allocated among the shareholders of the REIT in proportion to the dividends received by the shareholders from the REIT. Excess inclusions derived by regulated investment companies ("RICs"), common trust funds, and subchapter T cooperatives must be allocated to the shareholders of such entities using rules similar to those applicable to REITs. The Internal Revenue Service has not yet adopted or proposed such regulations as to REITs, RICs, or similar entities. A life insurance company cannot adjust its reserve with respect to variable contracts to the extent of any excess inclusion, except as provided in regulations.

       The Internal Revenue Service has authority to promulgate regulations providing that if the aggregate value of the REMIC Residual Certificates is not considered to be "significant," then the entire share of REMIC taxable income of a holder of a REMIC Residual Certificate may be treated as excess inclusions subject to the foregoing limitations. This authority has not been exercised to date.

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       The REMIC is subject to tax at a rate of 100 percent on any net income it derives from "prohibited transactions." In general, "prohibited transaction" means the disposition of a qualified mortgage other than pursuant to specified exceptions, the receipt of income as compensation for services, the receipt of income from a source other than a qualified mortgage or certain other permitted investments, or gain from the disposition of an asset representing a temporary investment of payments on the qualified mortgages pending distribution on the REMIC Certificates. In addition, a tax is imposed on the REMIC equal to 100 percent of the value of certain property contributed to the REMIC after its "startup day." No REMIC in which interests are offered hereunder will accept contributions that would cause it to be subject to such tax. This provision will not affect a REMIC's ability in accordance with the Agreement to accept substitute Mortgage Loans or to sell defective Mortgage Loans.

       A REMIC is subject to a tax (deductible from its income) on any "net income from foreclosure property" (determined in accordance with Section 857(b)(4)(B) of the Code as if the REMIC were a REIT).

       Any tax described in the two preceding paragraphs that may be imposed on the Trust Fund initially would be borne by the REMIC Residual Certificates in the related REMIC rather than by the REMIC Regular Certificates, unless otherwise specified in the Prospectus Supplement.

       DEALERS' ABILITY TO MARK TO MARKET REMIC RESIDUAL CERTIFICATES. Treasury regulations provide that all REMIC Residual Certificates acquired on or after January 4, 1995 are not securities and cannot be marked to market pursuant to
Section 475 of the Code.

TRANSFERS OF REMIC RESIDUAL CERTIFICATES

       TAX ON DISPOSITION OF REMIC RESIDUAL CERTIFICATES. The sale of a REMIC Residual Certificate by a holder will result in gain or loss equal to the difference between the amount realized on the sale and the adjusted basis of the REMIC Residual Certificate.

       If the seller of a REMIC Residual Certificate held the REMIC Residual Certificate as a capital asset, the gain or loss generally will be capital gain or loss. However, under Code Section 582(c), the sale of a REMIC Residual Certificate by certain banks and other financial institutions will be considered a sale of property other than a capital asset, resulting in ordinary income or loss. Although the tax treatment with respect to a REMIC Residual Certificate that has unrecovered basis after all funds of the Trust Fund have been distributed is unclear, the holder presumably would be entitled to claim a loss in the amount of the unrecovered basis.

       The Code provides that, except as provided in Treasury regulations (which have not yet been issued), if a holder sells a REMIC Residual Certificate and acquires the same or other REMIC Residual Certificates, residual interests in another REMIC, or any similar interests in a "taxable mortgage pool" (as defined in Section 7701 (i) of the Code) during the period beginning six months before, and ending six months after, the date of such sale, such sale will be subject to the "wash sale" rules of Section 1091 of the Code. In that event, any loss realized by the seller on the sale generally will not be currently deductible.

       A tax is imposed on the transfer of any residual interest in a REMIC to a "disqualified organization." The tax is imposed on the transferor, or, where the transfer is made through an agent of the disqualified organization, on the agent. "Disqualified organizations" include for this purpose the United States, any State or political subdivision thereof, any foreign government, any international organization or agency or instrumentality of the foregoing (with an exception for certain taxable instrumentalities of the United States, of a State or of a political subdivision thereof), any rural electrical and telephone cooperative, and any tax-exempt entity (other than certain farmers' cooperatives) not subject to the tax on unrelated business income.

       The amount of tax to be paid by the transferor on a transfer to a disqualified organization is equal to the present value of the total anticipated excess inclusions for periods after such transfer with respect to the interest transferred multiplied by the highest corporate rate of tax. The transferor (or agent, as the case may be) will be relieved of liability so long as the transferee furnishes an affidavit that it is not a disqualified organization and the transferor or agent does not have actual knowledge that the affidavit is false. Under the REMIC Regulations, an

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affidavit will be sufficient if the transferee furnishes (A) a social security number, and states under penalties of perjury that the social security number is that of the transferee, or (B) a statement under penalties of perjury that it is not a disqualified organization.

       TREATMENT OF PAYMENTS TO A TRANSFEREE IN CONSIDERATION OF TRANSFER OF A REMIC RESIDUAL CERTIFICATE. The federal income tax consequences of any consideration paid to a transferee on a transfer of an interest in a REMIC Residual Certificate are unclear. The preamble to the REMIC Regulations indicates that the Internal Revenue Service is considering the tax treatment of these types of residual interests. A transferee of such an interest should consult its own tax advisors.

       RESTRICTIONS ON TRANSFER; HOLDING BY PASS-THROUGH ENTITIES. An entity or segregated pool of assets cannot qualify as a REMIC absent reasonable arrangements designed to ensure that (1) residual interests in such entity or segregated pool are not held by disqualified organizations and (2) information necessary to calculate the tax due on transfers to disqualified organizations (I.E., a computation of the present value of the excess inclusions) is made available by the REMIC. The governing instruments of a Trust Fund will contain provisions designed to ensure the foregoing, and any transferee of a REMIC Residual Certificate must execute and deliver an affidavit stating that neither the transferee nor any person for whose account such transferee is acquiring the REMIC Residual Certificate is a disqualified organization. In addition, as to the requirement that reasonable arrangements be made to ensure that disqualified organizations do not hold a residual interest in the REMIC, the REMIC Regulations require that notice of the prohibition be provided either through a legend on the certificate that evidences ownership, or through a conspicuous statement in the prospectus or other offering document used to offer the residual interest for sale. As to the requirement that sufficient information be made available to calculate the tax on transfers to disqualified organizations (or the tax, discussed below, on pass-through entities, interests in which are held by disqualified organizations), the REMIC Regulations further require that such information also be provided to the Internal Revenue Service.

       A tax is imposed on "pass-through entities" holding residual interests where a disqualified organization is a record holder of an interest in the pass-through entity. "Pass-through entity" is defined for this purpose to include RICs, REITs, common trust funds, partnerships, trusts, estates and subchapter T cooperatives. Except as provided in regulations, nominees holding interests in a "pass-through entity" for another person will also be treated as "pass-through entities" for this purpose. The tax is equal to the amount of excess inclusions allocable to the disqualified organization for the taxable year multiplied by the highest corporate rate of tax, and is deductible by the "pass-through entity" against the gross amount of ordinary income of the entity.

       The Agreement provides that any attempted transfer of a beneficial or record interest in a REMIC Residual Certificate will be null and void unless the proposed transferee provides to the Trustee an affidavit that such transferee is not a disqualified organization.

       Legislation has been introduced which would provide that partners of certain partnerships having a large number of partners will be treated as disqualified organizations for purposes of the tax imposed on pass-through entities if such partnerships hold residual interests in a REMIC. When applicable, the legislation would disallow 70 percent of a large partnership's miscellaneous itemized deductions, including deductions for servicing and guaranty fees and any expenses of the REMIC, although the remaining deductions would not be subject to the 2 percent floor applicable to individual partners. See "Deductibility of Trust Fund Expenses" below. No prediction can be made regarding whether such legislation or similar legislation will be enacted.

       The REMIC Regulations provide that a transfer of a "noneconomic residual interest" will be disregarded for all federal income tax purposes unless impeding the assessment or collection of tax was not a significant purpose of the transfer. A residual interest will be treated as a "noneconomic residual interest" unless, at the time of the transfer (1) the present value of the expected future distributions on the residual interest at least equals the product of (x) the present value of all anticipated excess inclusions with respect to the residual interest and (y) the highest corporate tax rate, and (2) the transferor reasonably expects that for each anticipated excess inclusion, the transferee will receive distributions from the REMIC, at or after the time at which taxes on such excess inclusion accrue, sufficient to pay the taxes thereon. A significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known (had "improper knowledge")

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that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A transferor will be presumed not to have improper knowledge if (i) the transferor conducts, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and, as a result of the investigation, the transferor finds that the transferee has historically paid its debts as they came due and finds no significant evidence to indicate that the transferee will not continue to pay its debts as they come due in the future, and (ii) the transferee represents to the transferor that (A) the transferee understands that it might incur tax liabilities in excess of any cash received with respect to the residual interest and (B) the transferee intends to pay the taxes associated with owning the residual interest as they come due. Any transferee of a REMIC Residual Certificate must execute and deliver to the transferor an affidavit containing the representations described in (ii) above. A different formulation of this rule applies to transfers of REMIC Residual Certificates by or to foreign transferees. See "Foreign Investors" below.

DEDUCTIBILITY OF TRUST FUND EXPENSES

       A holder of REMIC Certificates that is an individual, estate or trust will be subject to the limitation with respect to certain itemized deductions described in Code Section 67, to the extent that such deductions, in the aggregate, do not exceed two percent of the holder's adjusted gross income, and such holder may not be able to deduct such fees and expenses to any extent in computing such holder's alternative minimum tax liability. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the "applicable amount" ($100,000 (or $50,000 in the case of a separate return by a married individual), adjusted for changes in the cost of living subsequent to 1990) will be reduced by the lesser of (i) 3 percent of the excess of adjusted gross income over the applicable amount, or (ii) 80 percent of the amount of itemized deductions otherwise allowable for such taxable year. Such deductions will include servicing, guarantee, and administrative fees paid to the Master Servicer of the Mortgage Loans. These deductions will be allocated entirely to the holders of the REMIC Residual Certificates in the case of REMIC Trust Funds with multiple classes of REMIC Regular Certificates that do not pay their principal amounts ratably. As a result, the REMIC will report additional taxable income to holders of REMIC Residual Certificates in an amount equal to their allocable share of such deductions, and individuals, estates, or trusts holding an interest in such REMIC Residual Certificates may have taxable income in excess of the cash received. In the case of a "single-class REMIC," the expenses will be allocated, under Treasury regulations, among the holders of the REMIC Regular Certificates and the REMIC Residual Certificates on a daily basis in proportion to the relative amounts of income accruing to each Certificateholder on that day. In the case of a holder of a REMIC Regular Certificate who is an individual or a "pass-through interest holder" (including certain pass-through entities, but not including REITs), the deductibility of such expenses will be subject to the limitations described above. The reduction or disallowance of these deductions may have a significant impact on the yield of REMIC Regular Certificates to such a holder. In general terms, a single-class REMIC is one that either (i) would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC (treating all interests as ownership interests, even if they would be classified as debt for federal income purposes) or (ii) is similar to such a trust and which is structured with the principal purpose of avoiding the single-class REMIC rules.

FOREIGN INVESTORS

       REMIC REGULAR CERTIFICATES. Except as discussed below, a holder of a REMIC Regular Certificate who is not a "United States person" (as defined below) generally will not be subject to United States income or withholding tax in respect of a distribution on a REMIC Regular Certificate, provided that (i) the holder complies to the extent necessary with certain identification requirements, including timely delivery of a statement, signed by the holder of the REMIC Regular Certificate under penalties of perjury, certifying that the holder of the REMIC Regular Certificate is not a United States person and providing the name and address of the holder, (ii) the holder is not a "10-percent shareholder" within the meaning of Code Section 871(h)(3)(B), which could be interpreted to apply to a holder of a REMIC Regular Certificate who holds a direct or indirect 10 percent interest in the REMIC Residual Certificates, (iii) the holder is not a "controlled foreign corporation" (as defined in the Code) related to the REMIC or related to a 10 percent holder of a residual interest in the REMIC, and (iv) the holder is not engaged in a United States trade or business, or otherwise subject to federal income tax as a result of any direct or indirect connection to the United States other than through its ownership of a REMIC Regular Certificate. For these purposes, the term "United States person" means (i) a citizen or resident of the

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United States, (ii) a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, (iii) an estate whose income is includable in gross income for United States federal income taxation regardless of its source, and (iv) a trust for which one or more United States fiduciaries have the authority to control all substantial decisions and for which a court of the United States can exercise primary supervision over the trust's administration. For years beginning before January 1, 1997, the term "United States person" shall include a trust whose income is includible in gross income for United States federal income taxation regardless of source, in lieu of trusts described in (iv) above, unless the trust elects to have its United States status determined under the criteria set forth in (iv) above for tax years ending after August 20, 1996. Proposed Treasury regulations, which would be effective with respect to payments made after December 31, 1997 if adopted in their current form, would provide alternative certification requirements and means by which a holder of REMIC Certificates could claim the exemption from federal income and withholding tax.

       REMIC RESIDUAL CERTIFICATES. The Conference Report to the Tax Reform Act of 1986 states that amounts paid to foreign persons with respect to residual interests should be considered interest for purposes of the withholding rules. Interest paid to a foreign person which is not effectively connected with a trade or business of the foreign person in the United States is subject to a 30% withholding tax. The withholding tax on interest does not apply, however, to "portfolio interest" (if certain certifications as to beneficial ownership are made, as discussed above under "Foreign Investors-Regular Certificates") or to the extent a tax treaty reduces or eliminates the tax. Treasury regulations provide that amounts paid with respect to residual interests qualify as portfolio interest only if interest on the qualified mortgages held by the REMIC qualifies as portfolio interest. Generally, interest on Mortgage Loans held by a Trust Fund will not qualify as portfolio interest, although interest on the Private Mortgage-Backed Securities, other pass-through certificates, or REMIC regular interests held by a Trust Fund may qualify. In any case, a holder of a REMIC Residual Certificate will not be entitled to the portfolio interest exception from the 30% withholding tax (or to any treaty exemption or rate reduction) for that portion of a payment that constitutes excess inclusions. Generally, the withholding tax will be imposed when REMIC gross income is paid or distributed to the holder of a residual interest or there is a disposition of the residual interest.

       The REMIC Regulations provide that a transfer of a REMIC Residual Certificate to a foreign transferee will be disregarded for all federal income tax purposes if the transfer has "tax avoidance potential." A transfer to a foreign transferee will be considered to have tax avoidance potential unless at the time of the transfer, the transferor reasonably expects that (1) the future distributions on the REMIC Residual Certificate will equal at least 30 percent of the anticipated excess inclusions and (2) such amounts will be distributed at or after the time at which the excess inclusion accrues, but not later than the close of the calendar year following the calendar year of accrual. A safe harbor in the REMIC Regulations provides that the reasonable expectation requirement will be satisfied if the above test would be met at all assumed prepayment rates for the Mortgage Loans from 50 percent of the Prepayment Assumption to 200 percent of the Prepayment Assumption. A transfer by a foreign transferor to a domestic transferee will likewise be disregarded under the REMIC Regulations if the transfer would have the effect of allowing the foreign transferor to avoid the tax on accrued excess inclusions.

BACKUP WITHHOLDING

       Distributions made on the REMIC Certificates and proceeds from the sale of REMIC Certificates to or through certain brokers may be subject to a "backup" withholding tax of 31 percent of "reportable payments" (including interest accruals, original issue discount, and, under certain circumstances, distributions in reduction of principal amount) unless, in general, the holder of the REMIC Certificate complies with certain procedures or is an exempt recipient. Any amounts so withheld from distributions on the REMIC Certificates would be refunded by the Internal Revenue Service or allowable as a credit against the holder's federal income tax.

REMIC ADMINISTRATIVE MATTERS

       The federal information returns for a Trust Fund (Form 1066 and Schedules Q thereto) must be filed as if the Trust Fund were a partnership for federal income tax purposes. Information on Schedule Q must be provided to holders of REMIC Residual Certificates with respect to every calendar quarter. Each holder of a REMIC

Residual Certificate will be required to treat items on its federal income tax returns consistently with their treatment on the Trust Fund's information returns unless the holder either files a statement identifying the inconsistency or establishes that the inconsistency resulted from an incorrect schedule received from the Trust Fund. The Trust Fund also will be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination of any adjustments to, among other things, items of REMIC taxable income by the Internal Revenue Service. Holders of REMIC Residual Certificates will have certain rights and obligations with respect to any administrative or judicial proceedings involving the Internal Revenue Service. Under the Code and Regulations, a REMIC generally is required to designate a tax matters person. Generally, subject to various limitations, the tax matters person has authority to act on behalf of the REMIC and the holders of the REMIC Residual Certificates in connection with administrative determinations and judicial review respecting returns of taxable income of the REMIC. Treasury regulations exempt from certain of these procedural rules REMICs having no more than one residual interest holder.

       Unless otherwise indicated in the Prospectus Supplement, and to the extent allowable, the Seller or its designee will act as the tax matters person for each REMIC. Each holder of a REMIC Residual Certificate, by the acceptance of its interest in the REMIC Residual Certificate, agrees that the Seller or its designee will act as the holder's fiduciary in the performance of any duties required of the holder in the event that the holder is the tax matters person.

NON-REMIC CERTIFICATES

       The discussion under this heading applies only to a series of Certificates with respect to which a REMIC election is not made.

       TAX STATUS OF THE TRUST FUND. Upon the issuance of each series of Non-REMIC Certificates, Stroock & Stroock & Lavan LLP, counsel to the Seller, will deliver its opinion to the effect that, under then current law, assuming compliance with the Agreement, the related Trust Fund will be classified for federal income tax purposes as a grantor trust and not as an association taxable as a corporation or a taxable mortgage pool. Accordingly, each holder of a Non-REMIC Certificate will be treated for federal income tax purposes as the owner of an undivided interest in the Mortgage Loans included in the Trust Fund. As further described below, each holder of a Non-REMIC Certificate therefore must report on its federal income tax return the gross income from the portion of the Mortgage Loans that is allocable to such Non-REMIC Certificate and may deduct the portion of the expenses incurred by the Trust Fund that is allocable to such Non-REMIC Certificate, at the same time and to the same extent as such items would be reported by such holder if it had purchased and held directly such interest in the Mortgage Loans and received directly its share of the payments on the Mortgage Loans and incurred directly its share of expenses incurred by the Trust Fund when those amounts are received or incurred by the Trust Fund.

       A holder of a Non-REMIC Certificate that is an individual, estate, or trust will be allowed deductions for such expenses only to the extent that the sum of those expenses and the holder's other miscellaneous itemized deductions exceeds two percent of such holder's adjusted gross income. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the "applicable amount" ($100,000 (or $50,000 in the case of a separate return by a married individual), adjusted for changes in the cost of living subsequent to 1990) will be reduced by the lesser of (i) 3 percent of the excess of adjusted gross income over the applicable amount, or (ii) 80 percent of the amount of itemized deductions otherwise allowable for such taxable year. A holder of a Non-REMIC Certificate that is not a corporation cannot deduct such expenses for purposes of the alternative minimum tax (if applicable). Such deductions will include servicing, guarantee and administrative fees paid to the servicer of the Mortgage Loans. As a result, individuals, estates, or trusts holding Non-REMIC Certificates may have taxable income in excess of the cash received.

       STATUS OF THE NON-REMIC CERTIFICATES. The Non-REMIC Certificates generally will be "real estate assets" for purposes of Section 856(c)(5)(A) of the Code and "loans... secured by an interest in real property" within the meaning of Section 7701(a)(19)(C) (v) of the Code, and interest income on the Non-REMIC Certificates generally will be "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code. However, the Non-REMIC Certificates may not be qualifying assets under the foregoing sections of the Code to the extent that the Trust Fund's assets include Buydown Funds, amounts in a

Reserve Account, or payments on mortgages held pending distribution to Certificateholders. The Non-REMIC Certificates should not be "residential loans made by the taxpayer" for purposes of the residential loan requirement of
Section 593(g)(4)(B) of the Code.

       TAXATION OF NON-REMIC CERTIFICATES UNDER STRIPPED BOND RULES. The federal income tax treatment of the Non-REMIC Certificates will depend on whether they are subject to the rules of section 1286 of the Code (the "stripped bond rules"). The Non-REMIC Certificates will be subject to those rules if stripped interest-only Certificates are issued. In addition, whether or not stripped interest-only Certificates are issued, the Internal Revenue Service may contend that the stripped bond rules apply on the ground that the Master Servicer's servicing fee, or other amounts, if any, paid to (or retained by) the Master Servicer or its affiliates, as specified in the applicable Prospectus Supplement, represent greater than an arm's length consideration for servicing the Mortgage Loans. In Revenue Ruling 91-46, the Internal Revenue Service concluded that retained interest in excess of reasonable compensation for servicing is treated as a "stripped coupon" under the rules of Code Section 1286.

       If interest retained for the Master Servicer's servicing fee or other interest is treated as a "stripped coupon," the Non-REMIC Certificates will either be subject to the original issue discount rules or the market discount rules. A holder of a Non-REMIC Certificate will account for any discount on the Non-REMIC Certificate (other than an interest treated as a "stripped coupon") as market discount rather than original issue discount if either (i) the amount of original issue discount with respect to the Non-REMIC Certificate was treated as zero under the original issue discount DE MINIMIS rule when the Non-REMIC Certificate was stripped or (ii) no more than 100 basis points (including any amount of servicing in excess of reasonable servicing) is stripped off from the Mortgage Loans. If neither of the above exceptions applies, the original issue discount rules will apply to the Non-REMIC Certificates. See "REMIC Regular Interests-Current Income on REMIC Regular Interests-Original Issue Discount" and "-Market Discount" above.

       If the original issue discount rules apply, the holder of a Non-REMIC Certificate (whether a cash or accrual method taxpayer) will be required to report interest income from the Non-REMIC Certificate in each taxable year equal to the income that accrues on the Non-REMIC Certificate in that year calculated under a constant yield method based on the yield of the Non-REMIC Certificate (or, possibly, the yield of each Mortgage Loan underlying such Non-REMIC Certificate) to such holder. Such yield would be computed at the rate that, if used in discounting the holder's share of the payments on the Mortgage Loans, would cause the present value of those payments to equal the price at which the holder purchased the Non-REMIC Certificate. With respect to certain categories of debt instruments, Section 1272(a)(6) of the Code requires that original issue discount be accrued based on a prepayment assumption determined in a manner prescribed by forthcoming regulations. It is unclear whether such regulations would apply this rule to the Non-REMIC Certificates, whether Section 1272(a)(6) might apply to the Non-REMIC Certificates in the absence of such regulations, or whether the Internal Revenue Service could require use of a reasonable prepayment assumption based on other tax law principles. If required to report interest income on the Non-REMIC Certificates to the Internal Revenue Service under the stripped bond rules, it is anticipated that the Trustee will calculate the yield of the Non-REMIC Certificates based on a representative initial offering price of the Non-REMIC Certificates and a reasonable assumed rate of prepayment of the Mortgage Loans (although such yield may differ from the yield to any particular holder that would be used in calculating the interest income of such holder). The Prospectus Supplement for each series of Non-REMIC Certificates will describe the prepayment assumption that will be used for this purpose, but no representation is made that the Mortgage Loans will prepay at that rate or at any other rate.

       In the case of a Non-REMIC Certificate acquired at a price equal to the principal amount of the Mortgage Loans allocable to the Non-REMIC Certificate, the use of a reasonable prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a Non-REMIC Certificate acquired at a discount or premium (that is, at a price less than or greater than such principal amount, respectively), the use of a reasonable prepayment assumption would increase or decrease such yield, and thus accelerate or decelerate the reporting of interest income, respectively.

       If a Mortgage Loan is prepaid in full, the holder of a Non-REMIC Certificate acquired at a discount or premium generally will recognize ordinary income or loss equal to the difference between the portion of the prepaid principal amount of the Mortgage Loan that is allocable to the Non-REMIC Certificate and the portion of the adjusted basis of the Non-REMIC Certificate (see "Sales of Non-REMIC Certificates" below) that is allocable to the Mortgage Loan.

       Non-REMIC Certificates of certain series ("Variable Rate Non-REMIC Certificates") may provide for a Pass-through Rate based on the weighted average of the interest rates of the Mortgage Loans held by the Trust Fund, which interest rates may be fixed or variable. In the case of a Variable Rate Non-REMIC Certificate that is subject to the original issue discount rules, the daily portions of original issue discount generally will be calculated in the same manner as discussed above except the principles discussed in "REMIC Regular Certificates-Current Income on REMIC Regular Certificates-Original Issue Discounts-Variable Rate REMIC Regular Certificates" will be applied.

       TAXATION OF NON-REMIC CERTIFICATES IF STRIPPED BOND RULES DO NOT APPLY. If the stripped bond rules do not apply to a Non-REMIC Certificate, then the holder will be required to include in income its share of the interest payments on the Mortgage Loans in accordance with its tax accounting method. In addition, if the holder purchased the Non-REMIC Certificate at a discount or premium, the holder will be required to account for such discount or premium in the manner described below, as if it had purchased the Mortgage Loans directly. The treatment of any discount will depend on whether the discount with respect to the Mortgage Loans is original issue discount as defined in the Code and, in the case of discount other than original issue discount, whether such other discount exceeds a DE MINIMIS amount. In the case of original issue discount, the holder (whether a cash or accrual method taxpayer) will be required to report as additional interest income in each month the portion of such discount that accrues in that month, calculated based on a constant yield method. In general it is not anticipated that the amount of original issue discount to be accrued in each month, if any, will be significant relative to the interest paid currently on the Mortgage Loans. However, original issue discount could arise with respect to a Mortgage Loan ("ARM") that provides for interest at a rate equal to the sum of an index of market interest rates and a fixed number. The original issue discount for ARMs generally will be determined under the principals discussed in "REMIC Regular Certificates-Current Income on REMIC Regular Certificates-Original Issue Discount-Variable Rate REMIC Regular Certificates."

       If discount on the Mortgage Loans other than original issue discount exceeds a DE MINIMIS amount (described below), the holder will also generally be required to include in income in each month the amount of such discount accrued through such month and not previously included in income, but limited, with respect to the portion of such discount allocable to any Mortgage Loan, to the amount of principal on such Mortgage Loan received by the Trust Fund in that month. Because the Mortgage Loans will provide for monthly principal payments, such discount may be required to be included in income at a rate that is not significantly slower (and, under certain circumstances, faster) than the rate at which such discount accrues (and therefore at a rate not significantly slower than the rate at which such discount would be included in income if it were original issue discount). The holder may elect to accrue such discount under a constant yield method based on the yield of the Non-REMIC Certificate to such holder. In the absence of such an election, it may be necessary to accrue such discount under a more rapid straight-line method. Under the DE MINIMIS rule, market discount with respect to a Non-REMIC Certificate will be considered to be zero if it is less than the product of (i) 0.25% of the principal amount of the Mortgage Loans allocable to the Non-REMIC Certificate and (ii) the weighted average life (determined using complete years) of the Mortgage Loans remaining at the time of purchase of the Non-REMIC Certificate. See "REMIC Regular Certificates-Current Income on REMIC Regular Certificates-Market Discount."

       If a holder purchases a Non-REMIC Certificate at a premium, such holder may elect under Section 171 of the Code to amortize, as an offset to interest income, the portion of such premium that is allocable to a Mortgage Loan under a constant yield method based on the yield of the Mortgage Loan to such holder, provided that such Mortgage Loan was originated after September 27, 1985. Premium allocable to a Mortgage Loan originated on or before that date should be allocated among the principal payments on the Mortgage Loan and allowed as an ordinary deduction as principal payments are made or, perhaps, upon termination.

       It is not clear whether the foregoing adjustments for discount or premium would be made based on the scheduled payments on the Mortgage Loans or taking account of a reasonable prepayment assumption.

       If a Mortgage Loan is prepaid in full, the holder of a Non-REMIC Certificate acquired at a discount or premium will recognize ordinary income or loss equal to the difference between the portion of the prepaid principal amount of the Mortgage Loan that is allocable to the Non-REMIC Certificate and the portion of the adjusted basis of the Non-REMIC Certificate (see "Sales of Non-REMIC Certificates" below) that is allocable to the Mortgage Loan.

       SALES OF NON-REMIC CERTIFICATES. A holder that sells a Non-REMIC Certificate will recognize gain or loss equal to the difference between the amount realized in the sale and its adjusted basis in the Non-REMIC Certificate. In general, such adjusted basis will equal the holder's cost for the Non-REMIC Certificate, increased by the amount of any income previously reported with respect to the Non-REMIC Certificate and decreased by the amount of any losses previously reported with respect to the Non-REMIC Certificate and the amount of any distributions received thereon. Any such gain or loss generally will be capital gain or loss if the assets underlying the Non-REMIC Certificate were held as capital assets, except that, for a Non-REMIC Certificate to which the stripped bond rules do not apply and that was acquired with more than a DE MINIMIS amount of discount other than original issue discount (see "Taxation of Non-REMIC Certificates if Stripped Bond Rules Do Not Apply" above), such gain will be treated as ordinary interest income to the extent of the portion of such discount that accrued during the period in which the seller held the Non-REMIC Certificate and that was not previously included in income.

       FOREIGN INVESTORS. A holder of a Non-REMIC Certificate who is not a "United States person" (as defined below) and is not subject to federal income tax as a result of any direct or indirect connection to the United States other than its ownership of a Non-REMIC Certificate will not be subject to United States income or withholding tax in respect of payments of interest or original issue discount on a Non-REMIC Certificate to the extent attributable to Mortgage Loans that were originated after July 18, 1984, provided that the holder complies to the extent necessary with certain identification requirements (including delivery of a statement, signed by the holder of the Non-REMIC Certificate under penalties of perjury, certifying that such holder is not a United States person and providing the name and address of such holder). Proposed Treasury regulations, which would be effective with respect to payments made after December 31, 1997 if adopted in their current form, would provide alternative certification requirements and means by which a holder of Non-REMIC Certificates could claim the exemption from federal income and withholding tax. Interest or original issue discount on a Non-REMIC Certificate attributable to Mortgage Loans that were originated prior to July 19, 1984 will be subject to a 30% withholding tax (unless such tax is reduced or eliminated by an applicable tax treaty). For these purposes, the term "United States person" means a citizen or a resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, an estate the income of which is subject to United States federal income taxation regardless of its source, and a trust for which one or more United States fiduciaries have the authority to control all substantial decisions and for which a court of the United States can exercise primary supervision over the trust's administration. For years beginning before January 1, 1997, the term "United States person" shall include a trust whose income is includible in gross income for United States federal income taxation regardless of source, in lieu of trusts just described, unless the trust elects to have its United States status determined under the criteria described in the previous sentence for tax years ending after August 20, 1996.

TAXABLE MORTGAGE POOLS

       Effective January 1, 1992, certain entities classified as "taxable mortgage pools" are subject to corporate level tax on their net income. A "taxable mortgage pool" is generally defined as an entity that meets the following requirements: (i) the entity is not a REMIC (or, after September 1, 1997 a FASIT, as defined in Section 860L of the Code), (ii) substantially all of the assets of the entity are debt obligations, and more than 50 percent of such debt obligations consists of real estate mortgages (or interests therein), (iii) the entity is the obligor under debt obligations with two or more maturities, and (iv) payments on the debt obligations on which the entity is the obligor bear a relationship to the payments on the debt obligations which the entity holds as assets. With respect to requirement (iii), the Code authorizes the Internal Revenue Service to provide by regulations that equity interests may be treated as debt for purposes of determining whether there are two or more maturities. If a Series of

Non-REMIC Certificates were treated as obligations of a taxable mortgage pool, the Trust Fund would be ineligible to file consolidated returns with any other corporation and could be liable for corporate tax. Treasury regulations do not provide for the recharacterization of equity as debt for purposes of determining whether an entity has issued debt with two maturities, except in the case of transactions structured to avoid the taxable mortgage pool rules.

                              ERISA CONSIDERATIONS

       A fiduciary of a pension, profit-sharing, retirement or other employee benefit plan subject to Title I of ERISA, should consider the fiduciary standards under ERISA in the context of the plan's particular circumstances before authorizing an investment of a portion of such plan's assets in the Certificates. Accordingly, pursuant to Section 404 of ERISA, such fiduciary should consider among other factors (i) whether the investment is for the exclusive benefit of plan participants and their beneficiaries; (ii) whether the investment satisfies the applicable diversification requirements; (iii) whether the investment is in accordance with the documents and instruments governing the plan; and (iv) whether the investment is prudent, considering the nature of the investment. Fiduciaries of plans also should consider ERISA's prohibition on improper delegation of control over, or responsibility for, plan assets.

       In addition, benefit plans subject to ERISA, as well as individual retirement accounts or certain types of Keogh plans not subject to ERISA but subject to Section 4975 of the Code (each, a "Plan"), are prohibited from engaging in a broad range of transactions involving Plan assets and persons having certain specified relationships to a Plan ("parties in interest" and "disqualified persons"). Such transactions are treated as "prohibited transactions" under Sections 406 of ERISA and excise taxes are imposed upon such persons by Section 4975 of the Code. The Seller, Bear, Stearns & Co. Inc., each Master Servicer or other servicer, any Pool Insurer, any Special Hazard Insurer, the Trustee, and certain of their affiliates might be considered "parties in interest" or "disqualified persons" with respect to a Plan. If so, the acquisition, holding or disposition of Certificates by or on behalf of such Plan could be considered to give rise to a "prohibited transaction" within the meaning of ERISA and the Code unless an exemption is available. Furthermore, if an investing Plan's assets were deemed to include the Mortgage Assets and not merely an interest in the Certificates, transactions occurring in the management of Mortgage Assets might constitute prohibited transactions and the fiduciary investment standards of ERISA could apply to the assets of the Trust Fund, unless an administrative exemption applies.

       In DOL Regulation '2510.3-101 (the "Regulation"), the U.S. Department of Labor has defined what constitutes Plan assets for purposes of ERISA and Section 4975 of the Code. The Regulation provides that if a Plan makes an investment in an "equity interest" in an entity, the assets of the entity will be considered the assets of such Plan unless certain exceptions apply. The Seller can give no assurance that the Certificates will qualify for any of the exceptions under the Regulation. As a result, the Mortgage Assets may be considered the assets of any Plan which acquires a Certificate, unless some administrative exemption is available.

       The U.S. Department of Labor has issued an administrative exemption, Prohibited Transaction Class Exemption 83-1 ("PTCE 83-1"), which, under certain conditions, exempts from the application of the prohibited transaction rules of ERISA and the excise tax provisions of Section 4975 of the Code transactions involving a Plan in connection with the operation of a "mortgage pool" and the purchase, sale and holding of "mortgage pool pass-through certificates." A "mortgage pool" is defined as an investment pool, consisting solely of interest bearing obligations secured by first or second mortgages or deeds of trust on single-family residential property, property acquired in foreclosure and undistributed cash. A "mortgage pool pass-through certificate" is defined as a certificate which represents a beneficial undivided interest in a mortgage pool which entitles the holder to pass-through payments of principal and interest from the Mortgage Loans.

       For the exemption to apply, PTCE 83-1 requires that (i) the Seller and the Trustee maintain a system of insurance or other protection for the Mortgage Loans and the property securing such Mortgage Loans, and for indemnifying holders of Certificates against reductions in pass-through payments due to defaults in loan payments or property damage in an amount at least equal to the greater of 1% of the aggregate principal balance of the Mortgage Loans, or 1% of the principal balance of the largest covered pooled Mortgage Loan; (ii) the Trustee may not be an affiliate of the Seller; and (iii) the payments made to and retained by the Seller in connection with the Trust Fund, together with all funds inuring to its benefit for administering the Trust Fund, represent no more than "adequate consideration" for selling the Mortgage Loans, plus reasonable compensation for services provided to the Trust Fund.

       In addition, PTCE 83-1 exempts the initial sale of Certificates to a Plan with respect to which the Seller, the Special Hazard Insurer, the Pool Insurer, the Master Servicer, or other servicer, or the Trustee is a party in interest if the Plan does not pay more than fair market value for such Certificate and the rights and interests evidenced by such Certificate are not subordinated to the rights and interests evidenced by other Certificates of the same pool. PTCE 83-1 also exempts from the prohibited transaction rules any transactions in connection with the servicing and operation of the Mortgage Pool, provided that any payments made to the Master Servicer in connection with the servicing of the Trust Fund are made in accordance with a binding agreement, copies of which must be made available to prospective investors.

       In the case of any Plan with respect to which the Seller, the Master Servicer, the Special Hazard Insurer, the Pool Insurer, or the Trustee is a fiduciary, PTCE 83-1 will only apply if, in addition to the other requirements:
(i) the initial sale, exchange or transfer of Certificates is expressly approved by an independent fiduciary who has authority to manage and control those plan assets being invested in Certificates; (ii) the Plan pays no more for the Certificates than would be paid in an arm's length transaction; (iii) no investment management, advisory or underwriting fee, sale commission, or similar compensation is paid to the Seller with regard to the sale, exchange or transfer of Certificates to the Plan; (iv) the total value of the Certificates purchased by such Plan does not exceed 25% of the amount issued; and (v) at least 50% of the aggregate amount of Certificates is acquired by persons independent of the Seller, the Trustee, the Master Servicer, and the Special Hazard Insurer or Pool Insurer.

       Before purchasing Certificates, a fiduciary of a Plan should confirm that the Trust Fund is a "mortgage pool," that the Certificates constitute "mortgage pool pass-through certificates," and that the conditions set forth in PTCE 83-1 would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in PTCE 83-1, the Plan fiduciary should consider the availability of any other prohibited transaction exemptions. The Plan fiduciary also should consider its general fiduciary obligations under ERISA in determining whether to purchase any Certificates on behalf of a Plan.

       In addition to PTCE 83-1, the U.S. Department of Labor has issued an individual exemption, Prohibited Transaction Exemption 90-30 ("PTE 90-30"), to Bear, Stearns & Co. Inc., which is applicable to Certificates which meet its requirements whenever Bear, Stearns & Co. Inc. or its affiliate is the sole underwriter, manager or co-manager of an underwriting syndicate, or is the selling or placement agent. PTE 90-30 generally exempts certain transactions from the application of certain of the prohibited transaction provisions of ERISA and the Code provided that certain conditions set forth in PTE 90-30 are satisfied. The exempted transactions include certain transactions relating to the servicing and operation of investment trusts holding assets of the following general categories: single and multifamily residential or commercial mortgages, motor vehicle receivables, consumer or commercial receivables and guaranteed government mortgage pool certificates and the purchase, sale and holding of mortgage-backed or asset- backed pass-through certificates representing beneficial ownership interests in the assets of such investment trusts.

       PTE 90-30 sets forth seven general conditions which must be satisfied for a transaction involving the purchase, sale and holding of the Certificates to be eligible for exemptive relief thereunder. First, the acquisition of Certificates by certain Plans must be on terms that are at least as favorable to the Plan as they would be in an arm's length transaction with an unrelated party. Second, the rights and interests evidenced by the Certificates must not be subordinated to the rights and interests evidenced by other certificates of the same trust. Third, the Certificates at the time of acquisition by the Plan must be rated in one of the three highest generic rating categories by Standard & Poor's Structured Rating Group, Moody's Investors Service Inc., Duff & Phelps Credit Rating Co. or Fitch Investors Services, L.P. ("National Credit Rating Agencies"). Fourth, the Trustee cannot be an affiliate of any member of the "Restricted Group" which consists of any underwriter as defined in PTE 90-30, the Seller, the Master Servicer, each servicer, the Pool Insurer, the Special Hazard Insurer and any obligor with respect to obligations or receivables constituting more than 5% of the aggregate unamortized principal balance of the obligations or receivables as of the date of initial issuance of the Certificates. Fifth, the sum of all payments made to and retained by such underwriters must represent not more than reasonable compensation for underwriting the Certificates; the sum of all payments made to and retained by the Seller pursuant to the assignment of the obligations or receivables to the related Trust Fund must represent not more than the fair market value of such obligations; and the sum of all payments made to and retained by the Master Servicer and any servicer must represent not more than reasonable compensation for such person's services under the Trust Agreement and reimbursement of such person's reasonable expenses in connection therewith. Sixth, (i) the investment pool consists only of assets of the type enumerated in the exemption and which have been included in other investment pools; (ii) certificates evidencing interests in such other investment pools have been rated in one of the three highest generic rating categories by one of the National Credit Rating Agencies for at least one year prior to a Plan's acquisition of certificates; and (iii) certificates evidencing interests in such other investment pools have been purchased by investors other than Plans for at least one year prior to a Plan's acquisition of certificates. Finally, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act of 1933, as amended. The Seller assumes that only Plans which are accredited investors under the federal securities laws will be permitted to purchase the Certificates.

       If the general conditions of PTE 90-30 are satisfied, such exemption may provide an exemption from the restrictions imposed by ERISA and the Code in connection with the direct or indirect sale, exchange, transfer, holding or the direct or indirect acquisition or disposition in the secondary market of the Certificates by Plans. However, no exemption is provided from the restrictions of ERISA for the acquisition or holding of a Certificate on behalf of an "Excluded Plan" by any person who is a fiduciary with respect to the assets of such Excluded Plan. For purposes of the Certificates, an Excluded Plan is a Plan sponsored by any member of the Restricted Group. In addition, each Plan's investment in each class of Certificates cannot exceed 25% of the outstanding Certificates in the class, and after the Plan's acquisition of the Certificates, no more than 25% of the assets over which the fiduciary has investment authority are invested in Certificates of a trust containing assets which are sold or serviced by the same entity. Finally, in the case of initial issuance (but not secondary market transactions), at least 50% of each class of Certificates, and at least 50% of the aggregate interests in the trust, must be acquired by persons independent of the Restricted Group.

       Before purchasing a Certificate in reliance on any of these exemptions or any other exemption, a fiduciary of a Plan should itself confirm that requirements set forth in such exemption would be satisfied.

       One or more exemptions may be available, with respect to certain prohibited transactions to which neither PTCE 83-1 nor PTE 90-30 is applicable, depending in part upon the type of Plan fiduciary making the decision to acquire Certificates and the circumstances under which such decision is made, including, but not limited to PTCE 90-1 (regarding investments by insurance company pooled separate accounts), PTCE 91-38 (regarding investments by bank collective investments funds), PTCE 84-14 (regarding transactions effected by "qualified professional asset managers"), PTCE 95-60 (regarding investments by insurance company general accounts) and PTCE 96-23 (regarding transactions effected by "in-house asset managers"). However, even if the conditions specified in either of these exemptions are met, the scope of the relief provided by these exemptions might or might not cover all acts which might be construed as prohibited transactions.

       Any Plan fiduciary considering whether to purchase a Certificate on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to such investment.

       Each Prospectus Supplement will contain information concerning considerations relating to ERISA and the Code that are applicable to the related Certificates.

                                LEGAL INVESTMENT

SMMEA

       Unless otherwise indicated in the related Prospectus Supplement and for so long as they are rated in one of the two highest rating categories by a least one nationally recognized statistical rating organization, the Certificates will constitute "mortgage related securities" for purposes of SMMEA, and as such, absent state legislation described below, will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, life insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulation to the same extent that under applicable law obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for such entities. Under SMMEA, if a state enacted legislation prior to October 4, 1991 specifically limiting the legal investment authority of any such entities with respect to "mortgage related securities," the Certificates will constitute legal investments for entities subject to such legislation only to the extent provided therein. Certain states adopted legislation which limits the ability of insurance companies domiciled in these states to purchase mortgage-related securities, such as the Certificates.

       SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with Certificates without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in Certificates, and national banks may purchase Certificates for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C.
(section mark) 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe. In this connection, federal credit unions should review the National Credit Union Administration ("NCUA") Letter to Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which included guidelines to assist federal credit unions in making investment decisions for mortgage related securities, and the NCUA's regulation "Investment and Deposit Activities" (12 C.F.R. Part 703), (whether or not the class of Certificates under consideration for purchase constitutes a "mortgage related security").

FFIEC POLICY STATEMENT

       The Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the Comptroller of the Currency and the Office of Thrift Supervision have adopted the Federal Financial Institutions Examination Council's Supervisory Policy Statement on Securities Activities (the "Policy Statement"). Although the National Credit Union Administration has not yet adopted the Policy Statement, it has adopted other regulations affecting mortgage-backed securities and is expected to consider adoption of the Policy Statement. The Policy Statement, among other things, places responsibility on a depository institution to develop and monitor appropriate policies and strategies regarding the investment, sale and trading of securities and restricts an institution's ability to engage in certain types of transactions.

       The Policy Statement and any applicable modifications or supplements thereto should be reviewed prior to the purchase of any Certificates by a depository institution. The summary of the Policy Statement contained herein does not purport to be complete and should not be relied upon for purposes of making any regulatory determinations. In addition, any regulator may adopt modifications or supplements to the Policy Statement or additional restrictions on the purchase of mortgage-backed or other securities. Investors are urged to consult their own legal advisors prior to making any determinations with respect to the Policy Statement or other regulatory requirements.

       The Policy Statement provides that a "high-risk mortgage security" is not suitable as an investment portfolio holding for a depository institution. A high-risk mortgage security must be reported in the trading account at market value or as an asset held for sale at the lower of cost or market value and generally may only be acquired to reduce an institution's interest rate risk. However, an institution with strong capital and earnings and adequate liquidity that has a closely supervised trading department is not precluded from acquiring high-risk mortgage securities for trading purposes.

       A depository institution must ascertain and document prior to purchase and no less frequently than annually thereafter that a nonhigh-risk mortgage security held for investment remains outside the high-risk category. If an institution is unable to make these determinations through internal analysis, it must use information derived from a source that is independent of the party from whom the product is being purchased. The institution is responsible for ensuring that the assumptions underlying the analysis and resulting calculations are reasonable.

Reliance on analyses and documentation from a securities dealer or other outside party without internal analyses by the institution is unacceptable.

       In general, a high-risk mortgage security is a mortgage derivative product possessing greater price volatility than a benchmark fixed rate 30-year mortgage-backed pass-through security. Mortgage derivative products include CMOs, REMICs, CMO and REMIC residuals and stripped mortgage-backed securities. A mortgage derivative product that, at the time of purchase or at a subsequent testing date, meets any one of three tests will be considered a high-risk mortgage security. When the characteristics of a mortgage derivative product are such that the first two tests cannot be applied (such as interest-only strips), the mortgage derivative product remains subject to the third test.

       The three tests of a high-risk mortgage security are as follows: (i) the mortgage derivative product has an expected weighted average life greater than
10.0 years; (ii) the expected weighted average life of the mortgage derivative product: (a) extends by more than 4.0 years, assuming an immediate and sustained parallel shift in the yield curve of plus 300 basis points, or (b) shortens by more than 6.0 years, assuming an immediate and sustained parallel shift in the yield curve of minus 300 basis points; and (iii) the estimated change in the price of the mortgage derivative product is more than 17%, due to an immediate and sustained parallel shift in the yield curve of plus or minus 300 basis points.

       When performing the price sensitivity test, the same prepayment assumptions and same cash flows that were used to estimate average life sensitivity must be used. The discount rate assumptions should be determined by
(i) assuming that the discount rate for the security equals the yield on a comparable average life U.S. Treasury security plus a constant spread, (ii) calculating the spread over Treasury rates from the bid side of the market for the mortgage derivative product, and (iii) assuming the spread remains constant when the Treasury curve shifts up or down 300 basis points. Discounting the cash flows by their respective discount rates estimates a price in the plus or minus 300 basis point environments. The initial price must be determined by the offer side of the market and used as the base price from which the 17% price sensitivity test will be measured.

       Generally, a floating-rate debt class will not be subject to the average life and average life sensitivity tests described above if it bears a rate that, at the time of purchase or at a subsequent testing date, is below the contractual cap on the instrument. An institution may purchase interest rate contracts that effectively uncap the instrument. For purposes of the Policy Statement, a CMO floating-rate debt class is a debt class whose rate adjusts at least annually on a one-for-one basis with the debt class's index. The index must be a conventional, widely-used market interest rate index such as the London Interbank Offered Rate ("LIBOR"). Inverse floating rate debt classes are not included in the definition of a floating rate debt class.

       Securities and other products, whether carried on or off balance sheet (such as CMO swaps but excluding servicing assets), having characteristics similar to those of high-risk mortgage securities, will be subject to the same supervisory treatment as high-risk mortgage securities. Long-maturity holdings of zero coupon, stripped and deep discount OID products which are disproportionately large in relation to the total investment portfolio or total capital of a depository institution are considered an imprudent investment practice. Long-maturity generally means a remaining maturity exceeding 10 years.

GENERALLY

       There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase Certificates, to purchase Certificates representing more than a specified percentage of the investor's assets, or to purchase certain types of Certificates, such as residual interests or stripped mortgage-backed securities. Investors should consult their own legal advisors in determining whether and to what extent the Certificates constitute legal investments for such investors and comply with any other applicable requirements.

                             METHOD OF DISTRIBUTION

       The Certificates offered hereby and by the Prospectus Supplements will be offered in Series. The distribution of the Certificates may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. If so specified in the related Prospectus Supplement, the Certificates will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by Bear, Stearns & Co. Inc. ("Bear, Stearns"), an affiliate of the Seller, acting as underwriter with other underwriters, if any, named therein. In such event, the Prospectus Supplement may also specify that the underwriters will not be obligated to pay for any Certificates agreed to be purchased by purchasers pursuant to purchase agreements acceptable to the Seller. In connection with the sale of the Certificates, underwriters may receive compensation from the Seller or from purchasers of the Certificates in the form of discounts, concessions or commissions. The Prospectus Supplement will describe any such compensation paid by the Seller.

       Alternatively, the Prospectus Supplement may specify that the Certificates will be distributed by Bear, Stearns acting as agent or in some cases as principal with respect to Certificates that it has previously purchased or agreed to purchase. If Bear, Stearns acts as agent in the sale of Certificates, Bear, Stearns will receive a selling commission with respect to each Series of Certificates, depending on market conditions, expressed as a percentage of the aggregate principal balance of the Certificates sold hereunder as of the Cut-off Date. The exact percentage for each Series of Certificates will be disclosed in the related Prospectus Supplement. To the extent that Bear, Stearns elects to purchase Certificates as principal, Bear, Stearns may realize losses or profits based upon the difference between its purchase price and the sales price. The Prospectus Supplement with respect to any Series offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between the Seller and purchasers of Certificates of such Series.

       The Seller will indemnify Bear, Stearns and any underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments Bear, Stearns and any underwriters may be required to make in respect thereof.

       In the ordinary course of business, Bear, Stearns and the Seller may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of the Seller's Mortgage Loans pending the sale of such Mortgage Loans or interests therein, including the Certificates.

       The Seller anticipates that the Certificates will be sold primarily to institutional investors. Purchasers of Certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with reoffers and sales by them of Certificates. Holders of Certificates should consult with their legal advisors in this regard prior to any such reoffer or sale.

                                 LEGAL MATTERS

       The legality of the Certificates of each Series, including certain federal income tax consequences with respect thereto, will be passed upon for the Seller by Stroock & Stroock & Lavan LLP, 180 Maiden Lane, New York, New York 10038.

                             FINANCIAL INFORMATION

       A new Trust Fund will be formed with respect to each Series of Certificates and no Trust Fund will engage in any business activities or have any assets or obligations prior to the issuance of the related Series of Certificates. Accordingly, no financial statements with respect to any Trust Fund will be included in this Prospectus or in the related Prospectus Supplement.

                                     RATING

       It is a condition to the issuance of the Certificates of each Series offered hereby and by the Prospectus Supplement that they shall have been rated in one of the four highest rating categories by the nationally recognized statistical rating agency or agencies specified in the related Prospectus Supplement.

       Ratings on mortgage pass-through certificates address the likelihood of receipt by certificateholders of all distributions on the underlying mortgage loans. These ratings address the structural, legal and issuer-related aspects associated with such certificates, the nature of the underlying mortgage loans and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by mortgagors or of the degree by which such prepayments might differ from those originally anticipated. As a result, certificateholders might suffer a lower than anticipated yield, and, in addition, holders of stripped pass-through certificates under certain scenarios might fail to recoup their underlying investments.

       A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                                    GLOSSARY

       Unless the context indicates otherwise, the following terms shall have the meanings set forth on the page indicated below:

TERM                                                                                                        PAGE
Accounts.................................................................................................     30
APR......................................................................................................      6
ARM......................................................................................................     81
Accrual Certificates.....................................................................................     32
Agency Securities........................................................................................      1
Agreement................................................................................................      9
Available Funds..........................................................................................     31
Basis Risk Shortfall.....................................................................................     64
Bear, Stearns............................................................................................     88
Bankruptcy Bond..........................................................................................     12
Buydown Funds............................................................................................     65
Buydown Loans............................................................................................      5
CMO......................................................................................................      7
Capitalized Interest Account.............................................................................      9
Cede.....................................................................................................     35
Certificateholders.......................................................................................      1
Certificate Account......................................................................................     47
Certificate Register.....................................................................................     31
Certificates.............................................................................................      1
Charter Act..............................................................................................     22
Cleanup Costs............................................................................................     64
Code.....................................................................................................     14
Collateral Value.........................................................................................     18
Commission...............................................................................................      2
Contracts................................................................................................      1
Cooperative Loans........................................................................................      1
Cooperatives.............................................................................................      4
Current Principal Amount.................................................................................     33
Cut-off Date.............................................................................................     10
Definitive Certificates..................................................................................     36
Detailed Description.....................................................................................     16
Determination Date.......................................................................................     31
Distribution Dates.......................................................................................      2
DTC......................................................................................................     35
ERISA....................................................................................................     15
Events of Default........................................................................................     54
FDIC.....................................................................................................     28
FHA......................................................................................................      4
FHA Insurance............................................................................................     30
FHA Loans................................................................................................     20
FHLMC....................................................................................................      1
FHLMC Act................................................................................................     23
FHLMC Certificate group..................................................................................     23
FHLMC Certificates.......................................................................................      7
FNMA.....................................................................................................      1
FNMA Certificates........................................................................................      6

FTC Rule.................................................................................................     62
GNMA.....................................................................................................      1
GNMA Certificates........................................................................................      6
GNMA Issuer..............................................................................................     20
Garn-St Germain Act......................................................................................     62
Guaranty Agreement.......................................................................................     20
HUD......................................................................................................     25
Housing Act..............................................................................................     20
Indirect Participant.....................................................................................     35
Insurance Proceeds.......................................................................................     47
Insured Expenses.........................................................................................     47
Lender...................................................................................................      1
LIBOR....................................................................................................     87
Liquidation Expenses.....................................................................................     47
Liquidation Proceeds.....................................................................................     47
Loan-to-Value Ratio......................................................................................     18
Lower Tier REMIC.........................................................................................     74
Manufactured Homes.......................................................................................     20
Manufacturer's Invoice Price.............................................................................     18
Master Servicer..........................................................................................      1
Mortgage.................................................................................................     45
Mortgage Assets..........................................................................................      1
Mortgage Loans...........................................................................................      4
Mortgage Pool............................................................................................      4
Mortgage Rate............................................................................................      5
Mortgaged Property.......................................................................................     16
Mortgagors...............................................................................................     32
Multifamily Loans........................................................................................      1
Multiple Variable Rate REMIC Regular Certificate.........................................................     70
National Credit Rating Agencies..........................................................................     84
NCUA.....................................................................................................     86
Non-REMIC Certificates...................................................................................     15
OID Regulations..........................................................................................     66
Participants.............................................................................................     35
Pass-Through Rate........................................................................................      2
Plan.....................................................................................................     83
PMBS Agreement...........................................................................................     25
PMBS Issuer..............................................................................................      8
PMBS Servicer............................................................................................      8
PMBS Trustee.............................................................................................      8
Percentage Interests.....................................................................................     54
Permitted Investments....................................................................................     42
Policy Statement.........................................................................................     86
Pool Insurance Policy....................................................................................     12
Pool Insurer.............................................................................................     37
Pre-Funding Account......................................................................................      8
Pre-Funded Amount........................................................................................      8
Pre-Funding Period.......................................................................................      8
Prepayment Assumption....................................................................................     67
Presumed Single Qualified Floating Rate..................................................................     69
Presumed Single Variable Rate............................................................................     70
Primary Insurance Policy.................................................................................     16
Primary Insurer..........................................................................................     51
Principal Prepayments....................................................................................     33
Private Mortgage-Backed Securities.......................................................................      1

Protected Account........................................................................................     46
PTCE 83-1................................................................................................     83
PTE 90-30................................................................................................     84
Purchase Price...........................................................................................     29
REMIC....................................................................................................      1
REMIC Certificates.......................................................................................     65
REMIC Regular Certificates...............................................................................     14
REMIC Regulations........................................................................................     65
REMIC Residual Certificates..............................................................................     14
Rating Agency............................................................................................     13
Record Date..............................................................................................     31
Refinance Loan...........................................................................................     18
Regulation...............................................................................................     83
Relief Act...............................................................................................     63
Reserve Account..........................................................................................      2
Restricted Group.........................................................................................     84
Retained Interest........................................................................................     30
RICs.....................................................................................................     74
REIT.....................................................................................................     74
SMMEA....................................................................................................     13
Seller...................................................................................................      1
Senior Certificates......................................................................................      9
Single Family Loans......................................................................................      1
Single Variable Rate REMIC Regular Certificate...........................................................     70
Special Hazard Insurance Policy..........................................................................     12
Special Hazard Insurer...................................................................................     38
Sub-Servicer.............................................................................................     13
Sub-Servicing Agreement..................................................................................     48
Subordinated Certificates................................................................................      9
Superlien................................................................................................     64
Tiered REMICs............................................................................................     66
Title V..................................................................................................     63
Trust Fund...............................................................................................      1
Trustee..................................................................................................      1
UCC......................................................................................................     35
United States person.....................................................................................     77
VA.......................................................................................................      4
VA Guarantees............................................................................................     30
VA Loans.................................................................................................     20
Variable Rate Non-REMIC Certificates.....................................................................     81
Variable Rate REMIC Regular Certificate..................................................................     69
Yield Supplement Agreement...............................................................................     65

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      NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY
INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THIS OFFERING OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY BSMSI OR THE UNDERWRITER. THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS DO NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE CERTIFICATES OFFERED HEREBY NOR AN OFFER OF SUCH CERTIFICATES TO ANY PERSON IN ANY STATE OR OTHER JURISDICTION IN WHICH SUCH OFFER WOULD BE UNLAWFUL. THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS AT ANY TIME DOES NOT IMPLY THAT INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.
      UNTIL 90 DAYS AFTER THE DATE OF THIS PROSPECTUS SUPPLEMENT, ALL DEALERS EFFECTING TRANSACTIONS IN THE CERTIFICATES OFFERED HEREBY, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND THE PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.
                               ----------------
                               TABLE OF CONTENTS
                             PROSPECTUS SUPPLEMENT

                                                          PAGE
                                                          -----
Summary of Terms   ....................................    S-5
Description of the Mortgage Loans .....................    S-29
The Master Servicer   .................................    S-35
Description of the Certificates   .....................    S-37
Yield and Prepayment Considerations  ..................    S-53
The Pooling and Servicing Agreement  ..................    S-60
Federal Income Tax Considerations .....................    S-73
ERISA Considerations  .................................    S-74
Legal Investment   ....................................    S-75
Restrictions on Purchase and Transfer of the Residual
   Certificates .......................................    S-76
Method of Distribution   ..............................    S-76
Legal Matters   .......................................    S-77
Rating ................................................    S-77
Index of Principal Definitions ........................    S-79
Annex A --  Certain Characteristics of the Mortgage
Loans  ................................................    A-1
                                   PROSPECTUS
Prospectus Supplement .................................      2
Available Information .................................      2
Incorporation of Certain Documents By Reference  ......      2
Reports to Certificateholders  ........................      3
Summary of Terms   ....................................      4
The Trust Fund  .......................................     16
Use of Proceeds .......................................     26
The Seller   ..........................................     27
Mortgage Loan Program .................................     27
Description of the Certificates   .....................     30
Credit Enhancement ....................................     36
Yield and Prepayment Considerations  ..................     42
The Pooling and Servicing Agreement  ..................     45
Certain Legal Aspects of the Mortgage Loans   .........     56
Certain Federal Income Tax Consequences ...............     64
ERISA Considerations  .................................     82
Legal Investment   ....................................     85
Method of Distribution   ..............................     87
Legal Matters   .......................................     87
Financial Information .................................     87
Rating ................................................     87
Glossary  .............................................     89

                                 $357,066,358
                                 (Approximate)







                                 BEAR STEARNS
                           MORTGAGE SECURITIES INC.






                             MORTGAGE PASS-THROUGH
                                 CERTIFICATES,
                                 SERIES 1997-6






            -------------------------------------------------------
                             PROSPECTUS SUPPLEMENT
            -------------------------------------------------------
                           BEAR, STEARNS & CO. INC.








                               DECEMBER 26, 1997





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